Exhibit 99.15

CONSOLIDATED BALANCE SHEET

Assets	31/12/2015	31/12/2014
10. Cash and cash equivalents	324,395	329,394
20. Financial assets held for trading	15,065	67,762
40. Financial assets available for sale	3,803,770	3,037,414
60. Loans to banks	1,220,489	754,732
70. Loans to customers	21,472,616	23,682,831
80. Hedging derivatives	54,730	201,525
100. Equity investments	92,536	92,482
120. Property and equipment	783,816	769,760
130. Intangible assets	78,062	116,148
of which Goodwill	19,942	57,145
140. Tax assets	2,145,389	2,032,517
a) current	1,186,602	1,034,463
b) deferred	958,787	998,054
of which under Law no. 214/2011	647,443	753,312
150. Non-current assets held for sale and discontinued operations	—	6,854,768
160. Other assets	307,988	370,227

Total assets	30,298,856	38,309,560

EUR/000

Liabilities and shareholders’ equity	31/12/2015	31/12/2014
10. Due to banks	2,824,957	1,877,094
20. Due to customers	15,536,566	17,332,987
30. Securities issued	7,327,427	8,121,888
40. Financial liabilities held for trading	4,824	11,667
50. Financial liabilities designated at fair value through profit and loss	557,795	964,726
60. Hedging derivatives	220,628	515,252
80. Tax liabilities	18,303	24,421
a) current	6,735	12,891
b) deferred	11,568	11,530
90. Liabilities associated to non-current assets held for sale and discontinued operations	—	6,474,615
100. Other liabilities	922,239	640,768
110. Employee termination indemnities	72,235	82,588
120. Allowances for risks and charges:	324,830	446,011
a) post-employment benefits	244,932	393,563
b) other allowances	79,898	52,448
140. Valuation reserves	(198,017)	(190,025)
170. Reserves	(832,387)	(426,348)
180. Share premium reserves	811,949	368,856
190. Share capital	2,791,422	2,576,863
200. Treasury shares (-)	(15,572)	(20,283)
210. Minority interests (+/-)	33,398	52,071
220. Net profit (loss) for the year (+/-)	(101,741)	(543,591)

Total liabilities and shareholders’ equity	30,298,856	38,309,560

EUR/000

CONSOLIDATED INCOME STATEMENT

Items	2015	2014 (*)
10. Interest and similar income	681,703	842,586
20. Interest and similar expense	(347,271)	(444,941)

30. Net Interest Income	334,432	397,645

40. Fee and commission income	310,054	309,370
50. Fee and commission expense	(46,209)	(54,349)

60. Net fee and commission income	263,845	255,021

70. Dividends and similar income	15,349	18,265
80. Net profit (loss) from trading	(2,533)	5,316
90. Net profit (loss) from hedging	(4,697)	1,925
100. Profits (losses) on disposal or repurchase of:	79,544	90,821
a) loans	(48)	2,617
b) financial assets available for sale	76,723	85,651
d) financial liabilities	2,869	2,553
110. Profits (losses) on financial assets/liabilities designated at fair value	(137)	367

120. Net interest and other banking income	685,803	769,360

130. Net losses/recoveries on impairment of:	(271,672)	(674,383)
a) loans	(286,066)	(650,438)
b) financial assets available for sale	(1,796)	(1,452)
d) other financial activities	16,190	(22,493)

140. Net income from banking activities	414,131	94,977

170. Net income from banking and insurance activities	414,131	94,977

180. Administrative expenses	(660,606)	(683,342)
a) personnel expenses	(354,157)	(419,472)
b) other administrative expenses	(306,449)	(263,870)
190. Net provisions for risks and charges	(10,069)	(5,629)
200. Net adjustments to/recoveries on property and equipment	(21,764)	(20,994)
210. Net adjustments to/recoveries on intangible assets	(27,810)	(29,450)
220. Other operating income/expense	98,839	108,379

230. Operating expenses	(621,410)	(631,036)

240. Profits (losses) on investments in associates and companies subject to joint control	6,644	4,940
260. Impairment on goodwill	(57,145)	(15,919)
270. Profits (losses) on disposal of investments	25	(179)

280. Profit (loss) before tax from continuing operations	(257,755)	(547,217)

290. Taxes on income from continuing operations	82,255	163,098

300. Profit (loss) after tax from continuing operations	(175,500)	(384,119)

310. Profits (loss) after tax from discontinued operations	71,216	(162,823)

320. Net Profit (Loss)	(104,284)	(546,942)

330. Minority interests	(2,543)	(3,351)

340. Net profit (loss) for the year attributable to the Parent Company	(101,741)	(543,591)

Earnings Per Share (in EUR)
- Basic	-0.218	-8.848
- Diluted	-0.218	-8.848

EUR/000

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”. Basic and diluted earnings per share were restated to take account of the reverse stock split affected in 2015.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

			Change
	2015	2014 (*)	Absolute	%
10 PROFIT (LOSS) FOR THE PERIOD	(104,284)	(546,942)	442,658	(80.9)

Other comprehensive income after tax not reversed in profit or loss
40 Actuarial profits (losses) on defined benefit plans	5,806	(57,577)	63,383	...
50 Non-current assets classified as held for sale	454	(522)	976	...
60 Share of valuation reserves of equity investments valued at equity	—	(40)	40	(100.0)
Other comprehensive income after tax reversed in profit or loss
90 Cash flow hedges	15,298	(43,949)	59,247	...
100 Financial assets available for sale	4,516	4,662	(146)	(3.1)
110 Non-current assets classified as held for sale	(68,526)	38,956	(107,482)	...
130 Total other comprehensive income after tax	(42,452)	(58,470)	16,018	(27.4)

140 COMPREHENSIVE INCOME (Item 10+130)	(146,736)	(605,412)	458,676	(75.8)

150 Consolidated comprehensive income attributable to minority interests	(2,476)	(3,779)	1,303	(34.5)

160 Consolidated comprehensive income attributable to the Parent Company	(144,260)	(601,633)	457,373	(76.0)

EUR/000

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

Statement of Changes in Consolidated Shareholders’ Equity

	(EUR/000)
	Amounts as at 31/12/2014	Change in opening balances	Amounts as at 01/01/2015	Allocation of profit (loss) from prior year		Changes in the year									Group shareholders’ equity as at 31/12/2015	Non-controlling interests as at 31/12/2015
				Reserves	Dividends and other payout	Changes in reserves	Transactions on shareholders’ equity
							Issuance of new shares	Purchase of treasury shares	Extraordinary distribution of dividends	Changes in equity instruments	Derivatives on treasury shares	Stock options (1)	Changes in equity interests	Comprehensive income for the period
Share capital:	2,615,068	—	2,615,068	—	—	—	214,569	—	—	—	—	—	(9,841)	—	2,791,422	28,374
a) ordinary shares	2,614,421	—	2,614,421	—	—	—	215,130	—	—	—	—	—	(9,841)	—	2,791,336	28,374
b) other shares	647	—	647	—	—	—	(561)	—	—	—	—	—	—	—	86	—
Share premium reserve	384,647		384,647	(1,496)	—	(173,500)	616,593	—	—	—	—	—	(5,604)	—	811,949	8,691
Reserves:	(424,492)	—	(424,492)	(545,446)	—	138,701	—	—		—	—	(620)	(1,560)	—	(832,387)	(1,030)
a) from profits	(476,537)	—	(476,537)	(545,446)	—	138,701	—	—	—	—	—	—	(1,560)	—	(883,812)	(1,030)
b) other	52,045		52,045	—	—	—	—	—	—	—	—	(620)	—	—	51,425	—
Valuation reserves	(190,455)	—	(190,455)	—	—	34,799	—	—				—	(3)	(42,452)	(198,017)	(94)
Equity instruments	—	—	—	—	—	—	—	—	—	—		—	—	—	—	—
Treasury shares	(20,283)	—	(20,283)	—	—	—	4,711	—	—	—	—	—	—	—	(15,572)	—
Profit (loss) for the period	(546,942)	—	(546,942)	546,942	—	—	—	—	—	—	—	—	—	(104,284)	(101,741)	(2,543)
Group shareholders’ equity	1,765,472	—	1,765,472	—	—	—	835,863	—		—	—	(620)	(801)	(144,260)	2,455,654	X
Minority interests	52,071	—	52,071	—	—	—	10	—	—	—	—	—	(16,207)	(2,476)	X	33,398

(1)	The ‘stock options’ column shows the effects from the Stock Grant Plan in place with the Chief Executive Officer.

Statement of Changes in Consolidated Shareholders’ Equity

	(EUR/000)
	Amounts as at 31/12/2013	Change in opening balances	Amounts as at 01/01/2014	Allocation of profit (loss) from prior year		Changes in the year									Group shareholders’ equity as at 31/12/2014	Non-controlling interests as at 31/12/2014
				Reserves	Dividends and other payout	Changes in reserves	Transactions on shareholders’ equity
							Issuance of new shares	Purchase of treasury shares	Advances on dividends	Extraordinary distribution of dividends	Changes in equity instruments	Derivatives on treasury shares	Stock options (1)	Total comprehensive income as at 31/12/2014
Share capital:	2,211,525	—	2,211,525	(1)	—	—	403,544	—	—	—	—	—	—	—	2,576,863	38,205
a) ordinary shares	2,208,971	—	2,208,971	(1)	—	—	405,451	—	—	—	—	—	—	—	2,576,216	38,205
b) other shares	2,554	—	2,554	—	—	—	(1,907)	—	—	—	—	—	—	—	647	—
Share premium reserve	1,046,124		1,046,124	(1,030,333)		—	368,856	—							368,856	15,791
Reserves:	307,512	—	307,512	(737,902)	—	9,516	(3,900)	—		—	—	—	282	—	(426,348)	1,856
a) from profits	223,072	—	223,072	(709,418)	—	9,809	—	—	—	—	—	—	—	—	(477,978)	1,441
b) other	84,440		84,440	(28,484)	—	(293)	(3,900)	—	—	—	—	—	282	—	51,630	415
Valuation reserves (2)	(123,952)	—	(123,952)	(8,480)	—	447	—	—					—	(58,470)	(190,025)	(430)
Equity instruments	—	—	—	—	—	—	—	—	—	—	—		—	—	—	—
Advances on dividends	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Treasury shares	(21,282)	—	(21,282)	—	—	—	999	—	—	—	—	—	—	—	(20,283)	—
Net profit (loss) for the period	(1,776,708)	—	(1,776,708)	1,776,716	(8)	—	—	—	—	—	—	—	—	(546,942)	(543,591)	(3,351)
Group shareholders’ equity	1,587,381	—	1,587,381	—	—	9,943	769,499	—		—	—	—	282	(601,633)	1,765,472	X
Minority interests	55,838	—	55,838	—	(8)	20	—	—	—	—	—	—	—	(3,779)	X	52,071

(1)	The ‘stock options’ column shows the effects from the Stock Grant Plan in place with the Chief Executive Officer.
(2)	The item includes Valuation reserves on financial assets held for sale for an amount of EUR 62,144 thousand.

CONSOLIDATED STATEMENT OF CASH FLOWS

CONSOLIDATED STATEMENT OF CASH FLOWS

Direct method

	Amount
A. OPERATIONS	31/12/15	31/12/14 (*)
1. Cash flow from (used in) operations	172,293	81,192

- interest income received (+)	638,212	836,899
- interest expense paid (-)	(423,846)	(533,072)
- dividend and similar income (+)	15,349	18,265
- net fees and commissions (+/-)	274,338	264,580
- personnel costs (-)	(297,124)	(374,262)
- net insurance premiums collected	—	—
- other insurance revenues and expenses (-)	—	—
- other costs (-)	(412,537)	(356,517)
- other income (+)	234,994	232,795
- taxes and duties (-)	(32,669)	(147,004)
- costs/revenues from groups of assets held for sale after tax (+/-)	175,576	139,508

2. Cash flow from (used in) financial assets	1,064,951	3,233,474

- financial assets held for trading	46,149	57,538
- financial assets designated at fair value	(14,454)	85,804
- financial assets available for sale	(809,117)	2,807,030
- loans to customers	2,513,650	481,380
- loans to banks: on demand	84,913	257,040
- loans to banks: other	(684,517)	130,150
- other assets	(71,673)	(585,468)

3. Cash flow from (used in) financial liabilities	(2,254,207)	(4,052,785)

- due to banks: on demand	(600,675)	(7,681,210)
- due to banks: other	1,551,926	1,488,085
- due to customers	(2,151,150)	2,881,493
- securities issued	(768,697)	(993,471)
- financial liabilities held for trading	(116,774)	39,372
- financial liabilities designated at fair value	(393,434)	(65,246)
- other liabilities	224,597	278,192

Net cash flow from (used in) operations	(1,016,963)	(738,119)

B. INVESTMENT ACTIVITIES

1. Cash flow from	242,579	6,819

- sale of equity investments	—	—
- dividends collected on equity investments	7,104	4,021
- sale/reimbursement of financial assets held to maturity	—	—
- sale of property and equipment	2,931	2,798
- sale of intangible assets	—	—
- sale of subsidiaries and business branches	232,544	—

2. Cash flow used in	(38,828)	(44,947)

- purchase of equity investments	(515)	(60)
- purchase of financial assets held to maturity	—	—
- purchase of property and equipment	(12,213)	(21,427)
- purchase of intangible assets	(26,099)	(23,460)
- purchase of subsidiaries and business branches	(1)	—

Net cash flow from (used in) investment activities	203,751	(38,128)

C. FUNDING ACTIVITIES

- issue/purchase of treasury shares	806,082	768,500
- issue/purchase of equity instruments	—	—
- distribution of dividends and other purposes	—	(8)

Net cash flow from (used in) funding activities	806,082	768,492

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR	(7,130)	(7,755)

KEY: (+) from; (-) used in

Figures in EUR/000

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

RECONCILIATION

	Amount
Items	31/12/15	31/12/2014
Cash and cash equivalents at the beginning of the year	331,525	339,280

Net increase (decrease) in cash and cash equivalents during the year	(7,130)	(7,755)

Cash and cash equivalents: effect of changes in exchange rates

Cash and cash equivalents at the end of the year	324,395	331,525

(*)	The balances of the year reflect, with respect to those published, the effects of the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

Total cash and cash equivalents at end of 2014 also includes the amounts from companies held for sale totaling EUR 2,131 thousand.

Restatement of balances of the prior period in compliance with the provisions of IFRS 5, Non-current Assets Held for Sale and Discontinued Operations

This chapter provides a detailed restatement of Consolidated Income Statement, Consolidated Statement of Comprehensive Income and Consolidated Statement of Cash Flows for the year ending 31 December 2014 as a result of the resolutions of the Board of Directors to no longer consider the shareholdings in Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. (previously posted among the assets held for sale pursuant to IFRS 5) as assets held for sale, thus confirming them as part of the scope of the Banca Carige Group.

CONSOLIDATED INCOME STATEMENT

INCOME STATEMENT (EUR/000)

	2014 PUBLISHED	Application of IFRS 5	2014 RESTATED
10 - INTEREST AND SIMILAR INCOME	795,229	47,357	842,586
20 - INTEREST AND SIMILAR EXPENSE	(441,632)	(3,309)	(444,941)

30 - NET INTEREST INCOME	353,597	44,048	397,645

40 - FEE AND COMMISSION INCOME	296,139	13,231	309,370
50 - FEE AND COMMISSION EXPENSE	(50,897)	(3,452)	(54,349)

60 - NET FEE AND COMMISSION INCOME	245,242	9,779	255,021

70 - DIVIDENDS AND SIMILAR INCOME	18,265	—	18,265
80 - NET PROFIT (LOSS) FROM TRADING	4,926	390	5,316
90 - NET PROFIT (LOSS) FROM HEDGING	2,031	(106)	1,925
100 - PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE OF:	90,488	333	90,821
a) loans	2,623	(6)	2,617
b) financial assets available for sale	85,138	513	85,651
d) financial liabilities	2,727	(174)	2,553
110 - PROFITS (LOSSES) ON FINANCIAL ASSETS/LIABILITIES DESIGNATED AT FAIR VALUE	367	—	367

120 - NET INTEREST AND OTHER BANKING INCOME	714,916	54,444	769,360

130 - NET LOSSES/RECOVERIES ON IMPAIRMENT OF:	(669,433)	(4,950)	(674,383)
a) loans	(645,527)	(4,911)	(650,438)
b) financial assets available for sale	(1,452)	—	(1,452)
d) other financial activities	(22,454)	(39)	(22,493)

140 - NET INCOME FROM BANKING ACTIVITIES	45,483	49,494	94,977

170 - NET INCOME FROM BANKING AND INSURANCE ACTIVITIES	45,483	49,494	94,977

180 - ADMINISTRATIVE EXPENSES:	(660,815)	(22,527)	(683,342)
a) personnel expenses	(411,503)	(7,969)	(419,472)
b) other administrative expenses	(249,312)	(14,558)	(263,870)
190 - NET PROVISIONS FOR RISKS AND CHARGES	(5,629)	—	(5,629)
200 - NET ADJUSTMENTS TO/ RECOVERIES ON PROPERTY AND EQUIPMENT	(20,801)	(193)	(20,994)
210 - NET ADJUSTMENTS TO/ RECOVERIES ON INTANGIBLE ASSETS	(28,593)	(857)	(29,450)
220 - OTHER OPERATING INCOME/EXPENSE	102,380	5,999	108,379

230 - OPERATING EXPENSES	(613,458)	(17,578)	(631,036)

240 - PROFITS (LOSSES) ON INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL	4,940	—	4,940
260 - IMPAIRMENT ON GOODWILL	(15,919)	—	(15,919)
270 - PROFITS (LOSSES) ON DISPOSAL OF INVESTMENTS	(179)	—	(179)

280 - PROFIT (LOSS) BEFORE TAX FROM CONTINUING OPERATIONS	(579,133)	31,916	(547,217)

290 - TAXES ON INCOME FROM CONTINUING OPERATIONS	170,897	(7,799)	163,098

300 - PROFIT (LOSS) AFTER TAX FROM CONTINUING OPERATIONS	(408,236)	24,117	(384,119)

310 - PROFIT (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS	(138,706)	(24,117)	(162,823)

320 - NET PROFIT (LOSS)	(546,942)	—	(546,942)

330 - MINORITY INTERESTS	(3,351)	—	(3,351)

340 - NET PROFIT (LOSS) FOR THE YEAR ATTRIBUTABLE TO THE PARENT COMPANY	(543,591)	—	(543,591)

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	2014 PUBLISHED	Application of IFRS 5	2014 RESTATED
10 Profit (loss) for the period	(546,942)	—	(546,942)

Other comprehensive income after tax not reversed in profit or loss
40 Actuarial profits (losses) on defined benefit plans	(57,549)	(28)	(57,577)
50 Non-current assets classified as held for sale	(551)	29	(522)
60 Share of valuation reserves of equity investments valued at equity	(40)	—	(40)
Other comprehensive income after tax reversed in profit or loss
90 Cash flow hedges	(43,948)	(1)	(43,949)
100 Financial assets available for sale	4,791	(129)	4,662
110 Non-current assets classified as held for sale	38,827	129	38,956
130 Total other comprehensive income after tax	(58,470)	—	(58,470)

140 COMPREHENSIVE INCOME (Item 10+130)	(605,412)	—	(605,412)

150 Consolidated comprehensive income attributable to minority interests	(3,779)	—	(3,779)

160 Total consolidated comprehensive income attributable to the Parent Company	(601,633)	—	(601,633)

EUR/000

CONSOLIDATED STATEMENT OF CASH FLOWS

Direct method
Items	31/12/2014	Application of IFRS 5	31/12/2014 restated
A. OPERATIONS

1. Cash flow from (used in) operations	81,192	—	81,192

- interest income received (+)	793,936	42,963	836,899
- interest expense paid (-)	(531,172)	(1,900)	(533,072)
- dividend and similar income (+)	18,265	—	18,265
- net fee and commission income (+/-)	248,921	15,659	264,580
- personnel expenses (-)	(368,190)	(6,072)	(374,262)
- net insurance premiums collected	—	—	—
- other insurance revenues and expenses (-)	—	—	—
- other costs (-)	(341,185)	(15,332)	(356,517)
- other income (+)	227,631	5,164	232,795
- tax expenses (-)	(142,986)	(4,018)	(147,004)
- costs/revenues from groups of assets held for sale after tax (+/-)	175,972	(36,464)	139,508

2. Cash flow from (used in) financial assets	3,233,474	—	3,233,474

- financial assets held for trading	57,538	—	57,538
- financial liabilities designated at fair value through profit and loss	85,804	—	85,804
- financial assets available for sale	2,807,030	—	2,807,030
- loans to customers	481,380	—	481,380
- loans to banks: on demand	257,040	—	257,040
- loans to banks: others	130,150	—	130,150
- other assets	(585,468)	—	(585,468)

3. Cash flow from (used in) financial liabilities	(4,052,785)	—	(4,052,785)

- due to banks: on demand	(7,681,210)	—	(7,681,210)
- due to banks: others	1,488,085	—	1,488,085
- due to customers	2,881,493	—	2,881,493
- securities issued	(993,471)	—	(993,471)
- financial liabilities held for trading	39,372	—	39,372
- financial liabilities designated at fair value through profit and loss	(65,246)	—	(65,246)
- other liabilities	278,192	—	278,192

Net cash flow from (used in) operations	(738,119)	—	(738,119)

B. INVESTMENT ACTIVITIES		—

1. Cash flow from	6,819	—	6,819

- sale of equity investments	—	—	—
- dividends collected on equity investments	4,021	—	4,021
- sale/reimbursement of financial assets held to maturity	—	—	—
- sale of property, plant and equipment	2,798	—	2,798
- sale of intangible assets	—	—	—
- sales of business units	—	—	—

2. Cash flow used in	(44,947)	—	(44,947)

- purchase of equity investments	(60)	—	(60)
- purchase of financial assets held to maturity	—	—	—
- purchase of property, plant and equipment	(21,427)	—	(21,427)
- purchase of intangible assets	(23,460)	—	(23,460)
- purchase of business units	—	—	—

Net cash flow from (used in) investment activities	(38,128)	—	(38,128)

C. FUNDING ACTIVITIES		—

- issue/purchase of treasury shares	768,500	—	768,500
- issue/purchase of equity instruments	—	—	—
- dividend distribution and other purposes	(8)	—	(8)

Net cash flow from (used in) funding activities	768,492	—	768,492

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING THE YEAR	(7,755)	—	(7,755)

KEY: (+) from; (-) used in

EUR/000

A.1 – INTRODUCTION

SECTION 1

Statement of compliance with international accounting standards

The consolidated financial statements of the Banca Carige Group, approved by the Board of Directors during its meeting of 3 March 2016, were prepared in accordance with the International Accounting Principles IAS/IFRSs and related interpretations (SIC/IFRIC) as issued by the International Accounting Standards Board (IASB), endorsed by the European Commission and effective as at the close of these Financial Statements. Please refer to the Annexes section of the financial statements for a list of the international accounting principles and related interpretations (SIC/IFRIC) endorsed and effective for the financial statements as at 31 December 2015.

SECTION 2

Preparation criteria

The consolidated financial statements refer to the Parent Company Banca Carige and other Group companies, as defined in the terms indicated in Section 3 - Scope and methods of consolidation, which have adopted the accounting standards indicated in Part A2 concerning the main items of the accounts.

The Banca Carige Group Consolidated Financial Statements were prepared in accordance with the general principles of IAS 1 and guidance contained in Bank of Italy Circular no. 262 of 22 December 2005, 4th update of 15 December 2015. More specifically:

•	Consolidated Balance Sheet, Consolidated Income Statement and Consolidated Explanatory Notes.

With reference to the Balance Sheet and Income Statement, no accounts were recognised if there was no amount for either this or the previous financial reporting year.

With regard to the Explanatory Notes, the tables were compiled only for the applicable items. In the Income Statement (statements and Explanatory Notes) revenues are indicated without a +/- sign, whereas costs are indicated in brackets.

•	Consolidated Statement of Comprehensive Income

In addition to the profit for the year, the statement of comprehensive income presents other profit components, split into items with and without reversal to profit or loss. No accounts are recognised in this statement if there was no amount for either this or the previous financial year; negative amounts are indicated in brackets.

•	Statement of changes in consolidated shareholders’ equity

The Statement of changes in shareholders’ equity illustrates the breakdown and changes in shareholders’ equity for the current and previous years.

The items are broken down into the Group’s and minority interests’ shares of changes in shareholders’ equity.

•	Consolidated Statement of Cash Flows

The Statement of Cash Flows was prepared using the direct method.

•	Reporting currency and rounding

The financial statements and explanatory notes are expressed in thousands of euros.

In rounding off, the amount of items, sub-items and “of which” equal to or lower than EUR 500 are ignored; amounts greater than EUR 500 are rounded up to the nearest thousand. The rounded-off figures of each item are obtained by summing the rounded-off sub-items. The algebraic sum of differences from these roundings is shown under “Other assets/liabilities” in the Balance sheet and under “Other operating income/expenses” in the income statement.

In rounding off, the amounts in the Explanatory Notes equal to or lower than EUR 500 are ignored; amounts greater than EUR 500 are rounded up to the nearest thousand. Rounding off of the figures contained in the Explanatory Notes should in any case be performed in such a way as to ensure consistency with the amounts presented in the Balance Sheet and Income Statement.

•	Going concern

Document no. 2 of 6 February 2009 jointly issued by the Bank of Italy, Consob and ISVAP, as subsequently amended, suggests that it is advisable for the information concerning the going concern assumption to be provided in a single section of the Financial Statements. Thus, in line with the foregoing, provided in this paragraph are the items of information based on which the Directors reasonably expect that the Group will continue in operational existence for the foreseeable future and used the going concern basis in preparing the Financial Statements. In particular, the Directors’ assessment about whether the going concern assumption is appropriate was based on:

•	implementation of the capital plan submitted to the ECB following the Comprehensive Assessment in the terms laid down therein;

•	compliance with the minimum consolidated capital requirement of 11.25% in terms of Common Equity Tier 1 Ratio (CET1 Ratio) required by the ECB in the SREP Decision of 20/11/2015, reduced compared to the previous requirement of 11.50% notified in March 2015, which may be revised again in the light of a structural reduction in the NPL share of the Group’s total assets. As at 31 December 2015 the CET1 Ratio was 12.2%;

•	compliance with the Liquidity Coverage Ratio of 90% required by the ECB[1]. As at 31 December 2015 the indicator was 140% and remained well above the 90% requirement of the ECB in the SREP Decision even in the presence of a reduction caused by the high tensions on deposits recorded in the Italian banking system in the first months of 2016.

On the basis of the above and taking account of the contents of the section Subsequent Events with regard to the ECB’s letter dated 19/2/2016, Directors are of the opinion that, on the basis of the available information, the Group has the current and forward-looking ability to comply with the capital requirements which will be imposed at any given time by the Supervisory Authority within the framework of the Supervisory Review and Evaluation Process (SREP).

[1]	It is reminded that the minimum level of LCR laid down in the current legislation for 2016 is 70%.

Therefore, the Financial statements were prepared based on the assumption of business continuity since the uncertain climate arising from the current economic scenario affords no doubt as to the company’s ability to continue operating as a going concern.

•	Accrual basis of accounting

Expenses and revenues are recognised, regardless of their monetary settlement date, according to the accrual and matching principles.

•	Consistency of presentation

Presentation and classification of items are kept consistent from one year to another to ensure comparability unless changes are required by an IFRS or interpretation or it is clear that another presentation or classification would be more appropriate for the reliable and material presentation of information. When the presentation or classification of items is changed, the corresponding amounts are restated accordingly, unless this is not feasible, and a description of the nature and reasons for the restatement is given.

•	Materiality and aggregation

Each material class of similar items was presented separately in the Financial statements. Items of a different nature or with different allocation were recognised separately, unless they were considered irrelevant.

•	Netting

Assets, liabilities, costs and revenues are not netted, unless required or permitted by an international accounting standard or interpretation or if this is expressly required by the financial statements in use for banks.

•	Comparative figures

Comparative information is provided for the previous period for all figures recorded in the financial statements based on the provisions of IAS 1.

The profit and loss data relating to the balances for the prior period were restated on the basis of the provisions set forth by IFRS 5 in case of amendments to a disposal plan (Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. are no longer considered as groups of assets held for sale).

Additional information is also provided when considered appropriate. The Financial statements also comply with the articles of the Italian Civil Code and corresponding provisions of the Consolidated Law on Finance (TUF) applicable to reporting obligations for listed companies (Article 2428, Italian Civil Code), auditing (Article 2409-bis, Italian Civil Code) and publication of financial statements (Article 2435, Italian Civil Code).

SECTION 3

Scope and methods of consolidation

1. Equity investments in wholly owned subsidiaries

The scope of consolidation changed with respect to that used for the preparation of the financial statements as at 31/12/2014 following the sale on 5/6/2015 of the investments in Carige Assicurazioni S.p.A. and Carige Vita Nuova S.p.A.. The disposal also involved removal from the scope of consolidation for the companies Dafne Immobiliare S.r.l, I.H. Roma S.r.l and Assi 90 S.r.l because they were controlled by the companies sold. It should also be noted that the SPV Lanterna Finance Srl, which was established to implement a multi-originator self-securitisation (mortgages transferred by the Group’s Banks, with the exception of Banca Cesare Ponti, and junior and senior securities repurchased by the transferring banks themselves) was included in the scope of consolidation (albeit 5% owned, but for which provisions of IFRS 10 are applicable).

Also note that, during the year, the investments in Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A. increased, respectively, from 95.90% and 90.00% to 100% following the transfers made upon completion of the share capital increase with consideration, exempt from the pre-emptive rights of the Fondazione Agostino de Mari Cassa di Risparmio di Savona and the Fondazione Cassa di Risparmio di Carrara. Subsequently, as already stated, the following companies were merged by absorption into Banca Carige: Cassa di Risparmio di Savona, Cassa di Risparmio di Carrara, Columbus Carige Immobiliare and Immobiliare Carisa. The merger by absorption had no impact on net equity and consolidated profit (loss).

1. Equity investments in wholly owned subsidiaries

1. Equity investments in wholly owned subsidiaries

	Operating office	Registered office	Type of relationship (1)	Shareholding relationship		Voting rights % (2) (3)
Company name				held by	Shareholding %	Actual %	Potential %
A. Companies
A.1 Consolidated line-by-line
Banking Group
1. Banca CARIGE SpA	Genoa	Genoa
2. Banca CARIGE Italia SpA	Genoa	Genoa	1	A1.1	100.00
3. Banca del Monte di Lucca SpA	Lucca	Lucca	1	A1.1	60.00
4. Banca Cesare Ponti SpA	Milan	Milan	1	A1.1	100.00
5. Creditis Servizi Finanziari SpA	Genoa	Genoa	1	A1.1	100.00
6. Centro Fiduciario C.F. SpA	Genoa	Genoa	1	A1.1	96.95
7. Argo Mortgage 2 Srl	Genoa	Genoa	1	A1.1	60.00
8. Carige Covered Bond Srl	Genoa	Genoa	1	A1.1	60.00
9. Carige Covered Bond 2 Srl	Genoa	Genoa	1	A1.1	60.00
10. Lanterna Finance Srl (4)	Genoa	Genoa	4	A1.1	5.00

Key

(1)	Type of relationship:

1 = majority of voting rights at ordinary shareholders’ meetings

2 = dominant influence at ordinary shareholders’ meetings

3 = agreements with other shareholders

4 = other forms of control

5 = unified management pursuant to art. 26, paragraph 1 of Legislative Decree 87/92

6 = unified management pursuant to art. 26, paragraph 2 of Legislative Decree 87/92

(2)	Voting rights available at ordinary shareholders’ meetings, both actual and potential

(3)	Value entered only if other than the percentage of ownership

(4)	Self-securitisation SPV, controlled under the requirements of IFRS 10.

As regards the scope of business, subsidiaries can be divided into banking institutions (Banca Carige S.p.A, Banca Carige Italia S.p.A, Banca del Monte di Lucca S.p.A, Banca Cesare Ponti S.p.A.), consumer credit companies (Creditis Servizi Finanziari SpA), trust companies (Centro Fiduciario C.F. SpA.), special-purpose vehicle for securitisations (Argo Mortgage 2 Srl), special-purpose vehicle for self-securitisations (Lanterna Finance Srl), special-purpose vehicles for the issuance of covered bonds (Carige Covered Bond Srl and Carige Covered Bond 2 Srl).

It is noted that the special-purpose vehicles Argo Mortgage 2 Srl, Lanterna Finance Srl, Carige Covered Bond Srl and Carige Covered Bond 2 Srl were all consolidated line by line.

With regard to the securitisation of Banca Carige’s performing loans via Argo Mortgage 2 S.r.l in 2004, considering that the transaction did not fully meet the conditions for all risks and rewards to be substantially transferred to a third party, consolidation also applied to the assets of the segregated asset pool.

As regards to transfers for the issuance of covered bonds, loans were not derecognised from the financial statements of respective transferors as all connected risks and rewards are substantially retained in these transactions.

These Consolidated Financial Statements were prepared using the reporting packages as at 31 December 2015 made available by the Parent Company and the other consolidated entities, as approved by their respective governing bodies and drafted according to the IASs/IFRSs approved and effective as at the reporting date, according to guidance provided by the Parent Company.

2. Significant judgments and assumptions in determining the scope of consolidation

According to the IASs/IFRSs, the scope of consolidation includes all directly or indirectly controlled entities.

The concept of control applied is that outlined in the new IFRS 10—Consolidated financial statements. The companies that were considered to be subsidiaries and therefore included in the scope of line by line consolidation are all those companies in which the Parent Company has all of the following elements:

•	control over the entity in which the investment is held, or sufficient rights that give it the ability to direct the investee’s activities;

•	exposure to positive or negative variable returns, deriving from its involvement with the investee, that vary as a result of the investee’s performance;

•	the ability to use its power over the investee to affect the amount of its returns

All subsidiaries were included in the scope of consolidation. Excluded from the scope of consolidation, however, were non-investees for which shares with voting rights were received on pledge, inasmuch as the guarantee obtained was intended as a credit protection instrument and not as an instrument to exercise influence over the companies in question.

As it was considered to be a subsidiary, the special-purpose vehicle Lanterna Finance Srl, which was established to implement a multi-originator self-securitisation (mortgages transferred from the Group’s Banks, with the exception of Banca Cesare Ponti, and junior and senior securities repurchased by the transferring banks themselves) was included in the scope of consolidation, albeit 5% owned.

At the reporting date, no jointly controlled companies were identified, to which the new IFRS 11—Joint Arrangements applies.

3. Equity investments in wholly-owned subsidiaries with significant minority interests

3.1 Minority interests, availability of votes of minority interests and dividends distributed to minority interests

Company name	Minority interests %	Voting rights held by minority interests % (1)	Dividends paid to minority interests
1. Banca del Monte di Lucca SpA	40.00	40.00	—

(1)	Votes available at ordinary shareholders’ meetings

3.2 Significant non-controlling interests: accounting information

Company Name	Total assets	Cash and cash equivalents	Financial assets	Tangible and intangible assets	Financial liabilities	Shareholders’ equity	Net Interest Income	Net interest and other banking income	Operating expenses	Profit (loss) before tax from continuing operations	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net profit (loss) (1)	Other comprehensive income, after tax (2)	Total comprehensive income (3) = (1)+(2)
3. Banca del Monte Lucca SpA	906,431	11,321	828,512	19,651	797,758	83,464	13,283	21,923	(18,041)	(10,263)	(6,298)	—	(6,298)	168	(6,130)

4. Significant restrictions

No significant restrictions exist on the Group under the requirements of para. 13 of IFRS 12. As at 31 December 2015, no material or legal restrictions or constraints exist that may hinder the prompt transfer of capital resources within the Group. The only existing constraints are the ones that can be traced to (i) regulatory provisions, which may require a minimum amount of own funds or a Liquidity Coverage Ratio (LCR) to be held, and a ban on dividend pay-out, and (ii) the Italian Civil Code provisions on reserves and profit distribution.

5. Other information

Investments in associates, i.e. companies subject to significant influence, were measured at equity.

Equity investments in companies subject to significant influence (consolidated using the equity method)

	Operating office	Registered office	Shareholding relationship		Availability of votes
Company name			held by	Shareholding %	Actual %	Potential %
A. Companies consolidated at equity
1. Autostrada dei Fiori Spa	Savona	Savona	Banca Carige SpA	20.62

With reference to Autostrada dei Fiori SpA, it is noted that the latest reporting package as at 30/09/2015 approved by its Board of Directors was used, pursuant to the IAS/IFRS accounting standards. The Consolidated Income Statement thus reflects the 9-month result of the investee. The misalignment between the reporting date of the Financial Statements and the latest approved Reporting package is explained by the need to comply with the tight deadlines of European supervisory reporting (COREP and FINREP) using the figures approved by the subsidiaries and associates governing bodies.

With reference to companies over which the Group exerts significant influence, measurement at cost was maintained for companies that are not considered value-relevant, in accordance with the general principles set out in the framework.

Equity investments in companies subject to significant influence excluded from the equity method

	Operating office	Registered office	Shareholding relationship		Voting rights %
Company name			held by	Shareholding %	Actual %	Potential %
1. Nuova Erzelli Srl	Genoa	Genoa	Banca Carige SpA	40.00

Illustrated below are the characteristics of the two consolidation methods adopted.

Line-by-line consolidation

Financial statements, prepared using line-by-line consolidation, reflect the capital, economic and financial position of the Group, intended as one business entity. For this purpose four operational steps are required:

•	standardise the accounting policies applied within the scope of consolidation, introducing adjustments as necessary, should a member of the Group have adopted principles other than those used in the consolidated financial statements for similar transactions and events under similar circumstances;

•	aggregate the financial statements of the Parent Company and its subsidiaries line by line. The corresponding values of assets, liabilities, shareholders’ equity, revenues and expenses are then summed up;

•	offset the value of investments in subsidiaries against the corresponding portion of shareholders’ equity for those companies as at the date of their first-time recognition in the consolidated financial statements. At the acquisition date, the fair values of all assets and liabilities acquired are measured and goodwill is determined as required by IFRS 3. Being an intangible asset with an indefinite useful life, goodwill is not amortised: however, its carrying amount is tested for impairment annually or whenever there is an indication that it may have incurred a long-lasting loss in value to verify that its recoverable value remains higher. Negative differences are recognised in the Income Statement. The minority interest share of shareholders’ equity and profit is recognised as a separate item;

•	cancel significant intra-group balance-sheet and profit and loss entries between companies subject to line-by-line consolidation.

Consolidation at equity

Through the equity method, an investment is initially recognised at cost and then adjusted according to changes in the investor’s share of the investee’s shareholders’ equity. The portion of changes in shareholders’ equity resulting from gains or losses of the investee are recognised to “Gains (losses) on investments in associates and companies subject to joint control” in the Income Statement. The shares of changes in shareholders’ equity indicated in the balance sheet of the investee without passing through profit or loss are instead recognised directly to Reserves.

The difference between the cost of the investment and the share of shareholders’ equity acquired is treated using a similar approach to line-by-line consolidation, except that if there is a positive residual difference (goodwill), it is not recognised to its own separate item among intangible assets, and therefore tested separately for impairment, but remains posted under Equity Investments. The entire book value of the investment is tested for impairment by comparing its recoverable value and its carrying amount if there is evidence that the value of the investment has decreased. Any intra-group gains or losses are cancelled.

SECTION 4

Subsequent Events

On 15 January 2016, the ECB notified the Bank of its decision not to approve Carige S.p.A.’s request for authorisation to partially repurchase the “Banca Carige 8.338% perpetual Tier 1” subordinated bond loan, as the conditions set out by regulations in force on the reduction of own funds are not fulfilled.

On 18 January 2016, in compliance with the request received from Consob, Banca Carige informed that the ECB communicated that, in line with the priorities of the Single Supervisory Mechanism for 2016 and as part of the ongoing Supervisory Review and Evaluation Process (SREP), it will conduct a Thematic Review on the strategy, governance, processes and methodologies for the assessment of the non-performing loan portfolio.

On the same date, the Bank also finalised the disposal of the 0.237% shareholding in CartaSi S.p.A. to ICBPI S.p.A., for the overall amount of EUR 2,999,250.00, equal to a unit price of EUR 13.33 per share, which resulted in a gross capital gain of EUR 2,370,949.71.

On 20 January 2016, the Board of Directors of Banca del Monte di Lucca resolved upon the pro-rated transfer to the special-purpose vehicle “Carige Covered Bond S.r.l.” of a maximum group-wide amount of EUR 500 mln in additional eligible assets, pursuant to Decree no. 310 of 14 December 2006 by the Ministry for Economy and Finance, consisting in residential and/or commercial mortgage loans originated or renegotiated by Banca del Monte di Lucca S.p.A., in addition to the EUR 130 mln still available by virtue of the resolution of 17 June 2015; the disposal is potentially to be finalised even before the approval of the Financial Statements as at 2015, by engaging, if needed, the independent auditing firm to certify the mortgage loans granted in 2015 and approve the pro-rated granting of subordinated loans to Carige Covered Bond for the share not covered by the liquidity held by the special-purpose vehicle, for the purchase of the above-mentioned assets, for a maximum amount equal to the value of the assets transferred.

In its meeting of 21 January 2016, the Board of Directors of Banca Carige Italia S.p.A., following its resolution of 25 May 2015, resolved to authorise the disposal of a loan book of residential and commercial mortgages - for a maximum group-wide amount of EUR 500 mln - to Carige Covered Bond S.r.l. under the scope of the covered bond (OBG) issuing programme, approving, at the same time, the pro-rated granting of subordinated loans to the special purpose vehicle for the purchase of the above-mentioned assets, for a maximum amount equal to their value.

On 27 January 2016, as part of the annual revision and updating process of the RAF, as to consider whether new indicators and metrics should be introduced and/or thresholds should be recalibrated, the Board of Directors of Banca Carige S.p.A. resolved that the RAF currently in effect be revised, including Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. within the Group’s scope and verifying the trends of the 2015 balance-sheet and profit and loss statement aggregates; notwithstanding the absence of amendments to the Group’s strategy in the 2015-2019 Business Plan, the foregoing revision may modify the alignment with the desired risk appetite.

On the same date, the Board of Directors - in relation to the notification of infringement of Art. 41 of Legislative Decree no. 213/2007 made in respect of former employees of the Centro Fiduciario C.F. S.p.A., which involves the Subsidiary as being held jointly liable for payment of any sanction that may be imposed to those responsible for the foregoing infringement - having noted that the Subsidiary may not have the sufficient financial and capital reserves as to cover the costs arising from the sanctioning measure at issue, resolved to bear - within the limits of its shareholding - the potential future expense of the administrative sanction, if any, acknowledging that:

•	the material activation of the requirements to cover the costs arising from the sanction, if any, in addition to leaving without prejudice the obligation of the Centro Fiduciario to bring an action of recourse against the individuals possibly identified as responsible for the infringements, remains subject to the prior assessment by the competent corporate functions of the Subsidiary’s risk profile - also relevant for the purposes of Legislative Decree no. 231/2001 - balance-sheet and profit & loss situation and strategic prospects;

•	given that, as at today, Carige S.p.A. holds 96.95% of the share capital of Centro Fiduciario C.F. S.p.A. and that the potential maximum sanction amount (equal to 40% of the value of the non-reported suspicious transaction) is EUR 4,986,169.34, the commitment undertaken by Banca Carige S.p.A. shall be understood as being limited to the maximum amount of EUR

4,834,091.18.

On 28 January 2016, the Executive Committee of Banca Carige S.p.A. resolved to vest the CEO, the Chief Commercial Officer and the General Counsel with the power to severally fulfil all the necessary operational obligations for the completion and execution of the disposal of the stake held by the Bank in Visa Europe Ltd, as well as to provide the Subsidiaries with consistent guidance: this concerns in particular the agreement entered into between Visa Inc. and Visa Europe Ltd in November 2015, regarding the purchase of 100% of the share capital of Visa Europe Ltd for an overall amount of EUR 16.5 bn, to be paid by Visa Inc. partially in cash and partially via the allotment of preferred treasury shares (in addition to EUR 4.7 bn related to an earn-out mechanism); the transaction will be finalised within the first half of 2016.

On 3 February 2016, the Board of Directors of Banca Carige S.p.A approved the 2016 Budget for the Banca Carige Group, which introduces a worst case scenario as an alternative to the baseline scenario.

On 10 February 2016 the Board of Directors of Banca Cesare Ponti S.p.A. approved the 2016 Budget.

In its meeting of 11 February 2016, the Board of Directors of Banca Carige S.p.A., considering that the EUR 1,180 mln first programme of covered bond and the EUR 423 mln LT2 subordinated loan (June 2016) will come to maturity in 2016, and deeming it appropriate to take all suitable actions to guarantee that the Group maintains an adequate level of liquidity and collateral also in the mid term pursuing a strategy of diversification of the Group’s funding sources, resolved to carry out a securitisation, via the disposal of a portfolio of financial lease contracts to a special-purpose vehicle incorporated pursuant to Law no. 130/99, for an amount of approximately EUR 450-600 mln, and expressed its favourable opinion about Subsidiary Creditis Servizi Finanziari S.p.A.’s carrying out a securitisation for an amount of approximately EUR 500 mln, via the disposal of a fifth-of-salary/pension-backed and personal loan portfolio to a special purpose vehicle incorporated pursuant to Italian law no. 130/99.

On 15 February 2016, the disposal of a loan book of 4,030 mortgage contracts, with sales price equal to their book value (EUR 443.4 mln), was finalised.

On 17 February 2016, the Deputy Chairman, Alessandro Repetto, tendered his resignations as Member of the Credit Committee.

In its meeting of 18 February 2016, the Board of Directors of Banca Carige S.p.A., pursuant to Application Criterion 1.C.1, letter g) of the Italian Corporate Governance Code for Listed Companies and to current Bank of Italy’s Supervisory Regulations concerning Corporate Governance, resolved to acknowledge the outcome of the self-assessment process as to the sizing, composition and operating procedures of the Board of Directors and its internal Committees, and the related action plan, which will be briefly reported in the Corporate Governance and Ownership Structure Report for 2015.

On 19 February 2016, the ECB notified Banca Carige of its intention (Draft Decision) to adopt a decision on the “The reduction of risks and the presentation of a plan to restore compliance with supervisory requirements”, pursuant to EU Regulation no. 1024/2013. The Bank replied to the Draft Decision providing comments within the required timelines and reasserting the suitability of its strategies, processes, own funds and liquidity position to face the Bank’s current and future risks even in the new worsening market environment.

The draft decision makes explicit reference to market tensions, particularly in funding, affecting the Italian banking system since the end of November 2015 and requires Banca Carige to prepare its new Funding Plan, to be submitted to the ECB by 31 March 2016. Furthermore, based on the finding that the economic performance of the Bank should still be considered weak despite certain improvements mainly arising from a reduction in the cost of credit and in operating expenses, the draft decision requires the Bank to prepare a new Business Plan adapted to current market circumstances and a medium-term plan containing a reassessment of the Group’s strategic options; the foregoing plans will have to be submitted to the ECB by 31/5/2016. The Group has undertaken to fulfil the EBC’s requirements by the required deadlines.

26 February 2016 saw the conclusion of the targeted access, for Direct Tax ascertainment purposes, to Banca Carige Italia’s dataset, which had started on 5 February 2015, pursuant to and in virtue of Articles 32 and 33 of Presidential Decree no. 600/1973, Articles 57, 62 and 66 of Legislative Decree no. 300 of 30 July 1999, as well as Article 4, paragraph 3 of the ‘Regolamento di Amministrazione’ (Governing rules) of the Italian Revenue Agency, with regard to tax years 2012 and 2013. On the same date, the Official Tax Audit Report was prepared, based on which the Italian Revenue Agency made 2 findings. For additional information see section 14, paragraph 14.8 “Tax disputes” of the Explanatory Notes.

SECTION 5

Other aspects

National tax consolidation option

The Carige Group adopted the “national tax consolidation” option, as regulated by articles 117-129 of the Consolidated Law on Income Tax (Testo Unico delle Imposte sui Redditi - “TUIR”) that was introduced in the Italian tax legislation by Legislative Decree No. 344/2003. It consists of an optional treatment, whereby the total net income or the tax loss of each subsidiary participating in the tax consolidation - together with withheld amounts, deductions and tax credits - are transferred to the parent company, for which a single taxable income or a single reportable tax loss is determined (resulting from the algebraic sum of its own income/losses and of those of the participating subsidiaries) and, consequently, a single tax payable/receivable is calculated.

By virtue of this option, the Parent Company Banca Carige, the other banks of the Group and Creditis Servizi Finanziari S.p.A., which adhered to the “national tax consolidation” regime, determine their share of tax burden and transfer the corresponding taxable income to the Parent Company.

Auditing

The Consolidated Financial Statements are audited by Reconta Ernst & Young S.p.A., in accordance with the Banca Carige Shareholders’ Meeting Resolution of 29 April 2011, which appointed this company for the years from 2012 through 2020.

A.2 – MAIN ITEMS OF THE ACCOUNTS

The accounting standards applied in the preparation of the Consolidated Financial Statements as at 31 December 2015 are illustrated below.

In accordance with regulations, the presentation of financial statements requires that, for each class of assets and liabilities considered, an indication should be provided of the criteria adopted for classification, recognition (initial and subsequent), measurement, cancellation and reporting of income components.

REGULATORY UPDATES

CIRCULAR NO. 262/2005 - BANKS’ FINANCIAL STATEMENTS - 4TH UPDATE OF 15/12/2015

On 15 December 2015 the Bank of Italy published the fourth update to circular No. 262 of 22 December 2005 relating to banks’ financial statements.

In the update, disclosure on “credit quality” in the Explanatory Notes was adapted to the new definitions of Non-performing financial assets, previously introduced in the supervisory reporting of January 2015 and described below, which are in line with the notions of non-performing exposures and forborne exposures established by the European Commission in Regulation 2015/227 on a proposal from the European Banking Authority.

In Part E, Information on risks and hedging policies, the tables in Section 3 “Liquidity Risk” of the Explanatory Notes concerning assets pledged were removed.

Part B Information on the Balance Sheet and Part E Risks and hedging policies of the Explanatory Notes were rationalised in line with the best international practices for the preparation of financial statements, aiming to improve their use and understanding and shorten the drafting times.

The key interventions for rationalisation concern the following tables of the Explanatory Notes: In Part B - “Balance Sheet”:

•	tables describing the annual variations in financial instruments entered in the assets and liabilities of the balance sheet (for example, table 2.3 “Financial assets held for trading: annual changes” in the financial statements).

In Part E – Risks and hedging policies:

•	tables describing the securitisation transactions laid down in Section 1 “Credit risk – C. Securitisation transactions” (for example, tables C.1 “Exposures arising from securitisation transactions broken down by quality of underlying assets”, C.4 “Exposures arising from securitisation transactions broken down by portfolio and type” and C.5 “Total amount of securitised assets underlying junior securities or other forms of credit support” in the financial statements);

•	in Section 1 “Credit risk – Credit quality” of the consolidated financial statements, tables A.1.1. “Breakdown of financial assets by portfolio and credit quality (book values)” and A.1.2 “Breakdown of credit exposure by portfolio and credit quality (gross and net values)”, there is no distinction between “Banking group” and “Other companies”.

The update applies from financial years ending or in progress on 31 December 2015, with the exception of information in the Explanatory notes on the dynamics of gross exposures and adjustments to the values of forborne exposures, due from the financial statements referring to financial years closing or in progress on 31 December 2016.

In 2015 the review and integration of international accounting standards, interpretations or amendments continued, which, partially apply to the financial statements for the year ended 31 December 2015.

In particular, the main items of information deriving from the change to the international accounting standards (IAS/IFRS) and which are applicable as of these financial statements, although with no significant impact on the accounts, include:

•	Annual improvements cycle to IFRS 2010-2012; amendments to: IAS 16 - Property, plant and equipment, IAS 24 - Related Party Disclosures, IAS 37 Provisions, Contingent Liabilities and Contingent Assets, IAS 38 Intangible Assets, IAS 39 Financial Instruments: Recognition and Measurement, IFRS 2 - Share-based Payment, IFRS 3 - Business Combinations and IFRS 8 - Operating Segments (EU Regulation no. 28/2015 of 17/12/2014).

•	Defined benefit plans: employee benefits: amendments to IAS 19 (EU Regulation no. 29/2015 of 17/12/2014).

•	Annual cycle of improvements to IFRS 2011-2013: amendments to: IAS 40 – Investment Property, IFRS 3 – Business Combinations and IFRS 13 – Fair Value Measurement (EU Regulation no. 1361/2014 of 18/12/2014);

It is also reported that in 2015 the following EU Regulations on the application of international accounting standards, interpretations or amendments entering into force from 1 January 2016:

•	Amendments to IAS 16 - Property, plant and equipment, and IAS 41 - Agriculture EU Regulation no. 2113/2015 of 23 November 2015;

•	Amendments to IFRS 11 - Joint arrangements, concerning the accounting of the acquisition of equity investments in activities under joint control: EU Regulation no. 2173/2015 of 24 November 2015;

•	Amendments to IAS 16 - Property, plant and equipment and IAS 38 - Intangible Assets: EU Regulation no. 2231/2015 of 2 December 2015. The acceptable methods of amortization were clarified;

•	Annual cycle of improvements to the 2012-2014 IFRSs: EU Regulation no. (EU) 2343/2015 dated 15/12/2015 adopting the amendments to IFRS 5 - Non-current Assets Held for Sale and Discontinued Operations, IFRS 7 - Financial Instruments: Disclosures, IAS 19 - Employee Benefits and IAS 34 – Interim Financial Reporting;

•	Amendments to IAS 1 – Presentation of Financial Statements: EU Regulation no. 2406/2015 of 18/12/2015.

Finally, it is reported that during the financial year the International Accounting Standards Board (IASB) published the following documents, still to be confirmed by the European Commission:

•	Amendments to IFRS 15: Effective date of IFRS 15; new regulations shall apply as of 1 January 2018;

•	Effective date of Amendments to IFRS 10 and IAS 28: the new provisions postpone the date of the entry into force of the document “Amendments to IFRS 10 and IAS 28” issued in September 2014 by the IASB, to a date yet to be established.

- IFRS 9 “FINANCIAL INSTRUMENTS”

The new accounting principle, published by the IASB on 24 July 2014, has replaced the previous versions published in 2009 and 2010, for the “classification and measurement” phase, and in 2013 for the “hedge accounting” phase. This publication completed the process of reform of IAS 39 which was defined in three phases, “classification and measurement”, “impairment”, “hedge accounting”. The review of “macro hedge accounting” rules remains to be completed, and the IASB has decided to initiate a separate programme from IFRS 9 for this purpose.

In summary, the main innovations concern:

•	the classification and measurement of financial assets, based on the business model and the characteristics of the cash flows of the financial instrument, which is broken down into three accounting categories (amortised cost, fair value with impact on the income statement, fair value with impact on an equity reserve—Other Comprehensive Income). Compared to the current IAS 39, financial assets held for sale and financial assets held to maturity are cancelled, along with the possibility to separately account for embedded derivatives for all financial assets. On the other hand, the current rules governing classification and measurement are confirmed for financial liabilities;

•	the accounting of the so-called “own credit risk”, i.e. changes in the fair value of liabilities designated at the fair value option which are attributable to changes in own creditworthiness. The new principle establishes that these changes must be recognised in a net equity reserve, rather than in profit or loss, as currently laid down in IAS 39;

•	the recognition and measurement of hedge accounting positions, aiming to guarantee greater alignment between the accounting representation of hedges and the underlying risk management logics;

•	a single model of impairment, to be applied to all financial assets not measured at their fair value with impacts on profit or loss, based on the concept of “forward-looking expected loss”. The objective of the new approach is to guarantee more immediate recognition of losses compared to the “incurred loss” model laid down in IAS 39, according to which the losses must be entered where there is objective evidence of the loss in value following initial recognition of the assets. In detail, the model requires that exposures must be classified into three separate “stages”:

•	stage 1: to be assessed according to an expected loss of one year. These are performing assets for which no significant impairment has been observed compared to the initial recognition;

•	stage 2: to be assessed according to the expected loss over the term to maturity. These are performing assets which have suffered from significant impairment compared to the initial recognition;

•	stage 3: to be assessed according to the expected loss over the term to maturity, in as much they are considered non-performing.

Mandatory application of the principle will become effective for annual periods beginning on or after 1 January 2018, with the option of earlier application of the whole principle or only the amendments relating to the accounting treatment of “own credit risk” for financial liabilities designated at fair value.

In 2015 the Banca Carige Group began the preparatory work for starting a project aiming to identify the main areas of impact and define the methodological framework of reference for the classification, measurement and impairment of financial assets. The analyses conducted thus far have underlined the credit area as that with the greatest impact; the new impairment model lays down the need to measure an expected loss, not only for non-performing assets, but also for performing assets for which there has been a significant deterioration compared to the date of granting.

These impacts are not limited to a probable increase in the cost of the loan, necessarily linked to the passage from an “incurred” to an “expected” model, but also refer to the adjustments required in terms of both organisational and ICT procedures and processes, aiming to ensure the classification and monitoring of loans in different stages, and the need to establish solid models for estimating the probability of default on a time horizon aligned to the loans’ term to maturity, able on one hand to maximise the synergies with existing models and on the other hand also to incorporate “forward-looking” factors.

When drafting these financial statements, it is estimated that the project will start no later than June 2016 and the Group has not for the time being reached a state of progress in its activities and analyses to be able to estimate the impacts on equity following the first application of the new principle in a reliable manner.

- IFRS 15 “REVENUE FROM CONTRACTS WITH CUSTOMERS”

The principle, published by the IASB on 28 May 2014, introduced a single model for the recognition of all revenues deriving from contracts concluded with customers, replacing the previous standards/interpretations on revenues (IAS 18, IAS 11, IFRIC 13, IFRIC 15, IFRIC 18, SIC 31). According to this model, the entity must recognise revenues according to the income it expects to receive for the goods and services provided, determined on the basis of the following five steps:

•	identification of the contract, defined as an commercial agreement between two or more parties able to generate rights and duties;

•	identification of the individual obligations (“performance obligations”) laid down in the contract;

•	determination of the transaction value, i.e. the payment expected for the transfer of the goods or services to the customer;

•	allocation of the transaction value to each of the “performance obligations”, according to the sales price of each obligation (“stand-alone selling price”);

•	recognition of the revenues assigned to each obligation when performed, i.e. when the customer obtains control over the goods and services. This recognition considers the fact that some services may be rendered in a specific moment or during a given time period.

The obligatory application of the principle is set for 1 January 2018, in line with the forecasts laid down in the document “IFRS 15 Effective Date” published by the IASB on 11 September 2015. The Banca Carige Group has not yet begun formal activities to assess these impacts, which are in any case not expected to be significant.

- NEW DEFINITION OF NON-PERFORMING ASSETS

As already stated, on 20 January 2015, the definitions of non-performing financial assets contained in regulations for separate and consolidated supervisory reporting2 were amended in order to align them to the new notions of Non-Performing Exposures and Forbearance introduced by the implementing technical standards relating to the harmonised consolidated supervisory statistical reports defined by the European Banking Authority and approved by the European Commission on 9 January 2015 (Implementing Technical Standards - ITS).

The changes apply from 1 January 2015 with the exception of the provisions regarding Forborne performing exposures which apply from 1 July 2015.

According to the Bank of Italy, for supervisory statistical reporting purposes, non-performing financial assets are divided into the categories of bad loans, unlikely to pay and past due loans and/or in excess of limits; the sum of these categories corresponds to the aggregate Non-Performing Exposures of the ITS. The category of “exposures subject to concessions” was also introduced, a definition which coincides with that of “exposures subject to tolerance measures (forbearance)” present in the consolidated supervisory statistical reports (Circular n. 115 Section I “FINREP”).

The notion of substandard exposures and restructured exposures was cancelled.

Included under the scope of application of the new categories of non-performing financial assets are on-balance sheet assets (loans and debt securities) and “off-balance sheet assets” (guarantees issued, irrevocable and revocable commitments to supply funds) other than financial instruments allocated in the accounting portfolio “Financial assets held for trading” and derivative contracts. For the purpose of classifying financial assets among non-performing assets, the existence of any (real or personal) guarantees securing the assets is disregarded.

The main characteristics of unlikely to pay loans, the new definition of past due assets and/or in excess of limits and exposures subject to concessions (forbearance) are listed below.

Unlikely to pay loans

Credit exposures, other than bad loans, for which the bank judges that the borrower will be unlikely to repay his/her credit obligations in full (principal and/or interest) without recourse to actions such as the enforcement of the guarantees.

Exposures to retail subjects can be classified in the category of unlikely to pay loans at the level of single transactions, rather than individual borrowers, provided that the bank evaluates that the conditions for classifying in this category the entire set of exposures to the same borrower do not exist.

Non-performing past due loans and/or in excess of limits

Exposures, other than those classified under bad loans or unlikely to pay loans, which, at the reporting date, have been overdue and/or in excess of limits for more than 90 days and exceed a pre-set materiality threshold.

Non-performing exposures which are overdue and/or in excess of limits can, alternatively, be determined with regard to a single borrower or - for retail exposures only - to a single transaction.

[2]	The new provisions are contained in the 7th update of Circular no. 272 “Accounting Matrix”, in the 13th update of Circular no. 217 “Supervisory Reporting Manual for Financial Intermediaries, Payment Institutes and e-money institutions” and in the 20th update of Circular No. 115 “Instructions for Supervisory Reporting on a consolidated basis”.

In line with the ITS requirements, in the ‘single borrower’ approach, a materiality threshold is considered, which refers to the share overdue and/or in excess of limits. Pending harmonisation of the materiality threshold at European level, the existing national threshold, equal to 5% of the greater of the two following values, is confirmed:

a) average of the share overdue and/or in excess of limits over the entire exposure measured on a daily basis in the latest previous quarter;

b) share overdue and/or in excess of limits over the entire exposure as at the reporting date.

For the purpose of determining the amount of the exposure overdue and/or in excess of limits, the overdue positions and the existing loans in excess of limits for several lines of credit can be offset with existing margins available on other lines of credit granted to the same borrower, while in the case of the single transaction approach a mechanism, called the pulling effect, is in use, based on which, if the past due single exposure is equal to or more than a certain materiality threshold, all exposures to said retail borrower are considered as overdue and/or in excess of limits. In line with the ITS, the pulling effect is triggered if the entire amount of the balance sheet exposures past due and/or in excess of limits for more than 90 days accounts for 20% or more of the total balance sheet exposures to the same borrower.

With reference to the categories of “Unlikely to pay loans” and “Exposures past due and/or in excess of limits”, the Banca Carige Group has adopted the definition of “borrower default” with regard to the borrowers’ total obligations for all segments of customers.

Forborne exposures

Exposures subject to concessions (forbearance), identified by single account, include:

•	non-performing forborne exposures, which correspond to “Non-performing exposures with forbearance measures” in the ITS. Depending on individual cases, these exposures are a sub-item of bad loans, unlikely to pay loans or exposures that are overdue and/or in excess of limits; they do not therefore form a separate category of non-performing assets;

•	other exposures with forbearance measures, which correspond to “Forborne performing exposures” in the ITS.

- CONTRIBUTIONS TO GUARANTEE AND RESOLUTION FUNDS (“DGS” AND “BRR” DIRECTIVES)

On 19/1/2016 the Bank of Italy issued the following information on the treatment in the Financial Statements and in supervisory reporting of the contributions to deposit-guarantee schemes (Directive EU DGS no. 49/2014) and the resolution fund (Directive EU BRR no. 59/2014):

“Legislative decrees no. 180 and 181 of 16 November 2015 transposed Directive 2014/59/EU (the Banking Resolution and Recovery Directive, “BRRD”) into national law, establishing a framework for the recovery and resolution of credit institutions and investment firms and the set up of resolution funds.

Articles 78 and following of Legislative Decree no. 180/2015 (hereinafter the “decree”) state that these funds are supplied by, inter alia:

a) ordinary contributions paid annually by banks with registered office in Italy and Italian branches of non-EU banks, the amount being determined by the Bank of Italy in compliance with the provisions of the European Commission in accordance with art. 103, para. 7, of Directive 2014/59/EU; these contributions are paid in order to reach the target level of the fund as specified in art. 81 of the decree;

b) extraordinary contributions paid by the same parties indicated in the above point a), if the ordinary contributions are insufficient to cover losses, costs and other charges incurred to achieve the objectives of the resolution3.

Clarifications were requested on the method of recognition of the contributions paid to the National Resolution Fund in the financial statements and supervisory reporting.

In this regard, it should firstly be noted that the following clarifications do not regard the irrevocable payment commitments which may be laid down by the Bank of Italy pursuant to art. 82, para. 2 of the decree.

Having said this, it is reported that the contra-entry for liabilities (or outflows) linked to the contributions laid down in the decrees is represented by a cost to be posted to profit or loss, for the reasons described below4.

For the purposes of treatment in the financial statements, it is noted that reference must be made to IAS 37 “Provisions, Contingent Liabilities and Contingent Assets” and the IFRIC Interpretation 21 “Levies”.

The latter in fact “addresses the accounting for a liability to pay a levy if that liability is within the scope of IAS 37”. Pursuant to IFRIC 21, “a levy is an outflow of resources embodying economic benefits imposed by governments on entities in accordance with legislation”.

Both the “ordinary” and “extraordinary” contribution obligations to the National Resolution Fund derive from legislative provisions and consequently fall within the notion of “Levies” indicated in IFRIC 21. IAS 37 and IFRC 21 state that when the obligating event that gives rise to the levy is triggered, a liability must be recognised. As the decree does not state that the contributions are wholly or partially reduced or returned to the intermediaries, the liability associated with the contributions must be recognised for the whole amount whenever an obligating event occurs.

IAS 37 and IFRC 21 do not however state whether the liabilities (or outflows) must be offset by an asset to be recognised in the balance sheet or an expense to be recognised in the income statement.

In particular, IFRIC 21, paragraph 3 states that other accounting standards specify this aspect.

In the case in point it seems appropriate to check if the offset item can be an intangible asset or a prepayment asset.

Concerning the first aspect, it is noted that IAS 38 “Intangible assets”, paragraph 8, defines an asset as a resource controlled by an entity as a result of past events from which future economic benefits are expected to flow to the entity.

Concerning control, paragraph 13 of IAS 38 specifies that “An entity controls an asset if the entity has the power to obtain the future economic benefits flowing from the underlying resource and to restrict the access of others to those benefits”. As no intermediary has the power to restrict the access of other intermediaries to the benefits of the Resolution Funds, this condition is not satisfied.

Finally, with reference to the possibility to recognise a prepayment asset according to the principle of correlation between costs and revenues, it must be noted that para. 4.50 of the Conceptual Framework for Financial Reporting states that the application of this principle does not allow the recognition in the balance sheet of elements that do not satisfy the definition of assets and liabilities.

[3]	In the exercise of the powers assigned under the decree, the Bank of Italy has reviewed the continuity of the essential functions of the parties falling within the application of the decree, the financial stability, the reduction of burden on public finances, the protection of depositors and investors protected by guarantee and indemnity schemes as well as the customers’ funds and other assets (see art. 21, para. 1, of the decree).
[4]	Similar conclusions were reached by the European Securities and Markets Authority (ESMA) in Opinion 2015/ESMA/1462 “Application of the IFRS requirements in relation to the recognition of contributions to Deposit Guarantee Schemes in IFRS accounts” dated 25 September 2015 referring to ex-ante non-refundable cash contributions to deposit-guarantee schemes.

In this regard, it is noted that the definition of asset contemplated in paragraph 4.4 of the Conceptual Framework for Financial Reporting, similarly to the provisions of para. 8 of IAS 38, also includes the requirement of the control which, as stated, is not satisfied. Consequently it is not possible to recognise a prepayment asset.

As regards the income statement item where these contributions should be included, it should be noted that, as these forms of contribution are similar to levies in accounting terms , they must be entered by the banks in their separate accounts under sub-item 150 b) “Administrative expenses - other administrative expenses” in the income statement5, which must also include indirect taxes (settled and not settled) for the financial year (see Circular 262/2005 “Bank Financial Statements: Schemes and rules for preparation”).

Coherent reporting criteria are applied for the purposes of individual and consolidated supervisory reporting.

1. FINANCIAL ASSETS HELD FOR TRADING

Debt securities, equities and derivative contracts held for trading and with a positive value are classified under this category.

Included among the derivative contracts are those linked to the fair value option or as operating hedges for assets and liabilities classified to the trading portfolio.

Financial assets held for trading are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument.

Debt securities and equities are recognised at the settlement date: derivative contracts are recognised at the date of signing;

•	after initial recognition, measured at fair value and the result recognised in profit or loss (FVTPL);

Equities that do not have a listed market price on an active market and whose fair value cannot be reliably measured, together with associated derivatives that must be settled on delivery of such unlisted equities, are valued at cost; derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

2. FINANCIAL ASSETS AVAILABLE FOR SALE

Non-derivative financial assets, debt securities and equities not classified as financial assets held for trading, financial assets held to maturity, financial assets designated at fair value through profit and loss, loans to banks and loans to customers, are classified under this category.

More specifically, this category includes:

•	strategic investments in shares issued by another company held with the intention of establishing or maintaining a long-term working relationship, when they do not involve investments in subsidiaries and companies subject to joint control or significant influence, or investments in associates;

•	equity instruments acquired for non-performing loan restructuring operations.

[5]	In the Consolidated Financial Statements in sub-item 180 b) “Administrative expenses - other administrative expenses”.

Financial assets available for sale are:

•	initially recognised at fair value, including transaction costs or revenues directly attributable to the instrument, except for equities not listed on an active market - for which the fair value cannot be reliably measured—which are recognised at the acquisition cost.

Debt securities and equities are recognised as at the settlement date;

•	after initial recognition, measured at fair value, except for equities not listed on an active market - for which the fair value cannot be reliably measured - which are measured at the acquisition cost.

Positive and negative changes in fair value (which do not qualify as durable) are recognised to a specific reserve item under Shareholders’ Equity, net of the tax effect; on discontinuation of the financial asset, accrued gains or losses are recognised to the Income Statement.

Exceptions are impairment losses and exchange gains or losses. These refer to items other than non-cash entries not included in fair value hedges on exchange risk. They are recognised directly to the Income Statement at the time they arise.

Accumulated impairment losses are recognised to the Income Statement as “Net losses/recoveries on impairment of financial assets available for sale” (see Item 17 - Other information for the impairment testing methods for securities).

If the reasons for long-term impairment cease to apply as a result of an event after the date of recognition, value write-backs are performed on debt securities, which are recorded in the Income Statement if they relate to debt securities and in Shareholders’ Equity for equities measured at fair value. Exceptions are equities measured at cost for which the loss cannot be written back.

Impairment testing is performed at the end of each financial year or during the year if evidence of impairment is found;

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

3. FINANCIAL ASSETS HELD TO MATURITY

Debt securities with fixed or determinable payments and a fixed maturity are classified under this category when there is a firm intention to hold the securities until maturity.

Financial assets held to maturity (HTM) are:

•	initially recognised at cost, including any costs or revenues directly attributable to the instrument. If recognition to this category is the result of reclassification from financial assets available for sale, the fair value of the asset as at the reclassification date is the new amortised cost.

The financial asset is initially recognised as at the settlement date;

•	after initial recognition, measured at amortised cost using the effective interest rate method.

Gains and losses on HTM assets are recognised in profit or loss at the time of cancellation or impairment, also by amortisation (for procedures to determine the impairment of securities, see Item 18 - Other Information).

Impairment testing is performed at the end of each financial year or during the year if evidence of impairment is found; the amount of the impairment - recognised in profit or loss - is calculated as the difference between the carrying amount of the asset and the present value of future cash flows estimated on the original effective interest rate.

If the reasons for an impairment loss cease to apply due to an event after the impairment is recognised, a write-back is recognised to the Income Statement.

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

The Banca Carige Group does not have financial assets held to maturity as the Parent Company sold a significant amount of these assets in 2013. For this reason, financial instruments cannot be classified in this category for the 2013 financial year and for the two subsequent years (also known as the “Tainting Rule” pursuant to paragraph 9 of IAS 39).

4. LOANS AND GUARANTEES ISSUED

Loans to customers and to banks, trade receivables, debt securities, repo agreements and loans originating from financial leasing, factoring and insurance business transactions are classified under this category.

These are non-derivative financial assets with fixed or determinable payments that are not listed on an active market and cannot be classified as financial assets available for sale.

These financial assets are recognised when the Banca Carige Group becomes a contractual counterparty. The instrument must be free from conditions.

Initial recognition is at fair value, corresponding to the amount disbursed or the subscription price, plus directly attributable transaction costs and revenues.

If the amount disbursed and its fair value do not match, the loan is initially recognised at an amount equal to the future cash flows discounted at an appropriate rate, and the difference recognised to the Income Statement.

After initial recognition, the financial assets classified under this category are measured at amortised cost if eligible. The amortised cost criterion does not apply to short-term loans—with a less than 12-month maturity—as the effects of such application would be immaterial.

The amortised cost is the initial recognition value, increased or decreased by capital repayments, adjustments, write-backs and amortisation—calculated using the effective interest rate method—of the difference between the amount disbursed and that repayable on maturity.

The effective interest rate is the rate equalling the present value of future cash flows (for principal and interest) on the amount disbursed, including costs and revenues associated with the full term of the loan.

The effective interest rate recognised initially is used, after initial recognition, to determine interest income and for the discounting of estimated future cash flows.

The estimation of the flows and contract duration take into account the contractual clauses that could affect such amounts and maturities, without considering expected loan losses.

At the end of each accounting period (annual and interim), impairment testing is performed on the entire loan portfolio and securities portfolio (for procedures to determine the impairment of securities, see Item 18—Other Information).

The amount of the impairment—recognised to the Income Statement—is calculated as the difference between the carrying amount of the asset and the present value of future cash flows estimated on the original effective interest rate.

If the reasons for an impairment loss cease to apply due to an event after the impairment is recognised, a write-back is recognised to the Income Statement.

The impairment testing of the entire loans portfolio is performed separately for:

•	non-performing loans. This category includes bad loans, unlikely-to-pay positions, past due loans, as defined in current supervisory instructions;

•	performing loans.

With regard to non-performing loans (excluding past due loans), testing is analytically performed on each individual position for loans exceeding the significance threshold, calculating estimated cash flows and related collection times.

This test takes into account the type, value and degree of liquidity of any guarantees in support of the loan.

For loans below the significance threshold, the test—again analytical—is performed automatically and envisages the quantification of estimated recovery by mechanisms based on cases of proven impairment in the various guarantee combinations, exposures and customer types found in Group archives.

Performing loans, including past due positions, are tested on a collective basis.

Testing is performed on categories similar in credit risk terms and loss percentages are estimated by taking into account the time series of losses attributable to each group.

The amount of the impairment is recognised to the Income Statement net of past provisions. If a previously written-down loan is recovered, the amount is recognised as a decrease under “Net losses on impairment of loans” in the Income Statement.

Loans are derecognised when the asset in question is sold, substantially transferring all related risks and rewards (i.e. disposals and securitisations), when fully repaid or when an unpaid loan is fully or partially classified as unrecoverable.

As the 2004 securitisation does not fully reflect the conditions of substantial transfer to third parties of the associated risks and rewards, it was reclassified to the balance sheet as at 1 January 2005. As regards securitisations and disposals aimed at the issuance of covered bonds carried out after 1 January 2005, receivables have not been derecognised as they essentially retain all risks and rewards. In October 2015 another operation was conducted for the securitisation of “performing” mortgaged and unsecured loans originated by the banks of the Group. This transaction, called Lanterna Finance S.r.l. qualifies as a “self-securitisation” as the originator banks undersigned, on issue, the total amount of ABS securities issued by the special-purpose entity.

The provisions for guarantees and commitments are calculated analytically and collectively by applying the same criteria adopted for on-balance-sheet loans. Risks and charges are measured according to IAS 37 criteria and the related provisions are recognised to the item “Other liabilities” as envisaged in Bank of Italy Instructions.

Accruing commissions, on the other hand, are recognised to the Income Statement item “Fee and commission income”, whereas impairment losses and any subsequent reversals are recognised under the item “Net losses/reversals on impairment of other financial assets”.

Any subsequent write-backs cannot in any event exceed the extent of the previously recognised write-downs.

5. FINANCIAL ASSETS DESIGNATED AT FAIR VALUE THROUGH PROFIT OR LOSS

The financial assets measured at fair value are those designated at fair value on the basis of the possibility to do so as per IAS 39, para. 9b (the fair value option) and are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument;

•	after initial recognition, measured at fair value and the result recognised to the income statement (FVTPL).

•	derecognised when the asset in question is sold, substantially transferring all related risks and rewards, or when the contractual rights to cash flows have terminated.

At the reporting date, no financial assets designated at fair value are recognised in the financial statements.

For financial liabilities designated at fair value, please see Paragraph 15. Financial liabilities designated at fair value through profit and loss.

6. HEDGES

The aim of risk hedging transactions is to neutralise potential losses on a given element or group of elements (hedge item) attributable to a specified risk, through profits achieved on a different element or group of elements (hedging instrument) should the risk-related event actually occur.

The Banca Carige Group uses the following types of hedges:

•	fair value hedge, with the aim of hedging exposure to changes in fair value of a balance sheet item attributable to a specific risk.

This type of hedge is used to cover interest rate risk for specific, individually identifiable items, such as customer loans, securities classified under assets available for sale and bonds, and to cover foreign exchange risk;

•	Cash flow hedges, with the aim of hedging exposure to changes in future cash flows associated with balance sheet items or planned future transactions, attributable to a specific risk (interest rate risk). This type refers to:

•	portfolios of liabilities in which individual elements are not identified;

•	individual elements specifically identified, such as bond loans.

Only hedges involving an external counterparty were designated as hedging instruments; therefore, any results that can be traced to internal transactions between the different entities of the Banca Carige Group are eliminated in the consolidated financial statements.

Hedging derivatives are measured at fair value. In particular:

•	for fair value hedges, a change in fair value of the hedged item is offset against a corresponding change in the fair value of the hedging instrument.

This offsetting is performed by recognition of changes in value for the hedged item to the Income Statement. Any difference, i.e. partial ineffectiveness of the hedging derivatives, reflects their net P&L impact;

•	for cash flow hedges, changes in fair value of the derivative are posted to shareholders’ equity (for the effective portion of the hedge) and to the Income Statement only when, in reference to the hedged item, there is a cash flow to be offset.

If the hedge proves ineffective, the change in fair value of the hedging agreement must be recognised to the Income Statement.

Hedges are formally documented and subject to testing to confirm their effectiveness.

Support documentation for a hedge illustrates the elements involved, the risks hedged and the risk hedging strategies adopted.

The hedge is considered effective if the hedging instrument is able to generate a cash flow or change in fair value consistent with that of the hedged item.

Hedge effectiveness is assessed at the outset and continuously throughout its duration. At the end of each accounting period (annual or interim), the Banca Carige Group performs effectiveness tests as follows:

•	prospective tests, to demonstrate the expected efficiency of the hedge in future periods;

•	retrospective tests, to show the degree of hedge effectiveness achieved in the reporting period.

From the moment a hedge becomes ineffective, hedge accounting must be cancelled and the hedge reclassified among trading instruments. The assets/liabilities hedged are measured according to the criterion applying to their respective category. The new recognition value is the fair value as at the date of the last successful test.

7. INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL

This category includes investments in subsidiaries not held for sale, recognised in the financial statements according to the equity method.

Initial recognition is at the settlement date.

Classified under this category are subsidiaries excluded from full consolidation and associates excluded from application of the equity method when they are considered non-significant.

Minority interests are posted to the item “Financial assets available for sale” (see paragraph 2).

At the end of each reporting period, impairment testing is performed where there is any sign that an equity investment may need to be written down. These signs are normally identified in an investment’s internal and external factors, i.e.:

•	a declining market value of the equity investment;

•	changes in the environmental conditions under which the investee operates;

•	an increase in market rates;

•	a worsening of the equity investment’s expected performance.

If any one of these conditions is met, the recoverable value of the investment is calculated, i.e. the higher between the fair value less costs to sell and the value in use. If the recoverable value proves less than the accounting value, the equity investment is written down.

The value in use is calculated as the current value of future cash flows generated by the investment, applying a market rate on these flows that represents the cost of capital and risks specific to the investment. When calculating the value in use it is also necessary to discount the final value of the presumed disposal of the investment on the basis of a hypothetical price that is agreed between independent and well informed parties who are willing to buy and sell.

If the impairment recognised in previous reporting periods should reduce or no longer apply, a write-back is recognised to the income statement; in this case, the resulting value of the equity investment cannot exceed the cost prior to write-down.

Equity investments are derecognised on disposal of the business activities in question, substantially transferring all related risks and benefits, or when the contractual rights to cash flows have terminated.

8. PROPERTY AND EQUIPMENT

Land, property used in the business, investment property, technical equipment, furniture, fixtures and fittings, other equipment and artistic heritage not held for sale are classified under this category; assets to be leased as part of financial lease contracts are also included.

Property and equipment held for use in production or for the supply of goods and services are classified as assets for functional use in accordance with IAS 16.

Property owned for investment purposes (for rent income or for the appreciation of the capital invested) is classified as “assets held for investment purposes” in accordance with IAS 40.

Property and equipment are:

•	initially recognised at their acquisition cost, including any additional expense incurred, directly attributable to the purchase and start-up of the asset.

The purchase price also includes the cost of extraordinary maintenance for owned property that is capitalized with an increment in the value of the asset resulting in a significant and tangible increase in productivity and/or an increase in the useful life of the asset6 (for details about extraordinary maintenance expenses for third party property, please refer to the specific Paragraph in Section 18 – Other information)7.

•	after initial recognition, valued at cost of purchase net of accumulated amortization and impairment losses.

At least at the end of each year, a check is performed to ascertain whether or not the value of each of the properties in the portfolio (excluding assets pending as part of a financial lease or leasing of public property under a financial lease) has suffered a significant and durable loss of value. This valuation is based on internal and external sources of information. Should there be any indication that the value may have suffered an impairment loss (an amount for which the book value of an asset or a cash-generating unit exceeds its recoverable amount), then an impairment test is carried out to compare the carrying amount of the asset and its recoverable amount. Any adjustments are booked to the income statement.

Where the reasons for impairment cease to exist, a reversal is made, which shall not exceed the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognised for the asset in prior periods.

[6]	On the other hand, the cost of ordinary maintenance for assets owned by the Company must be recorded in the Income Statement as incurred inasmuch as they are of a recurrent nature and have the objective of maintaining the asset in good working order.
[7]	On first-time adoption of the IASs/IFRSs, properties used in the business and investment properties owned by the Group’s credit institutions were recognised at fair value as a replacement for their deemed cost; the separate values of land and buildings were reported, with consequent reversal of the accumulated depreciation of land to the Equity reserve.

Property and equipment are systematically depreciated on a straight-line basis throughout their useful life, except for:

•	land, acquired separately or incorporated in the property value, given its indefinite life.

Separation of the property value from the land and building value, for all properties, is based on reports by experts registered with professional associations;

•	artistic heritage, as the useful life cannot be estimated and the value is normally expected to increase in the long term.

Depreciation is applied:

•	for buildings at an annual standard rate of 1.5%;

•	for other property and equipment at rates judged appropriate also from a statutory perspective;

•	derecognised on discontinuation of the asset or when their future economic benefits from their use are no longer produced.

9. INTANGIBLE ASSETS

Goodwill and application software are classified under this category.

Goodwill is recognised when the positive difference between the fair value of the acquired assets and their acquisition cost, including additional expense, represents the future earnings capacity of the elements acquired.

If the difference is negative (badwill) or if goodwill is not justifiable on the basis of future earnings capacity, the difference is recognised directly to the income statement.

Goodwill is not amortised. However, for financial statements purposes it is tested for impairment annually or when there is evidence of impairment.

The total impairment is calculated on the basis of the difference between the carrying amount of goodwill and its recoverable amount, if lower: the resulting write-down is recognised in the Income Statement.

Other intangible assets are recognised if they are identifiable as such, originating from legal or contractual rights and if they are capable of generating future economic benefits.

An intangible asset is recognised only if it can be demonstrated that:

•	it is probable that the expected future financial benefits that are attributed to such asset will materialize;

•	the asset cost can be reliably measured.

These intangible assets are measured at their adjusted cost, i.e. the initial acquisition cost including directly attributable expense, net of amortisation and impairment and gross of any revaluation, with breakdown of the amount to be amortised according to the useful life of the intangible asset.

The amortisation of intangible assets occurs on a straight line basis over their useful life and is recognised as a direct decrease in asset value.

At the end of each reporting period, if there is evidence that an asset may be impaired, then the asset’s recoverable amount must be estimated. The amount of the loss recognised in profit and loss is equal to the difference between the carrying value and the recoverable amount of the assets.

Intangible assets are derecognised from the balance sheet on discontinuation or when they are no longer capable of producing future economic benefits.

10. NON-CURRENT ASSETS HELD FOR SALE

Non-current assets held for sale and groups of assets and their relative associated liabilities in the process of being disposed of are classified in this category.

Assets held for sale must satisfy all of the following three requirements:

1.	they must be available for immediate sale in their present condition, subject only to the usual terms and conditions applicable to the sale of such assets;

2.	their sale must be highly probable;

3.	they must not be destined to be abandoned.

Initial recognition in the category of assets held for sale goes through the following phases:

1)	immediately before initial classification: measurement of the asset applying the reference accounting standards: recognition of amortization and impairment test 8;

2)	at initial classification: designation of non-current assets at the lesser of the book value and the fair value net of cost of sale.

Following initial classification, a non-current asset held for sale is valued at the lesser of its book value and its fair value net of cost of sale.

Subsequent measurement of property held for sale requires that:

•	no amortization is recorded;

•	any amount of the book value in excess of the fair value less costs to sell is recorded in the Income Statement (“impairment loss”);

•	each successive increase in fair value less costs to sell is recorded in the Income Statement up to the cumulative impairment amount previously recorded pursuant to both IAS 36 and IFRS 5.

Such assets are included in the Balance Sheet among “Non-current assets and groups of assets held for sale”.

Only profit and loss (after tax) from groups of assets and liabilities held for sale are posted to the specific income statement item “Profit (loss) after tax from groups of assets held for sale and discontinued operations”.

As at this reporting date, non-current assets held for sale and groups of assets and associated liabilities in the process of being disposed of are no longer classified in this category.

11. CURRENT AND DEFERRED TAX ASSETS AND LIABILITIES

Income tax, calculated in accordance with national tax legislation, is booked as a cost on an accrual basis, in accordance with the method of recognizing costs and revenues that generate it. They are posted to profit and loss, excluding those relating to items directly recognised as income or expense in profit or loss. Current tax assets and liabilities represent the net fiscal position of the Group companies with respect to Italian and foreign tax authorities. In particular, these amounts represent the net balance of current fiscal liabilities for the year, calculated on the basis of a conservative forecast of the tax charge for the year, determined on the basis of currently applicable tax regulations, and current tax assets represented by tax paid in advance and other tax credits for tax withholdings or other tax credits from previous years that the Group companies have requested to offset against tax due in subsequent years.

[8]	IAS 36 (para. 9) indicates that an event such as a non-current asset disposal plan represents an indicator of impairment that imposes a redetermination of the recoverable value of the goods. In this category, the recoverable value can be calculated by making an estimate of the expected net sale price of the goods.

Current tax assets also represent tax credit that the Group companies has requested the relevant authorities to reimburse.

Taking into account the adoption of “national tax consolidation” by the Group, the tax position of the Parent Company and that of the other Group companies is managed individually from an administrative point of view.

Income tax provisions are calculated according to a forecast of the current, prepaid and deferred tax charges. Specifically, deferred tax assets and liabilities are calculated according to temporary differences—without time limits—between the value attributed to an asset or liability, based on statutory criteria, and the corresponding value accepted for tax purposes.

Deferred tax assets are recognised to the financial statements to the extent their recovery is probable, assessed on the basis of the continued capacity of the company or parent company involved—taking into consideration the effect of exercise of the tax consolidation option—to generate positive taxable income.

Those deferred tax assets which, in accordance with Law 214/2011, under certain conditions, are transformed into tax credits, do not require, unlike the others, any tests to assess their recovery potential and hence they are automatically recognised.

Deferred tax liabilities are recognized in the financial statements with the sole exception of reserves under tax suspension, insofar as such reserves were never distributed, not even in part, and not even the ones from a remote past (Italian Law 576/1975 and Italian Law 72/83). Therefore, it is reasonable to believe that no related taxation initiatives will be adopted.

Deferred tax assets and liabilities are recognised in the Balance sheet, with open balances and without offsetting, under tax assets and tax liabilities, respectively.

Deferred tax assets referenced in Law 214/2011 are recognised in a dedicated sub-item of item 140 b “Deferred tax assets”.

Deferred tax assets and liabilities are systematically assessed to take into account any changes in regulations or tax rates.

The tax liabilities total is adjusted to meet charges that could derive from findings already notified or in any event from disputes pending with tax authorities.

12. ALLOWANCES FOR RISKS AND CHARGES

Allowances for pensions and similar obligations, as envisaged in specific regulations, are recognised among liabilities for an amount sufficient to ensure that obligations arising from commitments are met as required by the related regulations.

The total Supplementary Pension Fund is calculated by an independent actuary using actuarial methods.

Allowances for pensions and for similar obligations are included among post-employment benefits, i.e. among compensation paid to employees upon termination of employment. According to IAS 19, these benefits can be classified as “defined contribution plans” or “defined benefit plans”, depending on the economic nature and on the main terms and conditions of the plan:

a)	defined contribution plans, in which the entity pays fixed contributions to a distinct entity (a fund) without having a legal or constructive obligation to pay additional contributions if the fund’s assets are not sufficient to pay all employee benefits relating to the work performed in the current year and in previous ones; the actuarial risk (benefits are lower than expected) and the investment risk (invested assets are insufficient to fulfil expected benefits) are not borne by the entity but by the employee.

The contributions to be paid to a defined contribution plan are recognised as follows:

•	as liabilities, after subtracting any contributions already paid. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, an entity shall recognise that excess as an asset (prepaid expense) to the extent that the prepayment will lead to, for example, a reduction in future payments or a cash refund; and

•	as an expense, unless another International Accounting Standard requires or permits recognition as an asset.

Where contributions to a defined contribution plan do not fall due wholly within twelve months after the end of the period in which the employees render the related service, the rate used to discount them shall be determined by reference to market yields at the end of the reporting period on high quality corporate bonds. In countries where there is no market for such bonds, the market yields (at the end of the reporting period) on government bonds shall be used.

b)	defined benefit plans, in which the entity guarantees determined benefits regardless of contribution, incurring both actuarial risk and investment risk. For defined benefit pension funds the annual variation in the Defined Benefit Obligation is booked to the income statement, as regards cost components (Service cost), and as regards financial components (Net interest on the net defined benefit liability/asset); while the valuation-related component, comprised of actuarial gains and losses that originate from adjustments to previous actuarial assumptions made, is charged to the shareholders’ equity reserve (item 140 – Valuation reserves).

The defined benefit plans also include the provision for employee severance pay (for a description of the adopted criteria refer to Paragraph “18—Other information”).

The profit or loss for the settlement of a benefit plan (“settlement”) is the difference between:

a)	the current value of the obligation for defined benefits to be settled, determined at the date of settlement; and

b)	the settlement price, including all transferred plan assets and all payments effected directly by the entity for the settlement.

The profit or loss for the benefit plan settlement is entered in the income statement when the settlement occurs.

The allocation to the income statement of the “past service cost”—corresponding to the variations in current value of the defined benefit obligation for past services, deriving from changes or reductions in the plan (“plan amendments” and “curtailments”)—are effected on the first of the following two dates:

a)	when an amendment or curtailment to the plan is made; and

b)	when the entity records the related restructuring costs or the benefits due to employees on termination of the employment relationship.

Before determining the “past service cost” or a profit or loss for the settlement of the plan, the net liability (asset) of the defined benefits must be redetermined using the fair value of the plan assets and the current actuarial assumptions (including current market interest rates and other current market prices), reflecting the benefits offered in the plan before these were amended, curtailed or settled.

A settlement occurs at the same time as an amendment or curtailment of the plan if the plan is terminated, resulting in the obligation being settled and the plan ceasing to exist. The conclusion of the plan however does not constitute a settlement if it is replaced by a new plan guaranteeing substantially identical benefits.

Additional information is provided in Section 12—Provisions for risks and charges of the Explanatory Notes.

The “Other provisions” include provisions for liabilities of an uncertain amount or with an uncertain expiry date such as those related to presumed losses from legal disputes, including creditors’ revocatory actions, or estimated outlays for any customer claims or other legal or implicit obligations that may be in existence at the end of the year.

“Other provisions” also include other long term employee benefits and employee incentives for termination of long term employment.

The provisions related to other long term employee benefits are those paid during employment that are not entirely due within the twelve month period following the end of the financial year during which the employees rendered their service and which are determined by the same actuarial criteria as provided for pension funds, recognising actuarial profits and losses immediately in the Income Statement.

Incentives for terminating employment are recognized at a time when the company is unable to withdraw from offering benefits; such liability is recognized before this date if restructuring costs that fall within the scope of IAS 37 are recognized and there are provisions for the payment of benefits in exchange for termination of employment.

The following provisions apply for the initial and subsequent recognition of the incentives for terminating employment:

•	“post-employment benefits”, in the event that the benefits due for terminating employment are an improvement of the benefits following employment;

•	“short term benefits”, to be recognised on an accrual basis in the period in which the work is carried out, if it is believed that the benefits will be fully paid within the twelve month period following the end of the year in which these benefits are recognised;

•	“other long term benefits”, if it is believed that the benefits will not be fully paid within the twelve month period following the end of the year in which these benefits are recognised.

The provisions represent the best estimate of the outlay required to meet the obligation; these estimations are made based on past experience and on the opinions of external experts.

The provisions are re-examined at the end of each year and adjusted to reflect the best current estimate; if the passage of time has a significant effect on the value of the obligation, the flow of resources assumed necessary to extinguish the obligation is discounted.

The net provisions for the year are entered under “Net provisions to reserves for risks and charges” in the Income Statement; with the exception of economic items relative to employee benefits that, to better reflect their nature, are recorded under “Administrative expenses – Personnel costs”.

If, upon re-examination, the occurrence of the expense appears improbable, the provision will be reversed and recorded in the Income Statement.

13. DUE TO BANKS/CUSTOMERS AND SECURITIES ISSUED

This category includes the items Due to banks, Due to customers and Debt Securities issued; securities issued include bonds issued, subordinated liabilities and certificates of deposit; they also include liabilities posted by the lessee during financial leasing transactions.

Due to banks/customers and securities issued are:

•	initially recognised at the fair value of liabilities, normally represented by the total collections or issue prices, plus transaction costs directly attributable to the issuance.

These financial liabilities are first recognised upon receipt of the sums collected or at the time of issuance of debt securities. The fair value of any financial liabilities, issued at terms below arm’s length, is estimated and the difference compared to the market value is recognised directly to the Income Statement;

•	subsequently measured at amortised cost using the effective interest method. Short-term liabilities for which the time factor is negligible are recognised at the value collected;

•	derecognised when the liabilities in question have matured or are settled, or repurchased in the case of previously issued securities. In this latter case, the difference between the book value and the purchase cost is recognised through profit or loss.

A new placement in the market of repurchased own securities is considered as a new issuance and posted at the new price of placement, with no effect on the Income Statement.

14. FINANCIAL LIABILITIES HELD FOR TRADING

Included in this category are derivative contracts held for trading and with a negative value, including those linked to the fair value option or as operating hedges for assets and liabilities classified to the trading portfolio.

Financial liabilities held for trading are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument.

These are recognised at the date of subscription;

•	measured at fair value and the result recognised to the Income Statement;

•	derecognised when the related contractual charges substantially no longer apply.

15. FINANCIAL LIABILITIES DESIGNATED AT FAIR VALUE

Fair valued financial liabilities are those which are irrevocably designated at fair value on the basis of the possibility to do so as per IAS 39, para. 9 (the fair value option) and are:

•	initially recognised at fair value, excluding transaction costs or revenues directly attributable to the instrument.

•	after initial recognition, measured at fair value and the result recognised to the income statement (FVTPL).

The Group classified bonds issued by the Parent Company Carige with embedded derivatives, with related risks hedged by means of derivative contracts for which a hedging relation as not been activated due to the complexity of meeting the IAS 39 requirements, under this category.

In the event of early unwinding of the derivative contracts but not of the obligations issued, the following criteria apply:

•	the obligations continue to be recognised in the financial liabilities category at the fair value as they cannot be reclassified to other categories;

•	any subsequent capital gains from the valuation of the obligations cannot be distributed pursuant to Legislative Decree 38/2005.

16. FOREIGN CURRENCY TRANSACTIONS

Upon initial recognition, foreign currency transactions are recognised in the currency of account, applying the current exchange rate to the amount in foreign currency as at the transaction date. At the end of each period (annual or interim), balance sheet items in foreign currency are valued as follows:

•	cash items are translated at the period-end exchange rate;

•	non-cash items, measured at their historic cost, are translated at the transaction date exchange rate;

•	non-cash items, measured at fair value, are translated at the period-end exchange rate;

Exchange differences from the measurement of non-cash items classified under financial assets available for sale are recognised to the Income Statement or shareholders’ equity based on whether or not they are involved in fair value hedges for exchange risk.

Other exchange differences from disposal or translation differences on items in foreign currency are recognised to the Income Statement.

17. OTHER INFORMATION

• EMPLOYEE TERMINATION INDEMNITIES

Employee termination indemnities are recognised according to their actuarial value as determined by an independent actuary.

For discounting purposes the projected unit credit method is used, which considers the projection of future outlay based on historic and statistical analysis and demographic curve analysis; the discounting rate is a market interest rate.

Contributions paid each year are considered separately and recognised and measured individually to calculate the final obligation.

In accordance with IAS 19, the employee termination indemnities are a “post-employment benefit”. Specifically, for employee termination indemnities (TFR):

•	The portions of employee termination indemnities accruing after 1 January 2007 contribute towards a “defined contribution plan” both in the case of employees choosing the option of a supplementary pension and of allocation to the INPS Treasury fund (national social security authority). The amount is therefore calculated on the basis of contributions due, without application of actuarial calculation methods;

•	the employee termination indemnities accrued as at 31 December 2006 are considered a “defined benefit plan” with the consequent need to perform an actuarial assessment without the proportional attribution of the benefit to the period of service provided, as the employment service to be assessed is considered to be fully accrued as a result of the change in the accounting nature of portions accruing from 1 January 2007 (date of entry into force of the supplementary pensions reform, Legislative Decree No. 252 of 5 December 2005).

Additional information is provided in Section 11—Employee termination indemnities of the Explanatory Notes.

• TREASURY SHARES

Treasury shares held are deducted from shareholders’ equity.

Profits or losses on transactions in treasury shares are recognised to a specific reserve under Shareholders’ Equity.

• SHARE-BASED PAYMENTS

The Group Banks’ remuneration policies define the structure of the variable component of the various managerial levels of the Group Banks through the use of incentives:

• short-term incentives, with the granting of spot amounts (cash) and deferred incentives in instruments connected to the value of the shares of the Parent Company;

• medium/long-term incentives, with the granting of entirely deferred instruments linked to the value of the shares of the Parent Company.

With reference to the cases set out in IFRS 2, the Group has the following types:

1) equity-settled share-based payments to employees.

All deferred components are supplied in “Units”, i.e. “virtual” share units, which will be converted to ordinary Parent Company shares on given annual expiry dates, when certain conditions occur.

The charge is booked to item “180 a) – Administrative expenses – Personnel expense” in the Income Statement, as a contra-item to the increase in shareholders’ equity, for an amount corresponding to the fair value of the equity instruments assigned at the “grant date” and vesting at the financial statement date.

If the equity instruments assigned vest immediately, it must be presumed that the services provided by the counterparties have been received; if the equity instruments only vest at the end of a specific service provision period, it must be presumed that the services provided by the counterparty will be received in the future, during the vesting period.

After having recognised the services received and the corresponding increase in shareholders’ equity, in compliance with the above provisions, no adjustments need to be made to total shareholders’ equity after the vesting date. However, this provision does not prevent the recognition of a transfer within shareholders’ equity, for example a transfer from one component of shareholders’ equity to another.

2) cash-settled share-based payments to employees

All deferred components are supplied in “Performance Units”, i.e. “virtual” share units, which will be settled in cash based on changes in the value of the underlying shares between the beginning of the assignment of the “virtual shares” and vesting of the same. The value of the incentive is therefore connected with the change in share value and with minimum performance levels benchmarked with pre-set economic and effectiveness indicators.

Related charges are posted to items “180 a) – Administrative expenses – Personnel expenses” and “100 – Other liabilities” upon occurrence of expected conditions.

Financial liabilities are measured at fair value by applying a model for measurement of the option price, considering the terms and conditions according to which the revaluation rights have been assigned and the extent to which the staff rendered its services until that date.

Until settlement of the liability, the related fair value is re-determined at each balance-sheet closing date and at the settlement date, with all changes in fair value being recognised in the Income Statement.

• RECOGNITION OF REVENUES AND RELATED COSTS

Revenues are recognised when they are collected or when it is likely that future economic benefits will be received and may be reliably measured. More specifically:

•	dividends are recognised to the Income Statement as at the date of the Shareholders’ Meeting resolution approving their distribution;

•	interest is recognised on the basis of the contractual interest rate, or effective rate if the amortised cost is applied;

•	revenues deriving from the sale of non-financial assets are recognised on completion of the sale;

•	fee and commission income and income deriving from the provision of services are recognised in the financial statements during the period in which the services are provided.

Costs incurred for the provision of services and costs to be incurred to complete the provision are recognised to the Income Statement in the same accounting period as the related revenues.

If cost-revenue association is not feasible, the costs are immediately recognised to the Income Statement in the year in which they are incurred.

• ACCOUNTING OF NEGATIVE INTEREST ON FINANCIAL ASSETS AND LIABILITIES

In the 2015 Financial Statements, the Group entered the interest calculated at negative rates on lending and borrowing transactions consistently with the instructions given by the EBA for the purpose of “FINREP” reporting, with preference given to the credit/debit convention sign of the P&L item rather than to the nature of the balance sheet item, adjusting the previous approach used by the Group and the majority of Italian banks.

Loan charges were therefore included in the Financial Statement under item “20—Interest expense and similar charges” and the income from funding transactions under item “10—Interest income and similar revenues”.

For financial year 2015 the amounts of expense and income are respectively EUR 1.8 mln and EUR 0.5 mln.

No changes were made to the comparative data for 2014 considering the irrelevance of this item as at 31 December 2014.

• NON-RECURRING EXPENSES FOR MAINTENANCE ON THIRD PARTY PROPERTY

This relates to costs incurred for the renovation of third party properties that can be capitalised as the rental agreement establishes a form of control over the asset and the Bank can therefore expect future economic benefits. These expenses are amortised over the residual duration of the lease and are recognised in full to the Income Statement in the event of vacation of the premises prior to expiry of the lease.

These costs are recognised to “Other assets” in accordance with the Bank of Italy instructions on financial statements, which only require such costs to be recognised as “Property and equipment” when expenses for the improvement of third party assets can be identified and separated.

The amortisation provision for the period is allocated to the Income Statement under “Other operating expenses and income”.

• REPURCHASE AGREEMENTS UPON REPURCHASED OWN SECURITIES

Repurchase agreements (liabilities) with repurchased own securities as underlying are recognised as new placement on the securities market by increasing liabilities of securities issued (repurchase agreements—liabilities), with recognition of the obligation to repay securities at repo maturity, for the purposes of interest rate and liquidity risk disclosure as per Part E of the Explanatory Notes.

Similarly, repurchase agreement transactions with banking and financial counterparties with securities issued by the same entities as underlying are entered in purchased securities portfolios, with recognition of the commitment to resell these securities at repo maturity.

• BUSINESS COMBINATIONS

Business combinations are governed by the provisions of IFRS 3 – Business Combinations. The standard was modified by the IASB in January 2008 and adopted by Regulation EC no. 495 published on 3/06/2009, with mandatory effect as of financial years that start on or after 1 July 20099.

• BUSINESS COMBINATIONS AMONG ENTITIES UNDER COMMON CONTROL

Business combinations among entities under common control are not covered by the scope of application of IFRS 3, nor are they addressed by other IFRSs; therefore, they are defined in reference to the provisions of IAS 8—Accounting Policies, Changes in Accounting Estimates and Errors.

They are therefore accounted for in line with the instructions of IAS 8, paragraph 10: as by nature these transactions have no significant influence on the cash flows of the merged companies, the “general principle of continuity of values” must be applied.

IAS/IFRS provide specific reference guidelines (paragraphs 10–12, IAS 8) if a transaction is not covered by IAS/IFRS, requiring management to also consider the most recent pronouncements of other standard-setting bodies that use a similar conceptual framework to develop accounting standards.

For transactions of this kind, the assets and liabilities of the combined entities are recognised at their historical (book) values, instead of their respective fair values. This concept was basically implemented at national level by the Italian Auditors’ Association, Assirevi, through Preliminary Guidance (OPI document) no. 2 “Accounting treatment of mergers in financial statements”.

[9]	Given the Banca Carige Group did not avail itself of the option of early application of the standard, the date of entry into force is 1 January 2010.

MERGER BY ABSORPTION OF CASSA DI RISPARMIO DI SAVONA, CASSA DI RISPARMIO DI CARRARA, COLUMBUS CARIGE IMMOBILIARE AND IMMOBILIARE CARISA INTO BANCA CARIGE

On 30 June 2015, the Boards of Directors of Banca Carige, Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A., and the Sole Directors of the real estate companies, Columbus Carige Immobiliare S.p.A. and Immobiliare Carisa S.r.l., approved the proposed merger by absorption of the afore-mentioned subsidiaries into Banca Carige.

Following the authorisation of the Bank of Italy, the Merger was finally resolved upon by the extraordinary meeting of 27 October 2015, approving the relative project pursuant to art. 2501-ter of the Italian Civil Code, on the basis of the Half-Year Financial Report of Banca Carige as at 30 June 2015 and the balance sheet of the to-be-merged companies on the same date, 30 June 2015.

In the case of intra-group mergers, back-dating of accounting and fiscal effects is permitted, whereby the profit (loss) for the portion of the financial year of the merged company for the period from the start of the financial year to the date of legal effect of the merger belongs to the merging company.

For accounting purposes, the transactions of the merged companies were entered in the financial statements of the Parent Company as of 1 January 2015. The fiscal effects also began from the same date. The statutory effects of the merger were instead applied from 23 November 2015 for Cassa di Risparmio di Savona, 14 December 2015 for Cassa di Risparmio di Carrara, and 31 December 2015 for the two real estate companies.

• FAIR VALUE MEASUREMENT METHOD

IFRS 13 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in a normal transaction between market participants as at the measurement date.

Therefore, it is a sort of “exit price” under current market conditions, regardless of whether that price is directly observable or estimated using valuation techniques.

IFRS 13 indicates that, in calculating the fair value:

•	the prices on the principal market must be identified (taken to mean the market with the greatest volume or level of activity) or, in its absence, on the most advantageous market;

•	fair value must be measured using the assumptions that the market participants would use to price an asset or liability, assuming that market participants act in their best interest;

•	it recognises the distinction between a price quoted on an active market and a price not quoted on an active market.

IFRS 7 requires financial disclosures to indicate the fair value of each class of financial asset and liability, so it can be compared with the associated book value.

Equity instruments for which the fair value cannot be reliably determined are valued at cost.

1. Financial instruments

a) Securities and derivative contracts

The fair value of financial instruments corresponds to the listed price for instruments listed on active markets, and to the value calculated through the use of valuation techniques for other instruments.

A financial instrument is considered listed on an active market when its price is readily and regularly available from stock exchanges, operators, intermediaries or pricing agencies and when this price represents actual arm’s length transactions taking place on a regular basis as standard, or potential transactions that could take place on such bases.

This category includes instruments admitted to trading on regulated markets or systematically traded through “alternative trading” systems10, whose prices are considered to be “meaningful”, together with those obtainable from leading intermediaries on other markets, when the prices proposed represent potential transactions.

A regulated market does not guarantee the presence of “meaningful” prices when at least one of the following conditions apply:

•	trading is highly infrequent and volumes are of little significance;

•	there is no information on volumes and trading and the pricing methods are considered unreliable or are no longer published;

•	there is insufficient “breadth” and “depth” to the market.

An alternative trading system or a contributor does not guarantee the presence of “meaningful” prices when at least one of the following conditions apply:

•	trading is highly infrequent and volumes are of little significance;

•	there is no information on volumes and trading;

•	there are not at least two contributors of high standing, who continuously publish “aligned” prices over time on Bloomberg or Reuters pages.

For financial instruments listed on active markets, the current “cash” or “bid” price is used for financial assets held and the current “offer” or “ask” price is required for existing financial liabilities.

If the bid and ask prices are not available, the price of the most recent transaction may provide an indication of the current fair value.

For equivalent financial assets and liabilities, with matching positions in terms of market risk, mid-market prices are used instead of the bid or ask price as a basis for measuring fair value.

All the prices considered are those obtained as at year end.

For units in UCITs, including hedge funds, if no price is available on an active market, the value published by the asset management company is used.

For financial instruments not listed on active markets, if there are no recent market transactions to use as reference, the fair value is calculated using valuation techniques to establish the price of a hypothetical arm’s length transaction, as at the measurement date.

Theoretical measurement is performed using specific internal pricing models developed in accordance with financial best practices, namely employing measurement techniques generally used by market participants to establish fair value, e.g.: discounting of future cash flows, determination of discount rates, use of credit spreads, if necessary referring to those of similar financial instruments, option measurement models, interest rate, exchange rate and price volatility, and any other necessary measure to determine a theoretical price for the financial instrument in question.

[10]	Secondary markets not officially regulated on which financial instruments already issued are systematically traded on the basis of pre-established transparent rules and conditions known to all participants concerned.

The measurement methods established for each unlisted financial instrument are adopted consistently in the long term, unless amendments or improvements are considered appropriate.

All parameters of the models used are based on the market conditions prevailing at the end of the reporting periods.

The fair value of derivative contracts includes the valuation of counterparty credit risk, if the fair value is positive (Credit valuation adjustment—CVA), or valuation of own credit risk, if the fair value is negative (Debit valuation adjustment—DVA); derivative contracts subject to margin trading (CSA agreements) are excluded from calculation of the CVA and DVA.

The fair value of bonds issued includes the evaluation of own creditworthiness (Own Credit risk Adjustment—OCA).

b) Other financial instruments

The fair value of the financial instruments other than securities issued or in the portfolio and derivative contracts, to be disclosed in the tables of the explanatory notes, is measured by using a Discounted Cash Flow type analysis method.

A risk neutral approach is applied, using PD and LGD risk parameters to calculate the expected value of future cash flows; cash flows are discounted using a risk-free discount factor.

For payables, own creditworthiness is evaluated using the same criteria adopted for bonds issued. For the following cases, it is presumed that the book value is a reasonable approximation of fair value, comparable to level 3 of the fair value hierarchy:

1. non-performing loans;

2. short-term receivables and payables.

With reference to non-performing loans, this approximation is based on the assumption that the lack of a sufficiently large number of transactions for these financial assets does not allow the adoption of observable market parameters, with particular reference to the discount rate components (which would also include the market premium for risks and uncertainties).

By virtue of this, the estimated fair value depends mainly on the current portfolio management model and the relative collection methods, and does not appear to be specifically influenced by the evolution of rates of return demanded by the market.

The internal methods of calculating the fair value (so-called exit price) of the loans portfolio are therefore more sensitive to the loss of value forecasts, the result of a subjective valuation, expressed by the position manager, with reference to the estimated cash flows expected from collection and related timing.

It is not possible therefore to exclude that the price of any sales to third parties could deviate from the fair value indicated for the purposes of financial reporting.

2. Non-financial assets

Measurement of the fair value of a non-financial asset must consider the capacity of market participants to generate economic benefits by employing the asset in its highest and best use or selling the asset to whichever entity can guarantee said use.

The use of the above makes reference to the use of an asset by market participants which should maximise the value of the asset or group of assets and liabilities in which the asset should be used, considering the uses of the asset which are physically possible, legally admissible and financially feasible at the measurement date.

For owned property held for investment purposes, the fair value is required for disclosure in the explanatory note tables.

This category of property is classified by the Group in level 2 of the fair value Hierarchy, as this is calculated on the basis of observable data and information, other than the prices listed on active markets.

In particular, the fair value is determined using the market data and the parameters of the National Observatory on Real Estate of the Revenue Agency and at least two independent Info Providers.

• RULES FOR RECLASSIFYING FINANCIAL INSTRUMENTS

Details of the reclassifications, and related profit and loss and balance sheet effects, performed by the Group are described in Part A—Accounting Policies, Section A.3 “Information on transfers between portfolios of financial assets” of the Explanatory Notes. This is a disclosure required by Circular 262 of the Bank of Italy – Bank Financial Statements: Schemes and rules for preparation which acknowledged the changes introduced by the amendments IAS 39 and IFRS 7 in October 2008. These changes authorise the reclassification of debt instruments designated at fair value from the HFT (held for trading) category in rare circumstances and when the financial asset is no longer held for sale or short-term repurchase11. Specifically, financial assets held for trading may be reclassified to AFS, HTM and Loans & Receivables (if the definition of “Loans & Receivables” is satisfied as at the reclassification date). This is strictly forbidden for derivatives and financial instruments recognised at fair value through profit or loss (fair value option).

The regulatory action also concerned the option of reclassifying debt instruments from AFS to L&R if the conditions envisaged for their inclusion in such a category are met.

For transfers from the HFT category, the reclassified financial asset is recognised to the new category (AFS, HTM or L&R) at its fair value as at the reclassification date. Past gains or losses recognised to the Income Statement (including any capital gains or losses from measurement) must not be written off. The fair value of the financial asset as at the reclassification date represents the new cost or amortised cost and from that moment on the effective rate of return must be calculated for use in recognising interest to the income statement.

For reclassification from the AFS category also, the reclassified financial asset is recognised to the new category (HTM or L&R) at its fair value as at the reclassification date; this value represents the amortised cost of the instrument and interest is recognised to the income statement according to the effective rate of return calculated on the reclassification date. Gains or losses previously recognised to the valuation reserve for AFS securities, if referring to an instrument with a predetermined maturity, are amortised on a straight line basis according to the amortised cost method, whilst instruments without a predetermined maturity are suspended in the reserve until their sale or settlement.

For transfers from the HTM category to AFS, the value of the security is adjusted to its fair value as at the date of transfer, and the difference between the book value and fair value as at the date of transfer is posted to the AFS reserve and retained until the asset is cancelled from the financial statements.

[11]	The reclassification is not permitted for hybrid instruments for which the embedded derivative cannot be separated.

• DETERMINATION OF THE FAIR VALUE HIERARCHY

As required by reference IAS/IFRS regulations (IFRS 13—Fair Value Measurement) and in compliance with the provisions of Circular no. 262 of 22 December 2005 “Bank financial statements: schemes and rules for preparation” issued by the Bank of Italy, the Banca Carige Group provides, for each class of financial instrument and non-financial instrument, the fair value hierarchy level at which the individual instruments were classified (see Section A.4 for details).

The fair value hierarchy is comprised of the following levels, in decreasing order of priority:

•	level 1: the fair value is determined directly on the basis of quoted prices observed in active markets for assets or liabilities that are identical to the ones being measured; specific emphasis is placed on determining the principal market or, in its absence, the most advantageous market as well as the possibility that the firm preparing the financial statements can carry out the transaction at market price on the date of measurement;

•	level 2: fair value is calculated on the basis of inputs other than quoted prices referred to in level 1 which are directly or indirectly observable;

•	level 3: fair value is calculated on the basis of unobservable inputs and is based on the assumptions it is presumed market participants would make to calculate the value of the instrument.

The inputs used to calculate the fair value of an instrument could be categorised into different levels of the fair value hierarchy; in these cases, the instrument is classified in its entirety in the same level of the hierarchy in which the lowest level input is classified.

In the event significant adjustments are made to level 2 inputs with respect to the total fair value of the instrument, the latter is classified in level 3 of the fair value hierarchy if these adjustments use significant unobservable inputs.

• PROCEDURES FOR DETERMINING THE IMPAIRMENT OF SECURITIES IN THE PORTFOLIO

Securities classified as Financial assets available for sale, and loans and receivables are periodically tested for impairment to identify any objective evidence of significant or durable loss of value.

At the end of each annual or interim reporting period, impairment testing is performed and any impairment is recognised to the income statement, at market prices for listed financial instruments and at the current value of estimated future cash flows (discounted at the effective interest rate) for unlisted instruments. A negative change in fair value is considered for impairment testing purposes only if it is deemed permanent; in this case, the cumulative loss for the year and any shareholders’ equity reserves are recognised to the income statement.

The impairment testing process is triggered by one of the following conditions: a decrease in fair value greater than 20% (for unstructured debt securities) or 25% (for equities and structured debt securities) compared to their book value, or a persistent and constant decrease in fair value for more than 12 months (debt securities) or 18 months (for other financial instruments).

With reference solely to equity instruments (Shares, Mutual Funds, Private Equity, Hedge Funds, etc.), if the quantitative parameters indicated below are exceeded, this determines, in any case, the “automatic impairment”:

•	Severity greater than 30% or

•	Durability greater than 24 months.

With regard to debt securities, following the quantitative stage described above, before recognition of impairment, a qualitative assessment is performed for each financial instrument, including an analysis of issuer fundamentals.

The securities selected in the quantitative phase and not subject to the recognition of “automatic” impairment are subject, upon preparation of half-year and full-year reports, to an additional qualitative assessment phase targeted at a prior verification of the actual existence of the requirements of loss durability and severity, also in relative terms, in particular with respect to the performance of their respective markets/sectors, except for exceptional and justified cases, over a time period of 12 (debt instruments) or 18 months (equity instruments) prior to the date of the impairment test, in order to support any decisions on whether to impair the securities or not. The longest observation period for the latter is related to their higher volatility.

When there is objective evidence of impairment, the following action is taken:

•	L&R or HTM investments recognised at amortised cost: impairment is measured as the difference between the book value of the asset and the present value of estimated future cash flows (excluding unrealised future losses), discounted at the original effective interest rate of the financial asset (e.g. the effective interest rate calculated on initial recognition);

•	AFS financial assets: as required by paragraph 67, IAS 39, “the cumulative loss that had been recognised in other comprehensive income shall be reclassified from equity to profit or loss as a reclassification adjustment even though the financial asset has not been derecognised”. In practice, the difference between the current amortised cost and the fair value as at the reference date is recognised in profit or loss as a contra-entry to the:

•	reversal from the AFS valuation reserve of the previous year and

•	decrease in securities by an amount equal to the difference between the carrying amount and the related fair value as at the date of reference.

• USE OF ESTIMATES AND ASSUMPTIONS FOR THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

Preparation of the consolidated financial statements requires the use of estimates and assumptions for the calculation of certain cost and revenue components and for the valuation of assets and liabilities. Estimates and assumptions are more likely to be used for the fair value measurement of goodwill and amounts recognised in relation to financial assets, with particular reference to assets available for sale and loans to customers, the quantification of provisions for personnel, provisions for risks and charges, and tax items. Even if the current macroeconomic situation and high volatility of financial markets make measurement of credit risk, valuation of financial instruments, assessment of impairment losses on available-for-sale (AFS) securities and goodwill more complicated and require an analysis of the effects that these assessments might have, no indicators have emerged in the Group’s capital and financial structure or in its operating performance which may raise uncertainties over its going concern assumptions. For further information, see Section A.1—General Part, Section 2 - Preparation criteria

Loans were classified according to strict guidelines which are reflective of the consequences of the negative developments in the economic environment; loan-related valuations were estimated on the basis of evidence emerging from the monitoring of existing relations with borrowers and their economic-financial situation.

It should be noted that an extension or worsening of the current economic-financial crisis may cause a further deterioration of the debtors and issuers’ financial conditions, which may translate into higher losses on loans granted or on financial assets purchased than those currently estimated and accordingly considered during preparation of this financial report.

During preparation of the consolidated financial statements, tests were performed to determine any impairment of available-for-sale securities through an analysis aimed at assessing whether there is any indication of their impairment and determining their depreciation, if necessary. In the twelve-month period, some AFS securities were impaired with economic effects amounting to EUR 1.8 mln.

• ACCOUNTING TREATMENT OF THE EQUITY INVESTMENT HELD IN THE BANK OF ITALY

Lastly, with reference to the uncertainties relating to the accounting methods for the new stakes in the Bank of Italy (details of which can be found in full in the financial statements at 31 December 2014) note that to date no accounting interpretations are known to be in use other those followed by the Group.

• CONSOB PROCEEDINGS UNDER ARTICLES 157, PARA. 2 (IMPUGNATION OF 2013 FINANCIAL STATEMENTS) AND 154-TER OF THE CONSOLIDATED LAW ON FINANCE

The Italian Securities and Exchange Commission, Consob, served a writ of summons on the Bank pursuant to art. 157, para. 2, of the Consolidated Law on Finance on 9 January 2015 (which was disclosed by the Bank via a press release on the same day), to notify that a civil case was initiated in the Court of Genoa requesting: (i) issuance of a declaration of nullity or annulment of the Shareholders’ Meeting resolution of 30 April 2014 for approval of Banca Carige’s separate Financial Statements as at 31 December 2013 on grounds of alleged non-compliance of said Financial Statements with financial reporting standards, namely IAS 1, 8 and 36, as well as (ii) ascertainment of non-compliance of the Consolidated Financial Statements with the afore-mentioned accounting standards.

In the writ of summons, Consob specifically raised a claim against Banca Carige’s disagreement with the methods used to address the findings reported in its Ruling no. 18758 of 10 January 2014, concerning restatement -under IAS 8- of the goodwill amounts and equity investments held in the banking and insurance subsidiaries for the year ending 31 December 2012. According to Consob, the claimed infringements are alleged to have resulted in a breach of the general principle of accrual accounting.

The first hearing has been scheduled for 19 May 2015 and, pursuant to the Code of Civil Procedure, the deadline for Banca Carige to appear in court (or respond in writing to the court) was set to 27 April 2015.

In this connection, it is noted that in its interim report as at 30 September 2013, the Bank autonomously resolved to reduce to a major extent the carrying amounts of goodwill and equity investments recognised in the financial statements as at 31 December 2012 (which were challenged by Consob in its ruling of 10 January 2014);

In the Bank’s opinion, the alleged breach of the general principle of accrual accounting, relating to items in the financial statements of an evaluative nature originally referring to financial year 2012, is assumed to only have caused a different breakdown of the charge associated with the impairment of goodwill amounts and equity investments in the profit and loss accounts of the 2012 and 2013 financial statements, without causing any changes in the balance-sheet balances of the challenged items as at 31 December 2013.

It is noted that Consob findings presented in its ruling no. 18758 of 10 January 2014 were thoroughly and exhaustively disclosed to the public by the Bank, particularly in both the Full-Year Report as at 31 December 2013, with supplementary information as requested by Consob, and the Half-Year Report as at 30 June 2014, as well as in the press releases issued on 22 January 2014, 27 March 2014, 28 April 2014 and 1 August 2014, and in the Prospectus for the Bank’s Rights Issue published on 13 June 2014, following approval notified with Note registered under protocol no. 0049116/14 of 11 June 2014.

Below is a reconstruction of the facts preceding and following the afore-mentioned Consob ruling. With its note of 8 November 2013, Consob informed Banca Carige that, as a result of its preliminary investigation, assumptions of non-compliance had emerged with regard to the accounting standards applicable to the Bank’s separate and consolidated full-year report as at 31 December 2012 and condensed consolidated half-year report as at 30 June 2013, with specific reference to the accounting treatment of:

(i)	goodwill allocated to the Bank’s Cash Generating Units (hereinafter the “Bank’s CGUs”),

(ii)	investments held in subsidiary banks,

(iii)	investments held by the Issuer in the insurance companies (Carige Vita Nuova and Carige Assicurazioni), and

(iv)	the shareholding in the Bank of Italy;

Specifically, the shortfalls and vulnerabilities raised by Consob:

•	in relation to the 2012 consolidated full-year report concerned:

(i)	impairment testing of the Bank’s CGUs. In particular:

(a)	the use of a time horizon of 10 years for the assessment of future cash flows for the CGUs Banca Carige Italia and Banca del Monte di Lucca, which is claimed not to be compliant with IAS 36 inasmuch as the issuer’s ability to make accurate cash flow projections, based on previous experience, for periods of over five years is maintained not to be supported by evidence;

(b)	assumptions of balance sheet, P&L and rates growth included in projections are claimed not to be based on reasonable and supportable assumptions or reflected in external evidence;

(c)	the adoption of Advanced Internal Rating Based (AIRB) models for an estimate of risk-weighted assets is claimed to constitute an unreasonable and unverifiable assumption; due to the fact that it may improve or enhance future cash flows, it would not even be allowed.

(ii)	the value of the stake in the Bank of Italy which should have been recognised at cost and not pro-rata to the shareholders’ equity as it is deemed non-expressive of fair value;

•	with reference to the Bank’s Financial Statements for the year ending 31 December 2012, the findings concerned:

(i)	the same vulnerabilities identified in the consolidated report with regard to the book value of shareholdings in banks;

(ii)	the valuation of insurance subsidiaries (Carige Vita Nuova and Carige Assicurazioni) which is claimed to have been made by applying discount rates which do not adequately consider the specific risks associated with the estimated cash flows;

(iii)	the value of the stake in the Bank of Italy which should have been recognised at cost and not pro-rata to the shareholders’ equity as it is deemed non-expressive of fair value.

•	The findings and vulnerabilities identified in the half-year condensed consolidated Financial Statements as at 30 June 2013, are the same as those raised in the 2012 Consolidated Financial Statements.

Banca Carige, with the support of dependable external consultants, submitted its considerations to Consob about the afore-mentioned facts and circumstances with its note of 2 December 2013, expressing its disagreement with Consob’s findings and later supplementing its note with further documentation transmitted on 13 and 20 December 2013.

On 10 January 2014, Consob issued Ruling 18758, regarding the verification of non-compliance of the Issuer’s consolidated and separate financial statements at 31 December 2012 and Banca Carige’s condensed consolidated half-year financial statements as at 30 June 2013 with financial reporting standards. In its ruling, Consob also requested the Bank to publish the following additional disclosures, pursuant to Article 154-ter, paragraph 7, of the Consolidated Law on Finance:

•	“shortfalls and vulnerabilities raised by Consob in terms of accounting accuracy of the above-mentioned financial statements;

•	applicable international accounting standards and breaches identified;

•	preparation of pro-forma consolidated financial statements – inclusive of comparative data – illustrating the effects that a standards-compliant treatment would have had on the balance sheet, income statement and net equity for 2012 and the first half of 2013, for which incorrect information was provided”.

Banca Carige provided the market with the elements of information requested by Consob with a specific press release issued on 22 January 2014. In said press release, Banca Carige said that it did not agree with the judgment of non-compliance issued by Consob, noting that the Bank had already written down the goodwill of the banking CGUs in the interim financial report at 30 September 2013, with the consequent recognition of the impairment in its accounts, pointing out that the alleged non-compliance essentially regarded the measurement of items in the financial statements of a strictly evaluative nature, for which any restatement would have no monetary effect or impact on the regulatory capital of the Bank and the Group. However, in order to avoid any divergences with Consob concerning the interpretation and application of accounting standards, taking due account of the importance of the Bank in the capital markets, and in the spirit of its ongoing cooperation with the authorities, Banca Carige decided to apply IAS 8 in the preparation of the 2013 consolidated financial statements, with reference to:

(a)	the measurement of the equity investment in the Bank of Italy, recognizing the interest at cost in the financial statements as at 31 December 2012 and earlier, rather than at the pro-rated value of the equity held (as Consob – in its Ruling of 10 January 2014 – considered the equity value as not reflective of its fair value);

(b)	information provided in the Explanatory Notes to the 2012 Consolidated Financial Statements, with reference to the impairment test on goodwill for the CGUs Banca Carige Italia and Banca del Monte di Lucca.

In light of the reasons given by the Bank during discussions with Consob and disclosure periodically provided to Consob and the market, the Bank -partly on the basis of opinions issued by highly reputed professionals- deems the risk of losing the civil case initiated by Consob unlikely and has therefore not proceeded with the re-statement of comparative data for 2013. Moreover, this evaluation is corroborated by other elements, including the preliminary status of judgement, the absence—in the writ of summons—of any indications concerning the amount of loan loss provisions required and nature of claims, with reference being made to choices which fall within the technical discretion of the preparer of the financial statements.

In light of the above, the Bank is confident that the Judicial Authority will confirm the fairness of its conduct and compliance of its financial statements with financial reporting standards.

• DISPOSAL OF INSURANCE COMPANIES – GUARANTEES AND COMMITMENTS

On 5 June 2015, Banca Carige S.p.A. and Primavera Holdings S.r.l., a company controlled by funds affiliated to Apollo Global Management LLC, completed the disposal of the entire share capital held by Banca Carige in Carige Vita Nuova S.p.A. and in Carige Assicurazioni S.p.A The deconsolidation of the two insurance subsidiaries was based on the latest available IAS/IFRS-based balance sheet and P&L results approved by the respective Boards of Directors and subject to a limited review (as at 31 March 2015) by the independent auditing firm.

On the date of disposal, a distribution agreement valid until 31 December 2024 and renewable for a similar period, was entered into by Banca Carige, the Group’s banks (excluding Banca Cesare Ponti) and Creditis (hereinafter also the “Distributors”) with the Insurance Companies for the distribution of the Insurance Companies’ life and non-life insurance products, in line with the insurance distribution plan, against payment of contractually defined commissions to the Distributors.

The distribution agreement includes: (i) in non-life, Banca Carige’s commitment to guaranteeing that, for the entire duration of the agreements, the Distributors should place Carige Assicurazioni products in Italy for an amount of at least 75% (with a tolerance threshold up to 70%) of the insurance distribution generated on an aggregate basis by said Distributors (to be calculated in gross premium terms), and (ii) in life, the exclusive distribution of Carige Vita Nuova products for the entire duration of the agreement by the Distributors who, except for certain products, shall not distribute third-party insurance products for a share larger than 2% (with a tolerance threshold of up to 5%) of the insurance distribution generated on an aggregate basis by said Distributors (to be calculated in terms of gross premiums) and Banca Carige’s commitment to ensuring that the minimum distribution targets of 30% of the annual targets set in the contract are not breached for three consecutive years. If the commitment to distributing the non-life insurance products under item (i) above and/or the exclusivity commitment for the life insurance products under item (ii) above are breached, the Insurance Companies will be entitled to terminate the Distribution Agreement, subject to a notice to comply pursuant to article 1454 of the Italian Civil Code, under certain specific conditions and without prejudice to the possibility of remedying such non-fulfilment. If the Distribution Agreement is terminated, the Insurance Companies are entitled to require Banca Carige to pay an all-inclusive amount (as a penalty and/or as compensation for damages), decreasing over time, in proportion to the residual term of the Distribution Agreement, which, in any case, shall not exceed the amount of EUR 200 mln with respect to the distribution of life insurance products and EUR 10 mln with respect to the distribution of non-life insurance products, it being understood that the overall aggregate amount of the foregoing penalty shall not exceed EUR 200 mln.

As far as life insurance is concerned, during the first term of the Distribution Agreement (i.e. until 31 December 2024), a mechanism is envisaged for the annual offsetting of commissions arising from the distribution of insurance products, whereby, if underperformance exceeds 10% of planned targets, increasing penalties are calculated in proportion to the target gap for up to a maximum yearly amount of EUR 20 mln (EUR 16 mln for traditional life products - Line 1 and EUR 4 mln for unit-linked products - Line III). The distribution agreement also includes the possibility of compensation with periods in which the set targets are exceeded. Any amount payable by Banca Carige by way of compensation for fees and/or penalties and/or settlement of damages claimed shall however not exceed the aggregate amount of EUR 200 mln.

Banca Carige constantly monitors, including for operational management purposes, Line I and Line III life insurance production performance. In 2015 (first relevant year for the purposes of the agreement), the production targets were exceeded for both Line I and Line III life insurance products; this resulted in a surplus that Banca Carige may use for reducing potential future penalties.

In the light of targets achieved in 2015, market figures and assessments made, the Bank believes that the production targets for the financial years after 2015 can be reached; the conditions set out in paragraph 14 of IAS 37 for recognition of a provisions are therefore not met.

Finally, the Sales and Purchase Agreement envisaged:

•	granting a five-year loan (“vendor loan”) to Primavera Holdings S.r.l. at market rates for an amount corresponding to 25% of the overall sales price; This loan was disbursed at the closing date;

•	as part of the warranties and indemnities, concerning, among other aspects, (i) the financial statements for the year 2013 and, as for the Insurance Companies, compliance of the company books, accounting records and the Half-Year Report as at 30 June 2014 with the law and the applicable accounting principles; (ii) tax obligations; (iii) claims reserves of Carige Assicurazioni ; (iv) pending lawsuits against the Insurance Companies; (v) legal disputes; (vi) the outcome of inspections conducted by the Supervisory Authority; (vii) compliance with laws on employment, social security and personal data protection ; (viii) compliance with regulations applicable to business conducted; (ix) legal title on real estate; and (x) the content of relevant contracts and those entered into with the other companies belonging to the Carige Group.

In particular, indemnities are possibly envisaged for claim settlements exceeding the allocated reserves, with the scope limited to certain identified policies, and litigations for amounts exceeding provisions taken; indemnities, if any, will however be subject to a deductible borne by the purchaser. Under the Sales and Purchase Agreement, excess mechanisms are envisaged for the payment of compensation (amounting to approximately EUR 19.8 mln), below which Banca Carige is not liable for compensation, as well as an overall cap equal to 32% of the purchase price (i.e. approximately EUR 99 mln), and mechanisms for the allocation of the costs relating to the past operations of the Insurance Companies exceeding that excess between Primavera Holdings S.r.l. (20%) and Banca Carige (80%).

In line with the foregoing, in these consolidated Financial Statements, EUR 1.1 mln provisions for risks and charges were set aside under IAS 37. No provision is, instead, shown for indemnities relating to the settlement of claims exceeding allocated reserves, as the conditions set forth by Art. 14 of IAS 37 are not met.

A.3 - INFORMATION ON TRANSFERS BETWEEN PORTFOLIOS OF FINANCIAL ASSETS

In prior periods, the Group reclassified financial assets according to the provisions of IAS 39; had the Group not taken the option of reclassifying the foregoing financial assets, negative income components for an amount of EUR 461 thousand instead of EUR 90 thousand would have been recognised for the year.

A.3.1 Reclassified financial assets: book value, fair value and effects on comprehensive income

Type of financial instrument	Portfolio prior to transfer	Portfolio after transfer	Book value as at 31/12/2015	Fair Value as at 31/12/2015	Income components in the absence of transfers (before tax)		Income components recognised during the period (before tax)
					From measurement	Other	From measurement	Other
Debt securities	HFT	AFS	—	—	—	—	—	—
Equity instruments	HFT	AFS	—	—	—	—	—	—
Units in UCITS	HFT	AFS	1,267	1,267	(90)		(90)
Debt securities	HFT	L&R	6,108	5,670	(371)	287	—	195
Debt securities	AFS	L&R	—	—	—	71	—	99

Total			7,375	6,937	(461)	358	(90)	294

A.3.2 Reclassified financial assets: effects on comprehensive income prior to transfer

In the financial year in which the reclassification takes place, IFRS 7 requires that the effects on comprehensive income be shown prior to the transfer. In this regard, it is reported that during financial year 2015 no portfolio transfers occurred and there is therefore no information to be provided.

A.3.3 Transfer of financial assets held for trading

For the rationale of the reclassification, please refer to paragraph A.3.1. above. In addition, it is reported that for the reclassifications effected by the Group in the past, the IABS expressly considered the deterioration of world financial markets observed in the third quarter of 2008, as an example of “rare circumstances”, as was indicated in a press release of 13 October 2008.

A.3.4 Effective interest rate and cash flows expected from the reclassified assets

The debt securities portfolio reclassified to L&R (Loans & Receivables) for a nominal value of EUR 5.6 mln has an average effective interest rate of 2.76% with expected cash flows estimated at EUR 6.4 mln.

A.4 – INFORMATION ON FAIR VALUE

Qualitative information

A.4.1 Fair value levels 2 and 3: valuation techniques and inputs used

When the market does not have a sufficient and continuous number of transactions, bid-ask spread and insufficiently contained volatility, which characterise level 1 of the fair value hierarchy, special valuation methods are used, including theoretical models which, largely making use of observable market parameters, can determine an appropriate fair value for financial instruments.

In the event no valuations of financial instruments from reliable sources are available (even if said prices do not qualify as effective market quotes), the fair value can be calculated by using valuation techniques which aim to ultimately establish the price the instrument would have had, at the valuation date, in an arm’s length transaction driven by normal business considerations. These techniques include:

•	reference to market values indirectly related to the instrument to be valued and taken from similar instruments in terms of their risk characteristics (comparable approach);

•	valuations made by using, even only partially, inputs not taken from parameters observable on the market, for which use is made of estimates and assumptions made by the analyst (Mark to Model).

Choosing from the aforementioned methods is not optional, given that these must be applied in hierarchical order: if, in particular, a price expressed by an active market is available, one of the other valuation approaches cannot be used.

More specifically, the guidelines used to attribute fair value levels 2 or 3 to the financial instruments are:

1.	Valuation Techniques (Comparable Approach) – Fair value level 2. The valuation is not based on significant prices of the financial instrument to be valued, but on indicative valuations available from reliable info-providers or on prices determined by using an appropriate calculation method (pricing model) and observable market parameters, including credit spreads taken from the official quotes of substantially similar instruments in terms of risk factors. If calculation methods are used (pricing models) in the comparable approach, these allow the reproduction of the prices of financial instruments listed on active markets (calibration of the model) without including discretional parameters – i.e. parameters whose value cannot be deduced from prices of financial instruments on active markets or cannot be fixed on levels as such to replicate prices on active markets – in such a way as to influence the final valuation in a determining manner.

2.	Valuation Techniques (Mark to Model Approach) – Fair value level 3. Valuations are made by using different inputs, not all directly taken from observable market parameters and therefore entail estimates and assumptions by the analyst. In particular, this approach requires the valuation of the financial instrument to be conducted by using a calculation method (pricing model) which is based, among other things, on specific hypotheses or assumptions that, on the basis of the instrument to be valued, may concern:

•	the development of future cash flows, which may be affected by future events that may be attributed probabilities presumed from past experience or on the basis of behavioural hypotheses;

•	the level of specific input parameters not listed on active markets, for which information acquired from prices and spreads observed on the market is in any case preferred; where this is not available, past data on the specific risk of the underlying asset or specialised reports are used (e.g. reports prepared by rating agencies or primary market players);

•	the reference to all possible relevant information available, even accounting information, including, for example, the value of shareholders’ equity in the case of interests or shareholdings in unlisted companies.

A.4.2 Processes and sensitivity of valuations

The financial instruments included in level 3 of the fair value hierarchy are comprised of the:

1.	investments held in the Bank of Italy amounting to EUR 302.4 mln;

2.	equity instruments (minority interests in unlisted companies) valued at cost as a replacement for the fair value which cannot be measured reliably, amounting to EUR 14.7 mln;

3.	debt securities and equities in default or otherwise unlisted;

4.	the Bank’s securitisation;

5.	stakes in Private Equity and Hedge Funds.

With reference to the investments held in the Bank of Italy, the fair value was in line with the values of previous financial years which are confirmed by market transactions concluded in 2015.

Valuation methodologies, in which the significant input used could not be directly observed on the market (e.g. volatility), were adopted for some equity instruments arising from restructuring agreements of large-amount exposures.

A.4.3 Fair Value Hierarchy

With reference to the financial assets measured at fair value on a recurring basis, a quarterly analysis is performed for determining the characteristics of the individual securities in order to categorise them within the correct a level of fair value.

If the stock exchanges that presented bid/ask quotations with a small bid/ask spread and with acceptable exchange volumes are reduced to less than three and the value can be estimated using internal models whose inputs are objectively observable on the market, a transfer is made from level 1 to level 2.

Conversely, if a loss of the conditions necessary for the financial asset to belong to level 1 or level 2 occurs, and if the price may be estimated via an internal model that makes use of at least one non-observable market input, the asset is classified in level 3 of the fair value.

Quantitative information

A.4.5 Fair Value Hierarchy

A.4.5.1 Assets and liabilities designated at fair value on a recurring basis: breakdown by fair value level

	31/12/2015			31/12/2014
Assets/Liabilities designated at fair value	L1	L2	L3	L1	L2	L3
1. Financial assets held for trading	5,209	9,848	8	6,727	61,030	5
2. Financial assets designated at fair value through profit and loss	—	—	—	—	—	—
3. Financial assets available for sale	3,465,543	—	338,227	2,669,107	30,698	337,609
4. Hedging derivatives	—	54,730	—	—	201,525	—
5. Property and equipment	—	—	—	—	—	—
6. Intangible assets	—	—	—	—	—	—

Total	3,470,752	64,578	338,235	2,675,834	293,253	337,614

1. Financial liabilities held for trading	—	4,824	—	—	11,667	—
2. Financial liabilities designated at fair value through profit and loss	557,795	—	—	949,640	15,086	—
3. Hedging derivatives	—	220,628	—	—	515,252	—

Total	557,795	225,452	—	949,640	542,005	—

Key

L1 = Level 1

L2 = Level 2

L3 = Level 3

A.4.5.2 Annual changes in assets designated at fair value on a recurring basis (level 3)

	Financial assets held for trading	Financial assets designated at fair value through profit and loss	Financial assets available for sale	Hedging derivatives	Property and equipment	Intangible assets
A. Opening balance	5	—	337,609	—	—	—
2. Increases	7	—	52,465	—	—	—
2.1. Purchases	6	—	3,379	—	—	—
2.2. Profits recognised in:
2.2.1. Profit and Loss	—	—	29,634	—	—	—
Capital gains	—	—	29,634	—	—	—
2.2.2. Shareholders’ equity	X	X	6,996	—	—	—
2.3. Transfer from other levels	—	—	1,828	—	—	—
2.4. Other increases	1	—	10,628	—	—	—
3. Decreases	4	—	51,847	—	—	—
3.1. Sales	1	—	49,079	—	—	—

3.2. Repayment	—	—	—	—	—	—
3.3. Losses recognised in:
3.3.1. Profit and Loss	—	—	1,481	—	—	—
of which: capital losses	—	—	—	—	—	—
3.3.2. Shareholders’ equity	X	X	105	—	—	—
3.4. Transfer to other levels	—	—	587	—	—	—
3.5. Other decreases	3	—	595	—	—	—

4. Closing balance	8	—	338,227	—	—	—

A.4.5.4 Assets and liabilities not designated at fair value or designated at fair value on a non-recurring basis: breakdown by fair value level

Assets/liabilities not designated at fair value or designated at fair value on a non-recurring basis	31/12/2015				31/12/2014
	BV	L1	L2	L3	BV	L1	L2	L3
1. Financial assets held to maturity	—	—	—	—	—	—	—	—
2. Loans to banks	1,220,489	—	1,206,601	13,453	754,732	3,975	737,644	13,195
3. Loans to customers	21,472,616	—	18,844,762	3,918,494	23,682,831	—	21,502,776	3,895,250
4. Assets held for investment	142,284	—	163,104	—	126,347	—	144,898	—
5. Non-current assets held for sale and discontinued operations	—	—	—	—	6,854,768	5,363,318	530,484	149
Total	22,835,389	—	20,214,467	3,931,947	31,418,678	5,367,293	22,915,802	3,908,594
1. Due to banks	2,824,957	—	2,486,537	—	1,877,094	—	1,759,612	—
2. Due to customers	15,536,566	—	15,504,980	—	17,332,987	—	17,294,044	—
3. Securities issued	7,327,427	6,472,533	676,063	83,947	8,121,888	7,173,766	833,729	102,210
4. Liabilities associated with non-current assets held for sale and discontinued operations	—	—	—	—	6,474,615	207,721	—	—
Total	25,688,950	6,472,533	18,667,580	83,947	33,806,584	7,381,487	19,887,385	102,210

Key

L1 = Level 1

L2 = Level 2

L3 = Level 3

A.5 – INFORMATION ON “DAY ONE PROFIT/LOSS”

Paragraph 28 of IFRS 7 regulates the specific case of purchase/sale of a financial instrument not quoted in an active market, where the price of the transaction, which generally represents the best estimate of fair value at initial recognition, differs from the fair value determined using the valuation techniques adopted by the entity at the time of recognition.

In this case, a profit/loss emerges in the measurement at the time of purchase for which adequate disclosure by class of financial instrument must be given of the accounting policy adopted for recognising that difference, with an indication of the aggregate difference yet to be recognised in profit or loss at the beginning and end of the period and a reconciliation of changes in the balance of this difference.

No such cases are to be reported for the consolidated financial statements.

FOREWORD

Balance sheet figures are entirely relating to the Banking Group, except for those referring to financial year 2014 which are posted under Section 15 “Non-current assets (liabilities) held for sale and discontinued operations – Item 150 (assets) and 90 (liabilities)”, which is referred to for further information.

ASSETS

SECTION 1

CASH AND CASH EQUIVALENTS - ITEM 10

1.1 Cash and cash equivalents: breakdown

	31/12/2015	31/12/2014
a) Cash	324,395	329,394
b) Demand deposits with Central banks	—	—

Total	324,395	329,394

SECTION 2

FINANCIAL ASSETS HELD FOR TRADING – ITEM 20

2.1 Financial assets held for trading: breakdown

	31/12/2015			31/12/2014
Item/Value	L1	L2	L3	L1	L2	L3
A. Balance-sheet assets
1. Debt securities	5,182	—	8	5,101	—	5
1.1 Structured securities	—	—	—	—	—	—
1.2 Other debt securities	5,182	—	8	5,101	—	5
2. Equity instruments	27	—	—	32	—	—
3. Units in UCITS	—	—	—	1,591	—	—
4. Loans	—	—	—	—	—	—
4.1 Repurchase agreements	—	—	—	—	—	—
4.2 Other	—	—	—	—	—	—

Total A	5,209	—	8	6,724	—	5

B. Derivative instruments
1. Financial derivatives:	—	9,848	—	5	61,028	—
1.1 trading	—	4,307	—	5	8,604	—
1.2 connected with the fair value option	—	5,541	—	—	52,424	—
1.3 other	—	—	—	—	—	—
2. Credit derivatives:	—	—	—	—	—	—
2.1 trading	—	—	—	—	—	—
2.2 connected with the fair value option	—	—	—	—	—	—
2.3 other	—	—	—	—	—	—

Total B	—	9,848	—	5	61,028	—

Total (A+B)	5,209	9,848	8	6,729	61,028	5

2.2 Financial assets held for trading: breakdown by borrower/issuer

Item/Value	31/12/2015	31/12/2014
A. Balance-sheet assets
1. Debt securities	5,190	5,106
a) Governments and central banks	5,096	4,940
b) Other public-sector entities	—	—
c) Banks	87	161
d) Other issuers	7	5

2. Equity instruments	27	32
a) Banks	—	—
b) Other issuers:	27	32
- insurance companies	—	—
- financial companies	1	1
- non-financial companies	26	31
- other	—	—

3. Units in UCITS	—	1,591

4. Loans	—	—
a) Governments and central banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	—
d) Other entities	—	—

Total A	5,217	6,729

B. Derivative instruments
a) Banks	7,125	53,216
- Fair value	7,125	53,216
b) Customers	2,723	7,817
- Fair value	2,723	7,817

Total B	9,848	61,033

Total (A + B)	15,065	67,762

SECTION 4

FINANCIAL ASSETS AVAILABLE FOR SALE – ITEM 40

4.1 Financial assets available for sale: breakdown

	31/12/2015			31/12/2014
Item/Amount	L1	L2	L3	L1	L2	L3
1. Debt securities	3,461,877	—	—	2,662,601	28,870	—
1.1 Structured securities	—	—	—	—	—	—
1.2 Other debt securities	3,461,877	—	—	2,662,601	28,870	—
2. Equity instruments	492	—	328,856	168	—	332,855
2.1 Designated at fair value	492	—	314,139	168	—	306,535
2.2 Recognised at cost	—	—	14,717	—	—	26,320
3. Units in UCITS	3,174	—	9,371	6,338	1,828	4,754
4. Loans	—	—	—	—	—	—

Total	3,465,543	—	338,227	2,669,107	30,698	337,609

Equity instruments for which the fair value cannot be reliably determined are designated at cost.

4.2 Financial assets available for sale: breakdown by borrower/issuer

Item/Value	31/12/2015	31/12/2014
1. Debt securities	3,461,877	2,691,471
a) Governments and central banks	3,444,591	2,655,675
b) Other public-sector entities	—	—
c) Banks	17,286	35,796
d) Other issuers	—	—

2. Equity instruments	329,348	333,023
a) Banks	302,750	320,934
b) Other issuers:	26,598	12,089
- insurance companies	—	—
- financial businesses	12,360	5,721
- non-financial companies	14,237	6,363
- other	1	5

3. Units in UCITS	12,545	12,920

4. Loans	—	—
a) Governments and central banks	—	—
b) Other public-sector entities	—	—
c) Banks	—	—
d) Other entities	—	—

Total	3,803,770	3,037,414

4.3 Micro-hedged financial assets available for sale

Item/Value	31/12/2015	31/12/2014
1. Financial assets subject to micro-hedging of fair value	—	182,253
a) interest rate risk	—	182,253
b) currency risk	—	—
c) credit risk	—	—
d) multiple risks	—	—

2. Financial assets subject to micro-hedging of cash flows	—	—
a) interest rate risk	—	—
b) currency risk	—	—
c) other	—	—

Total	—	182,253

SECTION 6

LOANS TO BANKS – ITEM 60

6.1 Loans to banks: breakdown

	Total 31/12/2015				Total 31/12/2014
	BV	FV			BV	FV
Type of transaction/Amounts		Level 1	Level 2	Level 3		Level 1	Level 2	Level 3
A. Loans to central banks	517,923	—	517,923	—	85,147	—	85,147	—
1. Term deposits	—	X	X	X	—	X	X	X
2. Compulsory reserves	517,923	X	X	X	85,147	X	X	X
3. Asset repurchase agreements	—	X	X	X	—	X	X	X
4. Other	—	X	X	X	—	X	X	X
B. Loans to banks	702,566	—	688,678	13,453	669,585	3,975	652,497	13,195
1. Loans	697,089	—	688,678	8,413	659,709	—	652,197	7,761
1.1 Current accounts and demand deposits	383,827	X	X	X	195,058	X	X	X
1.2 Term deposits	860	X	X	X	—	X	X	X
1.3 Other loans:	312,402	X	X	X	464,651	X	X	X
- Asset repurchase agreements	—	X	X	X	—	X	X	X
- Leasing	—	X	X	X	—	X	X	X
- Others	312,402	X	X	X	464,651	X	X	X
2. Debt securities	5,477	—	—	5,040	9,876	3,975	300	5,434
2.1 Structured securities	—	X	X	X	—	X	X	X
2.2 Other debt securities	5,477	X	X	X	9,876	X	X	X

Total	1,220,489	—	1,206,601	13,453	754,732	3,975	737,644	13,195

Key

FV= Fair Value

BV = Book value

SECTION 7

LOANS TO CUSTOMERS – ITEM 70

7.1 Loans to customers: breakdown

	Total 31/12/2015						Total 31/12/2014
Type of transaction/Amounts	Book value			Fair Value			Book value			Fair Value
	Performing	Non-performing		L1	L2	L3	Performing	Non-performing		L1	L2	L3
		Purchased	Other					Purchased	Other
Loans	17,544,118	8,462	3,919,407	—	18,844,132	3,918,494	19,786,015	9,631	3,883,957	—	21,499,038	3,895,250
1. Current accounts	1,944,279	1,400	435,125	X	X	X	2,095,633	1,628	450,890	X	X	X
2. Asset repurchase agreements	1,077,384	—	—	X	X	X	3,699,294	—	—	X	X	X
3. Mortgage loans	10,830,800	6,579	2,977,910	X	X	X	10,990,798	7,363	2,876,857	X	X	X
4. Credit cards, personal loans and fifth of salary— backed loans	603,456	—	9,628	X	X	X	90,751	—	2,776	X	X	X
5. Leasing	570,195	—	135,314	X	X	X	616,515	—	126,039	X	X	X
6. Factoring	65,513	64	49,244	X	X	X	53,549	151	47,141	X	X	X
7. Other loans	2,452,491	419	312,186	X	X	X	2,239,475	489	380,254	X	X	X
Debt securities	629	—	—	—	630	—	3,228	—	—	—	3,738	—
8 Structured securities	—	—	—	X	X	X	—	—	—	X	X	X
9 Other debt securities	629	—	—	X	X	X	3,228	—	—	X	X	X

Total	17,544,747	8,462	3,919,407	—	18,844,762	3,918,494	19,789,243	9,631	3,883,957	—	21,502,776	3,895,250

7.2 Loans to customers: breakdown by borrower/issuer

	31/12/2015			31/12/2014
Type of transaction/Amounts	Performing	Non-performing		Performing	Non-performing
		Purchased	Other		Purchased	Other
1. Debt securities	629	—	—	3,227	—	—
a) Governments	—	—	—	—	—	—
b) Other public entities	629	—	—	753	—	—
c) Other issuers	—	—	—	2,474	—	—
- non-financial companies	—	—	—	—	—	—
- financial companies	—	—	—	2,474	—	—
- insurance companies	—	—	—	—	—	—
- other	—	—	—	—	—	—

2. Loans to:	17,544,118	8,462	3,919,407	19,786,016	9,631	3,883,957
a) Governments	86,034	—	—	121,894	—	—
b) Other public entities	814,229	—	1,929	822,551	—	674
c) Other entities	16,643,855	8,462	3,917,478	18,841,571	9,631	3,883,283
- non-financial companies	8,207,510	4,259	3,196,698	8,094,598	4,969	3,041,585
- financial companies	2,405,614	—	158,835	4,842,309	—	184,280
- insurance companies	—	—	—	—	—	—
- other	6,030,731	4,203	561,945	5,904,663	4,662	657,418

Total	17,544,747	8,462	3,919,407	19,789,243	9,631	3,883,957

7.3 Micro-hedged loans to customers

	31/12/2015	31/12/2014
1. Loans subject to micro-hedging of fair value:	536,090	558,654
a) Interest rate risk	536,090	558,654
b) Currency risk	—	—
c) Credit risk	—	—
d) Multiple risks	—	—

2. Loans subject to micro-hedging of cash flows	—	—
a) Interest rate risk	—	—
b) Currency risk	—	—
c) Expected transactions	—	—
d) Other assets subject to hedging	—	—

Total	536,090	558,654

7.4 Financial leasing

Receivables under finance leases, net of write-downs, are indicated in table 7.1 of loans to customers for a total of EUR 728,710 thousand (of which EUR 705,509 thousand posted to item 5 and EUR 23,201 thousand relative to receivables under work-in-progress leasing contracts, included in item 7). Net non-performing receivables under finance leases amount to a total of EUR 147,548 thousand, of which EUR 135,314 thousand posted to item 5 and EUR 12,234 thousand to item 7 of table 7.1 of loans to customers.

The total gross investment in leasing amounts to EUR 1,273,991 thousand, whereas total implicit loans and receivables, gross of write-downs, total EUR 733,198 thousand, broken down into the following categories:

	Initial gross investment	Gross implicit receivables
motor vehicles	21,978	7,254
equipment, plant and machinery	183,051	85,969
residential properties	455,068	268,026
industrial properties	587,021	363,847
boats	23,403	8,068
intangible assets (trademarks)	3,470	34

Total	1,273,991	733,198

The breakdown by remaining lease term is:

Breakdown by remaining lease term	due	up to 1 year	between 1 and 5 years	over 5 years	indefinite	Total
total gross leasing investment	540,793	63,903	212,595	376,494	80,206	1,273,991
gross outstanding implicit receivables		63,903	212,595	376,494	80,206	733,198

Write-downs recognised in the balance sheet on amounts receivable under leasing contracts total EUR 72,928 thousand.

During the course of the year, potential lease payments were identified (consisting in periodic adjustments to interest of index leases) accounted for as operating expenses for the year for a total of EUR 13,212 thousand.

SECTION 8

HEDGING DERIVATIVES – ITEM 80

8.1 Hedging derivatives: breakdown by hedge type and level

	FV 31/12/2015			VN 31/12/2015	FV 31/12/2014			VN 31/12/2014
	L1	L2	L3		L1	L2	L3
A) Financial derivatives
1) Fair value	—	54,730	—	1,202,700	—	201,525	—	2,933,106
2) Cash flows	—	—	—	—	—	—	—	—
3) Foreign investments	—	—	—	—	—	—	—	—

B) Credit derivatives
1) Fair value	—	—	—	—	—	—	—	—
2) Cash flows	—	—	—	—	—	—	—	—

Total	—	54,730	—	1,202,700	—	201,525	—	2,933,106

Key:

FV = fair value

NV = notional value

8.2 Hedging derivatives: breakdown by hedged portfolios and type of hedging (book value)

	Fair value						Cash flows		Foreign investments
Transactions/Type of hedge	Micro-hedging					Macro- hedging	Micro- hedging	Macro- hedging
	interest rate risk	currency risk	credit risk	price risk	multiple risk
1. Financial assets available for sale	—	—	—	—	—	x	—	x	x
2. Loans and receivables	—	—	—	x	—	x	—	x	x
3. Financial assets held to maturity	x	—	—	x	—	x	—	x	x
4. Portfolio	x	x	x	x	x	—	x	—	x
5. Other transactions	—	—	—	—	—	x	—	x	—

Total assets	—	—	—	—	—	—	—	—	—

1. Financial liabilities	52,413	—	—	x	—	x	—	x	x
2. Portfolio	x	x	x	x	x	—	x	—	x

Total liabilities	52,413	—	—	—	—	—	—	—	—

1. Highly probable transactions	x	x	x	x	x	x	—	x	x
2. Financial assets and liabilities portfolio	x	x	x	x	x	2,317	x	—	—

SECTION 10

EQUITY INVESTMENTS – ITEM 100

10.1 Equity investments: information on investment relationships

	Registered	Operating	Type of	Shareholding relationship		Availability
				held by	% held
Company Name	office	office	relationship			of votes (%)
B. Subsidiaries subject to joint control
C. Companies subject to significant influence
1 Autostrada dei Fiori SpA	Savona	Savona	Significant influence	Banca Carige SpA	20.62
2. Nuova Erzelli Srl	Genoa	Genoa	Significant influence	Banca Carige SpA	40.00

10.2 Significant interests: book value, fair value and dividends earned

Company Name	Book value	Fair value (2)	Dividends earned
A. Subsidiaries	42,271
1. Banca del Monte di Lucca SpA (1)	42,271	—	—

B. Subsidiaries subject to joint control
C. Companies subject to significant influence	91,317
1. Autostrada dei Fiori SpA	91,317		7,104

Total	133,588	—	7,104

(1)	The reported book value is the value show in the Parent Company’s separate financial statements, which is netted off in consolidation
(2)	The fair value is only shown for listed securities

As for controlling interests, information is provided only for subsidiaries holding significant minority interests.

10.3 Significant interests: accounting information

Company Name	Cash and cash equivalents	Financial assets	Non- financial assets	Financial liabilities	Non- financial liabilities	Total revenues (A)	Net Interest Income	Valuation adjustments to tangible and intangible assets:	Profit (loss) before tax from continuing operations	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net profit (loss) for the period (1)	Other comprehensive income, after tax (2)	Total comprehensive income (3) = (1) + (2)
A. Subsidiaries
1. Banca del Monte di Lucca SpA	11,321	828,512	66,598	797,758	25,209	21,923	13,283	(466)	(10,263)	(6,298)	—	(6,298)	168	(6,130)
B. Subsidiaries subject to joint control										—
C. Companies subject to significant influence
1. Autostrada dei Fiori SpA (B)	62,515	299,524	370,431	179,841	99,697	148,132	(4,475)	(37,237)	45,036	34,994	—	34,994	—	34,994

Total

(A)	Total revenues means the total of item 120 “Net interest and other banking income” in the separate income statement
(B)	Figures taken by the reporting package prepared by the Directors according to IAS/IFRS as at 30/9/2015 and used for valuing the stake at equity for consolidated reporting purposes.

10.4 Non-significant interests: accounting information

Company Name	Book value of equity investments	Total assets	Total liabilities	Total revenues	Profit (loss) after tax from continuing operations	Profit (loss) after tax from groups of assets held for sale	Net Profit (Loss) (1)	Other compreh. income after tax (2)	Total comprehensive income (3) = (1) + (2)
Companies subject to joint control
Companies subject to significant influence
1. Nuova Erzelli Srl (1)	1,219	2,169	346	—	(1,048)	—	(1,048)	—	(1,048)

(1)	Figures taken from the financial statements as at 31/12/2014

(latest financial statements approved)

10.5 Equity investments: changes in the year

	31/12/2015	31/12/2014
A. Opening balance	92,482	91,552
B. Increases	627	1,987
B.1 Purchases	515	—
B.2 Write-backs
B.3 Revaluations	—	—
B.4 Other increases	112	1,987

C. Decreases	573	1,057
C.1 Disposals	—	—
C.2 Write-downs	573	1,052
C.3 Other decreases	—	5

D. Closing balance	92,536	92,482

E. Total revaluations

F. Total write-downs	1,625	1,052

Details of the changes are as follows:

B. INCREASES

PURCHASES

NUOVA ERZELLI Srl
Partner loan granted to fund capital	515

Total purchase	515

OTHER INCREASES

AUTOSTRADA DEI FIORI SPA

Increase due to application of the equity method, as per reporting package 9/2015 (amended to take account of the advance dividend payment made in November 2015)	112

Total other increases	112

C. DECREASES

VALUE ADJUSTMENTS

NUOVA ERZELLI Srl	573

Total value adjustments	573

SECTION 12

PROPERTY AND EQUIPMENT – ITEM 120

12.1 Property and equipment: breakdown of assets carried at cost

Assets/Values	Total 31/12/2015	Total 31/12/2014
1.1 Owned assets	640,313	641,382
a) land	229,087	226,681
b) buildings	348,273	354,103
c) furniture and furnishings	2,729	3,088
d) electronic systems	18,324	17,583
e) other	41,900	39,927
1.2 Leased assets	1,219	2,031
a) land	—	—
b) buildings	—	—
c) furniture and furnishings	—	—
d) electronic systems	1,219	2,031
e) other	—	—

Total	641,532	643,413

12.2 Tangible assets held for investments: breakdown of assets carried at cost

		Total	31/12/2015			Total	31/12/2014
Assets/Values	Book	Fair value			Book	Fair value
	value	L1	L2	L3	value	L1	L2	L3
1. Owned assets	142,284	—	163,104	—	126,347	—	144,898	—
a) land	63,574	—	63,718	—	57,600	—	57,600	—
b) buildings	78,710	—	99,386	—	68,747	—	87,298	—
2. Leased assets	—	—	—	—	—	—	—	—
a) land	—	—	—	—	—	—	—	—
b) buildings	—	—	—	—	—	—	—	—

Total	142,284	—	163,104	—	126,347	—	144,898	—

12.5 Property and equipment used in the business: annual changes

	Land	Building	Furniture	Electronic systems	Other	Total
A. Gross opening balance	226,681	420,652	30,518	83,247	91,146	852,244

A.1 Total net write-down	—	(66,549)	(27,430)	(63,633)	(51,219)	(208,831)

A.2 Net opening balance	226,681	354,103	3,088	19,614	39,927	643,413
B. Increases	3,341	3,389	544	7,814	5,261	20,349
B.1 Purchases	—	3	409	7,724	3,378	11,514
B.2 Capitalised expenditure on improvements	—	555	—	—	—	555
B.3 Write-backs	—	—	—	—	—	—
B.4 Increases in fair value booked to:	—	—	—	—	—	—
- a) shareholders’ equity	—	—	—	—	—	—
- b) profit & loss	—	—	—	—	—	—
B.5 Exchange difference (+)	—	—	—	—	—	—
B.6 Transfers from properties held for investment	—	—	—	—	—	—
B.7 Other changes	3,341	2,832	135	90	1,883	8,280

C. Decreases	935	9,219	903	7,885	3,288	22,230
C.1 Disposals	—	—	—	—	—	—
C.2 Depreciation	—	6,337	903	7,885	3,288	18,413
C.3 Impairment losses booked to:	371	953	—	—	—	1,324
- a) shareholders’ equity	—	—	—	—	—	—
- b) profit & loss	371	953	—	—	—	1,324
C.4 Decreases in fair value booked to:	—	—	—	—	—	—
- a) shareholders’ equity	—	—	—	—	—	—
- b) profit & loss	—	—	—	—	—	—
C.5 Negative exchange differences	—	—	—	—	—	—
C.6 Transfers to:	564	1,751	—	—	—	2,315
- a) assets held for investment	564	1,751	—	—	—	2,315
- b) assets held for sale	—	—	—	—	—	—
C.7 Other changes	—	178	—	—	—	178

D. Net closing balance	229,087	348,273	2,729	19,543	41,900	641,532

D.1 Total net write-downs	—	(72,861)	(28,860)	(71,745)	(55,003)	(228,469)

D.2 Gross closing balance	229,087	421,134	31,589	91,288	96,903	870,001

E. Carried at cost	—	—	—	—	—	—

Property and equipment are carried at cost.

Sub-item E. “Carried at cost” has been left blank, as per Bank of Italy’s instructions, as this only needs to be completed for assets accounted for at fair value.

12.6 Property and equipment held for investment: annual changes

	Total
	Land	Building
A. Opening balance	57,600	68,747

B. Increases	7,046	13,644
B.1 Purchases	—	—
B.2 Capitalised expenditure on improvements	—	—
B.3 Increases in fair value	—	—
B.4 Write-backs	—	—
B.5 Positive exchange differences	—	—
B.6 Transfer from properties used in the business	564	1,750
B.7 Other increases	6,482	11,894

C. Decreases	1,072	3,681
C.1 Disposals	962	1,764
C.2 Depreciation	—	1,493
C.3 Decreases in fair value	—	—
C.4 Impairment losses	110	424
C.5 Negative exchange differences	—	—
C.6 Transfers to other portfolios	—	—
a) properties used in the business	—	—
b) non-current assets held for sale	—	—
C.7 Other decreases	—	—

D. Closing balance	63,574	78,710

E. Valuation at fair value	63,718	99,386

The sub-item B.7 “Other increases” relates for EUR 17.4 mln to reclassification from inventories (as posted in the 2014 Financial Statements under Item 160. Other assets) to investment property of buildings owned by Columbus Carige Immobiliare and Immobiliare Carisa, which were merged by absorption into Banca Carige during the year.

SECTION 13

INTANGIBLE ASSETS – ITEM 130

13.1 Intangible assets: breakdown by type of asset

	31/12/2015		31/12/2014
Assets/Amounts	Finite life	Indefinite life	Finite life	Indefinite life
A.1 Goodwill	X	19,942	X	57,145
A.1.1 group	X	19,942	X	57,145
A.1.2 non-controlling interests	X	—	X	—
A.2 Other intangible assets	58,120	—	59,003	—
A.2.1 Assets valued at cost:	58,120	—	59,003	—
a) Internally generated intangible assets	—	—	—	—
b) Other assets	58,120	—	59,003	—
A.2.2 Assets valued at fair value:	—	—	—	—
a) Internally generated intangible assets	—	—	—	—
b) Other assets	—	—	—	—

Total	58,120	19,942	59,003	57,145

13.2 Intangible assets: annual changes

		Other intangible assets:
	Goodwill	generated internally		Other intangible assets:		Total
		DEF	INDEF	DEF	INDEF
A. Opening balance	1,754,754	—	—	235,672	—	1,990,426
A.1 Total net write-downs	(1,697,609)	—	—	(176,669)	—	(1,874,278)

A.2 Net opening balance	57,145	—	—	59,003	—	116,148

B. Increases	19,942	—	—	26,960	—	46,903
B.1 Purchases	—	—	—	25,491	—	25,492
B.2 Increases in intangible assets generated internally	X	—	—	—	—	—
B.3 Write-backs	X	—	—	—	—	—
B.4 Increases in fair value	—	—	—	—	—	—
- equity	X	—	—	—	—	—
- profit or loss	X	—	—	—	—	—
B.5 Positive exchange differences	—	—	—	—	—	—
B.6 Other increases	19,942	—	—	1,469	—	21,411

C. Decreases	—	—	—	27,843	—	84,989
C.1 Disposals	—	—	—	—	—	—
C.2 Write-downs	57,145	—	—	27,781	—	84,926
- Amortisation	X	—	—	27,781	—	27,781
- Write-downs	57,145	—	—	—	—	57,145
+ equity	X	—	—	—	—	—
+ profit or loss	57,145	—	—	—	—	57,145
C.3 Decreases in fair value	—	—	—	—	—	—
- equity	X	—	—	—	—	—
- profit or loss	X	—	—	—	—	—
C.4 Transfers to non-current assets held for sale	—	—	—	—	—	—
C.5 Negative exchange differences	—	—	—	—	—	—
C.6 Other decreases	—	—	—	62	—	63

D. Net closing balance	19,942	—	—	58,120	—	78,062
D.1 Total net writedowns	(93,516)	—	—	(101,905)	—	(195,421)

E. Closing balance	113,458	—	—	160,025	—	273,483

F. Carried at cost	—	—	—	—	—	—

Key:

DEF: definite life

INDEF: indefinite life

In goodwill, other increases refer to the goodwill of Banca Cesare Ponti S.p.A. which, in the previous year, was included in “Non-current assets held for sale and discontinued operations”. Furthermore, the decision was made to no longer post goodwill fully written off due to loss of value accounted for in prior periods under ‘gross closing balance’ and ‘total net writedowns’.

Impairment test on goodwill

Intangible assets with an indefinite useful life are represented by goodwill relating to bank Cash Generating Units (CGU; see IAS 36 para. 18) which, as at 31/12/2015, prior to the impairment test, amounted to EUR 77.1 mln.

(EUR/000)	Share of equity (a)	o. w. goodwill recognised in respective separate financial statements (b)
Carige	2,476,117	57,145
Banca Cesare Ponti	33,984	19,942
Total	2,510,101	77,087

It should be noted that, following the merger by absorption of Cassa di Risparmio di Savona into the Parent Company, goodwill booked under “Intangible assets” as at 31 December 2014 and allocated to the CGU Cassa di Risparmio di Savona was allocated for the same amount to the CGU Banca Carige.

Furthermore, as at 31 December 2014, goodwill relating to the CGU Banca Cesare Ponti was recognised as “Non-current assets and groups of assets held for sale”, due to classification under IFRS 5. In the course of 2015, having considered the importance of adequately creating value from private banking by using the Banca Cesare Ponti trademark, the Board of Directors of the Parent Company resolved to no longer consider Banca Cesare Ponti as an asset held for sale and confirmed it as part of the scope of the Banca Carige Group.

IAS 36 requires the company to ensure that intangible assets with an indefinite useful life are carried at no more than their recoverable amount. This test must be performed at least once a year and at the end of each reporting period, where there is an indication of impairment.

Provided below is a description of the impairment test procedure used by the Carige Group for the banking CGUs to which goodwill is allocated, along with the test results, approved on a preliminary basis, by the Board of Directors of the Bank on 11/2/2016, in line with the instructions contained in the joint Bank of Italy/Consob/Isvap document no. 4 of 3 March 2010 and later reviewed and approved on a definitive basis on 3/3/2016, as further described below.

Method applied

For the purpose of the impairment test as at 31 December 2015, the methodology of the recoverable amount determined as the value in use was applied to all CGUs.

In light of classification under IFRS 5 and of the possibility to make a reliable estimate of the fair value, preference was given to testing the goodwill of CGU Banca Cesare Ponti for impairment as at 31 December 2014 by using the method of the recoverable amount, determined as fair value less costs of disposal which is then compared to the carrying amount.

The impairment testing method is based on the Excess Capital version of the Dividend Discount Model (DDM). Under this model, the recoverable amount is equal to the present value of cash flows distributable by each CGU, namely the maximum amount of dividends which may theoretically be distributed, on condition that certain capital requirements are met (Common Equity ratio). It is expressed by the following formula:

where:

•	W = recoverable value

•	n = period for an analytical assessment of the economic performance, obtained by taking account of developments in balance sheet results, interest rates, non-interest income, costs and expenses and the cost of risk.

•	Yk = flow of dividends distributable in year k, calculated as the sum of net profit achieved each year between year 1 and year n, increased by the value of common equity available and decreased by the capital requirement.

•	Ke = cost of equity calculated on the basis of the following formula:

•	Ke = Risk free interest rate + Equity risk premium * ß coefficient where:

•	The risk free interest rate is supposed to be equal to the average rate of return of the last two-year period of investments in Italian ten-year Government bonds;

•	the Equity risk premium is equal to the average ratio of risk premiums estimated by equity analysts;

•	the ☐ coefficient is the systemic risk sensitivity (stock volatility) index, relating to the Banca Carige ordinary share (Source: Bloomberg).

•	g = rate of long-term growth of distributable cash flows.

Assessment time-frame

The time-frame for assessing the profitability of the CGUs is an infinite period of time split into two sub-periods:

a first sub-period for the analytical assessment of economic performance, obtained by taking account of developments in balance sheet results and prices; this period was determined to be five years as per the Business Plan;

a subsequent sub-period – of infinite duration – with reference to which the perpetual yield value (terminal value) was determined on the basis of the P&L result of the last year of analytical assessment.

Past performance of the CGUs tested for impairment

In the last three years, the performance of the CGUs that were tested for impairment showed a decrease in both net interest and other banking income and in net income from financial activities. This last trend is linked with high value adjustments made by the Group. These trends are related to the crisis that the Italian economy is experiencing and the process of far-reaching corporate restructuring that the Group is conducting.

In the persistently weak and uncertain macroeconomic environment, the banking system continues to face difficulties in maintaining a proper balance of capitalisation, liquidity and profitability targets. In this difficult context, the Carige Group:

•	has planned to strengthen its capital position, preside over its risk profile and regain productivity in operations in the 2015-2019 period, through a further improvement of the cost base and an evolution of the customer service model;

•	as stated in the previous point, boosted the stability of its capital, financial and credit situation over the last two years, primarily via the capital increase, a rebalanced liquidity profile and careful credit control.

In light of the in-depth restructuring the Group was involved in, the CGUs can now start to reasonably embark on a route to growth based on the banking system scenario outlined by Prometeia and described in the following paragraphs.

Internal and external sources of information

The Business plan underlying the impairment test for 2015 fits within the assumptions and guidelines laid down in the 2015—2019 Business Plan for the Carige Group, which was approved by the Board of Directors of the Parent Company on 19 March 2015.

In financial year 2015 some factors however determined a change in some strategic assumptions underlying the Business Plan. In particular, during the year, the strategic perimeter of the Group was changed due to the re-inclusion of the companies Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. in the Group, as resolved upon by the Board of Directors of the Parent Company respectively on 30 June and 3 December 2015. For Banca Cesare Ponti, which was assigned a new mission as the private bank of the Group, the new Business Plan was also resolved upon by the Board of Directors of the Parent Company on 13 October 2015.

For the purpose of a correct and prudent measurement of future cash flows expected from the different CGUs, reference was made to the forecasts for the key macro-economic indicators listed in the following table:

					2018 and
amounts in %	2014	2015	2016	2017	beyond
REAL ECONOMY
GDP	-0.4	0.8	1.2	1.4	1.3
Household consumption	0.3	0.7	1.2	1.3	1.2
Gross fixed investments	-3.4	0.6	3.4	4.4	4.4
Avg. annual inflation rate	0.2	0.1	0.9	1.5	1.6
Unemployment rate	12.7	12.1	11.4	10.9	10.4

From a quali-quantitative perspective, the assessment was developed from the forecasts of the leading specialised firm, Prometeia, which were processed at a national scenario level in terms of real variables (GDP, inflation trend, consumption, unemployment rate, etc.), financial variables (benchmark interest rate trends; official discount rate, Euribor rates, government bond interest rates) and reference market variables (banking market growth). Such forecasts are developed by Prometeia on a three year basis, but some “key” variables (banking market growth, benchmark interest rates) are projected over a five year time horizon. Again with the help of Prometeia, the forecast growth in banking business is subsequently adapted to the territorial and productive characteristics, the product portfolio and the customer base of the individual CGUs, with the objective of creating a better model for their possible future growth;

Future projections: evolution of balance sheet, interest rate and P&L parameters

Assumptions regarding growth in balance sheet, P&L and interest rate results were inferred from the forecasts contained in the 2015-2019 Business Plan and updated so as to take account of the changes in the macro-economic environment and the latest preliminary balance results as at 31/12/2015 and budget results for 2016. Furthermore, the results for 2020 were estimated using Prometeia’s market assumptions for 2018, and applying them to the 2019 Business Plan figures.

Future cash flow estimates, however, did not include cash flows connected with:

improvements, optimisations or commercial developments not yet implemented or which require investments not yet approved or completed;

any synergies from extraordinary corporate transactions and future restructuring which the Bank is not yet committed to.

Regarding the setting up of the scenario which served as a basis for the test, the support of Prometeia, in addition to providing a national economic and financial scenario, rearranged the funding and lending business of the individual bank CGUs into segment/territory combinations and, in comparing each combination with the reference market, highlighted possible growth options in each area of intersection which, when added up, enabled the determination of the real potential for growth. This potential was quantified for each combination in the following components:

•	Dt1 growth, which represents the growth forecast at System level for specific segment/territory intersections with reference to overall funding and lending;

•	Dt2 growth, which represents the productivity gap of the various Carige Group branches with respect to competitors that can be recovered in one year;

•	Dt3 growth, which represents the residual growth that can be obtained in one specific segment/territory combination with specific sales activities.

More specifically:

•	Dt1 growth represents the inertial growth associated with the dynamics of the market of reference and reflects the weighted average of growth expected for each technical form of funding and lending in the footprint areas (provinces) of individual branches/portfolios. The achievement of this growth rate enables market share retention;

•	Dt2 growth consists in activities required for the branch to fill the productivity gap with the market, via sales and distribution measures for existing customers and acquisition of new customers;

•	Dt3 growth is the alignment with the Bank’s pursued commercial strategies (reduction in assets under custody, reduction in short-term funding, increase in medium to long-term funding, increase in insurance policies volumes....) outlined by Commercial Planning. It may therefore take on positive and negative values (for instance in the event of a deliberate runoff of products which the Bank considers ‘non-core’, contrary to market trends).

The potential for growth relies on a microfounded model centred on a customer-based assessment: information on funding and lending volumes associated with each customer is enriched with socio-economic, demographic, behavioural data (e.g. flows, products held, propensity to purchase), level of experience (inferred, for example, from MIFID risk-profiling questionnaires).

In particular, with reference to overall funding, a cross-check is made to make sure that direct and indirect funding products associated with individual customers are developed in consistency with the actual asset allocation by risk profile of portfolios, expertise and knowledge communicated by customers and their investment holding period. In lending, growth assumptions for businesses and households are based on distribution potential, taking account of portfolio restrictions set by credit policies.

It is on the basis of these assumptions that the banking business growth of the CGUs tested for impairment were formulated. The balance sheet was integrated with foreseeable developments in the capital position and trends in treasury for the CGUs tested for impairment.

With regard to other income statement parameters, it should be specified that rate projections were made by index-linking the rates of individual funding and lending macro-products to the benchmark rates and by estimating the future mark-up of medium-long term items issued in the future in line with the scenario adopted.

Non-interest income directly associated with lending and funding volumes was estimated starting from the growth in volumes calculated with the DT1, DT2 and DT3 metrics described above and applying the fees and commissions periodically expected, while other non-interest income were index-linked to future growth projected for the Italian system by Prometeia.

Personnel expenses were estimated in light of possible changes in the renewal of labour contracts and taking account -in this evolving perspective- of the initiatives already adopted for future workforce levels. Personnel expenses, overhead expenses and amortisation were index-linked to future inflation trends projected by Prometeia.

Loan losses were estimated via an internal model of decay rates based on time transition matrices integrated with trend projections for the Italian system. Values were then assigned to the assumptions for credit risk management contained in the Plan, including the restructuring of a large part of the loan book (consisting in a number of large unlikely-to-pay positions), as it was partly implemented as early as in 2015. The EUR 1-1.5 bn NPL disposal transaction was instead excluded as its preliminary activities (first and foremost, the identification of the NPL portfolio to be disposed of) are still underway.

Taxes on profit (loss) for the period were calculated with a proprietary model which estimates future IRES (corporate income tax) and IRAP (Regional Tax on Productive Activities) separately.

The impairment test does not include the NPL disposal transaction. However, if tests were conducted including such disposal, taking account of the anticipated positive effects on CET1, the results achieved would essentially be in line with those conducted in this test.

Discount rate, perpetual growth rate, minimum capital requirement, terminal value and methodology for determining risk-weighted assets

The discount rate for distributable dividends reflects both the time value of money and the specific risk level of the entity under analysis and is an estimate of the cost of equity using the Capital Asset Pricing Model (CAPM), where the cost of equity (Ke) is contingent upon the following factors:

Ke = risk free rate + ß coefficient * Equity risk premium

More specifically:

Risk free interest rate = average rate of return of the last two-year period of investments in Italian ten-year Government bonds which was 2.22% as at 31/12/2015;

Equity risk premium = the average ratio of risk premiums estimated by equity analysts; as at 31/12/2015, this value was assumed to be 6%, up one percentage point compared to the value used in the impairment tests carried out previously, due to the increased level of risk of the banking sector including as a consequence of the introduction of the new Bail-in legislation;

Coefficient ß = index of sensitivity to systemic risk (stock volatility), the index is beta-adjusted on the basis of the linear regression of weekly data over the past 24 months, taken from Bloomberg and referring to Banca Carige; on 31/12/2015 it was 0.81.

On the basis of these parameters, the cost of equity (Ke) was 7.08%; however, this parameter was not used in the valuation as it is was considered not to reflect the overall level of risk of the context in which the Group is currently operating which, among other aspects, saw the introduction of significantly important changes in the regulatory framework for the banking industry. This refers in particular to the introduction of the European Directive 2014/59/EU on the recovery of credit institutions transposed into Italian legislative decrees no. 180 and 181 of 16 November 2015 (also known as the bail-in tool) which, together with the bail-out of 4 Italian failing banks at the end of 2015 (Banca Etruria, CR Chieti, CR Ferrara and Banca delle Marche), caused a shift in customers’ perception of risk in the banking system, increasing their risk sensitivity when it comes to products that are perceived as ‘unsafe’ and banks that are considered as higher risk.

Consequently, given the exceptional nature of the current historical moment for the banking system, it is considered more prudent, for the impairment test for 2015, to exceptionally refer to the recalculation of the capital cost using a longer period of observation of risk free and beta (ß) parameters which was therefore increased from two to three years.

On the basis of this recalculation, the capital cost of 8.37% was taken as a reference for the impairment test.

For sensitivity calculation purposes, the cost of equity was instead increased or decreased by 20 bps, with the value thus coming to 8.17% or 8.57%.

The long-term growth rate (g) was determined to be the point-in-time GDP growth rate of 1.28% 1.

The Common Equity ratio is the ratio between common equity and the value of risk-weighted assets; for goodwill valuation, this value was set at 11.25% for the entire explicit period, corresponding to the target CET1r assigned by the ECB in the SREP decision and later lowered to 10.25%, on the assumption that, in the long run, the CET1r imposed by the Supervisory Authority will be lowered as reduction of risk progresses.

Finally, in carrying out the test, the terminal value was not normalised, assuming that the result of the fifth year represents the best proxy of the result of the individual CGUs of the Group.

[1]	GDP expected for 2018, Prometeia Forecast Report, October 2015.

Impairment test results

The impairment test exercise, approved by the Board of Directors on 11/2/2016, did not identify the need to write down the goodwill of either the CGU Banca Carige or CGU Banca Cesare Ponti, as shown in the following table:

	Amounts as at 31 December 2015
Banks	Share of Value in use (a)	Carrying amount before impairment testing (b)	of which goodwill before impairment testing (c)	Impairment of goodwill (d)	Carrying amount after impairment testing (e = b+d)	of which goodwill after impairment testing (f=c+d)
Carige	2,567,511	2,476,117	57,145	—	2,476,117	57,145
Banca Cesare Ponti	113,456	33,984	19,942	—	33,984	19,942

Total	2,680,967	2,510,101	77,087	—	2,510,101	77,087

EUR/000

With particular regard to Banca Cesare Ponti, considering that the activities set out in the recent Business Plan have just been initiated, are currently underway and are penalised by an unfavourable, albeit assertedly temporary, market environment which had an impact on the funding and lending results for 2015, the formulation of alternative Plan scenarios was deemed appropriate for the impairment test. In these scenarios, it was prudentially assumed that transfers of funding and lending from the other banks of the Group (with large-amount inflows expected in the Plan as a consequence of the Bank being developed into the Group’s private banking unit) and the consequent growth in overall funding, will materialise to a lesser-than-expected extent. Analysis carried out confirmed that, even in these scenarios, the recoverable amount was higher than the carrying amount of goodwill.

In particular, a 50% transfer of the funding and lending assets included in the Plan was considered at the end of 2016, on assumption that the remaining part of volumes would remain allocated to the banks of origin.

Here follows a description of the results from both scenarios outlined above.

	Amounts as at 31 December 2015
	Recoverable amount (a)	Carrying amount before impairment testing (b)	of which goodwill before impairment test (c)	Impairment (d)	Carrying amount after impairment test (e = b+d)	of which goodwill after impairment testing (f=c+d)
- assumption of 10% transfer	37,198	33,984	19,942	—	33,984	19,942
- assumption of 50% transfer	66,673	33,984	19,942	—	33,984	19,942

EUR/000

Consequently, even on assumption of a 10% transfer, in line with the percentage of transfer occurring in the last months of 2015 (namely the first months of Plan implementation), the recoverable amount would still be greater than the carrying amount.

Sensitivity analysis

In order to fully appreciate the sensitivity of the impairment test, the Group developed a sensitivity analysis of the value in use of its CGUs designed to verify the sensitivity of results achieved to changes in some parameters and base assumptions.

In particular, two assumption improvements and two assumption deteriorations were applied, the effect of which was also assessed on a combined basis:

•	cost of equity (Ke) increased by 20 bps to 8.75%;

•	cost of equity (Ke) decreased by 20 bps to 8.17%;

•	long-term growth rate (g) increased to 1.48%;

•	long-term growth rate (g) decreased to 1.08%.

•	combined effect of an assumed reduction in both the cost of equity and long-term growth rate;

•	combined effect of an assumed increase in both the cost of equity and long-term growth rate;

As for the CGUs which have a residual goodwill, the sensitivity analysis produced the results that are summarized in the following table, expressed in terms of percentage variation on the value in use.

Sensitivity		Change in value in use
		cost of equity “Ke”		long-term growth rate “g”
CGU	Value in use December 2015	- 20 bps	+ 20 bps	- 20 bps	+ 20 bps	Ke - 20 bps g + 20 bps	Ke + 20 bps g + 20 bps	Ke - 20 bps g - 20 bps	Ke + 20 bps g - 20 bps
Carige	2,567,511	2.42%	-2.28%	-0.68%	0.72%	3.22%	-1.64%	1.66%	-2.90%
Banca Cesare Ponti	113,456	3.27%	-3.08%	-2.14%	2.26%	5.69%	-0.97%	0.98%	-5.09%

Figures in EUR/000 and percentages

In support of the impairment test carried out by the relevant units of Banca Carige, a long standing Advisory Firm was specifically engaged, which issued a Fairness Opinion on the accuracy and appropriateness of the internal assessments. The fairness opinion, issued to the Parent company on 10 February 2016, confirmed the Bank’s appraisals.

In view of the continuation in February of this year of the negative market trends beginning in January, which led to a reduction in net direct funding from customers, and following the communication received on 19/2 of this year from the ECB which stated the intention to adopt a decision concerning “The reduction of risks and the presentation of a plan to restore compliance with supervisory requirements”, requiring that a new Funding Plan be prepared by 31/3 of this year, along with a new Business Plan and a medium term plan containing new considerations on the strategic options of the

Group by 31/5/2016, it was deemed necessary to update the impairment test to 31/12/2015 for the two main CGUs, i.e. Banca Carige S.p.A. and Banca Carige Italia S.p.A., which were the retail banks most affected by the previously indicated market trends.

This decision was adopted following a prudential logic, despite the growth assumptions used in the impairment test procedure approved on 11 February 2016 already duly considered a macro-economic scenario updated with respect to the one used as a reference in the drafting of the Carige Group Business Plan for 2015-2019 approved in March 2015, the results of financial year 2015 and the budget forecasts for 2016, thus identifying lower balance sheet and P&L results than those highlighted in the aforementioned Business plan.

In order to carry out a new estimation of the recoverable value of these CGUs, the assumptions used were those of the budget scenario for 2016, the so-called “worst” scenario approved by the Board of Directors, thus replacing the estimations used previously (i.e. the baseline scenario for the 2016 budget) and consequently amending the P&L and balance sheet dynamics relative to the said CGUs for subsequent years (2017-2020).

Following these amendments, the impairment test was thus carried out confirming the DDM methodology with an explicit period of 5 years and an implicit period (Terminal Value) maintaining the other conditions described in the test carried out on 11 February of this year unvaried.

The results of the new test carried out on the residual goodwill highlighted a value in use of EUR 2,342.1 mln, lower than the carrying amount prior to impairment, thus requiring full write-down.

Conversely, a new impairment test on the goodwill of the CGU, Banca Cesare Ponti, was not considered necessary since:

•	the impairment test was conducted on the basis of growth assumptions inferred not as much from the 2015 – 2019 Business Plan of the Carige Group, subject to comments by the ECB, as from the subsidiary bank’s new 2016 – 2020 Business Plan approved in October 2015, and updated so as to take account of changes in the macro-economic environment and the latest preliminary balance results for 2015 and budget results for 2016.

•	the impairment test results showed that the recoverable amounts were higher than the carrying amount even where scenario analyses assumed that transfers of private banking customers’ portfolios from the other banks of the Group (materially affecting the estimates) would materialise to a lesser-than-expected extent.

Regarding the non-significant value reductions that exceed the amount calculated as an overall reduction of goodwill, it is believed that the uncertainty and volatility related to the current crisis render any exercise in estimation particularly delicate above all in relation to long term forecasts. Moreover, the analysis of the variability of the recoverable value in relation to the variation in forecast flows considered for the purpose of calculating the terminal value, as well as the sensitivity according to the change in discount rate, show how limited increases in net profit or a limited reduction in the discount rate, would substantially cancel out the above-mentioned reductions in value. Considering the insignificance of the excess reductions in value, of the above-described valuation limits, as well as the composition of the assets and liabilities entered in the CGU (mainly loans, financial assets and property, which were already subjected to the impairment test according to the individually applicable accounting principles), no further proportional allocation of this excess was done on the assets/liabilities in the CGU.

In support of the impairment test carried out by the relevant units of Banca Carige, a long standing Advisory Firm was specifically engaged, which produced a Fairness Opinion on the accuracy and appropriateness of the internal assessments, issued on 11/2 band updated on 29/2/2016 .

SECTION 14

TAX ASSETS AND TAX LIABILITIES – ITEM 140 (ASSETS) AND ITEM 80 (LIABILITIES)

14.1 Deferred tax assets: breakdown

	31/12/2015		31/12/2014
Counter-item in the income statement	IRES (27.5%)	IRAP (5.57%)	IRES (27.5%)	IRAP (5.57%)
Deferred tax assets as per Law 214/2011
Loan loss provisions	205,899	27,195	265,726	32,868
Goodwill	343,014	71,333	373,826	80,892

Total deferred tax assets as per Law 214/2011	548,914	98,529	639,552	113,760

Other deferred tax assets:
Provisions to the supplementary pension fund	33,926	262	37,182	—
Provision for risks and charges related to legal disputes	6,943	375	6,280	577
Provisions to the write-down reserve for signature loans	11,172	2,262	15,395	3,118
Immovable property	3,096	627	1,908	388
Intangible fixed assets	1,180	—	4	—
ACE (aid for economic growth) benefit carried forward	25,776	—	44	—
Tax losses	95,998	—	52,274	—
Other	1,321	809	1,512	1,348

Total other deferred tax assets	179,411	4,335	114,599	5,431

TOTAL	728,325	102,863	754,151	119,191

Counter-item in Shareholders’ equity	IRES (27.5%)	IRAP (5.57%)	IRES (27.5%)	IRAP (5.57%)
Provisions to the supplementary pension fund	21,537	193	36,822	—
Valuation of securities recognised in the AFS portfolio	3,079	624	2,757	561
Cash flow hedging derivatives	56,015	11,347	62,301	12,618
Intangible fixed assets	16,910	—	9,653	—
Tax losses	17,894	—	—	—
TOTAL	115,435	12,164	111,533	13,179

Total deferred tax assets	843,760	115,027	865,684	132,370

1.	Current tax assets: breakdown

Current tax assets recognised for an amount of EUR 1,186,602 thousand mainly refer to:

a)	tax credits on indirect tax prepayments for 2015;

b)	tax credits for IRES (corporate income tax) pertaining to 2015; Banca Carige , as consolidating company, has adopted the special tax consolidation (art. 117 et seq., Consolidated Income Tax Law [TUIR]) along with the other Group banks and Creditis Servizi Finanziari S.p.A..

c)	tax credits for advances paid for IRAP (Regional Tax on Productive Activities) purposes;

d)	tax credit pursuant to Italian Law no. 214/2011, arising from the conversion of deferred tax assets that took place in 2014 and 2015 following the loss for the period and/or the fiscal loss for 2013 and in 2014 for some Group companies.

Part of those credits (recognised by Banca Carige Italia) was assessed by the Italian Revenue Agency (see paragraph 14.8 ‘Tax Disputes’ below for further details). For this reason and in consideration of the fines imposed in the event of unduly applied tax credits, the Group - supported by a leading tax consulting firm- has prudentially decided to limit the offsetting use of tax credits to those credits which are not being directly or indirectly examined by the Revenue Agency;

e)	tax credits from prior years awaiting refund;

14.2 Deferred tax liabilities: breakdown

	31/12/2015		31/12/2014
Counter-item in the income statement	IRES (27.5%)	IRAP (5.57%)	IRES (27.5%)	IRAP (5.57%)
Immovable property	515	104	350	71
Receivables for interest taxable when collected	4,885	43	2,851	62
Other	3,136	1,049	2,655	1,730

TOTAL	8,536	1,196	5,856	1,863

Counter-item in Shareholders’ equity	IRES (27.5%)	IRAP (5.57%)	IRES (27.5%)	IRAP (5.57%)
Valuation of securities recognised in the AFS portfolio	938	435	2,778	570
Other	463	—	463	—
TOTAL	1,401	435	3,241	570

Total deferred tax liabilities	9,937	1,631	9,097	2,433

2.	Current tax liabilities: breakdown

Current tax liabilities recognised for an amount of EUR 6,735 thousand mainly refer to:

a)	tax liabilities for doubtful outcomes on tax credits awaiting refund ;

b)	other indirect tax payables (VAT, stamp duty, substitute tax on medium/long-term loans, etc.).

14.3 Deferred tax assets: annual changes (with offsetting entry to profit and loss)

	31/12/2015	31/12/2014
1. Opening balance	873,342	1,675,381
2. Increases	122,195	200,355
2.1 Prepaid taxes arising during the year	110,316	200,355
a) relating to previous years	6,770	1,676
b) due to change in accounting principles	—	—
c) write-backs	—	—
d) other	103,546	198,679
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	11,879	—

3. Decreases	164,349	1,002,394
3.1 Prepaid taxes derecognised during the year	25,033	35,228
a) reversals	25,033	35,228
b) write-downs of non-recoverable items	—	—
c) change in accounting policies	—	—
d) other	—	—
3.2 Reduction in tax rates	—	23
3.3 Other decreases	139,316	967,143
a) Conversion into tax credit under Law no. 214/2011	139,316	825,707
b) Other	—	141,436

4. Closing balance	831,188	873,342

14.3.1 Deferred tax assets out of which for purposes of L. 214/2011: annual changes (Counter-item in the income statement)

	Total 31/12/2015	Total 31/12/2014
1. Opening balance	753,312	1,425,756

2. Increases	33,498	175,132

3. Decreases	139,367	847,576
3.1 Reversals	51	4,942
3.2 Conversion into tax credit	139,316	825,707
a) from year losses	139,316	786,932
b) from tax losses	—	38,775
3.3 Other decreases	—	16,927

4. Closing balance	647,443	753,312

14.4 Deferred tax liabilities: annual changes (Counter-item in the income statement)

	31/12/2015	31/12/2014
1. Opening balance	7,719	105,468

2. Increases	4,944	5,510
2.1 Deferred tax liabilities of the year	4,691	5,509
a) relating to previous years	300	25
b) due to change in accounting principles	—	—
c) other	4,391	5,484
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	253	1

3. Decreases	2,931	103,259
3.1 Deferred tax liabilities derecognised in the year	2,931	78,239
a) reversals	2,931	78,239
b) due to change in accounting principles	—	—
c) other	—	—
3.2 Reduction in tax rates	—	27
3.3 Other decreases	—	24,993

4. Closing balance	9,732	7,719

14.5 Deferred tax assets: annual changes (with offsetting entry to equity)

	31/12/2015	31/12/2014
1. Opening balance	124,712	109,631

2. Increases	30,837	55,790
2.1 Deferred tax assets of the year	28,026	55,748
a) relating to previous years	243	—
b) due to change in accounting principles	—	—
c) other	27,783	55,748
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	2,811	42

3. Decreases	27,950	40,709
3.1 Deferred tax assets derecognised in the year	27,950	16,012
a) reversals	27,950	16,012
b) write-downs of non-recoverable items	—	—
c) due to change in accounting principles	—	—
d) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	—	24,697

4. Closing balance	127,599	124,712

14.6 Deferred tax liabilities: annual changes (with offsetting entry to equity)

	31/12/2015	31/12/2014
1. Opening balance	3,811	52,091

2. Increases	1,062	1
2.1 Deferred tax liabilities of the year	1,058	1
a) relating to previous years	—	—
b) due to change in accounting principles	—	—
c) other	1,058	1
2.2 New taxes or increase in tax rates	—	—
2.3 Other increases	4	—

3. Decreases	3,037	48,281
3.1 Deferred tax liabilities derecognised in the year	3,037	11,614
a) reversals	3,037	11,614
b) due to change in accounting principles	—	—
c) other	—	—
3.2 Reduction in tax rates	—	—
3.3 Other decreases	—	36,667

4. Closing balance	1,836	3,811

14.7 Other information

•	Tax rates applied

From 1 January 2008, the 2008 Budget Law (Law no. 244 of 24 December 2007) reduced the IRES rate from 33% to 27.5% and the IRAP base rate from 4.25% to 3.90%.

The 2016 Stability Law (Law no. 208 of 28/12/2015) provides for a further reduction in the IRES rate from 27.5% to 24%, as from 2017. For credit and financial institutions, however, the reduction was cancelled out by the introduction of a surcharge of 3.5% starting from the same date.

Law Decree no. 98, published in the Official Journal, General Series no. 155 of 6 July 2011, converted into Law no. 111 of 15 July 2011, in Art. 23, para. 5 and 6 has changed the IRAP base rate to 4.65% for the banking sector.

A coefficient of 0.9176 was established to reset the rates imposed by the regions for the IRAP surcharge. Therefore for almost all regions of the Bank’s operation (for which the surcharge had been set at 1%), the applicable tax rate essentially became 5.57% (4.65% new base rate + 0.92% surcharge).

As a consequence, the rates applied in calculating current and deferred taxes for 2015 are as follows:

IRES 27.5%

IRAP 5.57%

where, concerning IRES, the rate considered is 27.5% for reversals in 2016, and 24% + 3.5% additional tax for all reversals from 2017.

•	Determining the tax base for IRES (Corporate income tax)

Law no. 244/2007 also reinforced the principle of deriving company income from financial statements prepared in accordance with international accounting standards (IAS/IFRS). To this end, tax regulations were changed to envisage:

A)	that for IAS subjects, the valuation, time allocation and classification criteria of IAS financial statements should prevail over the provisions of the Consolidated Income Tax Law (Article 83, TUIR);

B)	a series of changes to other parts of the TUIR, to harmonise tax regulations to accounting rules with regard to valuation. An example of the latter type of changes would be the requirement for fiscal significance in valuing HFT shares, financial assets other than shares recognised in the income statement and financial liabilities (see Art.110, para.1-bis and 1-ter TUIR).

To this effect, Ministerial Decree no. 48 of 1 April 2009, (the “IAS Decree”) clarified that “even the parties adopting IAS must apply the provisions of Chapter II, Section I of the Consolidated Income Tax Law providing for quantitative limits on the deduction of negative components, or their exclusion or allocation to more than one tax period, or those that partially or fully exempt or exclude any positive components from the taxable income calculation, or permit allocation to more than one tax period, and those that establish the significance of positive or negative components for the year based, respectively, on their collection or payment”.

More recently, Law no. 147 of 27.12.2013, published in the Official Journal on 27 December 2013, no. 302, Ordinary Section no. 87 (also known as “Stability Law 2014”), established that, for IRES purposes, effective from the year ended as at 31 December 2013, credit and financial institutions can fully deduct losses realised during the year on loans to customers through factoring and, in the year and four subsequent years, the other forms of write-downs and losses on loans to customers (art. 106, paragraph 3, Consolidated Income Tax Law).

More recently, art. 16 of D.L. 83/2015, established full deductibility for all cases of write-downs and losses on loans to customers for the financial year of reporting. Only for the first period of application of the new provision, financial year 2015, deductibility of 75% of the amount of write-downs and losses on loans to customers.

The non-deducted 25%, together with the write-downs on loans until 2012 and the adjustments on loans for financial years 2013 and 2014, will be deductible in ten years as of 2016 according to the various rates applied (5% for 2016, 8% for 2017, 10% for 2018, 12% from 2019 to 2024, 5% for 2025).

Write-downs and losses on loans to entities other than customers will, by contrast, continue to be deductible according to ordinary rules for IRES purposes (art. 101, paragraph 5 of the Consolidated Income Tax Law) and not deducted for IRAP purposes.

IRAP (Regional tax on productivity)

The 2008 Budget Law (Law no. 244 of 24 December 2007) also introduced changes in the calculation method for the IRAP tax base, establishing direct significance of balance sheet items classified according to the correct accounting standards.

Therefore, the IRAP tax base is essentially determined by subtracting from the net interest and other banking income 50% of dividends collected and 90% of amortisation/depreciation of tangible and intangible assets and administrative costs, net of personnel expenses.

Concerning the latter, the Stability Law for 2015 (Law no. 190 of 23/12/2014), starting from tax period 2015, introduced the full deductibility of costs incurred for permanent staff.

For the adjustments in the value of loans to customers, which were not deductible until 2012, from 2013, the same rules stated above for IRES apply, also in terms of the timing of the effect of legislative amendments which were progressively introduced.

•	Possibility of converting deferred tax assets into tax credits

Art. 2, paragraph 55 of Law Decree no. 225/2010 (the “Decreto Milleproroghe” converted to Law 10/2011) envisaged that, pending entry into force of the new Basel Accord, deferred tax assets recognised to the financial statements for loan write-downs (art. 106, paragraph 3, TUIR), goodwill and other intangible assets, the components of which are deductible over several tax years for income tax purposes, are converted into tax credits if the separate financial statements of a company record a loss for the year. This conversion enters into force from approval of the financial statements closed with a loss, by an amount equal to the product of loss for the year and the ratio between deferred tax assets and the total of share capital and reserves.

Art. 8 of the Law Decree 201/2011 (the “Salva Italia” or “Save Italy” decree, converted to Law 214/2011), further expanded the possibility of converting deferred tax assets into cash, as already provided by the “Decreto Milleproroghe” (“One thousand extensions decree”) which made it possible to transform them into tax receivables, also in the event of tax loss, for the portion referred to said items, and to use the receivables to offset other tax liabilities or transfer such receivables to other Group companies or to request reimbursement of the amount.

The above-mentioned amendment therefore renders the possible recovery of prepaid taxes practically certain.

More recently, Law no. 147 of 27.12.2013 (the “2014 Stability Law”) allowed, in the presence of a negative net value of production, for the conversion into tax credits of DTAs allocated for IRAP purposes in relation to write-downs and loan losses, and to the value of goodwill and other intangible assets.

The accounting of new DTAs convertible into tax credits will end from 2016 as, following the new laws introduced in 2015, adjustments in the value of loans to customers will be fully deductible in the year, and the DTAs relative to goodwill and other intangible fixed assets, recognised for the first time starting from financial statements as at 31 December 2015 will no longer be convertible (art. 17Legislative Decree no. 83/2015).

In 2015, following the approval of the 2014 financial statements showing a loss for several companies of the Group, the above mentioned conversion occurred for an amount of EUR 139.3 mln.

The deferred tax assets recognised in the financial statements and referred to in the decree include EUR 414.3 mln goodwill and EUR 233.1 mln losses on impairment of loans for a total of EUR 647.4 mln (see Table 14.3.1).

•	- IAS 12 and “probability test” for the recognition of deferred tax assets.

IAS 12 requires deferred tax assets and liabilities to be recognised in accordance with the following criteria:

•	taxable temporary differences: a deferred tax liability shall be recognised for all taxable temporary differences;

•	deductible temporary differences: a deferred tax asset shall be recognised for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilised.

The amount of deferred tax assets recognised in the financial statements must, therefore, be subject to testing every year, to verify whether it is reasonably likely that sufficient future taxable profit will be realised with respect to the timing of its reversal.

In consideration of the significant amount of deferred tax assets recognised, also with regard to the 2015 financial statements, an analysis was conducted to verify whether the forecasts of future profitability are as such to ensure their re-absorption and therefore justify their recognition and maintenance in the financial statements (also known as “probability test”).

In carrying out the probability test on deferred tax assets recognised in the Bank’s financial statements as at 31 December 2015, assets deriving from deductible temporary differences relating to write-downs of loans and goodwill were considered separately. It should be pointed out that, in this regard, article 2, paragraphs 55 to 57 of Law Decree no. 225/2010, converted to Law 214/2011, established the conversion to tax credits of said deferred tax assets recognised in the financial statements where tax and/or statutory losses are realised.

This convertibility introduced an additional recovery method, which is suited to ensuring the recovery of eligible deferred tax assets in any situation, regardless of the company’s future profitability. The convertibility of deferred tax assets which are resulting from qualified temporary differences therefore constitutes an adequate basis for their recognition in the financial statements, in fact rendering the associated probability test fully superseded (see joint document from the Bank of Italy, Consob and ISVAP no. 5 of 15 May 2012, and subsequent IAS-ABI document no. 112 of 31 May 2012).

Based on these considerations, the probability test was focused on the amount of deferred tax assets not potentially convertible to receivables and highlighted a tax base sufficient enough to absorb the deferred taxes recorded in the financial statements as at 31 December 2015, also taking account of the adoption of the special tax consolidation regime for IRES purposes by the Parent company Banca Carige and the other Group companies.

Out of total deferred tax assets recognised in the financial statements for an amount of EUR 958,787 thousand, those relating to Law no. 214/2011 came to EUR 647,443 thousand.

•	Deferred taxes on untaxed reserves.

No allocations were made for deferred tax liabilities on untaxed reserves, taking into account the fact that the distribution of untaxed reserves, equal to roughly EUR 207.2 mln (of which EUR 117.6 mln included in share capital) never occurred in the past, nor is it expected in the foreseeable future.

14.8 Tax Disputes

Information about the individual Group companies is shown below.

Banca Carige

On 28/02/2014 the Genoa Provincial office of the Revenue Agency served a settlement and correction notice to the Banca Carige levying a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit bought from Banca del Monte dei Paschi di Siena in 2010.

This notice was based on the redetermination of the value of goodwill that was higher than the amount previously indicated by the parties in the aforesaid deed. In particular the Office redetermined the value of goodwill from EUR 102,461,722 to EUR 140,167,758, resulting in levying a higher amount of registration tax, equal to EUR 455,116 in addition to fines of the same amount and interest. The Company submitted an appeal to the Provincial Tax Commission of Genoa.

On 16/02/2016 the Provincial Tax Commission deposited judgement no. 399/1/2016 which upheld the Bank’s appeal in its entirety and ordered the Agency to refund the legal costs.

Finally, concerning the general audit of the Guardia di Finanza for 2012, which began on 28/2/2015 and ended on 23/7/2015, with the issue of a specific Formal Notice of Assessment, the relative closure is reported with the undersigning of the report pursuant to art. 5 bis of Legislative Decree no. 218/1997 with a gross charge of EUR 0.45 mln reduced to approximately EUR 0.2 mln considering the possibility for recovery of the pertaining findings as deductions in financial years prior to or after 2012.

As part of the aforementioned audit, all documentation concerning the transaction by which Banca Carige SpA transferred to Banca Carige Italia SpA the business unit of bank branches operating outside Liguria was also examined. Following these controls, no findings were reported but it was explicitly stated that: “the full examination of the case, as described above, managed by Banca Carige SpA did not highlight any fiscal breaches by the company”.

The recognition of the correctness of the transfer transaction managed by the parent company Banca Carige SpA leads to the recognition of the correct entry of the goodwill in the 2012 financial statements of Banca Carige Italia SpA.

With regard to the possible tax risk profiles correlated with Consob impugnation of the Bank’s 2013 consolidated and separate financial statements, this does not in itself involve any change in the Bank’s tax position, assuming the continued validity of the afore-mentioned financial statements until the date of a final judgement declaring their invalidity. It is therefore possible that the Revenue Agency, on the basis of this impugnation, will charge the Bank of violating the applicable tax regulations, carrying out an incidental assessment based on the validity of the contested financial statements. Therefore, the risk for tax liabilities arising from the above mentioned impugnation is deemed unlikely.

Cassa di Risparmio di Carrara merged into Banca Carige

On 03/03/2014 the Genoa Provincial office of the Revenue Agency served a settlement and correction notice to the merged company Cassa di Risparmio di Carrara (and to Banca del Monte dei Paschi di Siena S.p.A.) no. 2012IT003869000, whereby the aforementioned Office levied a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit signed by the Company on 28 May 2010 and registered on 9 June 2010, the final price of which was determined in the subsequent deed dated 6 March 2012 registered on 30 March 2012. The settlement and correction notice in question is based on the redetermination of goodwill to an amount that is greater than that indicated by the parties. In particular, the Tax Office redetermined the goodwill in question from EUR 13,642,160 to EUR 18,925,041. As a result of such redetermination the Tax Office requested the payment of additional registration tax for a value of EUR 77,248, in addition to fines for the same amount and interest. On 13/08/2014, the Company submitted an appeal to the Provincial Tax Commission of Genoa.

On 28/01/2016 the Provincial Tax Commission deposited judgement no. 282/1/1/2016 which upheld the Bank’s appeal in its entirety and ordered the Agency to refund the legal costs.

Banca del Monte di Lucca

On 07/03/2014 the Genoa Provincial office of the Revenue Agency served a settlement and correction notice to the merged company Cassa di Risparmio di Carrara (and to Banca del Monte dei Paschi di Siena S.p.A.) no. 2012IT003868000, by which the aforementioned Office levied a higher amount of registration tax (in addition to fines and interest) with reference to the deed of purchase of a company business unit signed by the Company on 28 May 2010 and registered on 9 June 2010, the final price of which was determined in the subsequent deed dated 6 March 2012 registered on 30 March 2012. The settlement and correction notice in question is based on the redetermination of goodwill to an amount that is greater than that indicated by the parties. In particular, the Tax Office redetermined the goodwill in question from EUR 9,210,173 to EUR 12,861,460. As a result of such redetermination the Tax Office requested the payment of additional registration tax for a value of EUR 53,257, in addition to fines for the same amount and interest.

On 13/08/2014, the Company submitted an appeal to the Provincial Tax Commission of Genoa.

On 28/01/2016 the Provincial Tax Commission deposited judgement no. 383/1/2016 which upheld the Bank’s appeal in its entirety and ordered the Agency to refund the legal costs.

Banca Carige Italia

26 February 2016 saw the conclusion of the targeted access to Banca Carige Italia (hereinafter the Subsidiary)’s dataset for Direct Tax ascertainment purposes, which had started on 5 February 2015, pursuant to and in virtue of Articles 32 and 33 of Presidential Decree no. 600/1973, Articles 57, 62 and 66 of Legislative Decree no. 300 of 30 July 1999, as well as Article 4, paragraph 3 of the ‘Regolamento di Amministrazione’ (Governing rules) of the Italian Revenue Agency, with regard to tax years 2012 and 2013. On the same date, the Official Tax Audit Report was delivered, based on which the Italian Revenue Agency made 2 findings respectively relating to the re-determination of tax credit from the conversion of deferred tax assets for 2013 (EUR 82.4 mln of unduly converted tax credit, in the opinion of the Agency) and an incorrect determination of the Aid to Economic Growth (Aiuto alla Crescita Economica, ACE) (EUR 8 mln of additional tax payable resulting from a reduction of the ACE base by the Italian Revenue Agency). These findings derive from the recalculation (impairment test) by the Italian Revenue Agency of the amount of goodwill posted as at 31/12/2012 by the Subsidiary after the transfer of banking business by Banca Carige SpA. In particular, in the Agency’s opinion, the Company was supposed to partially impair its goodwill on a preliminary basis and would thus have had the possibility to only fiscally align the residual amount of goodwill (under art. 15, para.10, of Legislative Decree no.185/2008);

The accounting and fiscal effects from the redetermination of the extent of tax alignment would translate into a net value adjustment to the 2012 result of EUR 131 mln, which should be offset by a cancellation of both DTAs and part of the substitute tax charge. Since part of the DTAs were converted into tax credits in 2013 (in line with the provisions of art. 2, paragraphs from 55 to 58 of Legislative Decree no. 225 of 29 December 2010), the tax credit would accordingly be reduced for said fiscal period by an amount of EUR 82.4 mln. It is noted that the Bank has prudentially not used this tax credit yet (the credit is recognised under ‘Current Tax Assets’ in the Balance Sheet; see also para. 14.1.2, Section 14, Assets in the Notes to the Financial Statements).

Furthermore, the adjusted 2012 result would, in the opinion of the Agency, give rise to a EUR 8 mln increase in the IRES tax base for the year 2013 as a consequence of a recalculation of the ACE (aid for economic growth) deductions. Since they are proportionate to the increase in shareholders’ equity arising from allocation of the 2012 earnings to the equity reserve, these deductions should proportionately be reduced as a consequence of the goodwill impairment and the EUR 131 mln adjustment made to the profit (loss) for that period.

The Company, supported by the qualified opinions of highly reputed independent experts (who, on several occasions, expressed a preliminary judgement of correctness and compliance with the international accounting principles IAS/IFRS), legal counsels (defending the Parent Company, Banca Carige, in the legal proceedings initiated by the Italian Securities and Exchange Commission, Consob) and the consequential opinion of a leading tax consulting firm, is not in agreement with the claims and conclusions contained in the Tax Audit Report and deems the therein reported tax findings devoid of any foundation. On this connection, it is worth recalling that: i) the financial statements of Banca Carige Italia SpA as at 31 December 2012 was audited by independent auditing firm, Reconta Ernst & Young SpA, which on 26 March 2013, issued an unqualified audit report with no findings or issues raised for disclosure; ii) the financial statements of Banca Carige Italia SpA, Banca Carige SpA and the Group’s Consolidated financial statement as at 31 December 2012 were not appealed against (and the terms for appeal have in the meantime expired); iii) the findings raised by the inspectors, based on an autonomous and discretionary re-processing of the impairment test on goodwill, are the result of the partial non-acceptance of an item of a strictly evaluative nature for which, as already described, highly reputed independent experts have, on several occasions, expressed a judgement of correctness and compliance with the international accounting principles IAS/IFRS.

The Group reserves the right to any action, document production and protection of its reasons and rights before the competent authorities for the matters inferred in the official tax audit report and/or arising from its content and/or its effects and is confident that its reasons will be proven correct by the relevant administrative and/or judicial authorities.

SECTION 15

NON-CURRENT ASSETS (LIABILITIES) HELD FOR SALE AND DISCONTINUED OPERATIONS - ITEM 150 (ASSETS) AND ITEM 90 (LIABILITIES)

Further to the resolutions adopted by the Parent Company’s Board of Directors so as not to consider the investments in Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. as assets held for sale (previously recognised as such under IFRS 5), the column relating to the period as at 31/12/2015 was left blank.

15.1 Non-current assets held for sale and discontinued operations: breakdown by type of assets

	31/12/2015	31/12/2014
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Property and equipment	—	100
A.4 Tangible assets	—	—
A.5 Other non-current assets	—	—

Total A	—	100

of which measured at cost	—	100
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
B. Asset groups (discontinued operations)
B.1 Financial assets held for trading	—	74
B.2 Financial assets designated at fair value	—	189,442
B.3 Financial assets available for sale	—	5,177,060
B.4 Financial assets held to maturity	—	—
B.5 Loans to banks	—	30,481
B.6 Loans to customers	—	774,293
B.7 Equity investments	—	6
B.8 Property and equipment	—	92,103
B.9 Intangible assets	—	21,377
B.10 Other assets	—	569,832

Total B	—	6,854,668

of which measured at cost	—	960,717
of which designated at fair value level 1	—	5,363,318
of which designated at fair value level 2	—	530,484
of which designated at fair value level 3	—	149

C. Liabilities associated with individual non-current assets held for sale and discontinued operations	—	—
C.1 Due to banks/customers	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
D. Liabilities associated with groups of non-current assets held for sale and discontinued operations
D.1 Due to banks	—	(6)
D.2 Due banks customers	—	(368,227)
D.3 Securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilities designated at fair value	—	(207,721)
D.6 Allowances	—	(25,907)
D.7 Other liabilities	—	(5,872,754)

Total D	—	(6,474,615)

of which measured at cost	—	(6,266,894)
of which designated at fair value level 1	—	(207,721)
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—

The figures from the previous table are provided below with a breakdown among banking group, insurance companies and other companies.

15.1 Non-current assets held for sale and discontinued operations: breakdown by type of assets

15.1.1 pertaining to the Banking Group

	31/12/2015	31/12/2014
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Property and equipment	—	100
A.4 Intangible assets	—	—
A.5 Other non-current assets	—	—

Total A	—	100

of which measured at cost	—	100
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
B. Asset groups (discontinued operations)
B.1 Financial assets held for trading	—	74
B.2 Financial assets designated at fair value	—	—
B.3 Financial assets available for sale	—	40,603
B.4 Financial assets held to maturity	—	—
B.5 Loans to banks	—	1,828
B.6 Loans to customers	—	619,557
B.7 Equity investments	—	—
B.8 Property and equipment	—	9,312
B.9 Intangible assets	—	21,377
B.10 Other assets	—	40,140

Total B	—	732,891

of which measured at cost	—	164,839
of which designated at fair value level 1	—	40,677
of which designated at fair value level 2	—	527,375
of which designated at fair value level 3	—	—

C. Liabilities associated with individual non-current assets held for sale and discontinued operations	—	—
C.1 Due to banks/customers	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
D. Liabilities associated with groups of non-current assets held for sale and discontinued operations
D.1 Due to banks	—	(6)
D.2 Due to customers	—	(364,391)
D.3 Securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilities designated at fair value	—	—
D.6 Allowances	—	(310)
D.7 Other liabilities	—	(10,229)

Total D	—	(374,936)

of which measured at cost	—	(374,936)
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—

15.1 Non-current assets held for sale and discontinued operations: breakdown by type of assets

15.1.2 pertaining to the insurance companies

	31/12/2015	31/12/2014
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Property and equipment	—	—
A.4 Intangible assets	—	—
A.5 Other non-current assets	—	—

Total A	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
B. Asset groups (discontinued operations)
B.1 Financial assets held for trading	—	—
B.2 Financial assets designated at fair value	—	189,442
B.3 Financial assets available for sale	—	5,136,457
B.4 Financial assets held to maturity	—	—
B.5 Loans to banks	—	28,637
B.6 Loans to customers	—	154,736
B.7 Equity investments	—	6
B.8 Property and equipment	—	67,183
B.9 Intangible assets	—	—
B.10 Other assets	—	522,345

Total B	—	6,098,806

of which measured at cost	—	772,907
of which designated at fair value level 1	—	5,322,641
of which designated at fair value level 2	—	3,109
of which designated at fair value level 3	—	149

C. Liabilities associated with individual non-current assets held for sale and discontinued operations	—	—
C.1 Due to banks/customers	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
D. Liabilities associated with groups of non-current assets held for sale and discontinued operations
D.1 Due to banks	—
D.2 Due to customers	—	(3,836)
D.3 Securities in issue	—
D.4 Financial liabilities held for trading	—
D.5 Financial liabilities designated at fair value	—	(207,721)
D.6 Allowances	—	(25,575)
D.7 Other liabilities	—	(5,859,423)

Total D	—	(6,096,555)

of which measured at cost	—	(5,888,834)
of which designated at fair value level 1	—	(207,721)
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—

15.1 Non-current assets held for sale and discontinued operations: breakdown by type of assets

15.1.3 pertaining to other companies

	31/12/2015	31/12/2014
A. Individual assets
A.1 Financial assets	—	—
A.2 Equity investments	—	—
A.3 Property and equipment	—	—
A.4 Intangible assets	—	—
A.5 Other non-current assets	—	—

Total A	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
B. Asset groups (discontinued operations)
B.1 Financial assets held for trading	—	—
B.2 Financial assets designated at fair value	—	—
B.3 Financial assets available for sale	—	—
B.4 Financial assets held to maturity	—	—
B.5 Loans to banks	—	16
B.6 Loans to customers	—	—
B.7 Equity investments	—	—
B.8 Property and equipment	—	15,608
B.9 Intangible assets	—	—
B.10 Other assets	—	7,347

Total B	—	22,971

of which measured at cost	—	22,971
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—

C. Liabilities associated with individual non-current assets held for sale and discontinued operations	—	—
C.1 Due to banks/customers	—	—
C.2 Securities	—	—
C.3 Other liabilities	—	—

Total C	—	—

of which measured at cost	—	—
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—
D. Liabilities associated with groups of non-current assets held for sale and discontinued operations
D.1 Due to banks	—	—
D.2 Due to customers	—	—
D.3 Securities in issue	—	—
D.4 Financial liabilities held for trading	—	—
D.5 Financial liabilities designated at fair value	—
D.6 Allowances	—	(22)
D.7 Other liabilities	—	(3,102)

Total D	—	(3,124)

of which measured at cost	—	(3,124)
of which designated at fair value level 1	—	—
of which designated at fair value level 2	—	—
of which designated at fair value level 3	—	—

SECTION 16

OTHER ASSETS - ITEM 160

16.1 Other assets: breakdown

	31/12/2015	31/12/2014
Revenue items in transit	7,979	14,553
Bills and other items for collection	29,381	35,171
Items undergoing processing	114,711	157,821
Current account cheques drawn on third parties	29,029	31,295
Current account cheques drawn on banks	3,299	4,017
Advances paid to tax authorities on behalf of third parties	21,167	18,380
Accrued revenues to be collected	79,330	75,073
Expenses for improvement of third parties’ assets	2,312	2,070
Other	20,780	31,847

Total	307,988	370,227

LIABILITIES

SECTION 1

DUE TO BANKS – ITEM 10

1.1 Due to banks: breakdown

Type of transaction/Group item	31/12/2015	31/12/2014
1. Due to central banks	2,302,168	1,130,316
2. Due to banks	522,789	746,778
2.1 Current accounts and demand deposits	13,965	92,639
2.2 Term deposits	9,193	403
2.3 Loans	472,973	557,504
2.3.1 Repos	—	49,811
2.3.2 Other	472,973	507,693
2.4 Liabilities in respect of commitments to repurchase treasury shares	—	—
2.5 Other liabilities	26,658	96,232

Total	2,824,957	1,877,094

Fair value - level 1	—	—
Fair value - level 2	2,486,537	1,759,612
Fair value - level 3	—	—

Total Fair value	2,486,537	1,759,612

The item “Due to central banks” for an amount of EUR 2.3 bn (L.T.R.O. of EUR 1.1 bn as at 31/12/2014) refers to refinancing operations with the European Central Bank (T.L.T.R.O.).

SECTION 2

DUE TO CUSTOMERS– ITEM 20

2.1 Due to customers: breakdown

Type of transaction/Group item	31/12/2015	31/12/2014
1. Current accounts and demand deposits	13,250,666	12,850,328
2. Term deposits	1,578,120	1,877,180
3. Loans	533,577	2,403,566
3.1 Repos	527,683	2,395,867
3.2 Other	5,894	7,699
4. Liabilities in respect of commitments to repurchase treasury shares	—	—
5. Other liabilities	174,203	201,913

Total	15,536,566	17,332,987

Fair value - level 1	—	—
Fair value - level 2	15,504,980	17,294,044
Fair value - level 3	—	—

Fair value	15,504,980	17,294,044

The Group did not carry out any “long-term structured repo” transactions as defined by the joint Consob / Bank of Italy / Ivass communication dated 8 March 2013.

SECTION 3

SECURITIES ISSUED – ITEM 30

3.1 Debt securities issued: breakdown

	Total 31/12/2015				Total 31/12/2014
		Fair Value				Fair Value
	Balance Sheet Value	Level 1	Level 2	Level 3	Balance Sheet Value	Level 1	Level 2	Level 3
A. Listed securities
1. Bonds	7,299,286	6,472,533	647,922	83,947	8,088,826	7,173,766	800,667	102,210
1.1 structured	—	—	—	—	102,210	—	—	102,210
1.2 other	7,299,286	6,472,533	647,922	83,947	7,986,616	7,173,766	800,667	—
2. Other securities	28,141	—	28,141	—	33,062	—	33,062	—
2.1 structured	—	—	—	—	—	—	—	—
2.2 other	28,141	—	28,141	—	33,062	—	33,062	—

Total	7,327,427	6,472,533	676,063	83,947	8,121,888	7,173,766	833,729	102,210

3.2 Breakdown of Item 30 “Securities issued”: subordinated securities

Qualitative information on subordinated securities issued and eligible as regulatory capital is reported in Part “F” of the financial statements.

Issuing company	Security code	Nominal value	Book value	Currency	Interest rate	Maturity date
Banca Carige	XS0256396697	323,036	322,787	Euro	3-month Euribor + annual 42 bps spread plus 60 bps from 6th year on	07/06/2016
Banca Carige	XS0372143296	100,000	99,670	Euro	Fixed rate of 7.672% until 19/06/2013 - afterwards 3-month Euribor + 310 bps spread	19/06/2018
Banca Carige	XS0524141057	20,000	21,400	Euro	Fixed rate of 5.70% p.a.	30/06/2017
Banca Carige	XS0400411681	160,000	159,444	Euro	Fixed rate of 8.338% p.a. until 04/12/2018 - afterwards 3-month Euribor + 550 bps spread	31/12/2050 perpetual
Banca Carige	IT0004429137	135,000	135,045	Euro	3-month Euribor + annual 200 bps spread	29/12/2018
Banca Carige	XS0437305179	100,000	104,323	Euro	Fixed rate of 6.14% p.a.	29/06/2016
Banca Carige	XS0542283097	50,000	56,585	Euro	Fixed rate of 5.70% p.a.	17/09/2020
Banca Carige	XS0570270370	200,000	199,650	Euro	Fixed rate of 7.321% p.a.	20/12/2020
Argo Mortgage 2	IT003694137	26,800	26,812	Euro	6-month Euribor + annual 0.30 bps spread	27/10/2043
Argo Mortgage 2	IT003694145	21,650	21,681	Euro	6-month Euribor + annual 0.83 bps spread	10/2043

Total		1,136,486	1,147,397

3.3 Breakdown of item 30 Micro-hedged debt securities issued

	31/12/2015	31/12/2014
1. Securities subject to micro-hedging of fair value:	2,753,873	3,097,368
a) interest rate risk	2,753,873	3,097,368
b) exchange risk	—	—
c) multiple risks	—	—

2. Securities subject to micro-hedging of cash flows:	—	—
a) interest rate risk	—	—
b) exchange risk	—	—
c) other	—	—

SECTION 4

FINANCIAL LIABILITIES HELD FOR TRADING – ITEM 40

4.1 Financial liabilities held for trading: breakdown

	31/12/2015					31/12/2014
		FV					FV
	VN				FV*	VN				FV*
Type of transaction/Group item		L1	L2	L3			L1	L2	L3
A. Cash liabilities
1. Due to banks	—	—	—	—	—	—	—	—	—	—
2. Due to customers	—	—	—	—	—	—	—	—	—	—
3. Debt securities	—	—	—	—	—	—	—	—	—	—
3.1 Bonds	—	—	—	—	—	—	—	—	—	—
3.1.1 Structured	—	—	—	—	x	—	—	—	—	x
3.1.2 Other bonds	—	—	—	—	x	—	—	—	—	x
3.2 Other securities	—	—	—	—	—	—	—	—	—	—
3.2.1 Structured	—	—	—	—	x	—	—	—	—	x
3.2.2 Other	—	—	—	—	x	—	—	—	—	x

Total A	—	—	—	—	—	—	—	—	—	—

B. Derivative instruments
1. Financial derivatives	x	—	4,824	—	x	x	—	11,667	—	x
1.1 Trading	x	—	4,824	—	x	x	—	11,667	—	x
1.2 Connected with the fair value option	x	—	—	—	x	x	—	—	—	x
1.3 Other	x	—	—	—	x	x	—	—	—	x
2. Credit derivatives	x	—	—	—	x	x	—	—	—	x
2.1 Trading	x	—	—	—	x	x	—	—	—	x
2.2 Connected with the fair value option	x	—	—	—	x	x	—	—	—	x
2.3 Other	x	—	—	—	x	x	—	—	—	x

Total B	x	—	4,824	—	x	x	—	11,667	—	x

Total (A+B)	x	—	4,824	—	x	x	—	11,667	—	x

Key

FV = fair value

FV* = fair value calculated excluding value adjustments due to changes in the credit rating of the issuer since date of issuance.

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

SECTION 5

FINANCIAL LIABILITIES DESIGNATED AT FAIR VALUE THROUGH PROFIT AND LOSS – ITEM 50

5.1 Financial liabilities designated at fair value: breakdown

	31/12/2015					31/12/2014
		FV					FV
Type of transaction/Amounts	VN	L1	L2	L3	FV*	VN	L1	L2	L3	FV*
1. Due to banks	—	—	—	—	—	—	—	—	—	—
1.1 Structured	—	—	—	—	x	—	—	—	—	x
1.2 Other	—	—	—	—	x	—	—	—	—	x

2. Due to customers	—	—	—	—	—	—	—	—	—	—
2.1 Structured	—	—	—	—	x	—	—	—	—	x
2.2 Other	—	—	—	—	x	—	—	—	—	x

3. Debt securities	555,168	557,795	—	—	592,066	949,446	949,640	15,086	—	995,558
3.1 Structured	—	—	—	—	x	—	—	—	—	x
3.2 Other	555,168	557,795	—	—	x	949,446	949,640	15,086	—	x

Total	555,168	557,795	—	—	592,066	949,446	949,640	15,086	—	995,558

Key

FV = fair value

FV* = fair value calculated excluding value adjustments due to changes in the credit rating of the issuer since date of issuance.

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

The Bank has attributed a fair value to bonds issued which are hosted in derivative contracts connected with interest rate risk, in order to avoid an accounting mismatch with respect to the treatment reserved for the associated hedge accounting derivatives. During the year, derivative contracts connected with the fair value option were unwound, therefore a notional amount of EUR 72.4 mln in derivatives remains outstanding as against a nominal amount of EUR 555.2 mln in bonds. The latter are posted to the specific items contained in table “2.1 - Financial assets held for trading”.

SECTION 6

HEDGING DERIVATIVES - ITEM 60

6.1 Hedging derivatives: breakdown by type of hedging and level of fair value

	Fair Value 31/12/2015			VN	Fair Value 31/12/2014			VN
	L1	L2	L3	31/12/2015	L1	L2	L3	31/12/2014
A. Financial derivatives	—	220,628	—	717,937	—	515,252	—	1,785,784
1) Fair value	—	220,628	—	717,937	—	280,038	—	865,428
2) Cash flows	—	—	—	—	—	235,214	—	920,356
3) Net investments in foreign operations	—	—	—	—	—	—	—	—
B. Credit derivatives	—	—	—	—	—	—	—	—
1) Fair value	—	—	—	—	—	—	—	—
2) Cash flows	—	—	—	—	—	—	—	—

Total	—	220,628	—	717,937	—	515,252	—	1,785,784

NV = nominal or notional value

L1 = Level 1

L2 = Level 2

L3 = Level 3

6.2 Hedging derivatives: breakdown by hedged portfolio and type of hedging

	Fair Value						Cash flows
	Micro-hedging								Net
Transactions/Type of hedging	Interest rate risk	Exchange risk	Credit risk	Price risk	Multiple risks	Macro- hedging	Micro- hedging	Macro- hedging	investments in foreign operations
1. Financial assets available for sale	11,738	—	—	—	—	x	—	x	x

2. Loans and receivables	198,400	—	—	x	—	x	—	x	x

3. Financial assets held to maturity	x	—	—	x	—	x	—	x	x

4. Portfolio	x	x	x	x	x	—	x	—	x

5. Other transactions	—	—	—	—	—	x	—	x	—

Total assets	210,138	—	—	—	—	—	—	—	—

1. Financial liabilities	—	—	—	x	—	x	—	x	x

2. Portfolio	x	x	x	x	x	—	x	—	x

Total liabilities	—	—	—	—	—	—	—	—	—

1. Expected transactions	x	x	x	x	x	x	—	x	x

2. Financial assets and liabilities portfolio	x	x	x	x	x	10,490	x	—	—

SECTION 8

TAX LIABILITIES – ITEM 80

For information on this section, please refer to Section 14 - Assets.

SECTION 9

LIABILITIES ASSOCIATED TO NON-CURRENT ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS- ITEM 90

For information on this section, please refer to Section 15 - Assets.

SECTION 10

OTHER LIABILITIES – ITEM 100

10.1 Other liabilities: breakdown

	Total 31/12/2015	Total 31/12/2014
Security deposits received from third parties	953	21
Amounts payable to tax authorities on behalf of third parties	63,969	50,054
Debit items in transit	10,633	5,652
Adjustments diff. relating to bills held in portfolio	133,016	131,963
Items undergoing processing	373,347	186,050
Accounts payable	78,892	72,612
Payables for personnel expenses	125,664	45,180
Costs accrued to be recognised	16,168	13,817
Payables for guarantees and commitments	41,309	57,436
Other liabilities	78,289	77,984

Total	922,239	640,768

SECTION 11

EMPLOYEE TERMINATION INDEMNITIES – ITEM 110

11.1 Employee termination indemnities: annual changes

	Total 31/12/2015	Total 31/12/2014
A. Opening balance	82,588	89,232

B. Increases	1,633	4,245
B.1 Provision for the year	784	1,610
B.2 Other increases	849	2,635

C. Decreases	11,986	10,889
C.1 Severance payments	11,024	4,109
C.2 Other decreases	962	6,780

D. Closing balance	72,235	82,588

11.2 Other information

The employee termination indemnities provision covers rights accrued by employees as at 31/12/2015 in accordance with current laws, national collective labour agreements and company supplementary labour contracts.

Application of the new version of IAS 19 - Employee Benefits.

EC Regulation no. 475 of 5 June 2012 endorsed the new version of IAS 19, outlining the accounting requirements for employee benefits, applicable to annual periods beginning on or after 1 January 2013.

The Banca Carige Group applied the revised IAS 19 starting from 1 January 2012, availing itself of the option of earlier application permitted by the Regulation.

Description of the employee termination indemnities as a defined benefit plan.

The Consolidated Law on supplementary pensions (Legislative Decree No. 252/2005) makes it possible to allocate, on a voluntary basis, the employee termination indemnities (severance pay), accruing as of 1/1/2007, to supplementary pension funds.

Companies with at least 50 employees shall pay the portions of employee termination indemnities not intended for supplementary pensions to the “Provision for disbursement to private sector employees pursuant to Article 2120 of the Italian Civil Code”, managed by INPS [National Social Security Institute] and established by Law 296/2006 (2007 Budget Law).

Except for a residual part accruing in the first half of 2007, all TFR amounts accrued from 1 January 2007 must be paid into supplementary pension plans and/or to INPS.

These amounts constitute a “defined contribution plan”: the expense for the Company is limited to the contributions set out in the Italian Civil Code, with no additional actuarial obligations for the Company, in connection with the employee’s future service.

However, the employee termination indemnities accrued until 31 December 2006 continue to qualify, for accounting purposes, as a post-employment “defined benefit” plan.

Application of IAS 19.

Defined benefit plans require, for accounting purposes, the disaggregation of changes in the obligation into three components: employment, financing and remeasurement. The first two should be recognised to profit or loss, while the third component should be recognised in equity under “Other Comprehensive Income” (OCI).

The employment component consists of changes in the obligation relating to:

•	the service rendered by the employee in the current year (Current Service Cost, or CSC);

•	the service rendered in prior periods arising as a result of plan amendment (Past Service Cost) or curtailment;

•	actuarial gains or losses upon plan settlement.

The financing component consists of changes in the obligation, during the period, arising from the passage of time (Interest Cost or IC).

The remeasurement component comprises actuarial gains/losses.

Determination of the present value of defined benefit obligations.

The valuation of future expense for employee termination indemnities was performed by an independent actuary in accordance with IAS 19 criteria for defined benefits plans. In particular, the approach led to the determination of the Defined Benefit Obligation (DBO), i.e. the average present value of defined benefit obligations as at 31/12/2015, accrued by employees in service at the calculation date during the current and prior periods.

It is noted that, under current regulations, employee termination benefits should be considered as accrued in full, and therefore the Current Service Cost (CSC) for this benefit is zero from 1 July 2007.

In addition, the employee termination Interest Cost for 2015 was determined by applying the discount rate at the beginning of the period (1.00%) to the DBO as at 1/1/2015, taking into account the changes in the liability as a result of the payment of contributions and benefits.

To define the DBO amount, an estimation was made of future payments due to each employee for accrued entitlement to retirement benefits on account of age or seniority, disability, death, resignation or a request for advances.

Evaluations took account of Art. 24 of Law 214/2011 as regards requirements for entitlement to INPS pension schemes.

Demographic assumptions.

The following statistical sources with breakdown by age and gender were used:

•	for the probability of death: ISTAT table for 2014 (ISTAT source – Annuario statistico italiano, the Italian statistical yearbook, for 2015) appropriately reduced on the basis of the Carige Group’s time series of data;

•	probability of termination of employment for various reasons (resignation, redundancies) by age and gender: figures were inferred from experience with employees of the Carige Group.

Other estimates included:

•	the maximum number of requests for advances that could be submitted;

•	the frequency of requests for first advances and subsequent requests;

•	the amount of termination benefit advances for each request.

Economic-financial assumptions.

Assumptions included a 2% annual inflation rate for the entire valuation period, an annual remuneration growth rate for all employees’ categories of 1% for 2016, 2017 and 2018 and 2% from 2019 and a 1.2% annual nominal discount rate (1.00% in the assessment as at 31/12/2014), in light of the average term to maturity of the overall liabilities of the Carige banking group for staff severance pay, and with reference to the interest rate curve of AA-rated securities issued by corporate issuers in the Euro area as at 31/12/2015.

SECTION 12

ALLOWANCES FOR RISKS AND CHARGES – ITEM 120

12.1 Allowances for risks and charges: breakdown

Item/Amount	31/12/2015	31/12/2014
1. Company pension fund	244,932	393,563
2. Other allowances for risks and charges	79,898	52,448
2.1 Legal disputes	22,543	19,234
2.2 Personnel expenses	49,468	29,938
2.3 Other	7,887	3,276

Total	324,830	446,011

12.2 Allowances for risks and charges: annual changes

	Total
Item/Amount	Pensions and post retirement benefit obligations	Other allowances
A. Opening balance	393,563	52,448

B. Increases	6,622	40,337
B.1 Provision for the year	1,344	39,439
B.2 Changes due to the time value of money	4,455	—
B.3 Difference due to discount-rate changes	—	—
B.4 Other increases	823	898

C. Decreases	155,253	12,887
C.1 Use during the year	25,182	9,574
C.2 Changes due to discount rate changes	7,475	—
C.3 Other decreases	122,596	3,313

D. Closing balance	244,932	79,898

12.3 Defined benefit company pension funds

Defined benefit company pension funds.

Following the absorption of Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A. on 01/01/2015, the pension funds established within the above-indicated companies have remained separate also for accounting purposes within the merging company Banca Carige S.p.A.

All three Funds are supplementary pension funds which already existed on entry into force of Law no. 421 of 23 October 1992 and as such they are subject to the supervision of COVIP (Pension Fund Supervisory Commission) and have been registered since 14 October 1999 with the Registry of Pension Funds in special section III, respectively as follows:

the Pension Fund of Banca Carige S.p.A. (hereinafter FIP Carige), under no. 9004;

the Pension Fund of Cassa di Risparmio di Savona S.p.A. (hereinafter FIP Carisa), under no. 9026,

the Pension Fund of Cassa di Risparmio di Carrara S.p.A. (hereinafter FIP Carrara) under no. 9154.

The Funds are not structured in individual accounts and are closed to new participants; in particular, only retired employees are registered with FIP Carrara, as the defined contribution section which the employees participated in, was settled in February 2015, in compliance with the resolution taken by the Board of Directors of Cassa di Risparmio di Carrara on 10/11/2014.

Application of the new version of IAS 19—Employee Benefits.

EC Regulation no. 475 of 5 June 2012 endorsed the new version of IAS 19, outlining the accounting requirements for employee benefits, applicable to annual periods beginning on or after 1 January 2013.

The Banca Carige Group applied the revised IAS 19 starting from 1 January 2012, availing itself of the option of earlier application permitted by the Regulation.

Classification of Supplementary Pension Funds in accordance with IAS 19.

IAS 19 defines the accounting procedures for employee benefits, classifying such benefits based on payment timing and degree of uncertainty in determining the Entity’s obligation.

Pension benefits are classified as post-employment benefits and they are divided into defined contribution plans and defined benefit plans.

Defined benefit plans are characterised by the fact that actuarial and investment risks are not transferred to an outside party or to the employee, but fall on the Entity.

Accounting for defined benefit plans is complex because, to determine the value and cost of the obligation, actuarial assumptions are necessary and there is a possibility that actuarial gains and losses may occur. Moreover, obligations are subject to discounting because they may be settled many years after the employees render the related service.

For IAS purposes, the aforesaid Funds (the Carrara Fund for the defined benefit section only) are post-employment defined benefit plans.

Determination of the present value of the obligation (Defined Benefit Obligation).

The Entity’s obligation consists in the payment of:

•	direct pensions to retired employees;

•	indirect pensions to survivors of employees who died while they were employed;

•	dependants’ pensions, to the survivors of former employees who died after retirement.

Entitlement to a pension is obtained when reaching the requirements specified by the Regulation, but payment is subject to settlement of the INPS pension (pursuant to Italian Legislative Decree 124/1993 art. 18, paragraph 8-quinquies, introduced by Italian Law 335/1995 art. 15, which limited the supplementary pension benefits to only the supplementary part).

To determine the present value of the obligation, it is necessary to:

•	determine the cost of current services (Current Service Cost) and, if the conditions are met, the cost of past services (Past Service Cost);

•	use the projected unit credit method (sometimes known as the accrued method pro-rated on service or as the benefit/years of service method);

•	estimate, with actuarial assumptions, the demographic and financial variables that will influence the cost of the benefits;

•	discount the benefits in order to determine the present value of the obligation;

•	subtract the fair value of the plan assets from the present value of the obligations.

The main demographic variables to be considered relate to the future characteristics of current and former employees (and their dependants) who are eligible for the benefits. Demographic assumptions deal with matters such as:

•	mortality;

•	rates of employee turnover, disability and early retirement;

•	the proportion of plan members with dependants who will be eligible for benefits.

The main financial and economic assumptions to be considered deal with items such as:

•	the discount rate determined by reference to market yields at the end of the reporting period on high quality corporate bonds. In countries where there is no deep market in such bonds, the market yields (at the end of the reporting period) on government bonds shall be used. Currencies and terms of corporate bonds or government bonds must be consistent with the currency and terms of the obligation;

•	the benefit levels set out in the terms of the plan;

•	estimated future salary increases that will affect the benefits payable.

The present value of the obligation was determined by an independent actuary using technical demographic, economic and financial evidence in accordance with the foregoing IAS 19 criteria.

The technical demographic basis used includes the following:

•	probability of death of the retired employees and their family members: inferred from the 2014 figures for the mortality rates in the Italian population (source: ISTAT –Annuario statistico italiano 2015) taking into account the progressive rise in life expectancy, inferred from the latest projections published by ISTAT for the 2011-2065 period;

•	probability of death of current employees: figures were calculated by reducing the 2014 death probability relating to the Italian population (source: ISTAT –Annuario statistico italiano 2015), taking account of both the increased life expectancy registered in recent years and the experience regarding employees in the Carige Group;

•	probability of leaving a family (source: ISTAT);

•	frequency of different types of family structures in new surviving households and average age of the members of the new surviving households according to age and gender of the assignor (source: INPS).

The definition of economic and financial assumptions led to the adoption of the following framework:

•	annual inflation rate: 2% for the entire valuation period;

•	nominal annual GDP growth rate: 2% from 2016 to 2017 and 3% from 2018 onwards;

•	rate of salary increase: 1% from 2016 to 2018 and 2% from 2019 onwards for all categories;

•	annual adjustment of the supplementary indemnity and INPS pension fund, as provided for by regulations in force;

•	annual nominal discount rate of 1.8% (2% as at 31/12/2014 and 2.25% as at 30/06/2015), taking account of an average term to maturity of liabilities related to the Carige Banking Group’s pension funds of approximately 10 years, and with reference to the interest rate curve for AA-rated securities issued by corporate issuers in the Euro area as at 31/12/2015.

The retirement payout and the extent of the public pension were calculated according to current regulations (Law 214/2011—the “Monti-Fornero reform”).

Benefit levels set out in the terms of the plan and estimated future salary increases.

In every year of evaluation:

•	for every current employee who has not attained the eligibility requirements for retirement or who has not left the company for other causes of termination, salary increases due to contract renewals, seniority and promotion were considered;

•	for each retired member, the amount of pension payable was calculated;

•	for each retired member, the pension was revaluated, taking into account any additional pensions received, according to current law provisions regulating adjustments to pensions.

The definition of “plan assets” in accordance with IAS 19 prescribes that such assets:

•	are held by a fund that is legally separate from the reporting Entity and exists solely to pay or fund employee benefits

and

•	are available to be used only to pay or fund employee benefits, are not available to the reporting Entity’s own creditors (even in bankruptcy), and cannot be returned to the reporting Entity, unless under strictly defined exceptions.

The Funds, lacking autonomous legal status, are made up of:

the Carige and Carisa funds, as accounting entries within the total assets of Banca Carige S.p.A. , within which they are constituted; therefore, there are no plan assets;

the Carrara fund, as separate and autonomous assets in accordance with Article 2117 of the Italian Civil Code within the total assets of Banca Carige S.p.A.; therefore, for the specific purposes of the determination of the obligation in accordance with IAS 19, the defined benefit plan assets are not relevant. Hence, they were not deducted from the present value of the obligation.

Application of IAS 19.

Defined benefit plans require, for accounting purposes, the disaggregation of changes in the obligation into three components: employment, financing and remeasurement. The first two should be recognised to profit or loss, while the third component should be recognised in equity under “Other Comprehensive Income” (OCI).

The employment component consists of changes in the obligation relating to:

•	the service rendered by the employee in the current year (Current Service Cost, or CSC);

•	the service rendered in prior periods arising as a result of plan amendment (Past Service Cost) or curtailment;

•	actuarial gains or losses upon plan settlement.

The financing component consists of changes in the obligation, during the period, arising from the passage of time (Interest Cost or IC).

The remeasurement component comprises actuarial gains/losses.

FIP Carige – Definition of packages referring to the positions of FIP members, Capitalisation of pensions for retired employees, Transfer to other defined contribution funds or redemption for ex-employees with deferred FIP pension rights.

Implementing the resolution of the Board of Directors of 27 October 2015 agreements were signed with the Trade Union Organisations and subsequently the employees subscribing to the FIP were offered the possibility to transfer their position to another pension fund. The company offer was accepted by 1,281 employees out of the 1,285 members: on 19 December 2015 and 15 January 2016 a settlement agreement was defined before the Joint Conciliation Committee whereby the persons concerned formally accepted the “package” offered by the Bank in return for the waiver of their subscription to the FIP.

On 10 and 18 December 2015 agreements were signed with the Trade Union Organisations respectively for the Deferred and Retired fund members and subsequently the Deferred members were offered the possibility to transfer their “package” to another fund or redeem their position, while the Retired members were offered the possibility to capitalise their retirement annuity.

The company offer was accepted by 148 deferred members and 1,403 retired members: on 22 February 2016 a settlement procedure was initiated before the Joint Conciliation Committee whereby the persons concerned could formalise their acceptance of the company proposals in return for the waiver of their subscription to the FIP. The settlement agreement expressly states that the operation will be fully completed when all those accepting the proposal have formalised the settlement.

For accounting purposes the amounts set aside at 30 June 2015 have been considered in the company offer.

The groups of participating employees, retirees and deferred retirees as well as those not participating (employees, retirees and deferred retirees) were assessed for accounting purposes as described below: non-participating members – actuarial assessment in the usual terms with comparison between the DBO as at 31/12/2014 and the DBO as at 31/12/2015;

retirees and deferred retirees participating in the draft settlement agreement for all participants: comparison between the DBO as at 31/12/2014 and the DBO as at 30/06/2015 with IC calculated on that date and pensions paid out at 31/12/2015;

employees participating in the final settlement agreement: comparison between the DBO as at 31/12/2014 and the DBO as at 30/06/2015 with IC and CSC as at 30/06/2015 for all the affected group.

Having determined the amounts set aside as at 31/12/2015 as the algebraic sum of the above items, the provisions of IAS19 were applied to the group of participating employees concerning the modifications/reductions to a defined benefit plan.

The amount set aside was reduced by 122,499 thousand EUR (DBO as at 30/06/2015 for participating employees).

12.4 Allowances for risks and charges—other allowances

Other long-term employee benefits.

Funds related to access to the “Solidarity fund in support of income of Credit institutions’ personnel” also known as the Fondi Esuberi [Staff Redundancy Funds] transferred from the respective parties as part of the acquisition of business units from IntesaSanpaolo and Unicredit (for Banca Carige S.p.A.).

Fund for charges related to incentives for employment termination.

The provisions set aside are those related to the definitive financial benefits—i.e. without the possibility of withdrawal from the offer—in favour of employees as an incentive for termination of employment. These incentives become payable twelve months or more after the end of the period. Considering the limited time-frame for the provision of these benefits (2016—2018) no actuarial assessments were made: the amounts were discounted using the interest rate curve for AA-rated securities from corporate issuers in the Euro area as at 31/12/2015.

Fund for restructuring charges related to incentives for employment termination.

The provisions set aside are those corresponding to the estimated benefits—i.e. incentives for employment termination—from which it is still possible for the Company to withdraw. The provisions set aside were determined by applying the requirements of IAS37.

The remaining portion of the amounts set aside as at 31/12/2014, after use in 2015, was increased giving effect to the BoD resolution of 15/12/2015 on additional incentives for retirement.

Fund for a one-off amount under the Agreement of 30/9/2014.

The provisions set aside are those corresponding to the amount payable in June 2016 as part of the one-off amount set out in the Agreement dated 30/09/2014, which is split into three instalments to be paid in November 2014, June 2015 and June 2016 respectively. In terms of forecasts related to the benefits, no actuarial assessments were made (debt was not discounted due to the irrelevance of the amount).

Seniority bonus.

The Seniority Bonus is an amount equal to one twelfth (one tenth for employees of the merged company Cassa di Risparmio, who were hired on or before 16 March 2007) of the annual contractual compensation, paid to the employee upon attainment of the 25th year of actual service (or the 20th and 30th year of service for Cassa di Risparmio di Carrara employees hired on or before 16 March 2007).

The Union Agreement of 30/09/2014 modified both the identification criteria of the recipients of the Seniority Bonus and its determination. In particular, starting from 01/01/2015, the Seniority Bonus will only be paid to employees who as at 01/01/2015 have accrued no less than 6 years of service. In this case, the bonus will be paid to individuals entitled—who have been employed continuously and upon reaching the level of seniority as required by the company—prorated to the actual period of employment as at 30/09/2014, taking as a reference the annual contractual remuneration of each individual in question as at 30/09/2014.

Based on the sub-division of benefits to employees under the new version of IAS 19, the seniority bonus is included among “other long-term employee benefits”.

The measurement of the seniority bonus is not subject to the same degree of uncertainty as the measurement of post-employment benefits, such as the employee termination indemnities and supplementary pension funds: therefore, IAS 19 requires a simplified method of accounting for said benefits which does not recognise the actuarial gains and losses as items of income or expense in other comprehensive income. Changes in the obligation are fully recognised as items of income or expense in profit or loss. As required by IAS 19, an actuarial assessment of the obligation was carried out.

Taking account of guidance in IAS19, the discount rate used was 1% (unchanged from measurement as at 31/12/2014), considering the average remaining period of the Carige Group’s overall liabilities until vesting of the Seniority Bonus and with reference to the interest rate curve of AA-rated securities from corporate issuers in the Euro area as at 31/12/2015.

Allowances for risks and charges—Carige Supplementary Pension Fund

The potential demands of the FIP Carige retirees may concern:

1.	the revaluation of the guaranteed minimum, paid out on retirement and consequent increased statutory revaluations for the years following retirement;

2.	increased revaluation of the pension for years 1998-1999-2000;

3.	increased revaluation for years 2012-2013 and subsequent drag effects for subsequent years.

Regarding the amount concerning arrears and increased provisions for points 1. and 2., the total estimated measure is deemed to be a maximum of 18,500 thousand EUR and considering, on one hand the high probability of disputes, and on the other, the fact that, despite valid defence, any unfavourable verdict would produce far from positive effects, it was deemed prudential to set aside a provision of EUR 13,500 thousand, for any settlements, paying out to the persons concerned amounts for the liquidation of the FIP position that are totally equivalent to those laid down in the company proposal for capitalisation of the pension entitlements (cf. point 12.3).

Concerning point 3. (effects of Law no. 109/2015), the Bank consultants consider any demands made by the persons concerned to be unfounded.

2. Legal Disputes

The provision was established to meet any potential losses from legal proceedings in progress, for which a reliable estimate of liabilities could be made in accordance with IAS 37. At the end of 2015, the provision totalled EUR 22.5 mln, of which EUR 20.1 mln for lawsuits filed against the Bank and bankruptcy clawback actions, for which the future expenditure and length of the dispute settlement process have been estimated, and EUR 2.4 mln for labour disputes. Commitments becoming due proved immaterial and therefore were not discounted.

3. Other provisions

This item includes provisions for charges payable by the subsidiary Centro Fiduciario S.p.A. concerning probable fines for the non-reporting of suspected money laundering transactions (pursuant to Italian Legislative Decree 231/2001) by ex-employees of Centro Fiduciario, which the parent company has taken over to the extent of its shareholding for an amount of EUR 3.3 thousand, provisions for a doubtful receivable from a supplier amounting to EUR 2.3 mln and provisions for the risk of non-recovery of fines imposed on ex directors, paid by the Parent Company as jointly liable, for 332 thousand and other provisions for lower amounts.

Contingent liabilities

With reference to the Group as at 31/12/2015, no material contingent liabilities are reported other than those concerning the guarantees issued upon disposal of the insurance companies and those relating to the Official Tax Audit Report served on the bank by the Revenue Agency on 26/2/2016. For a detailed description, please refer to the information provided thereon.

SECTION 15

GROUP SHAREHOLDERS’ EQUITY – ITEMS 140, 160, 170, 180, 190, 200 AND 220

15.1 Share capital and treasury shares – breakdown

Number of shares issued	Ordinary	Savings	Total
Number of shares at the end of the period	830,155,633	25,542	830,181,175
– fully paid-up	830,155,633	25,542	830,181,175
– not fully paid-up

Share capital structure	Ordinary	Savings	Total
Number of shares at the end of the period	2,791,336	86	2,791,422
– fully paid-up	2,791,336	86	2,791,422
– not fully paid-up
EUR/000

Number of treasury shares	Ordinary	Savings	Total
Number of shares at the end of the period	219,513	—	219,513
– fully paid-up	219,513	—	219,513
– not fully paid-up

Book value of treasury shares	Ordinary	Savings	Total
Shares outstanding at year-end	15,572	—	15,572
– fully paid-up	15,572	—	15,572
– not fully paid-up

EUR/000

15.2 Share capital – Number of shares: changes in the year

Item/Type	Ordinary	Savings
A. Shares outstanding at the beginning of the year	10,167,553,157	2,554,218
– fully paid-up	10,167,553,157	2,554,218
– not fully paid-up

A.1 Treasury shares (-)	(28,593,099)	—

A.2 Shares outstanding: opening balance	10,138,960,058	2,554,218

B. Increases	980,954,645	—
B.1 New issues	952,581,059	—
– with consideration:
– business combinations	226,364,603
– conversion of bonds
– exercise of warrants
– other	726,216,456
– without consideration
– in favour of employees
– in favour of directors
– other
B.2 Sale of treasury shares	6,641,649
B.3 Other changes	21,731,937

C. Decreases	10,289,978,583	2,528,676
C.1 Cancellation
C.2 Purchase of treasury shares
C.3 Sale of companies
C.4 Other changes	10,289,978,583	2,528,676

D. Shares in issue: closing balance	829,936,120	25,542
D.1 Treasury shares (+)	219,513
D.2 Shares outstanding at the end of the period	830,155,633	25,542
– fully paid-up	830,155,633	25,542
– not fully paid-up	—	—

The description of changes listed in the previous table is given below:

•	New issues—Business combinations: this sub-item includes the increase in kind undersigned by the Fondazione De Mari through the contribution of its non-controlling interest (4.099%) in Cassa di Risparmio di Savona—number of ordinary shares issued 89,620,097 and the increase in kind undersigned by Fondazione Cassa di Risparmio Carrara through the contribution of its own non-controlling interest (10%) in Cassa di Risparmio di Carrara—number of ordinary shares issued 136,744,506;

•	New issues—other: this sub-item includes the number of ordinary shares issued for the capital increase which ended with full subscription on 2 July 2015;

•	Sale of treasury shares: treasury shares were sold to the Chief Executive Officer as part of his share-based payment agreement, as described in Part I of the Explanatory Notes;

•	Other increases: this item shows the reduction in the number of treasury shares following the reverse stock split completed on 18 May 2015, in compliance with the resolution of the Extraordinary Shareholders’ Meeting of 23 April 2015 (ratio of 1 new share issued for every 100 shares outstanding).

•	Other decreases: this item shows the reduction in the number of ordinary and savings shares following the reverse stock split completed on 18 May 2015, in compliance with the resolution of the Extraordinary Shareholders’ Meeting of 23 April 2015 (ratio of 1 new share issued for every 100 shares outstanding).

15.3 Share capital—other information

The share capital, totalling Euro 2,791,421,761.37, comprises 830,181,175 shares with no par value.

15.4 Reserves from allocation of profit: other information

Item/Value	31/12/2015	31/12/2014
Profit reserves:	(883,812)	(477,978)
- Legal reserve	—	—
- Reserve for treasury shares	15,572	20,283
- Reserve for the purchase of treasury shares: quota available	61,428	56,717
- Other reserves	(960,812)	(554,978)

15.5 Other information

Item/Value	31/12/2015	31/12/2014
Other reserves:	51,425	51,630
- Reserves from capital increases without consideration for companies consolidated using valuation reserves	51,425	51,010
- Reserve for share-based payments	—	620

SECTION 16

MINORITY INTERESTS—ITEM 210

16.1 Breakdown of Item 210 “Shareholders’ equity: Minority interests”

Company name	31/12/2015	31/12/2014
Equity investments in consolidated companies with significant minority interests
1. Cassa di risparmio di Savona SpA	—	6,660
2. Banca del Monte di Lucca SpA	33,361	35,807
3. Cassa di Risparmio di Carrara SpA	—	9,536
Other investments	37	68

Total	33,398	52,071

OTHER INFORMATION

1. Guarantees issued and commitments

Transactions	Amount	Amount
	31/12/2015	31/12/2014
1) Financial guarantees given to	123,009	162,192
a) Banks	50	37,866
b) Customers	122,959	124,326
2) Commercial guarantees given to	753,320	859,216
a) Banks	281	430
b) Customers	753,039	858,786
3) Irrevocable commitments to disburse funds	1,967,052	1,419,354
a) Banks	1,776	19,120
i) usage certain	1,776	19,120
ii) usage uncertain	—	—
b) Customers	1,965,276	1,400,234
i) usage certain	561,763	573,833
ii) usage uncertain	1,403,513	826,401
4) Underlying commitments on credit derivatives: sales of protection	—	—
5) Assets pledged as collateral for third-party obligations	7,190	5,392
6) Other commitments	—	—

Total	2,850,571	2,446,154

2. Assets pledged as collateral for own liabilities and commitments

	Amount	Amount
Portfolios	31/12/2015	31/12/2014
1. Financial assets held for trading	3,792	3,129
2. Financial assets designated at fair value through profit and loss	—	—
3. Financial assets available for sale	1,892,397	2,041,049
4. Financial assets held to maturity	—	—
5. Loans to banks	283,964	437,262
6. Loans to customers	6,363,294	6,058,530
7. Property and equipment	534	541

Assets pledged as collateral for the company’s own liabilities and commitments amount to EUR 8.5 bn and are made up of securities underlying repo transactions, mortgages and securities pledged as collateral and deposit for refinancing operations with the European Central Bank, securities guaranteeing the issue of bank cheques, mortgages pledged as collateral for the issuance of covered bonds by Banca Carige (Covered Bonds), securitised mortgages transferred to the special purpose vehicle, Argo Mortgage 2 Srl, that are not subject to write-off, mortgages transferred to the special purpose vehicle Lanterna Finance Srl as part of a retained (or self-) securitisation, deposits and securities pledged as collateral on OTC derivative contracts, mortgages guaranteeing financing operations with the E.I.B., security deposits with the clearing house, Cassa Compensazione e Garanzia S.p.A., deposits pledged as collateral for international banking transactions and gold loans and assets belonging to the supplementary pension fund for the employees of former Cassa di Risparmio di Carrara S.p.A., now merged by and into Banca Carige.

4. Breakdown of investments in unit-linked and index-linked policies

	Total	Total
	31/12/2015	31/12/2014
I Land and buildings		—	—
II Investments in Group companies and investees:		—	—
1. Shares and units		—	—
2. Bonds		—	—
3. Loans		—	—
III Units in mutual investment funds		—	183,054
IV Other financial investments:		—	18,279
1. Shares and units		—	—
2. Bonds and other fixed-income securities		—	18,279
3. Deposits with credit institutions		—	—
4. Other financial investments		—	—
V Other assets		—	—
VI Cash and cash equivalents		—	6,388

Total		—	207,721

Investments were entirely referred to the insurance companies recognised as assets held for sale in 2014 and disposed of during the year.

5. Asset management and trading on behalf of third parties

Type of service	Amount 31/12/2015
1. Orders execution on behalf of customers
a) purchases
1. settled	1,196,932
2. unsettled	—
b) sales
1. settled	445,484
2. unsettled	—
2. Portfolio management
a) Individual	478,744
b) Collective	—
3. Custody and administration of securities
a) third party securities on deposit: associated with the custodian bank transactions (excluding portfolios management)
1. securities issued by companies included in consolidation	—
2. other securities	—
b) third party securities on deposit (excluding asset management): other
1. securities issued by companies included in consolidation	3,874,362
2. other securities	13,489,074
c) third party securities deposited with third parties	15,862,167
d) own securities deposited with third parties	3,522,985
4. Other transactions	3,005,715
- receipt and transmission of orders and trading	5,991,585
a) value of purchase transactions made during the year	2,930,848
a) value of sales transactions made during the year	3,060,737
- commercial bills, documentary bills and similar instruments received for collection on behalf of third parties	1,912,816
- other banks’ participation in syndicated loans	72,019
- total invoices for factoring transactions (with recourse)	207,285
- loans on behalf of Public Entities	3,836

6. Assets subject to accounting offsetting, master netting agreements and similar

					Related amounts not offset in Balance Sheet
Type		Gross amount of financial assets (a)	Financial liabilities offset in Balance Sheet (b)	Net Balance Sheet value of financial asset (c=a- b)	Financial instruments (d)	Cash collateral received (e)	Net amount 31/12/2015 (f=c-d-e)	Net amount 31/12/2014
1. Derivatives		58,328	—	58,328	—	29,430	28,898	146,743
2.Repurchase agreements		—	—	—	—	—	—	—
3. Securities lending		—	—	—	—	—	—	—
4. Other		—	—	—	—	—	—	—

Total	31/12/2015	58,328	—	58,328	—	29,430	28,898	x

Total	31/12/2014	253,904	—	253,904	—	107,162	x	146,743

The amount shown in column (a) relates to derivatives recognised under item 20 “Financial assets held for trading”, totalling EUR 5,915 thousand, and item 80 “Hedging derivatives”, totalling EUR 52,413 thousand. The related cash deposits received as collateral, shown in column (e) are recognised under item 10 “Due to banks”.

7. Liabilities subject to accounting offsetting, master netting agreements and similar

					Related amounts not offset in Balance Sheet
Type		Gross amounts of financial assets (a)	Financial liabilities offset in Balance Sheet (b)	Net Balance Sheet values of financial assets (c=a- b)	Financial instruments (d)	Cash collateral received (e)	Net amount 31/12/2015 (f=c-d-e)	Net amount 31/12/2014
1. Derivatives		213,114	—	213,114	55,952	153,802	3,360	113,833
2. Repurchase agreements		—	—	—	—	—	—	—
3. Securities lending		—	—	—	—	—	—	—
4. Other transactions		—	—	—	—	—	—	—

Total	31/12/2015	213,114	—	213,114	55,952	153,802	3,360	x

Total	31/12/2014	461,491	—	461,491	74,840	272,818	x	113,833

The amount shown in column (a) relates to derivatives recognised under item 40 “Financial liabilities held for trading”, totalling EUR 33,554 thousand, and item 60 “Hedging derivatives”, in the amount of Euro 179,560 thousand. Related financial instruments pledged as collateral, shown in column (d) consist in securities recognised under item 40 “Financial assets available for sale”. Cash deposits pledged as collateral, shown in column (e) are recognised under item 60 “Loans to banks”.

The Bank periodically analyses all types of master netting agreements, or similar arrangements, which might be eligible for accounting offsetting (netting).

This includes, for example, netting agreements on derivatives (CSA) and repurchase agreement transactions in compliance with TBMA/ISDA—Global Master Repurchase Agreements (GMRA)—international standards and all rights related to financial collateral. Arrangements qualifying as “collateral agreements” are instead excluded as per regulations.

The following can be inferred from the analysis made:

•	master netting agreements (ISDA), entered into by Group banks do not comply with the accounting offsetting criteria under the joint provisions of paragraphs AG38A and AG38B of IAS 32;

•	repurchase transactions on securities with Cassa di Compensazione e Garanzia do not meet the criteria for accounting offsetting as they are in fact regulated by a collateral agreement;

•	transactions in listed derivatives, being immaterial for the Carige Group, were excluded from the scope of the analysis.

INTRODUCTION

Figures as at 31/12/2014 in all tables have been restated pursuant to the provisions of IFRS 5 (Non-current assets held for sale and discontinued operations) further to the resolutions adopted by the Board of Directors so as not to consider the investments in Banca Cesare Ponti S.p.A. and Creditis Servizi Finanziari S.p.A. as assets held for sale (previously recognised as such under IFRS 5), confirming them as part of the Banca Carige Group’s strategic scope.

Income statement figures, therefore, are entirely relating to the Banking Group, with the exception of those referring to financial year 2014, reported in Section 21 “Profit (loss) after tax from assets held for sale and discontinued operations – Item 310” which are referred to for further details.

SECTION 1

INTEREST – ITEMS 10 AND 20

1.1 Interest and similar income: breakdown

Items/Type	Debt securities	Loans	Other transactions	Total 31/12/2015	Total 31/12/2014
1. Financial assets held for trading	541	—	8,493	9,034	14,809
2. Financial assets designated at fair value through profit and loss	—	—	—	—	—
3. Financial assets available for sale	15,542	—	—	15,542	64,029
4. Financial assets held to maturity	—	—	—	—	—
5. Loans to banks	191	402	63	656	5,458
6. Loans to customers	75	654,414	10	654,499	758,285
7. Hedging derivatives	x	x	—	—	—
8. Other assets	x	x	1,972	1,972	5

Total	16,349	654,816	10,538	681,703	842,586

1.3 Interest income and similar revenues: other information

1.3.1 Interest income from financial assets denominated in foreign currency

Interest income from financial assets held in foreign currency amount to EUR 25,666 thousand.

1.3.2 Interest income from finance leases

Interest income from finance leases amount to EUR 16,198 thousand.

1.4 Interest and similar expense: breakdown

Items/Type	Debts	Securities	Other transactions	Total 31/12/2015	Total 31/12/2014
1. Due to central banks	(1,858)	x	—	(1,858)	(9,122)
2. Due to banks	(4,425)	x	(323)	(4,748)	(5,430)
3. Due to customers	(88,247)	x	(4)	(88,251)	(117,626)
4. Securities issued	x	(222,426)	—	(222,426)	(275,341)
5. Financial liabilities held for trading	(199)	—	—	(199)	—
6. Financial liabilities designated at fair value through profit and loss	—	(21,224)	—	(21,224)	(28,032)
7. Other liabilities and funds	x	x	(2,567)	(2,567)	(2,956)
8. Hedging derivatives	x	x	(5,998)	(5,998)	(6,434)

Total	(94,729)	(243,650)	(8,892)	(347,271)	(444,941)

1.5 Interest and similar expense: spreads on hedging transactions

Items	31/12/2015	31/12/2014
A. Positive spreads on hedging transactions	57,667	363
B. Negative spreads on hedging transactions	(63,665)	(6,797)

C. Total (A-B)	(5,998)	(6,434)

1.6 Interest and similar expense: other information

1.6.1 Interest expense on liabilities denominated in foreign currency

Interest expense on liabilities in foreign currency amount to EUR 2,473 thousand.

1.6.2 Interest expense on liabilities from finance leases

Interest expense on liabilities from finance leases amount to EUR 44 thousand.

SECTION 2

FEES AND COMMISSIONS – ITEMS 40 AND 50

2.1 Fee and commission income: breakdown

Service type/Value	Total 31/12/2015	Total 31/12/2014
a) guarantees issued	10,750	12,310
b) credit derivatives	—	—
c) management, brokerage and advisory services:	102,534	86,134
1. securities trading	753	726
2. currency trading	2,445	2,556
3. portfolio management	6,516	7,846
3.1. individual	6,516	7,846
3.2. collective	—	—
4. custody and administration of securities	2,246	2,645
5. custodian bank	—	—
6. placement of securities	48,026	43,691
7. receipt and transmission of orders	8,677	10,003
8. advisory services	—	—
8.1 related to investments	—	—
8.2 related to financial structure	—	—
9. distribution of third-party services	33,871	18,667
9.1 portfolio management	1,945	1,767
9.1.1. individual	53	39
9.1.2. collective	1,892	1,728
9.2 insurance products	15,717	580
9.3 other products	16,209	16,320
d) collection and payment services	65,387	67,627
e) securitisation servicing	1	1
f) factoring services	994	1,115
g) tax collection services	—	—
h) management of multilateral trading facilities	—	—
i) maintenance and management of current accounts	112,708	124,316
j) other services	17,680	17,867

Total	310,054	309,370

The “other services” line item includes EUR 559 thousand for Fiduciary Management Services.

2.2 Fee and commission expense: breakdown

Services/Amounts	Total 31/12/2015	Total 31/12/2014
a) guarantees received	(9,105)	(19,202)
b) credit derivatives	—	—
c) management and brokerage services	(6,220)	(5,701)
1. trading of financial instruments	(564)	(145)
2. currency trading	—	—
3. portfolio management:	(532)	(575)
3.1 own portfolio	(532)	(575)
3.2 third-party portfolio	—	—
4. custody and administration of securities	(1,177)	(1,236)
5. placement of financial instruments	(77)	(157)
6. off-site marketing of financial instruments, products and services	(3,870)	(3,588)
d) collection and payment services	(22,135)	(20,768)
e) other services	(8,749)	(8,678)

Total	(46,209)	(54,349)

SECTION 3

DIVIDENDS AND SIMILAR INCOME – ITEM 70

3.1 Dividends and similar income: breakdown

Items/Income	Total 31/12/2015		Total 31/12/2014
	Dividends	Income from units in UCITS	Dividends	Income from units in UCITS
A. Financial assets held for trading	44	—	23	—
B. Financial assets available for sale	14,197	1,108	16,912	1,330
C. Financial assets designated at fair value through profit and loss	—	—	—	—

D. Investments	—	x	—	x

Total	14,241	1,108	16,935	1,330

SECTION 4

NET PROFIT (LOSS) FROM TRADING – ITEM 80

4.1 Net profit (loss) from trading: breakdown

Transaction / P&L item	Capital gains (A)	Trading profit (B)	Capital losses (C)	Trading losses (D)	Net Profit [(A+B) - (C+D)] 31/12/2015
1. Financial assets held for trading	35	5,956	(125)	(7,461)	(1,595)
1.1 Debt Securities	32	3,030	(125)	(6,038)	(3,101)
1.2 Equity instruments	3	968	—	(394)	577
1.3. Units in UCITS	—	174	—	(161)	13
1.4 Loans	—	—	—	—	—
1.5 Other	—	1,784	—	(868)	916

2. Financial liabilities held for trading	—	—	—	—	—
2.1 Debt securities	—	—	—	—	—
2.2 Deposits	—	—	—	—	—
2.3 Other	—	—	—	—	—

3. Financial assets and liabilities: exchange differences		x	x	x	12,376

4. Derivatives	3,694	15,575	(3,366)	(25,013)	(13,314)
4.1 Financial derivatives:	3,694	15,575	(3,366)	(25,013)	(13,314)
- on debt securities and interest rates	3,694	15,549	(3,366)	(25,012)	(9,135)
- on equities and stock indices	—	26	—	(1)	25
- on currencies and gold	x	x	x	x	(4,204)
- Other	—	—	—	—	—
4.2 Credit derivatives	—	—	—	—	—

Total	3,729	21,531	(3,491)	(32,474)	(2,533)

SECTION 5

NET PROFIT (LOSS) FROM HEDGING – ITEM 90

5.1 Net profit (loss) from hedging: breakdown

P&L items/Values	Total 31/12/2015	Total 31/12/2014
A. Gains on:
A.1 Fair value hedging derivatives	26,290	127,426
A.2 Hedged financial assets (fair value)	7,662	79,103
A.3 Hedged financial liabilities (fair value)	71,379	18,552
A.4 Cash-flow hedging derivatives	—	—
A.5 Assets and liabilities denominated in foreign currency	—	—

Total gains on hedging activities (A)	105,331	225,081

B. Losses on:
B.1 Fair value hedging derivatives	(45,665)	(96,415)
B.2 Hedged financial assets (fair value)	(25,026)	(7,384)
B.3 Hedged financial liabilities (fair value)	(39,337)	(119,357)
B.4 Cash-flow hedging derivatives	—	—
B.5 Assets and liabilities denominated in foreign currency	—	—

Total losses on hedging activities (B)	(110,028)	(223,156)

C. Net profit (loss) from hedging (A-B)	(4,697)	1,925

SECTION 6

PROFITS (LOSSES) ON DISPOSAL OR REPURCHASE – ITEM 100

6.1 Profits (Losses) on disposal or repurchase: breakdown

Items/P&L items				Total 31/12/2015			Total 31/12/2014
				Profits	Losses	Net result	Profits	Losses	Net result
Financial assets
1. Loans to banks				—	(76)	(76)	5,230	(939)	4,291
2. Loans to customers				28	—	28	1,429	(3,103)	(1,674)
3. Financial assets available for sale				87,446	(10,723)	76,723	119,329	(33,678)	85,651
3.1 Debt Securities				55,415	(10,666)	44,749	102,610	(31,050)	71,560
3.2 Equity instruments				29,754	(46)	29,708	12,297	(1,562)	10,735
3.3. Units in UCITS				2,277	(11)	2,266	4,422	(1,066)	3,356
3.4 Loans				—	—	—	—	—	—
4. Financial assets held to maturity				—	—	—	—	—	—

Total assets	—	—	—	87,474	(10,799)	76,675	125,988	(37,720)	88,268

Financial liabilities
1. Due to banks				—	—	—	—	—	—
2. Due to customers				—	(2)	(2)	—	—	—
3. Securities issued				3,204	(333)	2,871	5,712	(3,159)	2,553

Total liabilities	—	—	—	3,204	(335)	2,869	5,712	(3,159)	2,553

SECTION 7

PROFITS (LOSSES) ON FINANCIAL ASSETS/LIABILITIES DESIGNATED AT FAIR VALUE – ITEM 110

7.1 Net changes in financial assets and liabilities designated at fair value: breakdown

	Gains (A)	Realised profits (B)	Losses (C)	Realised losses (D)	Net Profit (Loss) [(A+B) – (C+D)]
Transactions/P&L items					31/12/2015
1. Financial assets	—	—	—	—	—
1.1 Debt Securities	—	—	—	—	—
1.2 Equity instruments	—	—	—	—	—
1.3. Units in UCITS	—	—	—	—	—
1.4 Loans	—	—	—	—	—

2. Financial liabilities	6,956	551	(22)	(750)	6,735
2.1 Debt Securities	6,956	551	(22)	(750)	6,735
2.2 Due to banks	—	—	—	—	—
2.3 Due to customers	—	—	—	—	—

3. Financial assets and liabilities: exchange differences	x	x	x	x	—

4. Credit and financial derivatives	3,053	27,080	(36,974)	(31)	(6,872)

Total	10,009	27,631	(36,996)	(781)	(137)

SECTION 8

NET LOSSES/RECOVERIES ON IMPAIRMENT– ITEM 130

8.1 Net losses (recoveries) on impairment of loans: breakdown

	Write-downs (1)			Write-backs (2)				Total
Transactions/P&L items	Specific		Portfolio	Specific		Portfolio		31/12/2015	31/12/2014
	Write - offs	Other		A	B	A	B
A. Loans to banks	—	—	—	155	497	—	—	652	1,361
- Loans	—	—	—	155	497	—	—	652	152
- Debt securities	—	—	—	—	—	—	—	—	1,209
B. Loans to customers	(50,834)	(537,743)	(482)	33,874	206,095	—	62,372	(286,718)	(651,799)
Purchased non-performing loans	—	—	x	—	—	x	x	—	—
- Loans	—	—	x	—	—	x	x	—	—
- Debt securities	—	—	x	—	—	x	x	—	—
Other loans	(50,834)	(537,743)	(482)	33,874	206,095	—	62,372	(286,718)	(651,799)
- Loans	(50,834)	(537,743)	(482)	33,874	206,095	—	62,372	(286,718)	(651,799)
- Debt securities	—	—	—	—	—	—	—	—	—
C. Total	(50,834)	(537,743)	(482)	34,029	206,592	—	62,372	(286,066)	(650,438)

Key

A = From interest

B = Other reversals

8.2 Net losses (recoveries) on impairment of financial assets available for sale: breakdown

	Write-downs		Write-backs		Total 31/12/2015	Total 31/12/2014
	(1)		(2)
Transactions/P&L items	Specific		Specific
	Write - offs	Other	A	B
A. Debt securities	—	—	—	—	—	(87)
B. Equity instruments	—	(1,269)	—	—	(1,269)	(1,277)
C. Units in UCITS	—	(527)	x	x	(527)	(88)
D. Loans to banks	—	—	x	—	—	—
E. Loans to customers	—	—	—	—	—	—

F. Total	—	(1,796)	—	—	(1,796)	(1,452)

Key

A = From interest

B = Other reversals

8.4 Net impairment losses (recoveries) on other financial transactions: breakdown

	Write-down			Write-backs				Total
	(1)			(2)
	Specific		Portfolio	Specific		Portfolio		31/12/2015	31/12/2014
Transactions/P&L items	Write - offs	Other		A	B	A	B
A. Guarantees issued	—	(8,712)	(85)	—	10,421	—	14,566	16,190	(22,493)
B. Credit derivatives	—	—	—	—	—	—	—	—	—
C. Commitments to disburse funds	—	—	—	—	—	—	—	—	—
D. Other transactions	—	—	—	—	—	—	—	—	—

E. Total	—	(8,712)	(85)	—	10,421	—	14,566	16,190	(22,493)

Key

A = From interest

B = Other reversals

SECTION 11

ADMINISTRATIVE EXPENSES – ITEM 180

11.1 Personnel expenses: breakdown

Type of expense/Amounts	Total 31/12/2015	Total 31/12/2014
1) Employees	(344,472)	(409,896)
a) wages and salaries	(222,505)	(232,423)
b) social-welfare charges	(61,078)	(70,601)
c) severance pay	(5,593)	(6,162)
d) social security expenses	—	(213)
e) provision for staff severance pay	(925)	(1,755)
f) pension fund and similar obligations:	3,024	(13,571)
- defined contribution	—	(372)
- defined benefit	3,024	(13,199)
g) contributions to external pension funds:	(16,434)	(15,008)
- defined contribution	(16,434)	(15,008)
- defined benefit	—	—
h) costs related to share-based payments	163	77
i) other employee benefits	(41,124)	(70,240)
2) Other staff	(675)	(946)
3) Directors and Statutory Auditors	(9,010)	(8,630)
4) Retired personnel	—	—

Total	(354,157)	(419,472)

11.2 Average number of employees by category

	Total 31/12/2015	Total 31/12/2014
1) Employees	4,907	5,570
a) senior managers	64	88
b) middle managers	1,301	1,440
c) remaining staff	3,542	4,042
2) Other personnel	72	125

Total	4,979	5,695

The decrease in the average number of employees is primarily due to the disposal of the Insurance companies during the year. As at 31/12/2014, the average headcount of the insurance companies sold totalled 501.

11.3 Defined benefit company pension funds: costs and revenues

During the year, total costs of EUR 3,024 thousand were recognised for defined benefit company pension funds. This amount refers to the company pension fund of Banca Carige and the company pension funds for the employees of Cassa di Risparmio di Carrara S.p.A and Cassa di Risparmio di Savona S.p.A which were merged by absorption during the year.

For more details refer to Section 12.3, Liabilities.

11.4 Other employee benefits

Among other aspects, this item includes: charges associated with the economic incentives for employees set out in the “Framework Agreement” of 30/09/2014, amounting to a total of EUR 13.3 mln (incentives for termination of service, one-off amounts paid in 2015 and 2016); provisions against possible litigations due to critical specificities in the Company’s Supplementary Pension Fund for an amount of EUR 13.5 mln; expenses connected with health policies for EUR 5.9 mln; other expenses related to training for an amount of EUR 2.4 mln, meal vouchers for employees for EUR 5.8 mln, net of proceeds from the use of the seniority bonus fund of EUR 0.4 mln.

11.5 Other administrative expenses: breakdown

Service type/Value	Total 31/12/2015	Total 31/12/2014
Indirect taxes and duties	(67,808)	(74,247)
- stamp duties and taxes on stock exchange	(55,818)	(62,601)
- substitute tax (Pres. Decree 601/73)	(2,852)	(2,529)
- local property taxes	(5,890)	(5,909)
- other indirect taxes and duties	(3,248)	(3,208)
Contributions to the guarantee and resolution funds	(42,207)	—
Leases and rents payable	(30,888)	(29,640)
- real estate	(20,228)	(17,570)
- electronic equipment and software	(9,709)	(11,102)
- other	(951)	(968)
Expenses for software acquisition	(5,363)	—
Maintenance and operating expenses	(28,152)	(28,620)
- property owned and used by the bank	(5,735)	(5,342)
- rented property	(2,226)	(2,230)
- movable property	(10,345)	(10,320)
- software	(9,846)	(10,728)
Cleaning services	(4,064)	(4,078)
Utilities (electricity, heating and water)	(10,351)	(10,453)
Printing and stationery	(2,321)	(2,317)
Post and telephone	(12,147)	(12,311)
Surveillance and security services	(3,391)	(3,488)
Transport	(6,304)	(6,310)
Insurance premiums	(3,329)	(4,061)
Advertising, publicity and media initiatives	(6,564)	(6,164)
Entertainment expenses	(1,339)	(1,342)
Membership fees	(1,818)	(1,686)
Contributions to bodies and associations	(513)	(244)
Subscriptions to newspapers, magazines and publications	(783)	(756)
Professional services fees	(41,543)	(41,232)
- consultancy	(21,051)	(22,225)
- legal expenses	(18,816)	(17,056)
- commercial information and land registry searches	(1,255)	(1,510)
- other	(421)	(441)
Expenses for IT services and outsourcing	(27,857)	(30,280)
Indirect personnel expenses	—	—
Other expenses	(9,707)	(6,641)

Total	(306,449)	(263,870)

SECTION 12

NET PROVISIONS FOR RISKS AND CHARGES - ITEM 190

12.1 Net provisions for risks and charges: breakdown

	Total	Total
	31/12/2015	31/12/2014
Provision for risks and charges related to legal disputes and clawback actions	(8,206)	(6,655)
Interest expense from discounting of the provision for legal disputes and clawback actions	—	—
Re-allocation to Income Statement from Provision for risks and charges related to legal disputes and clawback actions	3,136	3,868
Re-allocation to Income Statement from other provisions	80	9
Other provisions	(5,079)	(2,851)

Total	(10,069)	(5,629)

SECTION 13

NET ADJUSTMENTS TO/RECOVERIES ON PROPERTY AND EQUIPMENT - ITEM 200

13.1. Net adjustments to/recoveries on property and equipment: breakdown

Asset/P&L item	Depreciation (a)	Impairment losses (b)	Write-backs (c)	Net Profit (Loss) (a + b + c) 31/12/2015
A. Property and equipment
A.1 Owned	(19,094)	(1,858)	—	(20,952)
- used in the business	(17,601)	(1,324)	—	(18,925)
- held for investment	(1,493)	(534)	—	(2,027)
A.2 Acquired through finance lease	(812)	—	—	(812)
- used in the business	(17,601)	(1,324)	—	(18,925)
- held for investment	(1,493)	(534)	—	(2,027)

Total	(19,906)	(1,858)	—	(21,764)

SECTION 14

NET ADJUSTMENTS TO/RECOVERIES ON INTANGIBLE ASSETS – ITEM 210

14.1 Net adjustments to/recoveries on intangible assets: breakdown

Asset/Income	Depreciation (a)	Impairment losses (b)	Write-backs (c)	Net Profit (Loss) (a + b + c) 31/12/2015
A. Intangible assets
A.1 Owned	(27,810)	—	—	(27,810)
- Generated internally by the company	—	—	—	—
- Other	(27,810)	—	—	(27,810)
A.2 Acquired through finance lease	—	—	—	—

Total	(27,810)	—	—	(27,810)

SECTION 15

OTHER OPERATING EXPENSE AND INCOME - ITEM 220

15.1 Other operating expense: breakdown

	31/12/2015	31/12/2014
Operating expenses on financial leases	—	(511)
Routine maintenance costs on investment property	(705)	(644)
Expenses for improvement of third parties’ assets	(440)	(648)
Other expenses	(10.988)	(10.011)

Total	(12.133)	(11.814)

15.2. Other operating income: breakdown

	31/12/2015	31/12/2014
Lease payments receivable	4,979	4,709
Third-party charges	83,426	92,471
- recovery of credit facility fees	25,622	28,729
- tax recovery	57,282	63,319
- customer insurance premiums	522	423
Other income	22,567	23,013

Total	110,972	120,193

SECTION 16

PROFITS (LOSSES) ON INVESTMENTS IN ASSOCIATES AND COMPANIES SUBJECT TO JOINT CONTROL – ITEM 240

16.1 Profits (Losses) on investments in associates and companies subject to joint control: breakdown

	Total	Total
P&L items/Sectors	31/12/2015	31/12/2014
1) Jointly owned companies
A. Income	—	—
1. Revaluations	—	—
2. Gains on disposal	—	—
3. Write-backs	—	—
4. Other income	—	—
B. Expenses	—	1
1. Write-downs	—	—
2. Impairment losses	—	1
3. Losses on disposal	—	—
4. Other expenses	—	—

Net Profit (Loss)	—	1

C. Companies subject to significant influence
A. Income	7,217	5,991
1. Revaluations	7,217	5,991
2. Gains on disposal	—	—
3. Write-backs	—	—
4. Other income	—	—
B. Expenses	(573)	(1,052)
1. Write-downs	—	—
2. Impairment losses	(573)	(1,052)
3. Losses on disposal	—	—
4. Other expenses	—	—

Net Profit (Loss)	6,644	4,939

Total	6,644	4,940

SECTION 18

IMPAIRMENT ON GOODWILL - ITEM 260

18.1 Impairment of goodwill: breakdown

	31/12/2015	31/12/2014
Goodwill of CGU Banca Carige SpA	(57,145)	—
Cassa di Risparmio di Carrara SpA	—	(15,919)

Total	(57,145)	(15,919)

For further details and comments, see Section 13 under Assets.

SECTION 19

PROFITS (LOSSES) ON DISPOSAL OF INVESTMENTS – ITEM 270

19.1 Profits (losses) on disposal of investments: breakdown

	Total	Total
P&L items/Sectors	31/12/2015	31/12/2014
A. Real estate	24	(160)
- Gains on disposal	202	67
- Losses on disposal	(178)	(227)
B. Other assets	1	(19)
- Gains on disposal	6	23
- Losses on disposal	(5)	(42)

Net Profit (Loss)	25	(179)

SECTION 20

TAXES ON INCOME FROM CONTINUING OPERATIONS – ITEM 290

20.1 Taxes on income from continuing operations: breakdown

	Total	Total
P&L items/Sectors	31/12/2015	31/12/2014
1. Current tax expense (-)	(1,254)	(73,054)
2. Adjustments to current tax expense of prior years (+/-)	(18)	(1,130)
3. Reductions in current tax expense for the year (+)	—	—
3. bis Reductions in current tax expense for the year due tax credit under Law 214/2011 (+)	139,316	833,102
4. Changes in deferred tax assets (+/-)	(54,041)	(668,810)
5. Changes in deferred tax liabilities (+/-)	(1,748)	72,990
6. Tax expense for the year (-) ( -1+/-2+3+3bis+/-4+/-5)	82,255	163,098

20.2 Reconciliation of theoretical and actual tax charges

The overall tax impact on pre-tax profit – tax rate – calculated with reference to items in the Income Statement as at 31 December 2014 (Item 290/ Item 280) is close to 31.9%.

This impact is positive by reason of the fact that the loss for the year generates a tax credit to be carried forward over following financial years, which will either result in future savings (e.g. prepaid taxes and tax loss carryovers), or will be transformed in tax credit, pursuant to Law 214/2011.

Concerning the accrued IRES tax receivable, the tax rate is around 30.9%. It is noted that the reference tax rate of 27.5% on the operating losses should generate a credit of the same proportion but the taxable amount is significantly reduced by permanent reductions such as the tax-exempt part of dividends collected, capital gains on equity investments under participation exemptions (PEX regime)or ACE (aid for economic growth) tax deductions only partly compensated by permanent increases such as goodwill value adjustments or the share of non-deductible interest expense).

With regard to IRAP, it is noted that, due to its specific nature and a different tax base definition with respect to Item 280 (which, after the changes introduced under Law No. 244/2007 and Law No. 190/2014, excludes from the computation, inter alia, other operating expense and income, gains and losses from disposal of investments), tax credit is 1%.

Due to the provisions of Law no. 83/2015, value adjustments on receivables from customers are now fully deductible from IRAP tax in the year of recognition (for fiscal year 2015 only, they are 75% deductible in the current year and 25% deductible over the following ten years).

In light of the above, it can be observed that the actual tax rate proves lower than the theoretical 5.57% applicable to the banking sector due to the particular effect of the IRAP tax that characterizes companies closing their financial year with a negative result or with a gross profit that is significantly less than the value of production (IRAP taxable amount).

SECTION 21

PROFIT (LOSS) AFTER TAX FROM DISCONTINUED OPERATIONS – ITEM 310

21.1 Profit (loss) after tax from discontinued operations: breakdown

	Total	Total
P&L items/Sectors	31/12/2015	31/12/2014
1. Income	396,898	1,231,891
2. Expense	(383,635)	(1,148,942)
3. Profit (loss) from valuation of groups of assets and associated liabilities	(18,817)	(218,692)
4. Profit (loss) from disposal	80,512	—
5. Taxes and duties	(3,742)	(27,080)

Profit (Loss)	71,216	(162,823)

The figures from the previous table are provided below with a breakdown into Banking Group, Insurance Companies and Other Companies.

21.1. Profit (loss) after tax from discontinued operations: breakdown

21.1.1 Banking Group

P&L items/Sectors	Total 31/12/2015	Total 31/12/2014
1. Income	—	—
2. Expense	—	—
3. Profit (loss) from valuation of groups of assets and associated liabilities	(18,817)	(218,692)
4. Profit (loss) from disposal	—	—
5. Taxes and duties	—	—

Profit (Loss)	(18,817)	(218,692)

21.1 Profit (loss) after tax from discontinued operations: breakdown

21.1.2 Insurance companies

	Total	-
	31/12/2015	31/12/2014
1. Income	396,312	1,228,608
2. Expense	(382,834)	(1,145,219)
3. Profit (loss) from valuation of groups of assets and associated liabilities	—	—
4. Profit (loss) from disposal	80,512	—
5. Taxes and duties	(3,252)	(25,252)

Profit (Loss)	90,738	58,137

21.1 Profit (loss) after tax from discontinued operations: breakdown

21.1.3 Other companies

P&L items/Sectors	Total 31/12/2015	Total 31/12/2014
1. Income	586	3,283
2. Expense	(801)	(3,723)
3. Profit (loss) from valuation of groups of assets and associated liabilities	—	—
4. Profit (loss) from disposal	—	—
5. Taxes and duties	(490)	(1,828)

Profit (Loss)	(705)	(2,268)

21.2 Breakdown of income taxes on discontinued operations

	Total 31/12/2015	Total 31/12/2014
1. 1. Current tax expense (-)	(3,740)	(17,665)
2. Changes in deferred tax assets (+/-)	864	(352)
3. Changes in deferred tax liabilities (+/-)	(866)	(9,062)

4. 4. Income taxes for the period (-1 +/-2 +/-3)	(3,742)	(27,079)

The amount refers to the insurance companies and other companies.

The figures from the previous table are broken down as follows:

21.2 Breakdown of income taxes on discontinued operations

21.2.1 Insurance companies

	Total 31/12/2015	Total 31/12/2014
1. 1. Current tax expense (-)	(3,300)	(15,768)
2. Changes in deferred tax assets (+/-)	840	(462)
3. Changes in deferred tax liabilities (+/-)	(791)	(9,022)

4. 4. Income taxes for the period (-1 +/-2 +/-3)	(3,251)	(25,252)

21.2 Breakdown of income taxes on discontinued operations

21.2.2 Other companies

	Total 31/12/2015	Total 31/12/2014
1. 1. Current tax expense (-)	(440)	(1,899)
2. Changes in deferred tax assets (+/-)	24	110
3. Changes in deferred tax liabilities (+/-)	(75)	(39)

4. Income taxes for the period (-1 +/-2 +/-3)	(491)	(1,828)

SECTION 22

MINORITY INTERESTS - ITEM 330

22.1 Breakdown of Account 330 “Profit (Loss) for the year: minority interests”

	2015	2014
Cassa di Risparmio di Savona SpA		(132)
Banca del Monte di Lucca SpA	(2,514)	(2,388)
Cassa di Risparmio di Carrara SpA		(833)
Centro Fiduciario SpA	(29)	2
Carige Assicurazioni SpA	—	—

Total	(2,543)	(3,351)

SECTION 24

EARNINGS PER SHARE

24.1 Average number of diluted ordinary shares

	31/12/2015	31/12/14 (*)
Weighted average of ordinary shares in issue	466,051,204	61,420,467
Dilutive effect from sale of put options
Dilutive effect from convertible liabilities	—	—

Weighted average of diluted ordinary shares in issue	466,051,204	61,420,467

24.2 Other information

	31/12/2015	31/12/14(*)
Basic earnings (EUR/000)

Net profit (loss)	(101,741)	(543,591)
- Earnings attributable to other share categories	3	137

Net earnings attributable to ordinary shares	(101,738)	(543,454)

Diluted earnings (EUR/000)

Net profit (loss)	(101,741)	(543,591)
- Earnings attributable to other share categories	3	137
Net interest expense on convertible instruments	—	—

Net diluted earnings attributable to ordinary shares	(101,738)	(543,454)

Earnings per share (EUR)
Basic	-0.218	-8.848
Diluted	-0.218	-8.848

Earnings per share—continuing operations

	31/12/2015	31/12/14(*)
Basic earnings (EUR/000)

Net profit (loss)	(101,741)	(543,591)
Less: Net income from discontinued operations	(71,216)	162,823
Less: Earnings attributable to other share categories	5	96

Net earnings attributable to ordinary shares	(172,952)	(380,672)

Diluted earnings (EUR/000)

Net profit (loss)	(101,741)	(543,591)
Less: Net income from discontinued operations	(71,216)	162,823
Less: Earnings attributable to other share categories	5	96
Plus: Net interest expense on convertible instruments	—	—

Net diluted earnings attributable to ordinary shares	(172,952)	(380,672)

Weighted average of ordinary shares in issue	466,051,204	61,420,467
Dilutive effect from sale of put options	—	—
Dilutive effect from convertible liabilities	—	—

Weighted average of diluted ordinary shares in issue	466,051,204	61,420,467

Earnings per share from continuing operations (EUR)
Basic	-0.371	-6.198
Diluted	-0.371	-6.198

(*)	2014 figures were restated as to take account of both the reverse stock split completed in 2015 and the effects from the application of IFRS 5 “Non-current assets held for sale and discontinued operations”.

	2015
Items	Gross	Income tax	Net
10. Profit (loss) for the period	(182,797)	78,513	(104,284)

Other comprehensive income not reversed to profit or loss
20. Property and equipment	—	—	—
30. Intangible assets	—	—	—
40. Defined benefit plans	7,743	(1,937)	5,806
50. Non-current assets classified as held for sale	626	(172)	454
60. Share of valuation reserves of equity investments valued at equity	—	—	—
Other comprehensive income reversed to profit or loss
70. Hedging of investments in foreign operations:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
c) other changes	—	—	—
80. Exchange differences:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
c) other changes	—	—	—
90. Cash flow hedges:	22,857	(7,559)	15,298
a) changes in fair value	18,642	(6,165)	12,477
b) reversal to profit and loss	4,215	(1,394)	2,821
c) other changes	—	—	—
100. Financial assets available for sale:	4,974	(458)	4,516
a) changes in fair value	4,988	(475)	4,513
b) reversal to profit and loss	24	4	28
- impairment losses	188	(50)	138
- Profit (loss) from disposal	(164)	54	(110)
c) other changes	(38)	13	(25)
110. Non-current assets held for sale	(104,339)	35,813	(68,526)
a) changes in fair value	149,341	(51,250)	98,091
b) reversal to profit and loss	(122,986)	42,209	(80,777)
c) other changes	(130,694)	44,854	(85,840)
120. Share of valuation reserves of equity investments valued at equity:	—	—	—
a) changes in fair value	—	—	—
b) reversal to profit and loss	—	—	—
- impairment losses	—	—	—
- Profit (loss) from disposal	—	—	—
c) other changes	—	—	—

130. Total other comprehensive income	(68,139)	25,687	(42,452)

140. Total comprehensive income (items 10 + 130)	(250,936)	104,200	(146,736)

150. Total consolidated comprehensive income: non-controlling interests	(4,055)	1,579	(2,476)

160. Total consolidated comprehensive income attributable to Parent Company	(246,881)	102,621	(144,260)

Introduction

THE INTERNAL CONTROL SYSTEM

In order to guarantee sound and prudent management which reconciles the pursuit of profitability with consistent risk-taking and a conduct of business driven by the criteria of transparency and fairness, the Parent Banca Carige, in compliance with the law and regulations and the provisions of the Corporate Governance Code of listed companies, has adopted an Internal Control System (ICS) designed to detect, measure and continually verify the risks typical of the Bank’s activities.

The prerequisite for a well-working internal control system is the proper subdivision of the Corporate Organizational System.

The Corporate Organizational System comprises 5 systems:

•	The organizational and corporate governance system

•	The operational management system

•	The risk measurement and assessment system

•	The capital adequacy self-assessment system

•	The internal control system.

It is designed and continually monitored to ensure coherence at all times with the supervisory organizational model, i.e. the set of provisions of law and regulations that together govern the processes, procedures and organizational structure.

The active involvement of the Bank’s governing bodies in adapting the corporate organizational system to the supervisory regulations is vitally important. The regulations set out precisely the duties and responsibilities of the governing bodies in defining the banks’ internal control systems.

The strategic supervision unit is in charge of defining the business model, the strategic guidelines, the acceptable levels of risk and approval of the most important company processes (e.g., risk management, assessment of company activities and approval of new products and services).

The individual processes making up the corporate organisational system are described in specific regulations which constitute the first level regulatory sources, and given further detail in the second level internal regulatory sources.

The main purpose of the regulations governing the processes of the corporate organizational system is to regulate the risks to which the Group is exposed, especially the risk of regulatory non-compliance, i.e. the risk that the processes do not comply with the legislation and supervisory regulations (external rules).

The regulatory framework is therefore designed to:

•	set out, in compliance with the external rules, the Bank’s rules (internal rules) on corporate processes as a whole, including corporate governance and control;

•	periodically assess:

a.	the organisational risk of non-compliance of the internal process-governing rules with relative external rules (regulatory compliance), indicating the extent of any deviation from the external rules;

b.	the organisational risk of non-compliance of the activities performed in the processes with the relative external rules (operational compliance), indicating the extent of any deviation from the external rules;

•	ensure the accuracy of the risk assessment by continual verification of compliance of the procedures used to carry out the assessment;

•	periodically inform the governing bodies of the results of the inspections performed i.e. regarding the organizational risk of regulatory and operational non-compliance of the processes;

•	take steps necessary to eliminate any deficiencies found by the inspections and in particular the most important deficiencies, i.e. those which might impact the management of risk and the pursuit of the Bank’s targets.

The Banca Carige Internal Control System, periodically examined and modified in the light of changes in the Bank’s operations and the business environment, is based on a set of rules, procedures and organizational structures designed to ensure conformity with company strategies and balanced operational management.

In 2015 the focus continued to be on measures designed to strengthen the Internal Auditing, Compliance and Risk Management functions from a qualitative and a quantitative point of view and further activities aimed at reinforcing the supporting information systems.

The adequacy and effectiveness of the ICS as a whole is assessed by internal audits.

Banca Carige has defined a system of internal controls for the Group to carry out the following types of controls foreseen by the supervisory regulations and/or by the internal rules:

1) Line Controls (level 1)

These consist of:

•	ongoing line controls (self-assessments) by the organisational units on individual activities performed. These can either be: i) incorporated within the IT procedures supporting the activities; (ii) performed as back office controls on samples by the head of the organizational unit (hierarchical line control);

•	regular controls by individual units on their own procedures (a set of homogeneous activities) over a specific period.

The personnel has a duty to notify management of any procedural irregularities identified in the provision of services or the conduct of transactions, and take initiatives to improve the safeguards against risk.

An operational and organizational monitoring model supported by a special IT application is in place for lending, with a view to ensuring the structured and effective management of any positions that show signs of deterioration and, after an initial ‘commercial’ management stage, charge dedicated credit specialists with the task of monitoring and guiding the actions of relationship managers and the progress of the positions. This model is based on checking parameters that are deemed significant for customer assessment (the early warning) for the purpose of identifying and managing promptly any signs of weakness in a customer’s creditworthiness and to safeguard the Group’s receivables. Ratings are one of the tools used to define the level of priority for intervention on positions within the scope of control.

2) Compliance Controls and Risk Controls (level 2)

These controls are designed to verify the company processes’ regulatory and operational compliance with the law and regulations, define risk measurement methods, verify compliance with the limits assigned to the various operating units and monitor the achievement of their risk-return targets. They are performed by a number of distinct structures:

•	Compliance. The compliance control function lies with the Compliance Department which, in accordance with supervisory instructions, has complete independence of judgement and action, is part of the Chief Executive Officer’s staff and may report directly, via the Head of Compliance, to the governing and control bodies of the Parent Company and Group banks.

Compliance performs the compliance risk controls for the Parent Company and the Group banks which outsource this function to the Parent, working in conjunction with other corporate structures and with the support of special representatives in each of the companies concerned.

The unit:

•	performs the regulatory compliance control process (comparing the internal rules with the external rules) and operational compliance control process (comparing the activities performed as part of company processes with those foreseen by the external rules) and issues a judgement on regulatory and operational compliance based on the extent of any deviations identified by the said controls;

•	periodically informs the Board of Directors, the Board of Statutory Auditors, the Chief Executive Officer, Internal Audit and Risk Management of the results of the compliance controls and the non-compliance risk assessment, and recommends measures to contain or eliminate this risk;

•	contributes, through collaboration with the training programmes on the applicable regulations, to the dissemination of a corporate culture founded on the principles of honesty, fairness and respect for rules, aimed at preventing illicit and/or non-compliant practices.

•	Anti-Money Laundering. The Anti-Money Laundering function was set up as part of the Compliance Unit, with the Head of Compliance being also the Head of the Anti-Money Laundering function and the Head of the Anti-Money Laundering office being the Manager responsible for reporting suspicious transactions, pursuant to article 42, paragraph 4, of Legislative Decree no. 231/2007, under powers attributed by the Legal Representative of all the Group Banks, Centro Fiduciario and Creditis Servizi Finanziari S.p.A.. The Anti-Money Laundering function operates on behalf of all the Group banks and Centro Fiduciario and is also authorized to report suspicious transactions for Creditis Servizi Finanziari S.p.A..

The Function’s main task is to continually verify that company procedures serve the goal of preventing and combating the violation of external and self-imposed rules against money laundering and the funding of terrorism.

•	Risk Management. Risk Management, in accordance with the provisions of the Bank of Italy, operates with complete independence of judgement and action, is part of the Chief Executive Officer’s staff, and can report directly, via its Manager, to the governing and control bodies of the Parent Company and the Group banks which outsource this function to the Parent Company.

The competencies of Risk Management include verification of the:

•	correct recognition and measurement of all risks facing the Group;

•	capital adequacy (overall capital) in relation to the summation of risks (overall internal capital);

•	operational compliance of the process followed by the organizational units responsible for credit classification, expected loss determination and debt collection;

•	compliance with the RAF limits laid down by the Board of Directors;

•	operational compliance of the ICAAP process.

Risk Management performs its functions for the Parent Company and the Group banks which outsource this function to the Parent, working in conjunction with various corporate structures and with the support of special representatives in each of the companies concerned.

In the context of adopting the supervisory instructions of the Bank of Italy (Circular no. 285 of 17/12/2013) the gradual adaptation of the tools for Risk Management is underway, in view of the expansion of the area of responsibility that the supervisory instructions assign to this Unit.

•	Ratings Validation. Ratings Validation is assigned to the Ratings Validation Office, which is part of the Risk Management staff, and verifies compliance of the internal rating system with the qualitative/quantitative regulatory requirements, with the support of other operating units belonging to the various structures of the Bank, in order to ensure a uniformity of process.

After the reporting date, effective as of 1 February 2016, the Head of Risk Management was given the role of Chief Risk Officer, while continuing to serve as the Head of the risk control function of the Bank. On the same date, the organisational structure of the risk control function was changed according to the following organisational guidelines:

•	position of the operational unit in charge of risk measurement validation systems in the organisation chart since, in line with current supervisory provisions, it should be independent from the units in charge of system development;

•	segregation of risk modelling from risk control functions;

•	adaptation of the structure to the ever-growing need for developing an integrated vision of bank-wide risks, partly via the identification of middle management roles.

•	Manager responsible for preparing the Company’s financial reports (with the support of Accounting Control). The “Governance and Control Model for the Administrative/Accounting Processes of the Banca Carige Group” covers the whole of the Group’s operations and sets out the responsibilities of the various organizational units involved in the financial reporting process to provide reasonable certainty of achieving the Bank’s objectives, namely:

•	effectiveness and efficiency of operations (operations);

•	reliability of reporting (reporting);

•	compliance with applicable laws and regulations (compliance).

The Operations and Compliance dimensions are seen as important because the underlying activities, if not adequately controlled, can have a material impact on the separate and consolidated financial statements.

The Reporting aspect is seen as the central focus of the Model, covering all communications and disclosures to the market on the annual and interim accounts.

3) Internal Audit (level 3).

The Internal Auditing function is performed by the Internal Audit Unit which reports directly to the Board of Directors. Its task is to assess the adequacy and effectiveness of the first and second level controls and to identify irregular trends, breaches of procedures and regulations, and evaluate the workings of the Internal Control System as a whole.

Internal Audit performs its functions for the Parent Company, Group banks and Group companies, which outsource this function to the Parent, working in conjunction with corporate structures and with the support of special representatives in each of the companies concerned.

In particular, Internal Audit:

•	assesses the effectiveness and adequacy of the Internal Control System as a whole in accordance with the Regulation of the Internal Audit Process (audit planning, execution of the audit plan, recommendations to improve the corporate system, verification of recommended measures);

•	carries out annual and multi-year planning of internal audit activities including controls at the operating units (on-site audits) and remote line controls on the processes followed by the individual units;

•	assesses the correct execution by the organizational units of line controls on their procedures;

•	assesses the correct execution by the second level control units of the controls within their remit (risk controls, compliance controls);

•	carries out investigations related to complex situations that may result from fraud, errors, etc., giving an opinion as required.

Internal Audit carries out its work on the basis of the Group Audit Model which rests on a methodology designed to identify and report the risk levels associated with company processes, resulting in a qualitative survey of the residual risk facing the company and a subsequent measurement of the adequacy of the Internal Control System.

The Audit Model covers all company processes and all Group entities. It applies to both process audits and network audits, throughout the audit life cycle, with the support of dedicated IT tools for the various steps:

1.	Planning activities;

2.	Carrying out audits;

3.	Assessing risks and controls;

4.	Detailed or summary reporting;

5.	Follow-ups;

6.	Managing resources.

The Parent Company has steering and supervision functions in respect of all risks, primarily via an integrated risk management of Pillar 1 and Pillar 2 risks under the Bank of Italy’s supervisory instructions (Circ. No. 285 of 17 December 2013 and following amendments).

The strategy pursued for the Group’s banks has over time led to the centralization of numerous functions within the Parent, in particular internal audit, compliance, anti-money laundering, risk management, accounting, finance, planning and control. A similar strategy was adopted for Creditis Servizi Finanziari S.p.A., however, in view of its specific characteristics, Creditis Servizi Finanziari S.p.A. set up its own in-house compliance and anti-money laundering functions.

The different categories of risk—as has been mentioned—are monitored by the 2nd level control structures, and their findings are reported periodically to the Board of Directors, the Risk Committee (and the Board of Statutory Auditors, as well as to the various management committees (Management Committee, Risk Control Committee, Lending Committee, Commercial Committee, and the Finance and ALM Committee).

The internal control system and its organisation are also discussed in the “Corporate Governance and Ownership Structure Report for 2015” which can be accessed on the websitewww.gruppocarige.it.

It should be recalled that in 2014 a number of significant measures were taken to strengthen the Internal Auditing and Compliance functions from a qualitative and quantitative point of view and further activities are in progress to reinforce the supporting information systems. Also in light of the observations made by the European Central Bank in its SREP decision of 20/11/2015, the improvements made to some risk-management and compliance activities continued in the course of the year to further strengthen the risk monitoring and control system. At the specific request of the Bank of Italy’s Financial Intelligence Unit (FIU) in relation to the recording of transaction data in the Single Electronic Database (Archivio Unico Informatico), during the year the Group continued with the implementation of activities -some of which are still underway- aimed at improving anti-money laundering controls; in this regard no provisions for risks and charges were made as the requirements set out by IAS 37 do not apply.

SECTION 1 – THE BANKING GROUP’S RISKS

1.1 CREDIT RISK

Qualitative Information

1. General aspects

The Parent Company’s credit offer mainly targets households, small businesses, small and medium-sized companies and the public administration.

The Parent Company pursues the policy of consolidating its leading market position through actions aimed at increasing the level of penetration of the current customer base, mainly via cross-selling, though not neglecting new business initiatives. Growth-boosting activities are mainly focused on consumer and corporate customers in the higher-potential geographical areas and business segments.

The main objective outside the Liguria region is to make the most of the network’s potential to expand the customer base, with particular reference to consumer and corporate customers.

The economic and financial crisis of the last few years, which resulted in a significant increase of non-performing loans, stressed the strategic importance of monitoring credit relations and managing distressed credit positions.

The main guidelines for the Group’s credit policies focus on the:

•	containment of credit risk to be pursued through selective lending growth, guided by the borrowers’ rating class and area of business, combined with a renewed emphasis on collateral;

•	remixing of the loan book in accordance with the prospects for growth in the markets of operation;

•	containment of concentration risk for loans to single-name customers or customer groups;

•	reinforcing non-performing loan collection activities in terms of effectiveness and efficiency.

2. Credit risk management policies

2.1 Organisational aspects

The lending process provides for extensive decision-making decentralisation within the scope of the decision-making powers defined by the Parent Company Board of Directors. Credit facility proposals are normally formulated by the branches and advisory teams, then submitted for approval by the authorised decision-making bodies—both “peripheral” and “central”—on the basis of qualitative and quantitative aspects of the credit facilities and expected loss assigned to the borrower for rated segments. Subsidiary banks act within the limits of their powers and restrictions as established by the Parent Company, through specific directives issued in accordance with Group Regulations under the existing statutory framework.

2.2 Management, measurement and control systems

In relation to decision-making decentralisation, central organisational units have been assigned the task of verifying that assumed risk levels comply with the strategic policies formulated by the Boards of Directors, with regard to counterparty credit ratings and in terms of formal compliance with internal and external codes of conduct.

The Carige Group credit risk measurement, management and monitoring process involves:

•	Credit Risk Management activities, aimed at the strategic governance of Group lending, through portfolio quality monitoring based on the performance analysis of risk indicators from rating sources (PD, LGD and EAD) and other aspects of interest, with an accurate control of compliance with the risk concentration and capital adequacy limits provided for by supervisory regulations with respect to the credit risk taken;

•	activities of an operational nature, to monitor the quality of loans granted. Specifically, a tool for the operational monitoring of credit is in place and allows for the various areas of control activities to be combined with risk indicators developed according to the IRB approach, with a view to improving monitoring efficiency and managing credit with an approach ever more consistent with customer risk profiles. To this end, the monitoring process was strengthened by defining final deadlines for the solution of credit positions showing major performance irregularities, after which, failing normalisation, they are classified as non-performing.

These activities feed into a reporting system to be used by the various company units responsible for monitoring Group credit risk.

Internal rating models were developed by the Parent Company based on historical data for the Retail segment (Consumers, Small market players and Small Businesses) and Corporate segment (SMEs and LARGE corporate).

Banca Carige also implemented models for determining, at a consolidated level, the probability of default (PD), loss given default (LGD), exposure at default (EAD).

The information sources used to estimate the probability of default (PD) pertain to three main areas of analysis that are used in varying degrees for the assessment of the segment by bank branches: financial information (financial statement data), performance-related information (in-house data and Central Credit Register data) and customer records. With regard to the SME and Large Corporate segments, the statistical rating override procedure makes it possible to take account of significant data for the purpose of correct customer classification.

2009 saw the introduction of Expected Loss (the product of PD, LGD and EAD) as the parameter used to determine the decision-making route for loan applications in relation to counterparties from the retail segment (Consumers, Small market players and Small Businesses) and Corporate segment (SMEs and Large Corporate).

Risk parameters (PD and LGD) are recalibrated in order to reflect the most recent risk developments in the Group’s loan book.

2.3 Credit risk mitigation techniques

The Group’s credit policy attaches utmost care to the selection of credit, projects financed and borrowers, in addition to the monitoring of customer relationship performance. Creditworthiness assessment is based on statistical indicators and qualitative information used to assess the borrower’s capacity to generate financial resources in line with debt repayment.

Medium/long-term loans are mainly backed by mortgages and, if a higher risk profile is identified, credit facilities are backed by personal guarantees (standard and omnibus) and guarantees by loan-guarantee consortia.

Given that, in this context, personal guarantees and collaterals are obtained – as deemed appropriate for credit risk mitigation, considering the mortgage loans’ share of the aggregate portfolio and in compliance with regulatory provisions – a value monitoring process for the assets pledged as collateral has been put in place.

More specifically, for a proper assessment of the extent of loan coverage for capital requirements calculation, the value of mortgaged property is subject to periodic revaluation based on statistical data obtained from a leading institute specialised in real economy studies.

Moreover, the process envisages that a new appraisal will be carried out if there is a significant impairment in the market value of the asset, with the aim of implementing the most suitable credit protection measures. A similar process is in place for leased real estate properties and securities pledged as collateral for loans to customers.

2.4 Non-performing financial assets

New rules for non-performing financial assets have become effective as of 1/1/2015. Three categories of non-performing loans are specified: Bad loans, unlikely-to-pay exposures, past due/overdrawn non-performing exposures, with consequent elimination of previous definitions of ‘substandard’, ‘objective substandard’ and ‘restructured’ exposures.

Classification of non-performing assets is based on an ongoing process which involves monitoring activities focused on the prompt identification of any irregularities in relationship management, changes in rating scores over time and any emerging events pointing to a potential impairment of the account. Moreover, on behalf of all subsidiary banks, the Parent Company has introduced operating procedures for the automated flagging of positions with irregular loan repayment and IT monitoring tools to make credit management consistent with the risk profiles identified.

Measures triggered by the aforementioned monitoring activities are differentiated according to the degree of anomaly identified and comply with regulations approved by the Boards of Directors of all Carige Group banks.

Receivables that were classified - not automatically - as non-performing are reclassified to performing status subject to a positive assessment of the financial capacity of customers who, having overcome the difficulties that led to non-performing classification, are considered to be fully capable to fulfil their commitments with the Bank.

Forborne exposures

In order to guarantee consistency of credit exposure classification at European level, on 21 October 2013 the EBA issued the final draft of a specific “technical standard” which included a definition of “Non performing exposures”. The EBA document also included a definition of “Forbearance”.

Forbearance measures (“concessions”) refer to the modification of the original contract terms and conditions, or total or partial refinancing of an exposure, conceded to a debtor for the exclusive reason of addressing, or preventing, financial difficulties that could have a negative effect on the debtor’s ability to fulfil his/her contractual obligations as originally undertaken, and that would not have been conceded to another debtor with a similar risk profile but not in financial difficulty.

The enforcement of a guarantee for the purpose of payment whenever such enforcement involves a new concession is also considered a modification.

Concessions must be identified at the level of single lines of credit (forborne exposures) and can refer to exposures of debtors that are classified as either performing or non-performing.

In any case, renegotiated exposures must not be considered forborne when the debtor is not in financial difficulty.

By way of example, forbearance measures conceded on non-performing exposures (or exposures that would have become non-performing in the absence of forbearance measures), refinancing used by customers for paying back other exposures that are already classified as non-performing, contractual modifications that involve a total or partial cancellation of debt; by definition restructured credit is included in forborne exposures.

The Banca Carige Group has defined the process of management of positions that are subject to forbearance by introducing the definition of forbearance and also by making provisions for the use of a minimum rating for all counterparties belonging to such segment, with a consequent increase in the coverage ratio.

As at 31 December 2015, the Banking Group had on-balance-sheet exposures in terms of ‘forborne performing’ and ‘forborne non performing’ loans (past due, restructured loans, bad loans) for an amount of EUR 580.5 mln and EUR 1,425 mln respectively (EUR 2,005.5 mln in total).

Quantitative Information

A. CREDIT QUALITY

A.1 NON-PERFORMING AND PERFORMING LOANS: AMOUNTS, VALUE ADJUSTMENTS, CHANGES, BREAKDOWN BY BUSINESS AND GEOGRAPHY.

Figures as at 31/12/2014 were restated as per the new definition of non-performing loans (see specific paragraph “Accounting Policies” in the Explanatory Notes). In particular, loans classified as “substandard” and “restructured” as at 31/12/2014 were posted to the “unlikely to pay” category.

A.1.1 Breakdown of credit exposures by portfolio and credit quality (book values)

Portfolio / Quality			Bad loans	Unlikely to pay	Non-performing past due exposures	Performing past due exposures	Performing exposures	Total
1. Financial assets available for sale			—	—	—	—	3,461,877	3,461,877
2. Financial assets held to maturity			—	—	—	—	—	—
3. Loans to banks			8,413	—	—	—	1,212,076	1,220,489
4. Loans to customers			1,390,471	2,300,581	236,817	625,743	16,919,004	21,472,616
5. Financial assets designated at fair value through profit and loss			—	—	—	—	—	—
6. Financial assets held for sale and discontinued operations			—	—	—	—	—	—

	Total	31/12/2015	1,398,884	2,300,581	236,817	625,743	21,592,957	26,154,982

	Total	31/12/2014	1,294,296	2,468,825	148,724	811,891	28,393,586	33,117,322

As at 31/12/2015, forborne (performing and non-performing) exposures totalled EUR 2,005,509 thousand (net of value adjustments) and were all attributable to the Loans to customers portfolio. For their classification into the various classes of credit quality, see details in table A.1.6 On- and Off-Balance Sheet credit exposures to customers.

A.1.2 Breakdown of credit exposures by portfolio and credit quality (gross and net values)

		Non-performing assets			Performing financial assets
Portfolio / Quality		Gross exposure	Specific write-downs	Net exposure	Gross exposure	Portfolio adjustments	Net exposure	Total (net exposure)
1. Financial assets available for sale		986	(986)	—	3,461,877	—	3,461,877	3,461,877
2. Financial assets held to maturity		—	—	—	—	—	—	—
3. Loans to banks		18,369	(9,956)	8,413	1,212,076	—	1,212,076	1,220,489
4. Loans to customers		6,823,590	(2,895,721)	3,927,869	17,690,935	(146,188)	17,544,747	21,472,616
5. Financial assets designated at fair value through profit and loss		—	—	—			—	—
6. Financial assets held for sale		—	—	—	—	—	—	—

Total	31/12/2015	6,842,945	(2,906,663)	3,936,282	22,364,888	(146,188)	22,218,700	26,154,982

Total	31/12/2014	6,533,092	(2,621,247)	3,911,845	29,467,152	(261,675)	29,205,477	33,117,322

		Markedly poor credit quality assets		Other assets
Portfolio / Quality		Accumulated capital losses	Net exposure	Net exposure
1. Financial assets held for trading		217	154	14,884
2. Hedging derivatives		—	—	54,730

Total	31/12/2015	217	154	69,614

Total	31/12/2014	789	1,651	266,213

As regards the Loans to customers portfolio, it should be noted that, at the reporting date, the total amount of partial cancellations by write-offs of non-performing loans totalled EUR 288.6 mln. The amount does not include EUR 15.4 mln recognised by special purpose vehicle companies, Argo Finance One Srl and Priamar Finance Srl, prior to transfer of their portfolios to the Group Banks.

A.1.2.1 Breakdown of performing exposures by portfolios: past due aging analysis

	Other exposures
Portfolio / Quality	Past due up to 3 months	Past due 3 to 6 months	Past due 6 months to 1 year	Past due over 1 year	Not past due	Total (net exposure)
1. Financial assets available for sale	—	—	—	—	3,461,877	3,461,877
2. Financial assets held to maturity	—	—	—	—	—	—
3. Loans to banks	—	—	—	—	1,212,076	1,212,076
4. Loans to customers	340,537	104,393	160,759	20,054	16,919,004	17,544,747
5. Financial assets designated at fair value through profit and loss	—	—	—	—	—	—
6. Financial assets held for sale	—	—	—	—	—	—

Total 31/12/2015	340,537	104,393	160,759	20,054	21,592,957	22,218,700

A.1.3 On- and off-balance sheet credit exposures to banks: gross and net values and past due bands

	Gross exposure
	Non-performing assets
Type of exposure / Amount	Up to 3 months	3 to 6 months	6 months to 1 year	Over 1 year	Performing assets	Specific adjustments	Portfolio adjustments	Net exposure
A. BALANCE-SHEET EXPOSURES
a) Bad loans	—	—	—	19,355	—	10,942	—	8,413
- of which: forborne	—	—	—	—	—	—	—	—
b) Unlikely to pay	—	—	—	—	—	—	—	—
- of which: forborne	—	—	—	—	—	—	—	—
c) Non-performing past due exposures	—	—	—	—	—	—	—	—
- of which: forborne	—	—	—	—	—	—	—	—
d) Performing past due exposures	—	—	—	—	—	—	—	—
- of which: forborne	—	—	—	—	—	—	—	—
e) Other performing exposures	—	—	—	—	1,229,452	—	—	1,229,452
- of which: forborne	—	—	—	—	—	—	—	—

TOTAL A	—	—	—	19,355	1,229,452	10,942	—	1,237,865

B. OFF-BALANCE SHEET EXPOSURES
a) Non-performing	—	—	—	—	—	—	—	—
b) Performing	—	—	—	—	37,334	—	682	36,652

TOTAL B	—	—	—	—	37,334	—	682	36,652

TOTAL (A+B)	—	—	—	19,355	1,266,786	10,942	682	1,274,517

A.1.4 Banking Group - Balance-sheet credit exposures to banks: changes in gross non-performing loans

Description/category	Bad loans	Unlikely to pay	Non-performing past due exposures
A. Opening balance (gross amount)	19,007	—	—
- of which: sold but not derecognised	—	—	—
B. Increases	348	—	—
B.1 transfers from performing exposures	—	—	—
B.2 transfers from other non-performing exposures	—	—	—
B.3 other increases	348	—	—
C. Decreases	—	—	—
C.1 transfers to performing exposures	—	—	—
C.2 write-offs	—	—	—
C.3 collections	—	—	—
C.4 gains on disposal	—	—	—
C.5 losses on disposal	—	—	—
C.6 transfers to other non-performing exposures	—	—	—
C.7 other decreases	—	—	—

D. Closing balance (gross amounts)	19,355	—	—
- of which: sold but not derecognised		—	—

A.1.5 Banking Group - Balance-sheet credit exposures to banks: changes in overall write downs

	Bad loans		Unlikely to pay			Non-performing past due exposures
Description/category	Total	- of which: forborne	Total	- of which: forborne		Total	- of which: forborne
A. Opening total write-downs	11,246	—		—	—	—	—
- of which: sold but not derecognised	—	—		—	—	—	—

B. Increases	348	—		—	—	—	—
B.1 write-downs	—	—		—	—	—	—
B.2 losses on disposal	—	—		—	—	—	—
B.3 transfers from other non-performing exposures	—	—		—	—	—	—

B.4 other increases	348	—		—	—	—	—
C. Decreases	652	—		—	—	—	—
C.1 write-backs from valuation	652	—		—	—	—	—
C.2 write-backs from collection	—	—		—	—	—	—
C.3 gains on disposal	—	—		—	—	—	—
C.4 write-offs	—	—		—	—	—	—
C.5 transfers to other non-performing exposures	—	—		—	—	—	—
C.6 other decreases	—	—		—	—	—	—

D. Total gross write-downs	10,942	—		—	—	—	—
- of which: sold but not derecognised	—	—		—	—	—	—

A.1.6 Banking Group - On- and off-balance sheet credit exposures to customers: gross and net values, and past due bands

	Gross exposure
	Non-performing assets
Type of exposure / Amount	Up to 3 months	3 to 6 months	6 months to 1 year	Over 1 year	Performing financial assets	Specific adjustments	Portfolio adjustments	Net exposure
A. BALANCE-SHEET EXPOSURES
a) Bad loans	152	2,594	5,143	3,502,957	—	2,120,375	—	1,390,471
- of which: forborne	72	8	316	217,045	—	89,985	—	127,456
b) Unlikely to pay	1,460,863	27,944	569,423	976,392	—	734,041	—	2,300,581
- of which: forborne	961,964	11,367	306,118	263,434	—	304,474	—	1,238,409
c) Non-performing past due exposures	26,528	36,444	173,493	41,657	—	41,305	—	236,817
- of which: forborne	6,392	7,679	39,366	12,087	—	6,413	—	59,111
d) Performing past due exposures	—	—	—	—	640,122	—	14,379	625,743
- of which: forborne	—	—	—	—	110,496	—	3,123	107,373
e) other performing exposures	—	—	—	—	20,500,508	—	131,809	20,368,699
- of which: forborne	—	—	—	—	481,837	—	8,677	473,160

TOTAL A	1,487,543	66,982	748,059	4,521,006	21,140,630	2,895,721	146,188	24,922,311

B. OFF-BALANCE SHEET EXPOSURES
a) Non-performing	249,408	—	—	4,664	—	24,262	—	229,810
b) Performing	—	—	—	—	2,646,418	—	16,365	2,630,053

TOTAL B	249,408	—	—	4,664	2,646,418	24,262	16,365	2,859,863

TOTAL (A+B)	1,736,951	66,982	748,059	4,525,670	23,787,048	2,919,983	162,553	27,782,174

A.1.7 Banking group - Balance Sheet credit exposures to customers: changes in gross non-performing exposures

Description/category	Bad loans	Unlikely to pay	Non-performing past due exposures
A. Opening balance (gross amount)	3,108,615	3,230,391	173,883
- of which: sold but not derecognised	21,537	2,855	1,672

B. Increases	593,159	758,474	256,474
B.1 transfers from performing loans	69,868	372,942	239,530
B.2 transfers from other non-performing exposures	393,237	65,787	8,183
B.3 other increases	130,054	319,745	8,761

C. Decreases	190,928	954,243	152,235
C.1 transfers to performing loans	1,405	142,512	30,845
C.2 write-offs	73,886	81,812	26
C.3 collections	115,542	342,053	40,480
C.4 gains on disposal	—	—	—
C.5 losses on disposal	—	—	—
C.6 transfers to other non-performing exposures	64	387,070	80,081
C.7 other decreases	31	796	803

D. Closing balance (gross amounts)	3,510,846	3,034,622	278,122
- of which: sold but not derecognised	20,870	2,436	1,851

A.1.8 Banking group - Balance Sheet credit exposures to customers: changes in overall writedowns

Description/category	Bad loans	Unlikely to pay	Non-performing past due exposures
A. Opening balance: total write-downs	1,822,077	761,566	25,161
- of which: sold but not derecognised	8,333	861	120

B. Increases	452,190	312,788	37,551
B.1 write-downs	248,419	304,481	35,642
B.2 losses on disposal	—	—	—
B.3 transfers from other non-performing exposures	109,282	8,175	1,702
B.4 other increases	94,489	132	207

C. Decreases	153,892	340,313	21,407
C.1 write-backs from valuation	56,802	44,080	1,340
C.2 write-backs from collections	22,159	105,674	9,412
C.3 gains on disposal	—	—	—
C.4 write-offs	73,886	81,812	26
C.5 transfers to other non-performing exposures	54	108,697	10,408
C.6 other decreases	991	50	221

D. Closing balance: total write-downs	2,120,375	734,041	41,305
- of which: sold but not derecognised	9,063	510	117

A.2 LOAN CLASSIFICATION BASED ON INTERNAL AND EXTERNAL RATINGS

The internal rating models allow for an evaluation of creditworthiness extended to the majority of exposures to Corporate and Retail customers. The Bank’s loans are concentrated in such areas; as a result, only a partial share of the overall exposures are evaluated by rating agencies.

The two tables show the breakdown of on- and off-balance sheet exposures by internal and external rating classes. Exposures classified as bad, unlikely-to-pay and past due loans, were included amongst default exposures.

A.2.1 Banking Group—Breakdown of on- and off-balance sheet exposures by external rating classes

	External rating class
Exposures	Class 1	Class 2	Class 3	Class 4	Class 5	Class 6	No rating	Total
A. Balance-sheet exposures	19,288	456,436	3,498,322	—	22,055	—	22,176,620	26,172,721

B. Derivatives	2,243	18,794	—	—	3,473	—	17,039	41,549
B.1 Financial derivatives	2,243	18,794	—	—	3,473	—	17,039	41,549
B.2 Credit derivatives	—	—	—	—	—	—	—	—

C. Guarantees issued	—	13,920	137	9,102	6,364	—	853,996	883,519

D. Commitments to disburse funds	—	—	23,713	—	7,200	—	1,940,534	1,971,447

E. Other	—	—	—	—	—	—	—	—

Total	21,531	489,150	3,522,172	9,102	39,092	—	24,988,189	29,069,236

Reconciliation of internal rating classes with Moody’s external ratings: class 1 Aaa/Aa3; Class 2: A1/A3; Class 3: Baa1/Baa3; Class 4: Ba1/Ba3; Class 5: B1/B3; Class 6: lower than B3.

In addition to units in UCITS, on- and off-balance-sheet exposures of tables A.1.3 and A.1.6 are included.

A.2.2 Banking Group—Breakdown of on- and off-balance sheet exposures by internal rating classes

	Internal rating class							No rating	Total
Exposures	Rating 1	Rating 2	Rating 3	Rating 4	Rating 5	Rating 6	Default
A. Balance sheet exposures	898,583	5,377,976	8,531,915	1,259,584	770,514	342,525	3,936,283	5,055,341	26,172,721

B. Derivatives	148	10,024	5,566	61	3,739	12	—	21,999	41,549
B.1 Financial derivatives	148	10,024	5,566	61	3,739	12	—	21,999	41,549
B.2 Credit derivatives	—	—	—	—	—	—	—	—	—

C. Guarantees issued	58,309	179,843	318,216	116,527	29,791	973	100,530	79,330	883,519

D. Commitments to disburse funds	3,973	53,045	215,615	20,287	8,138	4,111	129,278	1,537,000	1,971,447

E. Other	—	—	—	—	—	—	—	—	—

Total	961,013	5,620,888	9,071,312	1,396,459	812,182	347,621	4,166,091	6,693,670	29,069,236

Internal rating classes are shown in decreasing order of creditworthiness. Internal ratings are not used for calculation of prudential capital requirements. On- and off-balance-sheet exposures of tables A.1.3 and A.1.6 are included. Borrowers of segments ‘INTVI’, ‘public administrations’ and ‘government-controlled companies’ were assigned the same rating as the rating class of the sovereign state they belong to.

A.3 BREAKDOWN OF SECURED EXPOSURES BY TYPE OF GUARANTEE

A.3.1 Banking Group—Secured credit exposures to banks

Personal guarantees (2)
Collateral (1)
		Credit derivatives							Signature loans
Other derivatives
	Net exposure	Property, Mortgages	Property, finance leases	Securities	Other collateral	CLN	Governments and Central banks	Other public entities	Banks	Other entities	Governments and central banks	Other public entities	Banks	Other entities	Total (1) + (2)
1. Secured balance sheet credit exposures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
1.1 totally secured	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- of which non-performing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
1.2 partially secured	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- of which non-performing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

2. Secured off-balance sheet credit exposures	25,173	—	—	—	24,760	—	—	—	—	—	—	—	—	—	24,760
2.1 totally secured	20,945	—	—	—	20,945	—	—	—	—	—	—	—	—	—	20,945
- of which non-performing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
2.2 partially secured	4,228	—	—	—	3,815	—	—	—	—	—	—	—	—	—	3,815
- of which non-performing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

A.3.2 Banking Group - Secured credit exposures to customers

						Guarantees (2)
			Collateral (1)
		Credit derivatives							Signature loans
							Other derivatives
	Net exposure	Property, Mortgages	Property, finance leases	Securities	Other collateral	CLN	Governments and Central banks	Other public entities	Banks	Other entities	Governments and central banks	Other public entities	Banks	Other entities	Total (1) + (2)
1. Secured Balance Sheet creditex posures:	16,297,702	11,208,381	633,596	1,298,568	864,234	—	—	—	—	—	509,286	31,205	2,563	1,563,749	16,111,582
1.1 totally secured	15,588,542	10,939,376	633,232	1,252,413	831,911	—	—	—	—	—	509,278	29,766	2,563	1,382,444	15,580,983
- of which non-performing	2,819,099	2,328,973	116,702	10,345	166,775	—	—	—	—	—	—	571	1,441	194,261	2,819,068
1.2 partially secured	709,160	269,005	364	46,155	32,323	—	—	—	—	—	8	1,439	—	181,305	530,599
- of which non-performing	408,298	240,118	364	30,838	4,745	—	—	—	—	—	—	200	—	74,874	351,139
2. Secured off-Balance Sheet credit exposures:	1,201,566	319,428	—	568,433	32,973	—	—	—	—	—	—	73	50	268,028	1,188,985
2.1 totally secured	1,161,919	318,353	—	566,295	25,620	—	—	—	—	—	—	73	50	251,423	1,161,814
- of which non-performing	140,392	104,030	—	4,291	3,333	—	—	—	—	—	—	—	—	28,739	140,393
2.2 partially secured	39,647	1,075	—	2,138	7,353	—	—	—	—	—	—	—	—	16,605	27,171
- of which non-performing	480	10	—	35	91	—	—	—	—	—	—	—	—	241	377

In tables A.3.1 and A.3.2, the columns headed “Real guarantees” and “Personal guarantees” provide the “fair value” of the guarantees estimated as at the reporting date or, lacking such information, their contractual value. It is reported that, contrary to previous financial years, both values cannot be greater than the carried amount of the secured exposures, in line with the requirements of the 4th update of Bank of Italy Circular no. 262.

B. BREAKDOWN AND CONCENTRATION OF CREDIT EXPOSURE

B.1 Banking Group—Distribution by segment of Balance Sheet and off-Balance Sheet credit exposure to customers (book value)

		Governments			Other public entities			Financial companies			Insurance companies			Non-financial companies			Other entities
Exposures/ Counterparts		Net exposure	Specific adjustments	Portfolio adjustments	Net exposure	Specific adjustments	Portfolio adjustments	Net exposure	Specific adjustments	Portfolio adjustments	Net exposure	Specific adjustments	Portfolio adjustments	Net exposure	Specific adjustments	Portfolio adjustments	Net exposure	Specific adjustments	Portfolio adjustments
A. On-balance sheet exposures
A.1 Bad loans		—	—		—	—		9,734	31,968		—	—		1,033,284	1,768,217		347,453	320,190
- of which: forborne		—	—		—	—		510	159		—	—		95,236	74,441		31,712	15,385
A.2 Unlikely to pay		—	—		1,880	5,858		146,679	64,645		—	—		2,008,422	620,209		143,600	43,329
- of which: forborne		—	—		1,193	151		22,131	8,817		—	—		1,151,998	278,773		62,065	16,460
A.3 Non-performing past due exposures		—	—		49	—		2,421	310		—	—		159,251	30,800		75,096	10,195
- of which: forborne		—	—		—	—		1,966	247		—	—		36,711	4,163		20,418	2,002
A.4 Performing exposures		3,535,723		85	814,858		817	2,405,624		6,663	—		—	8,207,505		125,735	6,030,732		12,888
- of which: forborne		—		—	11,840		12	1,478		38	—		—	397,188		10,433	169,764		1,319

Total A		3,535,723	—	85	816,787	5,858	817	2,564,458	96,923	6,663	—	—	—	11,408,462	2,419,226	125,735	6,596,881	373,714	12,888

B. Off-balance sheet exposures
B.1 Bad loans		—	—		—	—		4,000	—		—	—		16,540	7,371		131	62
B.2 Unlikely to pay		—	—		—	—		372	73		—	—		201,445	15,592		168	60
B.3 Other non-performing assets		—	—		—	—		—	—	—	—	—		7,054	1,102		100	2
B.4 Performing exposures		23,713		—	887,071		11	644,211		187	6,549		—	1,036,418		15,939	32,091		228

Total B		23,713	—	—	887,071	—	11	648,583	73	187	6,549	—	—	1,261,457	24,065	15,939	32,490	124	228

Total (A+B)	31/12/2015	3,559,436	—	85	1,703,858	5,858	828	3,213,041	96,996	6,850	6,549	—	—	12,669,919	2,443,291	141,674	6,629,371	373,838	13,116

Total (A+B)	31/12/2014	2,841,272	—	120	877,346	5,393	834	5,727,039	77,889	5,805	8,085	—	—	12,601,644	2,130,026	218,302	7,388,529	421,457	16,908

B.2 Banking Group—Distribution by geographical area of Balance Sheet and off-Balance Sheet credit exposure to customers (book value)

			Italy		Other European countries		America		Asia		Rest of the world
Exposures / Geographical area			Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments
A. On-balance sheet exposures
A.1 Bad loans			1,368,614	2,092,450	19,417	24,430	2,427	3,481	—	—	13	14
A.2 Unlikely to pay			2,232,179	710,323	68,213	23,687	2	14	—	—	187	17
A.3 Non-performing past due exposures			235,944	41,224	780	74	3	—	1	—	89	7
A.4 Performing exposures			20,857,318	127,985	104,671	11,039	4,744	22	19,889	523	7,820	6,619

Total A			24,694,055	2,971,982	193,081	59,230	7,176	3,517	19,890	523	8,109	6,657

B. Off-balance sheet exposures
B.1 Bad loans			20,670	7,433	—	—	—	—	—	—	1	—
B.2 Unlikely to pay			201,984	15,725	—	—	—	—	—	—	1	—
B.3 exposures Non-performing exposures			7,154	1,104	—	—	—	—	—	—	—	—
B.4 Performing exposures			2,624,988	16,360	4,839	5	4	—	—	—	222	—

Total B			2,854,796	40,622	4,839	5	4	—	—	—	224	—

	Total A+B	31/12/2015	27,548,851	3,012,604	197,920	59,235	7,180	3,517	19,890	523	8,333	6,657

	Total A+B	31/12/2014	29,224,203	2,823,359	183,191	43,372	7,174	2,827	20,222	613	9,125	6,563

B.2.1 Banking Group—Distribution by geographical area of Balance Sheet and off-Balance Sheet credit exposure to customers (book value)—Italy

		North West Italy		North East Italy		Central Italy		South and islands
Exposures /Geographical area		Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments
A. On-balance sheet exposures
A.1 Bad loans		847,478	1,263,337	160,834	238,756	249,704	422,889	110,598	167,468
A.2 Unlikely to pay		1,603,528	520,150	310,966	86,743	232,629	71,574	85,056	31,856
A.3 Non-performing past due exposures		164,803	30,358	14,084	1,758	39,305	6,425	17,752	2,683
A.4 Performing exposures		9,442,118	82,036	2,298,627	16,432	8,196,462	22,657	920,111	6,860

Total A		12,057,927	1,895,881	2,784,511	343,689	8,718,100	523,545	1,133,517	208,867

B. Off-balance sheet exposures
B.1 Bad loans		17,012	5,132	2,701	1,505	945	776	12	21
B.2 Unlikely to pay		175,284	10,672	23,506	4,303	2,466	623	728	126
B.3 Other non-performing assets		6,904	1,058	97	—	153	46	—	—
B.4 Performing exposures		1,436,272	10,292	212,355	690	878,073	4,639	98,288	739

Total B		1,635,472	27,154	238,659	6,498	881,637	6,084	99,028	886

Total (A+B)	31/12/2015	13,693,399	1,923,035	3,023,170	350,187	9,599,737	529,629	1,232,545	209,753

Total (A+B)	31/12/2014	13,701,801	1,817,312	2,936,173	335,107	11,377,329	481,505	1,208,900	189,435

B.3 Banking Group—Distribution by geographical area of Balance Sheet and off-Balance Sheet credit exposure to banks (book value)

		Italy		Other European countries		America		Asia		Rest of the world
Exposures / Geographical area		Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments
A. On-balance sheet exposures
A.1 Bad loans		—	—	—	986	8,413	9,956	—	—	—	—
A.2 Unlikely to pay		—	—	—	—	—	—	—	—	—	—
A.3 Non-performing past due exposures		—	—	—	—	—	—	—	—	—	—
A.4 Performing exposures		604,318	—	594,700	—	28,786	—	1,092	—	556	—

Total A		604,318	—	594,700	986	37,199	9,956	1,092	—	556	—

B. Off-balance sheet exposures
B.1 Bad loans		—	—	—	—	—	—	—	—	—	—
B.2 Unlikely to pay		—	—	—	—	—	—	—	—	—	—
B.3 Other non-performing assets		—	—	—	—	—	—	—	—	—	—
B.4 Performing exposures		10,756	682	25,751	—	—	—	145	—	—	—

Total B		10,756	682	25,751	—	—	—	145	—	—	—

Total A+B	31/12/2015	615,074	682	620,451	986	37,199	9,956	1,237	—	556	—

Total A+B	31/12/2014	261,047	1,477	635,873	986	45,774	10,260	1,657	—	757	—

B.3.1 Banking Group—Distribution by geographical area of Balance Sheet and off-Balance Sheet credit exposure to banks (book value)—Italy

		North West Italy		North East Italy		Central Italy		South and islands
Exposures / Geographical area		Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments	Net exposure	Overall value adjustments
A. On-balance sheet exposures
A.1 Bad loans		—	—	—	—	—	—	—	—
A.2 Unlikely to pay		—	—	—	—	—	—	—	—
A.3 Non-performing past due exposures		—	—	—	—	—	—	—	—
A.4 Performing exposures		79,087	—	5,479	—	519,752	—	—	—

Total A		79,087	—	5,479	—	519,752	—	—	—

B. Off-balance sheet exposures
B.1 Bad loans		—	—	—	—	—	—	—	—
B.2 Unlikely to pay		—	—	—	—	—	—	—	—
B.3 Other non-performing assets		—	—	—	—	—	—	—	—
B.4 Performing exposures		7,283	19	—	—	3,473	663	—	—

Total B		7,283	19	—	—	3,473	663	—	—

Total (A+B)	31/12/2015	86,370	19	5,479	—	523,225	663	—	—

Total (A+B)	31/12/2014	107,248	—	9,576	—	144,223	1,477	—	—

B.4 Large exposures:
a) Amount (book value):	9,604,345
b) Amount (weighted value):	1,643,527
c) Number of positions:	7

C. SECURITISATIONS

C.1 Securitisations

Qualitative Information

The Carige Group has a securitisation of performing loans in place, which was carried out by the Parent Company in the first half of 2004 together with two “Covered Bond” transactions, which are further described in section E.4. A retained (or self-) securitisation is also in place, which was carried out in 2015 through the special purpose vehicle Lanterna Finance S.r.l. as described in Section 3 “Liquidity Risk”. In this securitisation, Banca Carige acts as a Master servicer.

For the purpose of promoting a shared co-ordination and monitoring of securitisation transactions originated by the Group, a specific operating unit was set up as part of the Planning and Control division, which makes sure that these transactions and related activities are constantly monitored with an across-the-board approach by multiple functions and units of the company.

Specifically, the assessment and control of risks deriving from securitisations are performed on the Carige Group’s Credit Risk Management (CRM) system, which monitors the transactions concerning performing loans; the performance of individual transactions is constantly assessed by the General Management: specific reports are submitted to the Board of Directors on a half-yearly basis.

The transaction involved transfer without recourse to the special purpose entity (SPE) Argo Mortgage 2 S.r.l. (in which Banca Carige currently has a 60% direct holding) of 13,272 mortgage loans for a total value of EUR 864.5 mln as at 30 June 2004, at a price of EUR 925.6 mln (of which EUR 61.1 mln as deferred price calculated by means of a profit extraction mechanism which specifically took account of the excess spread, net of transaction costs as at each payment date, the level of risk of the loans transferred and early repayment options).

To finance these transactions, Argo Mortgage 2 S.r.l. issued EUR 864.4 mln worth of securities, of which EUR 808.3 mln class A, EUR 26.8 mln class B, EUR 29.4 mln class C, all listed on the Luxembourg stock exchange, and was granted a subordinated loan by Banca Carige for an amount of EUR 22.8 mln which was fully repaid in 2009.

The securities issued as at 31 December 2015 are rated as follows:

SECURITY	CODE	FITCH	MOODY’S
Class A	IT0003694129	AA+	Aa2
Class B	IT0003694137	AA+	Aa2
Class C	IT0003694145	BBB+	Aa2

Out of the initial EUR 808.3 mln in class A securities, a total of EUR 766.5 mln was repaid as at 31 December 2015 (increasing to EUR 771.1 mln after the repayments in January 2016).

As a result of the business unit transfer to Banca Carige Italia on 31 December 2012, the receivables pertaining to the performing securitised mortgage loans of the branches outside Liguria were transferred to the new Bank and therefore the transaction became a multi-originator securitisation.

The credit for deferred price to be paid to Carige and Banca Carige Italia as at 31 December 2015 amounted to EUR 47.2 mln.

Collections on pertaining receivables in 2015 amounted to EUR 23.4 mln and servicing commission income totalled EUR 0.1 mln.

As the Argo Mortgage 2 S.r.l. securitisation does not fully meet the conditions for all risks and rewards to be substantially transferred to a third party, it was recognised in the Balance Sheet as from 1 January 2005.

Quantitative Information

C.1 Exposures arising from major ‘own’ securitisation transactions broken down by type of securitised asset and exposure

	On-balance-sheet exposures						Guarantees issued						Lines of credit
	Senior		Mezzanine		Junior		Senior		Mezzanine		Junior		Senior		Mezzanine		Junior
Type of securitised asset/Exposure	Carrying amount	Value adjustments/write-backs	Carrying amount	Value adjustments/write-backs	Carrying amount	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs	Net exposure	Value adjustments/write-backs
A. Totally derecognised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

B. Partially derecognised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

C. Not derecognised	6,137	—	3,790	—	42,024	5,199	—	—	—	—	—	—	—	—	—	—	—	—
C.1 Argo Mortgage 2 Srl
- non-performing loans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
- performing loans	6,137	—	3,790	—	42,024	5,199	—	—	—	—	—	—	—	—	—	—	—	—

Figures in the table show the risk retained by the Group with respect to the securitisation carried out through the SPE Argo Mortgage 2 S.r.l. in 2004, and reflect the credit for deferred price accrued, net of its write-down (EUR 42.0 mln, with the write-down amounting to EUR 5.2 mln), and the SPE securities repurchased by Carige (EUR 6.1 mln of Senior Class and EUR 3.8 mln of Mezzanine Class).

C.3 Securitisation vehicle

			ASSETS			LIABILITIES
Name of securitisation/Name of securitisation vehicle	Registered office	Consolidation	Loans and receivables	Debt securities	Other	Senior	Mezzanine	Junior
Argo Mortgage 2 S.r.l.	Genoa	YES	114,445	—	31,675	42,405	56,150	47,565

C.5 Servicer activity - own securitisations: securitised credit collections and repayment of SPV-issued securities

	Securitised assets (year-end data)		Credit collections during the year		% share of securities repaid (year-end data)
					Senior		Mezzanine			Junior
Special purpose vehicle	Non- performing	Performing	Non- performing	Performing	Non-performing assets	Performing assets	Non-performing assets	performing assets	Non-Performing assets	Performing assets
Argo Mortage 2 Srl (1)	25,187	93,357	1,201	22,211		95%

(1)	Banca Carige S.p.A. acts as Master servicer in the securitisation, while Banca Carige Italia acts as servicer of the loans transferred to the SPV. This table shows total assets and total collections.

E. DISPOSALS

Financial assets sold and not fully derecognised

Qualitative Information

Assets sold and not fully derecognised from the Bank financial statements are as follows:

1)	Loans transferred as part of the securitisation performed through the SPE Argo Mortgage 2 s.r.l., as described in paragraph C of Section E in the Explanatory Notes. Non-derecognition follows the recognition of a receivable from the SPE, for an accrued deferred price, which involves first-loss risk for the Group as well as extra-spread benefits in the securitisation. Receivables sold, recognised as assets, are offset by the securities issued by the Special Purpose Vehicle and outstanding as at the reporting date net of those repurchased by the Parent Company.

2)	securities underlying repurchase agreement (liabilities) entered into with banks and customers. The non-derecognition of securities subject to a repurchase transaction, is due to the fact that the Group substantially retains all risks and rewards connected with the security as it is committed to repurchasing the security at a contractually agreed price. These securities are therefore disclosed in the pertaining accounting portfolios. The amount of the transfer is recognised among liabilities by type of counterparty.

Quantitative Information

E.1 Banking Group - Financial assets sold and not derecognised: book value and full value

		Financial assets held for trading			Financial assets designated at fair value through profit and loss			Financial assets available for sale			Financial assets held to maturity			Loans to banks			Loans to customers			Total
Type / Portfolio		A	B	C	A	B	C	A	B	C	A	B	C	A	B	C	A	B	C	31/12/2015	31/12/2014
A. Balance-sheet assets		—	—	—	—	—	—	523,444	—	—	—	—	—	—	—	—	108,774	—	—	632,218	1,634,261
1. Debt securities		—	—	—	—	—	—	523,444	—	—	—	—	—	—	—	—	—	—	—	523,444	1,503,170
2. Equity instruments		—	—	—	—	—	—	—	—	—	x	x	x	x	x	x	x	x	x	—	—
3. UCITS		—	—	—	—	—	—	—	—	—	x	x	x	x	x	x	x	x	x	—	—
4. Loans		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	108,774	—	—	108,774	131,091
B. Derivative instruments		—	—	—	x	x	x	x	x	x	x	x	x	x	x	x	x	x	x	—	—

Total	31/12/2015	—	—	—	—	—	—	523,444	—	—	—	—	—	—	—	—	108,774	—	—	632,218	x

of which non-performing		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	15,498	—	—	15,498	x

Total	31/12/2014	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	x	1,634,261

of which non-performing		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	x	16,751

Key:

A = Financial assets sold and fully recognised (book value)

B = Financial assets sold and partially recognised (book value)

C = Financial assets sold and partially recognised (full value)

E.2 Banking Group - Financial liabilities associated with financial assets sold and not derecognised: book value

Liabilities/assets portfolio		Financial assets held for trading	Financial assets designated at fair value through	Financial assets available for sale	Financial assets held to maturity	Loans to banks	Loans to customers	Total
1. Due to customers		—	—	527,683	—	—	—	527,683
a) relating to fully recognised assets		—	—	527,683	—	—	—	527,683
b) relating to partially recognised assets		—	—	—	—	—	—	—
2. Due to banks		—	—	—	—	—	—	—
a) relating to fully recognised assets		—	—	—	—	—	—	—
b) relating to partially recognised assets		—	—	—	—	—	—	—
3. Securities issued		—	—	—	—	—	83,947	83,947
a) relating to fully recognised assets		—	—	—	—	—	83,947	83,947
b) relating to partially recognised assets		—	—	—	—	—	—	—

Total	31/12/2015	—	—	527,683	—	—	83,947	611,630

Total	31/12/2014	—	—	1,500,006	—	—	102,210	1,602,216

E.3 Banking Group - Sales transactions relating to financial liabilities with recourse only to assets sold: fair value

		Financial assets held for trading		Financial assets designated at fair		Financial assets available for sale		Financial assets held to maturity (fair value)		Loans to banks (fair value)		Loans to customers (fair value)		Total
Type / Portfolio		A	B	A	B	A	B	A	B	A	B	A	B	31/12/2015	31/12/2014
A. Balance-sheet assets		—	—	—	—	—	—	—	—	—	—	117,074	—	117,074	140,945
1. Debt securities		—	—	—	—	—	—	—	—	—	—	—	—	—	—
2. Equity instruments		—	—	—	—	—	—	x	x	x	x	x	x	—	—
3. UCITS		—	—	—	—	—	—	x	x	x	x	x	x	—	—
4. Loans		—	—	—	—	—	—	—	—	—	—	117,074	—	117,074	140,945
B. Derivative instruments		—	—	x	x	x	x	x	x	x	x	x	x	—	—

Total assets		—	—	—	—	—	—	—	—	—	—	117,074	—	117,074	140,945

C. Associated liabilities		—	—	—	—	—	—	—	—	—	—	83,947	—	x	x
1. Due to customers		—	—	—	—	—	—	—	—	—	—	—	—	x	x
2. Due to banks		—	—	—	—	—	—	—	—	—	—	—	—	x	x
3. Securities issued		—	—	—	—	—	—	—	—	—	—	—	—	x

Total liabilities		—	—	—	—	—	—	—	—	—	—	83,947	—	83,947	102,210

Net value	31/12/2015	—	—	—	—	—	—	—	—	—	—	33,127	—	33,127	x

Net value	31/12/2014	—	—	—	—	—	—	—	—	—	—	38,735	—	x	38,735

Key:

A = financial assets sold and fully recognised.

B = financial assets sold and partially recognised.

E.4 COVERED BOND TRANSACTIONS

Banca Carige S.p.A. launched two medium/long-term funding programmes, via the issuance of covered bonds, backed by underlying primarily consisting in residential and commercial mortgages.

As part of the programmes, Banca CARIGE adopted the internal control procedures (also at Group level) suitable for the working plan prescribed for the covered bonds, given the high level of operational and legal innovation and complexity of such transactions and pursuant to applicable regulatory provisions and, in particular, to the supervisory instructions issued by the Bank of Italy with Circular no. 263 of 27 December 2006, as amended (hereinafter referred to as the “Supervisory Instructions”).

At the meeting held on 29 August 2008, the Board of Directors acknowledged the organisational model prepared by the Organisation Division for the implementation and management of the Programme. This organisation model was subsequently updated.

As part of these programmes, Banca Carige plays the role of issuer, assignor of suited assets and Master Servicer.

The subsidiaries Banca Carige Italia and Banca del Monte di Lucca take part in the two programmes in their capacity as additional transferors and servicers.

The “Asset Monitor” activities of the two covered bond issuance programmes are performed by BDO Italia S.p.A., which monitors the correctness of the transactions and the integrity of the guarantees for investors. The checks performed and the assessment of the progress of the transactions are reported in a specific annual report addressed also to the Board of Auditors and the Board of Directors of Banca Carige.

The Internal Auditing Department of the Parent Company carries out a comprehensive audit of the checks performed, at least on an annual basis, also making use of the information received and the opinions expressed by the Asset Monitor. The results of these audits are reported to the Banca Carige Board of Directors.

On a regular basis, and for each transaction, the risk monitoring department of Banca Carige controls:

•	The quality and integrity of the assets transferred, in particular the estimated property value – both residential and non-residential – mortgaged in relation to the land and property loans transferred;

•	Maximum ratio compliance between the covered bonds issued and the assets transferred as collateral;

•	Compliance with transfer limits and integration methods;

•	The real and adequate risk hedging offered by any derivative contracts signed in relation to the transaction.

In order for the originator to fulfil the obligations of the collateral pledged, Banca Carige uses suitable Asset & Liability Management techniques to ensure a substantial balance between the maturities of cash flows generated by the transferred assets and the maturities of payments due by the issuing bank on the covered bonds issued and other transaction costs.

The programmes were structured in compliance with applicable legal and regulatory provisions allowing the issuance of covered bonds if certain capital requirements for the Group are met.

The Bank periodically carries out the assessments required by Supervisory Provisions concerning capital requirements for transferors or issuers in covered bond issuance transactions, all necessary controls for compliance with transfer limits, together with thorough assessments of the objectives pursued and the risks associated with Programme implementation.

With respect to the first transfer of assets, each individual transferor, for the pertaining portion, granted a subordinated loan to the special purpose vehicle for it to have the funds necessary to purchase the assets. In subsequent transfers, the SPE used both new subordinated financing and its own liquidity.

From an accounting point of view, the transferors will continue to recognise the transferred mortgage loans in their financial statements under item 70 of the Assets “Loans to customers”, since the associated risks and rewards were not transferred to the transferee.

The subordinated loan is not recognised in the accounts and therefore it is not measured for the purposes of credit risk due to the fact that this risk is entirely reflected in the measurement of mortgage loans transferred, which are still recognised in the financial statements of the transferors.

The subsidiary Banks (transferors) receive a commission from the Parent Company Banca Carige for the guarantee given and disclose the assets transferred in part B of the Explanatory Notes, Other information section, Table “1. Guarantees issued and commitments” under item no. 5) “Assets pledged as collateral for third party obligations”.

Loans transferred are described by the issuer Banca Carige S.p.A. in part B of the Explanatory Notes, ‘Other information’ section, Table “2. Assets pledged as collateral for own liabilities and commitments” under item no. 6) “Loans to customers”.

a) Medium/long-term deposit programme over the 2008-2013 period, through the issue of Covered Bonds.

The first Covered Bond issuance programme, for the 2008-2013 period, was implemented through the SPE Carige Covered Bond S.r.l. in 2008 and was renewed by the Board of Directors on 16 September 2013.

As at 31 December 2015, residential and commercial mortgages amounting to EUR 4,415 mln were segregated in the special purpose entity, of which EUR 2,002 mln were transferred from Banca Carige, EUR 2,244 mln were from Banca Carige Italia and EUR 169 mln from Banca del Monte di Lucca.

The issuances by the Parent Company until 31 December 2015 and not yet coming to maturity are listed below and amount to EUR 2,930.5 mln in total.

Amount issued	Date of Issuance	Maturity date
1,000,000,000	05.11.2009	25.11.2016
180,000,000	28.10.2010	25.11.2016
75,000,000	20.09.2010	25.09.2030
20,000,000	04.10.2010	25.10.2022
20,000,000	25.10.2010	25.10.2040
20,000,000	25.10.2010	25.10.2040
18,500,000	15.11.2010	15.11.2030
20,000,000	25.11.2010	25.11.2030
40,000,000	27.12.2010	27.12.2030
30,000,000	23.04.2012	23.04.2032
150,000,000	31.10.2012	25.10.2022
17,000,000	02.11.2012	02.11.2032
50,000,000	05.11.2012	05.11.2032
10,000,000	06.11.2012	26.11.2032
5,000,000	16.01.2013	25.01.2023
5,000,000	25.01.2013	25.01.2028
10,000,000	29.08.2013	29.08.2033
750,000,000	24.10.2013	24.10.2018
10,000,000	05.06.2014	25.05.2029
500,000,000	28.10.2015	28.01.2021
2,930,500,000.00

At the reporting date, the securities issued were assigned the following ratings: by Fitch BBB- and by Moody’s Ba1.

b)	Medium/long-term deposit programme over the 2012-2017 period, through the issue of Covered Bonds.

The second Covered Bond issuance programme was implemented in 2012, through the SPE Carige Covered Bond 2 S.r.l., and commercial mortgages originated by the Parent Company and other Group Banks were primarily used as collateral.

As at 31 December 2015, residential and commercial mortgages amounting to EUR 738 mln were segregated in the special purpose entity, of which EUR 338 mln were transferred from Banca Carige, EUR 335 mln were from Banca Carige Italia and EUR 65 mln from Banca del Monte di Lucca.

F. BANKING GROUP - CREDIT RISK MEASUREMENT MODELS

The provisioning policies for the Group’s loan portfolio are based on a specific Credit Assessment Model which envisages differentiated value adjustment measurement methods, based on asset quality. In particular, with regard to the performing loans portfolio, adjustment provisions are determined as a product of the application on each individual loan exposure of the related probability of default and loss given default. As regards the retail component only (households, small market players and small businesses), the Loss Confirmation Period is applied on performing loans. This is the correction factor which allows for the expected loss, calculated on a prudential supervisory basis, to be put in correlation with the incurred but not reported loss, as set out by the international accounting standards, through measurement of the average timing required for a default to occur, starting from an event which is a potential leading indicator of impairment.

With regard to non-performing loans, the evaluation takes place using statistical mechanisms (by means of LGD) for entries of irrelevant dimensions and an individual analytical assessment for positions of a significant amount. With specific reference to the aggregate being analysed, which forms a predominant share of non-performing loans, the loss forecasts are determined on the basis of rigorous policies, which involve, among other things, the application of prudent haircuts when assessing the real estate collateral for non-performing loans.

The PD and LGD parameters, which are used for the collective write-downs of performing loans and those of a statistical nature for the part of the non-performing portfolio have been recalibrated in order to incorporate the most recent developments in the risk profile of the Group’s loan portfolio.

1.2 BANKING GROUP - MARKET RISK

1.2.1 INTEREST RATE RISK AND PRICE RISK – REGULATORY TRADING PORTFOLIO

Qualitative Information

Organizational structure

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of market risk and identifies the levels of Risk Appetite and Risk Tolerance within the scope of the Risk Appetite Framework.

The Risk Control Committee monitors the dynamics of market risk and compliance with the limits, whereas the Finance and ALM Committee monitors the market risk management actions, operationally implemented by the Finance department.

The Risk Management Function guarantees the ongoing measurement and control of Group exposure to market risk by monitoring the Value at Risk (VaR) on a daily basis, also under stress scenarios.

A. General aspects

The main sources of interest rate risk are activities carried out on bond-related financial assets and interest rate derivatives, both regulated and OTC.

The main sources of price risk are activities carried out on equity-related financial assets, equity funds and equity derivatives.

The regulatory trading portfolio has a prudential risk profile , mainly due to the very limited size of the portfolio. The modified duration of the portfolio – net of the intra-group component – was approx. 0.02 as at 31/12/2015 whereas the average value throughout 2015 was around 0.20.

B. Management processes and measurement methods for interest rate and price risk

For operational management purposes, the Parent Company Risk Management function provides the service of daily monitoring of interest rate risk and price risk in the regulatory trading portfolio, at the same time checking compliance with the established operational limits.

Interest rate risk and price risk are measured by calculating the Value at Risk (VaR) and its breakdown into Interest Rate and Stock Risk factors. Risk Management uses VaR for operational management purposes, with the objective of measuring both the risks associated with financial instruments held in HFT portfolios and the risks associated with financial instruments allocated in AFS portfolios, monitoring dynamics over time and constantly verifying compliance with the operational limits defined in the Risk Appetite Framework.

The VaR is calculated using a methodology based on a 1-year historical approach, with a 99% confidence interval and a 10-dayholding period. Stress test analyses are also carried out that highlight the impact in terms of both VaR and present value resulting from pre-set shocks that refer to specific past events. Stress scenarios are defined by Risk Management on the basis of particularly severe market conditions, taking into account the actual portfolio composition.

The Balance Sheet impact is analysed hereunder, in terms of interest income, net interest and other banking income, profit and shareholders’ equity in parallel shifts of the curve (+100 bps up, and -100 bps down). The table reflects the overall impact and breakdown of the regulatory trading portfolio (figures in EUR/mln):

	+100 bp	-100 bp
Net Interest Income	68.64	-4.80
- of which Trading book	0.06	0.00

Net interest and other banking income	68.85	-4.81
- of which Trading book	0.26	-0.02

Profit [1]	46.08	-3.22
- of which Trading book	0.17	-0.01

Shareholders’ equity	-7.07	42.59
- of which Trading book	0.17	-0.01

Quantitative Information

1. Regulatory trading book: breakdown of balance sheet assets/liabilities and financial derivatives by term to maturity (repricing date)

Currency: EURO

Type/Term to maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	over 10 years	Indefinite life
1. Balance-sheet assets	—	1,005	2,701	57	1,141	164	114	—
1.1 Debt Securities	—	1,005	2,701	57	1,141	164	114	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	1,005	2,701	57	1,141	164	114	—
1.2 Other assets	—	—	—	—	—	—	—	—

2. Balance-sheet liabilities	—	—	—	—	—	—	—	—
2.1 sell/buy back repos (liabilities)	—	—	—	—	—	—	—	—
2.2 Other liabilities	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 With underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	6,836	21,255	20	1,494	1,251	—	—
+ Short positions	—	24,127	4,415	—	1,171	1,253	—	—
3.2 Without underlying securities
- Options
+ Long positions	—	7,629	14,839	4,429	1,733	—	—	—
+ Short positions	—	1,342	1,974	4,592	8,104	2,787	9,831	—
- Other derivatives
+ Long positions	27	180,995	108,455	91,506	22,202	24,812	25,000	—
+ Short positions	—	180,840	108,426	90,506	22,203	24,811	25,000	—

1. Regulatory trading book: breakdown of balance sheet assets/liabilities and financial derivatives by term to maturity (repricing date)

Currency: OTHER CURRENCIES

Type/Term to maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	over 10 years	Indefinite life
1. Balance-sheet assets	—	—	—	—	—	—	—	—
1.1 Debt Securities	—	—	—	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	—	—	—	—	—	—	—
1.2 Other assets	—	—	—	—	—	—	—	—

2. Balance-sheet liabilities	—	—	—	—	—	—	—	—
2.1 sell/buy back repos (liabilities)	—	—	—	—	—	—	—	—
2.2 Other liabilities	—	—	—	—	—	—	—	—
3. Financial derivatives

3.1 With underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Without underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	43,607	7,476	14,015	—	—	—	—
+ Short positions	27	43,524	7,644	15,210	—	—	—	—

2. Regulatory trading book: breakdown of exposures in equity instruments and stock indices by major countries of the listing market

Listed
Type of transaction/Stock exchange market	ITALY	FRANCE	GERMANY	UNITED KINGDOM	U.S.A.	OTHER COUNTRIES	Not listed
A. Equity instruments
- long positions	16	—	—	—	10	—	—
- short positions	—	—	—	—	—	—	—

B. Equity securities not yet traded on regulated markets
- long positions	—	—	—	—	—	—	—
- short positions	16	—	—	—	—	—	—

C. Other equity derivatives
- long positions	—	—	—	—	—	—	—
- short positions	—	—	—	—	—	—	—

D. Equity indices derivatives
- long positions	—	—	—	—	—	—	—
- short positions	—	—	—	—	—	—	—

1.2.2 INTEREST RATE AND PRICE RISK – BANKING BOOK

Qualitative Information

A. General aspects, management processes and measurement methods for interest rate risk and price risk

The interest rate risk of the banking book is the risk that a variation in market interest rates may have a negative effect on the value of equity (a risk associated with equity) and on Net Interest Income (a risk associated with earnings) in relation to assets and liabilities in the Financial Statements that are not allocated to the trading book for supervisory purposes.

The exposure to such type of risk, with reference to transactions with a floating interest rate, is a direct consequence of balance sheet structures that are mismatched in terms of both maturity dates (maturity gap) and interest refixing (refixing gap). Exposure for transactions with a fixed interest rate depends on the maturity gap.

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of interest rate risk in the banking book and identifies the levels of Risk Appetite and Risk Tolerance within the scope of the Risk Appetite Framework. The Risk Control Committee monitors the dynamics of interest rate risk in the banking book and compliance with the limits, whereas the Finance and ALM Committee monitors the actions for managing interest rate risk in the banking book, which are operationally implemented by the Finance department.

The Risk Management Function guarantees the ongoing measurement and control of Group exposure to interest rate risk for the banking book, from both an equity and earnings perspective.

From an equity point of view, the objective of monitoring the interest rate risk in the banking book consists in measuring the impact of variations in interest rates on the fair value of the equity in order to maintain its stability. The variability in the economic value of the equity followed by a market interest rate shock is measured according to two distinct approaches:

i)	Duration analysis: the variation in the economic value of the equity is approximated by applying the duration to aggregates of transactions classified in a time bucket according to the date of expiry or repricing. As at 31/12/2015, this indicator was lower than the 20% of own funds requirement.

ii)	Sensitivity analysis: the variation in the economic value of equity is measured, for each individual transaction, as the fair value difference before and after the indicated shock. As at 31/12/2015, this indicator was lower than the 15% of own funds requirement set as the warning threshold.

From an income point of view, the objective of monitoring the interest rate risk in the banking book consists in measuring the impact of variations in interest rates on the interest income expected over a predefined time period (gapping period).

The variability in the interest income following a market interest rate shock is measured via a gap analysis approach, according to which this variability depends on both the reinvestment (refinancing) at new market conditions -not known ex ante- of the capital cash flows maturing during the period of reference, and on the variation of interest cash flows (for floating interest rate transactions).

The Balance Sheet impact is analysed hereunder, in terms of interest income, net interest and other banking income, profit and shareholders’ equity in parallel shifts of the curve (+100 bps up, and -100 bps down). The table reflects the overall impact and breakdown of the banking book (figures in EUR/mln):

	+100 bp	-100 bp
Net Interest Income	68.64	-4.80
- of which Banking book	68.59	-4.80

Net interest and other banking income	68.85	-4.81
- of which Banking book	68.59	-4.80

Profit [1]	46.08	-3.22
- of which Banking book	45.91	-3.21

Shareholders’ equity	-7.07	42.59
- of which Banking book	-7.25	42.60

Please see paragraph 1.2.1 B for the price risk component of the banking book.

B. Fair value hedging

Interest risk hedged transactions mainly concern the funding and lending component with an original medium/long-term duration. Fair value hedging aims to immunise changes in the fair value of deposits and loans against changes in the financial market.

The Risk Management Department monitors hedge effectiveness for hedge accounting purposes in compliance with international accounting standards, with particular reference to the identification and documentation of the hedging relation through the production of hedging cards. Effectiveness controls are performed through both prospective and retrospective testing on a quarterly basis.

The types of financial instruments with fair value hedges are interest-bearing postal bonds, current securities, loans and bonds issued. Overall, assets for a nominal amount of EUR 288.7 mln and liabilities for a nominal amount of EUR 1,048.7 mln have been hedged as of 31/12/2015.

The aims and strategies underlying these hedging transactions are to reduce interest rate risk by entering into unquoted OTC derivative contracts.

Cash flow hedging

Risk hedging transactions carried out according to the Cash Flow Hedge methodology are aimed at avoiding that unexpected variations in market interest rates may have negative repercussions on Net Interest Income . In particular, the aim of cash flow hedges is to immunise changes in cash flows against changes in the interest rate curve.

Interest rate risk is covered with the use of unlisted derivative instruments (interest rate swaps). The effectiveness of this hedge is checked periodically by the Risk Management Function. As part of a broader strategy to downsize the derivatives portfolio, Cash Flow Hedge contracts were discontinued during the fourth quarter substantially maintaining the exposure of the Group to interest rate risk unaltered.

Quantitative Information

1. Banking book: breakdown of financial assets and liabilities by term to maturity life (repricing date) Currency: EURO

Type/Term to maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	over 10 years	Indefinite life
1. Balance-sheet assets	4,003,245	11,946,416	2,169,450	818,449	2,992,546	1,729,445	1,597,359	—
1.1 Debt Securities	47,487	1,369,512	1,157,912	102	88,024	185,631	619,317	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	47,487	1,369,512	1,157,912	102	88,024	185,631	619,317	—
1.2 Loans to banks	629,411	537,923	—	—	8,413	—	9,550	—
1.3 Loans to customers	3,326,347	10,038,981	1,011,538	818,347	2,896,109	1,543,814	968,492	—
- current accounts	1,940,963	—	—	—	358,680	78,102	—	—
- other loans	1,385,384	10,038,981	1,011,538	818,347	2,537,429	1,465,712	968,492	—
- with early repayment option	365,636	8,352,725	711,957	483,698	1,327,259	648,369	794,268	—
- other	1,019,748	1,686,256	299,581	334,649	1,210,170	817,343	174,224	—

2. Balance-sheet liabilities	13,380,578	4,456,512	1,076,427	1,779,422	4,053,386	686,974	323,197	—
2.1 Due to customers	13,238,607	819,378	391,312	327,786	551,942	2,087	3,824	—
- current accounts	12,543,005	290,710	220,150	325,857	547,629	—	—	—
- other liabilities	695,602	528,668	171,162	1,929	4,313	2,087	3,824	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	695,602	528,668	171,162	1,929	4,313	2,087	3,824	—
2.2 Due to banks	43,363	2,404,500	204,972	1,834	11,984	14,870	856	—
- current accounts	11,234	—	—	—	—	—	—	—
- other liabilities	32,129	2,404,500	204,972	1,834	11,984	14,870	856	—
2.3 Debt securities	94,625	1,232,634	480,143	1,449,802	3,489,460	670,017	318,517	—
- with early repayment option	704	322,594	99,572	159,444	100	—	58,319	—
- other	93,921	910,040	380,571	1,290,358	3,489,360	670,017	260,198	—
2.4 Other liabilities	3,983	—	—	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	3,983	—	—	—	—	—	—	—

3. Financial derivatives
3.1 With underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Without underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	654,543	444,694	125,739	691,453	—	68,500	—
+ Short positions	—	122,919	196,677	621,041	200,589	248,135	25,000	—

4. Other off-balance sheet transactions
+ Long positions	(936,050)	(783,938)	(95,457)	(16,126)	(108,819)	(4,021)	(677)	—
+ Short positions	1,945,088	—	—	—	—	—	—	—

1. Banking book: breakdown of financial assets and liabilities by term to maturity (repricing date)

Currency: OTHER CURRENCIES

Type/Term to maturity	On demand	Up to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	5 to 10 years	over 10 years	Indefinite life
1. Balance-sheet assets	82,137	31,086	212,687	24,516	113,628	121,540	174,225	—
1.1 Debt Securities	—	—	—	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	—	—	—	—	—	—	—
1.2 Loans to banks	28,854	860	—	—	—	—	—	—
1.3 Loans to customers	53,283	30,226	212,687	24,516	113,628	121,540	174,225	—
- current accounts	3,057	—	—	—	—	—	—	—
- other loans	50,226	30,226	212,687	24,516	113,628	121,540	174,225	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	50,226	30,226	212,687	24,516	113,628	121,540	174,225	—

2. Balance-sheet liabilities	113,846	13,948	3,270	528	—	—	131,340	—
2.1 Due to customers	111,885	4,601	3,261	528	—	—	—	—
- current accounts	111,885	4,601	3,261	528	—	—	—	—
- other liabilities	—	—	—	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	—	—	—	—	—	—	—
2.2 Due to banks	1,961	9,279	—	—	—	—	131,340	—
- current accounts	73	—	—	—	—	—	—	—
- other liabilities	1,888	9,279	—	—	—	—	131,340	—
2.3 Debt securities	—	68	9	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	68	9	—	—	—	—	—
2.4 Other liabilities	—	—	—	—	—	—	—	—
- with early repayment option	—	—	—	—	—	—	—	—
- other	—	—	—	—	—	—	—	—

3. Financial derivatives
3.1 With underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
3.2 Without underlying securities
- Options
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—	—	—
- Other derivatives
+ Long positions	—	—	—	—	—	—	—	—
+ Short positions	—	285,838	275,558	18,371	—	—	—	—

4. Other off-balance sheet transactions
+ Long positions	—	(123)	—	—	—	—	—	—
+ Short positions	123	—	—	—	—	—	—	—

1.2.3 FOREIGN EXCHANGE RATE RISK

Qualitative Information

A. Foreign exchange risk: general aspects, management procedures and measurement methods

The various Group companies mainly operate in euros: therefore, foreign exchange risk within the Carige Group is entirely residual and the Treasury department takes steps to systematically matches foreign currency positions.

B. Hedging of exchange rate risk

The exchange position of individual Group banks is constantly monitored by the Finance department for compliance with the operational threshold values.

Quantitative Information

1. Distribution of assets and liabilities and derivatives by currency

	Currency
Items	USD	CHF	GBP	CAD	JPY	Other Currencies
A. Financial assets	748,567	4,666	3,356	1,414	1,948	1,687
A.1 Debt securities	—	—	—	—	—	—
A.2 Equity instruments	1,816	—	—	—	—	—
A.3 Loans to banks	24,321	604	1,044	1,136	924	1,687
A.4 Loans to customers	722,430	4,062	2,312	278	1,024	—
A.5 Other financial assets	—	—	—	—	—	—

B. Other assets	5,210	2,458	1,437	403	240	1,412

C. Financial liabilities	254,383	2,279	3,241	1,412	333	1,284
C.1 Due to banks	142,570	—	—	—	—	10
C.2 Due to customers	111,736	2,279	3,241	1,412	333	1,274
C.3 Debt securities	77	—	—	—	—	—
C.4 Other financial liabilities	—	—	—	—	—	—

D. Other liabilities	6,750	226	435	8	198	169

E. Financial derivatives	—	—	—	—	—	—
- Option	—	—	—	—	—	—
+ Long positions	—	—	—	—	—	—
+ Short positions	—	—	—	—	—	—
- Other derivatives	—	—	—	—	—	—
+ Long positions	47,835	1,207	1,229	642	796	88
+ Short positions	615,913	8,722	2,327	1,008	2,457	1,303

Total assets	801,612	8,331	6,022	2,459	2,984	3,187

Total liabilities	877,046	11,227	6,003	2,428	2,988	2,756

Difference (+/-)	75,434	2,896	(19)	(31)	4	(431)

1.2.4 DERIVATIVES

A. FINANCIAL DERIVATIVES

A.1 Regulatory trading portfolio: end-of-period notional amounts

	Total 31/12/2015		Total 31/12/2014
Underlying assets/Type of derivatives	Over the counter	Central counterparties	Over the counter	Central counterparties
1. Debt securities and interest rates	473,685	—	1,149,785	—
a) Options	85,450	—	135,139	—
b) Swaps	388,235	—	1,014,646	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity securities and stock indices	—	—	3	—
a) Options	—	—	3	—
b) Swaps	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

3. Currencies and gold	162,440	—	216,702	—
a) Options	54,521	—	51,961	—
b) Swaps	—	—	—	—
c) Forward	107,919	—	164,741	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Goods	—	—	—	—

5. Other underlying	—	—	—	—

Total	636,125	—	1,366,490	—

A.2 Banking book: end-of-period and average notional values

A.2.1 Hedging derivatives

	Total 31/12/2015		Total 31/12/2014
Underlying assets/Type of derivatives	Over the counter	Central counterparties	Over the counter	Central counterparties
1. Debt securities and interest rates	1,341,960	—	4,380,142	—
a) Options	—	—	—	—
b) Swaps	1,341,960	—	4,380,142	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity instruments and stock indices	—	—	—	—
a) Options	—	—	—	—
b) Swaps	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

3. Currencies and gold	578,677	—	462,576	—
a) Options	—	—	—	—
b) Swaps	—	—	1,439	—
c) Forward	578,677	—	461,137	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Goods	—	—	—	—

5. Other underlying	—	—	—	—

Total	1,920,637	—	4,842,718	—

A.2.2 Other derivatives

	Total 31/12/2015		Total 31/12/2014
Underlying assets/Type of derivatives	Over the counter	Central counterparties	Over the counter	Central counterparties
1. Debt securities and interest rates	72,401	—	970,883	—
a) Options	—	—	—	—
b) Swaps	72,401	—	970,883	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

2. Equity securities and stock indices	—	—	—	—
a) Options	—	—	—	—
b) Swaps	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

3. Currencies and gold	—	—	—	—
a) Options	—	—	—	—
b) Swaps	—	—	—	—
c) Forward	—	—	—	—
d) Futures	—	—	—	—
e) Other	—	—	—	—

4. Goods	—	—	—	—

5. Other underlying	—	—	—	—

Total	72,401	—	970,883	—

A.3 Financial derivatives: gross positive fair value - breakdown

	Positive Fair Value
	Total 31/12/2015		Total 31/12/2014
Portfolios/Types of derivatives	Over the counter	Central counterparties	Over the counter	Central counterparties
A. Regulatory trading book	36,621	—	119,402	—
a) Options	908	—	1,314	—
b) Interest rate swaps	34,215	—	115,773	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	1,498	—	2,315	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

B. Banking book - Hedging	54,730	—	201,525	—
a) Options	—	—	—	—
b) Interest rate swaps	52,413	—	201,525	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	2,317	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

C. Banking book - Other derivatives	5,541	—	48,549	—
a) Options	—	—	—	—
b) Interest rate swaps	5,541	—	48,549	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

Total	96,892	—	369,476	—

A.4 Financial derivatives: gross negative fair value - breakdown

Negative Fair Value
	Total 31/12/2015		Total 31/12/2014
	Over the	Central	Over the	Central
Portfolios/Types of derivatives	counter	counterparties	counter	counterparties
A. Regulatory trading book	37,135	—	122,407	—
a) Options	846	—	1,198	—
b) Interest rate swaps	34,667	—	117,053	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	1,622	—	4,156	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

B. Banking book - Hedging	220,628	—	515,252	—
a) Options	—	—	—	—
b) Interest rate swaps	210,138	—	515,192	—
c) Cross currency swaps	—	—	60	—
d) Equity Swap	—	—	—	—
e) Forward	10,490	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

C. Banking book - Other derivatives	—	—	—	—
a) Options	—	—	—	—
b) Interest rate swaps	—	—	—	—
c) Cross currency swaps	—	—	—	—
d) Equity Swap	—	—	—	—
e) Forward	—	—	—	—
f) Futures	—	—	—	—
g) Other	—	—	—	—

Total	257,763	—	637,659	—

A.5 OTC financial derivatives: regulatory trading book - notional amounts, gross positive and negative fair value by counterparties - contracts not subject to netting agreements

Contracts not subject to netting agreements	Governments and Central banks	Other public entities	Banks	Financial businesses	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rates
- notional value	—	—	4,674	20,445	—	88,331	17,943
- positive fair value	—	—	20	298	—	2,078	119
- negative fair value	—	—	—	—	—	4	47
- future exposure	—	—	70	—	—	94	1
2. Equity securities and stock indices
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	6	—	—	4	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
3. Currencies and gold
- notional value	—	—	70,720	—	—	53,974	92
- positive fair value	—	—	1,361	—	—	223	—
- negative fair value	—	—	359	—	—	1,621	2
- future exposure	—	—	707	—	—	568	1
4. Other amounts
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—

A.6 OTC financial derivatives: regulatory trading book - notional amounts, gross positive and negative fair value by counterparties - contracts subject to netting agreements

Contracts subject to netting agreement	Governments and Central banks	Other public entities	Banks	Financial businesses	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rates
- notional value	—	—	342,293	—	—	—	—
- positive fair value	—	—	31,851	—	—	—	—
- negative fair value	—	—	34,721	—	—	—	—
2. Equity securities and stock indices
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
3. Currencies and gold
- notional value	—	—	37,655	—	—	—	—
- positive fair value	—	—	661	—	—	—	—
- negative fair value	—	—	386	—	—	—	—
4. Other amounts
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—

A.7 OTC financial derivatives: banking book - notional amounts, gross positive and negative fair value by counterparties - contracts not subject to netting agreements

Contracts not subject to netting agreements	Governments and Central banks	Other public entities	Banks	Financial businesses	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rates
- notional value	—	—	7,866	—	—	—	—
- positive fair value	—	—	86	—	—	—	—
- negative fair value	—	—	77	—	—	—	—
- future exposure	—	—	—	—	—	—	—
2. Equity securities and stock indices
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
3. Currencies and gold
- notional value	—	—	578,677	—	—	—	—
- positive fair value	—	—	2,317	—	—	—	—
- negative fair value	—	—	10,490	—	—	—	—
- future exposure	—	—	5,787	—	—	—	—
4. Other amounts
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—

A.8 OTC financial derivatives: banking book - notional amounts, gross positive and negative fair value by counterparties - contracts subject to netting agreements

Contracts subject to netting agreement	Governments and Central banks	Other public entities	Banks	Financial businesses	Insurance companies	Non- financial companies	Other entities
1. Debt securities and interest rates
- notional value	—	—	1,306,495	100,000	—	—	—
- positive fair value	—	—	55,365	2,503	—	—	—
- negative fair value	—	—	210,061	—	—	—	—
2. Equity securities and stock indices
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
3. Currencies and gold
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
4. Other amounts
- notional value	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—

A.9 Term to maturity of OTC financial derivatives: notional amounts

Underlying assets/Term to maturity		Up to 1 year	1 to 5 years	over 5 years	Total
A. Regulatory trading book		403,836	80,082	152,207	636,125
A.1 Financial derivatives on debt securities and interest rates		250,360	71,118	152,207	473,685
A.2 Financial derivatives on equities and stock indices		—	—	—	—
A.3 Financial derivatives on exchange rates and gold		153,476	8,964	—	162,440
A.4 Financial derivatives on other values		—	—	—	—
B. Banking book		759,361	892,042	341,635	1,993,038
B.1 Financial derivatives on debt securities and interest rates		180,684	892,042	341,635	1,414,361
B.2 Financial derivatives on equities and stock indices		—	—	—	—
B.3 Financial derivatives on exchange rates and gold		578,677	—	—	578,677
B.4 Financial derivatives on other values		—	—	—	—

Total	31/12/2015	1,163,197	972,124	493,842	2,629,163

Total	31/12/2014	2,105,009	3,168,363	1,906,716	7,180,088

B. CREDIT DERIVATIVES

No credit derivative contracts were in place as at 31/12/2015 or as at 31/12/2014.

C. FINANCIAL AND CREDIT DERIVATIVES

C.1 OTC financial and credit derivatives: net fair value and future exposure by counterparty

	Governments and Central banks	Other public entities	Banks	Financial businesses	Insurance companies	Non- financial companies	Other entities
1) Financial derivatives, bilateral agreements	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
- net counterparty risk	—	—	—	—	—	—	—
2) Credit derivatives, bilateral agreements	—	—	—	—	—	—	—
- positive fair value	—	—	—	—	—	—	—
- negative fair value	—	—	—	—	—	—	—
- future exposure	—	—	—	—	—	—	—
- net counterparty risk	—	—	—	—	—	—	—
3) “Cross product” agreements	—	—	302,478	3,237	—	—	—
- positive fair value	—	—	64,326	2,503	—	—	—
- negative fair value	—	—	202,806	—	—	—	—
- future exposure	—	—	7,365	500	—	—	—
- net counterparty risk	—	—	27,981	234	—	—	—

1.3 BANKING GROUP - LIQUIDITY RISK

Qualitative Information

A. Liquidity risk: general information, operational processes and measurement methods

Liquidity risk, in its main meaning as funding liquidity risk, is the risk of the Bank not being able to meet its cash outflow obligations (both expected and unexpected) and its need for collateral at an economical price, without jeopardising the core business or financial situation of the Group. A liquidity risk can be generated by events that are closely connected with the Group and its core business (idiosyncratic) and/or with external events (systemic).

The Board of Directors of the Parent Company defines the strategic policies and guidelines related to the assumption of liquidity risk. The Risk Control Committee monitors the dynamics of liquidity risk and compliance with the limits, whereas the Finance and ALM Committee monitors the actions for managing liquidity risk, which are operationally implemented by the Finance department. The Risk Management Function regularly guarantees the measurement and control of the exposure of the Group to the liquidity risk, both operational (short-term) and structural.

The objective of controlling operational liquidity (short-term) is to guarantee that the Group will be able to face its expected and unexpected payment obligations over a reference period of 12 months, without jeopardising day-to-day operations. Operational liquidity is measured and monitored on a daily basis with the operational maturity ladder. The operational maturity ladder enables an analysis of the distribution of positive and negative cash flows over time, any gaps, as well as the reserves (counterbalancing capacity) that are available to deal with such gaps.

The Risk Management Function constantly monitors the observance of the operating limits that apply to the balances of cash flows only as well as to the total balances of the cash flows and reserves. The Group also performs a stress test activity with regard to the maturity ladder in use with a view to analysing the effect of exceptional albeit realistic crisis scenarios on the liquidity position and assessing the adequacy of liquidity reserves in place.

In addition to liquidity indicators, the Leverage Coverage Ratio (LCR) is monitored, which compares the high liquidity assets value with the net cash outflows ratio in a 30-day stress scenario.

The Group’s treasury position as at 31/12/2015 confirmed that liquidity reserves are adequate to meet future commitments.

The objective of controlling structural liquidity is to guarantee the maintenance of a suitable ratio between assets and liabilities, establishing constraints regarding the possibility to finance medium term assets with short term liabilities and therefore limiting pressure on short-term funding.

Medium to long term liquidity is measured and monitored with the structural maturity ladder. The structural maturity ladder is based on the maturity mismatch model and includes demand items covering a period of up to 20 years and beyond and includes certain or modelled capital flows generated by all the balance sheet items. In this regard the Risk Management Function has defined indicators in terms of a gap ratio on maturity dates beyond one year and the relative monitoring limits. In addition to operating indicators, the Net Stable Funding Ratio (NSFR) is monitored, which compares the amount of funding available with the compulsory funding, according to the types of liquidity and the residual useful life of the various assets held.

Medium/long-term liquidity management policies, at Group level, take account of these limits in the strategic and budget planning phase.

Lastly, the Group has adopted a Contingency Funding Plan (CFP), to protect the Group and the individual companies from stress conditions or from any other type of crisis, guaranteeing business continuity when faced with a sudden reduction of available liquidity. For this reason, Early Warning Indicators (EWI) that can forecast the emergence of stress conditions or liquidity crisis are monitored.

Quantitative Information

1. Time breakdown of financial assets and liabilities by contractual term to maturity

Currency: EURO

Items/time bands	On demand	1 to 7 days	7 to 15 days	15 days to 1 month	1 to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	over 5 years	Unspecified maturity
Balance-sheet assets	3,982,401	1,090,618	42,665	380,371	745,190	1,626,055	2,046,865	6,669,976	8,464,000	517,924
A.1 Government securities	27,377	—	—	145,003	368,912	781,924	832,247	492,155	652,723	1
A.2 Other debt securities	136	—	—	—	3,400	63	7,041	12,439	4,506	—
A.3 Units in UCITS	10,744	—	—	—	—	—	—	—	—	—
A.4 Financing	3,944,144	1,090,618	42,665	235,368	372,878	844,068	1,207,577	6,165,382	7,806,771	517,923
- Banks	629,411	—	—	—	20,000	—	—	8,413	9,550	517,923
- Customers	3,314,733	1,090,618	42,665	235,368	352,878	844,068	1,207,577	6,156,969	7,797,221	—

Balance-sheet liabilities	13,388,077	568,034	27,157	409,974	252,129	857,410	1,723,946	7,401,247	1,226,323	160,000

B.1 Deposits and current accounts	13,166,537	34,666	25,389	59,322	171,586	390,725	326,053	548,122	—	—
- Banks	13,891	—	—	—	—	—	—	—	—	—
- Customers	13,152,646	34,666	25,389	59,322	171,586	390,725	326,053	548,122	—	—
B.2 Debt securities	25,214	5,685	478	350,402	79,281	447,037	1,373,780	4,384,729	1,087,217	160,000
B.3 Other liabilities	196,326	527,683	1,290	250	1,262	19,648	24,113	2,468,396	139,106	—

Off-balance-sheet transactions
C.1 Financial derivatives with exchange of principal
- Long positions	27	61,964	19,529	51,587	187,592	294,967	29,455	2,408	1,267	—
- Short positions	—	34,349	5,776	3,880	14,517	6,774	10,074	1,733	1,094	—
C.2 Financial derivatives without exchange of principal
- Long positions	2,596	86	—	1,256	1,704	10,108	10,041	—	—	—
- Short positions	33,502	—	—	—	31	725	2,007	—	—	—
C.3 Deposits and borrowings to be received
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.4 Irrevocable commitments to disburse funds
- Long positions	(314,118)	(591,290)	(279)	(3,381)	(48,796)	(24,311)	(47,538)	(639,924)	(277,977)	—
- Short positions	1,947,614	—	—	—	—	—	—	—	—	—
C.5 Financial guarantees given	11,981	—	—	1	—	—	624	119	6,367	—
C.6 Financial guarantees received	—	—	—	—	—	—	—	—	—	—
C.7 Credit derivatives with exchange of principal
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.8 Credit derivatives without exchange of principal
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—

1.	Time breakdown of financial assets and liabilities by contractual term to maturity

Currency: OTHER CURRENCIES

Items/time bands	On demand	1 to 7 days	7 to 15 days	15 days to 1 month	1 to 3 months	3 to 6 months	6 months to 1 year	1 to 5 years	over 5 years	Unspecified maturity
Balance-sheet assets	82,601	1,163	4,625	12,958	13,117	80,180	23,532	150,870	429,913	—
A.1 Government securities	—	—	—	—	—	—	—	—	—	—
A.2 Other debt securities	—	—	—	—	—	—	—	—	—	—
A.3 Units in UCITS	1,801	—	—	—	—	—	—	—	—	—
A.4 Financing	80,800	1,163	4,625	12,958	13,117	80,180	23,532	150,870	429,913	—
- Banks	28,854	860	—	—	—	—	—	—	—	—
- Customers	51,946	303	4,625	12,958	13,117	80,180	23,532	150,870	429,913	—

Balance-sheet liabilities	113,834	—	3,931	7,736	2,281	3,270	528	—	131,340	—

B.1 Deposits and current accounts	111,953	—	3,868	7,736	2,182	3,261	528	—	—	—
- Banks	80	—	3,062	6,124	—	—	—	—	—	—
- Customers	111,873	—	806	1,612	2,182	3,261	528	—	—	—
B.2 Debt securities	—	—	63	—	5	9	—	—	—	—
B.3 Other liabilities	1,881	—	—	—	94	—	—	—	131,340	—

Off-balance-sheet transactions
C.1 Financial derivatives with exchange of principal
- Long positions	—	14,786	5,852	3,930	14,330	5,478	7,420	—	—	—
- Short positions	27	60,624	19,846	51,895	191,148	281,204	26,985	—	—	—
C.2 Financial derivatives without exchange of principal
- Long positions	10	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.3 Deposits and financing receivable
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.4 Irrevocable commitments to disburse funds
- Long positions	—	(123)	—	—	—	—	—	—	—	—
- Short positions	123	—	—	—	—	—	—	—	—	—
C.5 Financial guarantees given	—	—	—	—	—	—	—	—	—	—
C.6 Financial guarantees received	—	—	—	—	—	—	—	—	—	—
C.7 Credit derivatives with exchange of principal
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—
C.8 Credit derivatives without exchange of principal
- Long positions	—	—	—	—	—	—	—	—	—	—
- Short positions	—	—	—	—	—	—	—	—	—	—

SELF-SECURITISATIONS

In 2015 the Carige Group carried out a self-securitisation transaction of commercial mortgages to SMEs through the special purpose vehicle Lanterna Finance S.r.l

The transaction was originated by Banca Carige S.p.A., Banca Carige Italia S.p.A., Banca del Monte di Lucca S.p.A. and the two banks absorbed into the Parent Company, Cassa di Risparmio di Savona S.p.A. and Cassa di Risparmio di Carrara S.p.A. and took place in two phases:

1)	On 23 October 2015 commercial loans were transferred to the special-purpose entity Lanterna Finance S.r.l. for a total amount of EUR 716,8 mln;

2)	On 2 December 2015 the special-purpose entity issued Senior class securities for an amount of EUR 385 mln and Junior class securities for EUR 331,8 mln. These securities were underwritten by the originator banks in proportion to the assets transferred, as shown in the table below:

Securities	Category Description:	Banks Carige	Banca Carige Italia	Banca del Monte di Lucca	Total
CLASS A	SENIOR	226.30	127.80	30.90	385.00
CLASS B	JUNIOR	194.90	110.10	26.80	331.80

Total		421.20	237.90	57.70	716.80

Figures in mln

In the transaction Banca Carige acted as Master Servicer and the other issuing banks as Servicers.

The Bnp Paribas group held the following positions: Account Bank, Cash Manager, Bondholder representative, calculation agency and paying agency.

The Transaction was structured by Unicredit AG.

The securities issued have the following characteristics:

Class	Amount EUR mln	Expected rating Moody’s/ DBRS (***)	Legal maturity	Spread on interpolated 3/6 month - Euribor
A	385.0	Aa2/AA	October 2065	Bps 120
B	331.8	No rating	October 2065	Bps 220

(***)	the rating was assigned by the specialist ratings agencies: Moody’s / DBRS; the ratings were assigned after due diligence by each agency. As a standard practice, the opinions will be revised annually on the basis of debt collection trends and deviation from the business plan.

The class A securities are listed on the Luxembourg stock exchange.

The transaction structure involved the establishment of a Cash Reserve of EUR 9.5 mln, on the date of issuance of the securities, with subordinated loans of an equal amount granted to the special purpose entity by the issuers.

The other originator banks transferred the class A securities issued by the special purpose entity to Banca Carige on a repurchase basis, which were used by the Parent Company for refinancing operations with the European Central Bank.

Disclosure on financial instruments the marketplace considers to be high-risk

The exposure to financial instruments that the market considers as ‘high-risk’ according to the definition in the Recommendation issued by the Financial Stability Forum on 7 April 2008, as later confirmed by joint document no. 2 issued by the Bank of Italy / CONSOB / ISVAP on 6 February 2009, amounts to EUR 4,000. The exposure relates to securities and derivatives arising from leveraged finance transactions for a book value of EUR 4 thousand, all of which feature a protected/guaranteed structure, subject to micro-hedging for specific risks or, in any case, redeemed at par at maturity;

LEVERAGED SECURITIES/DERIVATIVES (EUR/000)

	carrying amount	% share of total securities portfolio
Unhedged leveraged instruments:	4.0	0.00%
Credit	—	—
of which with repayment at par	—	—
Interest rate	4.0	0.00%
of which with repayment at par	4.0	0.00%
Hedged leveraged instruments:	—	—

Total	4.0	0.00%

As regards the exposure in sovereign debt instruments issued by countries in distress, the Carige Group only has marginal portfolio exposure to Greece.

1.4 BANKING GROUP - OPERATIONAL RISK

Qualitative Information

A. Operational risk: general information, operational processes and measurement methods

The Group is subject to the operational risk inherent to the typical activities carried out by the Group; this risk also consists in the risk of suffering losses deriving from internal or external fraud, inadequacy or incorrect functioning of company procedures, human resource or internal system errors or deficiencies, interruptions or malfunctioning of services or systems (including IT), errors or omissions when performing the offered services, or exogenous events. Operational risk also includes legal risk (for example, customer claims and risks connected with the distribution of products that do not comply with regulations governing the provision of banking , investment and insurance services, and sanctions deriving from regulatory violations as well as non-compliance with procedures relative to the identification, monitoring and management of risks), but not strategic or reputational risk.

The main sources of operating risk statistically include the instability of operating processes, poor IT security, increasing use of automation, outsourcing of company functions, use of a reduced number of suppliers, changes in strategy, fraud, errors, recruitment, training and retaining the loyalty of personnel, and finally, social and environmental impacts. It is not possible to identify a permanent prevalent source of operational risk: operational risk differs from credit and market risks because this type of risk is not taken on by Group as a result of strategic decisions, but is inherent to its operations.

In order to increase its control on these risks, the Banca Carige Group has created during the last quarter of 2014, on occasion of the organisational structure review of the Parent Company, the Operational Risk Management function within the Risk Management structure, which directly reports to the CEO. The Group also started a project aimed at implementing a framework for measuring, managing and monitoring operational risks in line with the best practices in the banking system.

During 2015, the processes of the framework of Operational Risk Management (ORM), approved by the Board of Directors of the Parent Company in July 2015, were defined, structured and regulated. Over the following months, the main process of the ORM framework were operationally initiated, ensuring compliance with minimum requirements (art. 320 Regulation No. 575/13, also known as “CRR”) for the adoption of the standardised method for quantifying capital requirements for operational risk, including the operational start-up of the Historical Data Collection (HDC) and Risk Self Assessment processes.

As regards the process of collection of operating losses – Historical data collection (HDC) – it is envisaged that during 2016 there will be a gradual migration from the previously in use method of centralised data collection to a decentralised collection as laid down in the ORM framework with the involvement of all organisational units and, in particular, the function-holders who were assigned a specific role (e.g. ORM coordinator, Risk Owners). Concerning the Risk Self Assessment (RSA) process, used to investigate the future level of risk perceived by the various Risk Owners identified in the project activities, it is reported that in December 2015 the first RSA campaign was implemented for operational and reputational risks, and will be completed within the first quarter of 2016.

As part of the ORM Framework appropriate links and synergies are planned to be established with reputational risk monitoring and management (see below: Reputational risks) and the aspects of IT Risk management monitored in the ICT field, in compliance with the provisions of the 15th update of Circular 285 of the Bank of Italy.

As part of ORM processes, the activities for preparing and populating the Italian Operating Loss Database (Database Italiano Perdite Operative—DIPO) established in 2003 by ABI, and which the Carige Group has supported since its establishment, are being suitably integrated.

For informational purposes only1, it should be noted that, in parallel to quantitative analysis, the Group is systematically analysing the processes using a self assessment approach in order to integrate the aspects of a quantitative nature with the analyses of a qualitative nature. The IT system of all Group companies is centralised in the Parent Company which, with regard to the risks connected with business disruption, has defined a Business Continuity and Disaster Recovery plan designed to identify the actions required to restore the Group’s business as usual in the event of a crisis situation. Furthermore, in light of the need to define standard criteria for process managing (mapping, archiving, use, etc.) and identify suitable methodological and IT solutions, the “Business Process Management” project is being continued and is undergoing continuous updates. In this respect, the Carige Group has adopted a methodological framework for the rationalization and standardization of the information available in the company and for the simplification of the mechanisms for the production and use of company regulations; therefore organisational guidelines and relevant models have been formulated with regard to the processes, risks and checks defined for each operational area of the company.

Quantitative Information

The impact, in terms of operating losses2 as at 31/12/2015 at consolidated level was EUR 18.0 mln.

Risks related to ongoing proceedings

To our knowledge, the Genoa Public Prosecutor’s Office is carrying out investigations within the framework of criminal proceedings no. 10688/2013 of the General Register of Crimes, in which the Bank’s former Chairman Giovanni Berneschi is indicted for the offences set out in articles 2622, paragraphs 3 and 4 (false corporate communications to the detriment of the company, shareholders or creditors) and 2637 (market manipulation) of the Italian Civil Code, as well as embezzlement under art. 646 of the Civil Code; the Bank is awaiting the outcome of the preliminary investigations by the Public Prosecutor.

To our knowledge, the facts involved in the charge were partly inferred from the findings identified by the Bank of Italy and Consob as a result of their inspections.

[1]	This activity is excluded from the scope of the project related to the definition and implementation of a framework for measuring and managing operational risks.
[2]	From this report, some improvements were made to the operating losses data-collection process, for example integrating information about the provisions to the risk fund.

As for the offences that constitute the presumed liability of the entity pursuant to Legislative Decree no. 231, being such offences attributed to a person in a senior position, the Bank was recorded in the roll of suspects due to the administrative offence resulting from a crime under article 25-ter of Legislative Decree no. 231 for false corporate communications to the detriment of the company, shareholders or creditors (art. 2622 of the Italian Civil Code) and for market manipulation (art. 2637 of the Italian Civil Code). The investigations focused, among other things, on the regularity of loan granting and the overall management of creditor relations as well as on the compliance of the internal organisational models for loan granting and management and the preparation of financial statements with the banking industry’s legislation. It should be noted that, regardless of any evaluation of the legitimacy of the charge levelled against the Bank, the risks resulting from the harshest sanction theoretically applicable to the Bank for the unlawful administrative acts contested are estimated not to exceed Euro 2 mln, with no prohibitory sanctions envisaged for said offences.

Apparently, for reasons of territorial jurisdiction, the case has been transferred to the Public Prosecutor’s office at the Court of Rome: currently the case has not been assigned to any magistrate in this office.

Other offences were also charged within the above mentioned criminal proceedings no. 10688/13, in particular criminal association aggravated by its transnational nature (under article 416 of the Italian Criminal Code and article 4 of Law no. 146/06), aggravated fraud (under articles 640 and 61 no. 11 of the Italian Criminal Code), embezzlement (under article 646 of the Italian Criminal Code), money laundering (under article 648-bis of the Italian Criminal Code), illegal transfer of funds aggravated by the transnational nature of the criminal association (under articles 12-quinquies of Law no. 356/1992 and 4 of Law no. 146/2006), in connection with which, to the Bank’s knowledge, precautionary measures (both preventive detention and seizure) were served, among others against the Bank’s former Chairman: all of the said crimes were written off and have converged into criminal proceeding no. 17008/14 again before the Genoa Public Prosecutor’s Office.

With regard to the latter proceeding, the Bank was expressly identified as the offended party, which will make it possible for the Bank to file a claim for compensation as part of the criminal trial case being instituted. The Public Prosecutor served the indictees a notification of the conclusion of investigations pursuant to art. 415-bis of the Italian Code of Criminal Procedure.

After the preliminary hearing, the case is now in the trial phase and is bound to last for a considerable time: the Bank is the civil claimant and monitors the progress of the case, awaiting the final phase before making its own conclusions.

It should also be noted that, to the Bank’s knowledge, under criminal proceedings no. 10688/2013 (general register of criminal offences), besides Centro Fiduciario C.F. S.p.A. pursuant to articles 25-ter and 25-octies of Legislative Decree no. 231, three seconded employees with management duties at the Centro Fiduciario were also investigated upon and sentenced to measures of precaution, both pre-trial detention and seizure, for the criminal offences of obstruction of public regulators pursuant to article 2638 of the Italian Civil Code, money-laundering pursuant to article 648-bis of the Italian Criminal Code and concurrence in income tax evasion under article 4 of Legislative Decree no. 74/2000; the continuation of business of the aforementioned company under court-ordered administration was resolved upon for a six-month period as of 17 July 2014 under article 13 para. 1, 2, 15 and 45, para. 3 of Legislative Decree no. 231; in this respect it is noted that the afore mentioned period of court-ordered administration came to a close on 17 January 2015 and the Centro Fiduciario has fully resumed its operations.

After the conclusion of the investigations, the preliminary hearing was set for 21 March 2016. Currently, Centro Fiduciario and the Bank are assessing the possible defence strategies for trial, including the definition of the position of Centro Fiduciario pursuant to art. 63 of Legislative Decree no. 231/01 (so-called plea-bargain). Should the latter option be chosen, the overall costs incurred by the Centro Fiduciario for the different charges (fines, claims for damages and earnings subject to confiscation) would total no more than EUR 650,000.00 against which the subsidiary has prudential provisions for EUR 620,000.00.

SECTION 2 - INSURANCE COMPANIES RISKS

This section is no longer filled in following the disposal by Banca Carige of its controlling interest in the insurance companies Carige Assicurazioni and Carige Vita Nuova.

SECTION 1 – CONSOLIDATED SHAREHOLDERS’ EQUITY

A. Qualitative Information

The new supervisory regulations Basel III defined by EU Regulation 575/2013 (CRR) came into force on 1/1/2014. These were implemented by the Bank of Italy in its Circular 285/2013 and subsequent updates based on which the Banca Carige Group adopts the measures required in order to maintain a suitable amount of capital in order to face the risks connected with its operations.

Notification has been received of the full satisfaction of the capital requirements that the ECB requested in its SREP Decision of 27/11/2015. In the decision letter, the ECB required the Banca Carige Group to comply with the minimum consolidated Common Equity Tier 1 Ratio (CET1 Ratio) of 11.25%, down from the previous 11.50% capital requirement notified in March 2015, which might be revised again in the light of a structural reduction in the NPL share of the Group’s total assets. In this respect, the Bank started the relevant preparatory measures in the last months of 2015.

B. Quantitative information

B.1 Consolidated shareholders’ equity: breakdown by type of company

Net equity items	Banking group	Insurance companies	Other companies	Netting-off and adjustments from consolidation	Total
Share capital	2,819,796	—	—	—	2,819,796
Share premium reserve	820,640	—	—	—	820,640
Reserves	(833,417)	—	—	—	(833,417)
Equity instruments	—	—	—	—	—
Treasury shares (-)	(15,572)	—	—	—	(15,572)
Valuation reserves	(198,111)	—	—	—	(198,111)
- Financial assets available for sale	(1,116)	—	—	—	(1,116)
- Property and equipment	—	—	—	—	—
- Intangible assets	—	—	—	—	—
- Hedges of foreign investments	—	—	—	—	—
- Cash flow hedges	(136,328)	—	—	—	(136,328)
- Exchange differences	—	—	—	—	—
Non-current assets classified as held for sale	—	—	—	—	—
- Actuarial gains (losses) on defined benefit plans	(61,875)	—	—	—	(61,875)
Share of valuation reserves of equity investments valued at equity	1,208	—	—	—	1,208
- Special revaluation laws	—	—	—	—	—
Profit (loss) for the year: Group and minority interests	(104,284)	—	—	—	(104,284)

Shareholders’ equity	2,489,052	—	—	—	2,489,052

B.2 Valuation reserves of financial assets available for sale: breakdown

		Banking group		Insurance companies		Other companies		Netting-off and adjustments from consolidation		Total
Asset / Amount		Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve	Positive reserve	Negative reserve
1. Debt securities		405	(7,369)	—	—	—	—	—	—	405	(7,369)
2. Equity instruments		5,849	—	—	—	—	—	—	—	5,849	—
3. Units in UCITS		185	(186)	—	—	—	—	—	—	185	(186)
4. Loans		—	—	—	—	—	—	—	—	—	—

Total	31/12/2015	6,439	(7,555)	—	—	—	—	—	—	6,439	(7,555)

Total	31/12/2014	6,887	(6,752)	—	—	—	—	—	—	6,887	(6,752)

B.3 Valuation reserves of financial assets available for sale: annual changes

	Debt securities	Equity instruments	Units in UCITS	Loans
1. Opening balance	(552)	87	600	—

2. Increases	13,831	5,763	269	—
2.1 Increases in fair value	7,157	5,615	173	—
2.2 Reversal to profit and loss of negative reserves	6,609	42	96	—
- from impairment	—	42	96	—
- from disposal	6,609	—	—	—
2.3 Other increases	65	106	—	—

3. Decreases	20,243	1	870	—
3.1 Decreases in fair value	8,372	—	231	—
3.2 Impairment losses	—	—	18	—
3.3 Reversal to profit and loss of positive reserves: following disposal	6,097	1	621	—
3.4 Other decreases	5,774	—	—	—

4. Closing balance	(6,964)	5,849	(1)	—

B.4 Valuation reserves relating to defined benefit plans: annual changes

	Banking group	Insurance companies	Other companies	Total
Opening balance	(102,318)	—	—	(102,318)
Increase due to reversal to retained earnings	34,737	—	—	34,737
Other changes	5,706	—	—	5,706
Closing balance	(61,875)	—	—	(61,875)

SECTION 2 – OWN FUNDS AND REGULATORY RATIOS

2.1 The regulatory framework—scope of application

The Company’s own funds were determined on the basis of the new harmonised legislation for banks and investment entities included in EU Regulation no. 575/2013, (CRR), and EU Directive 36/2013 (CRD4) which transpose the standards defined by the Basel Committee on banking supervision in the European Union. The provisions issued by the Bank of Italy with circulars Nos. 285/2013 and 286/2013 and their relative updates were also taken into account with specific reference to the right to exercise national discretion.

Following the disposal of the insurance companies in 2015 the scope of consolidation used to prepare the annual report remains unchanged from the scope of consolidation used for supervisory purposes.

No restrictions or hindrances exist to the transfer of assets among Group companies.

2.2 Own funds

A. Qualitative Information

It should be noted that, under the transitional arrangements for own funds (see Second Part, Chapter 14, Section II, of Circular letter no. 285), banks are entitled to keep a prudential filter on unrealized gains and losses arising from exposures to central governments and classified as “Assets available for sale “, until the adoption of IFRS 9 in Europe , which will supersede IAS 39 on financial instruments (see Section II, par. 2, last line).

This option was exercised by the Group within the set terms through a communication which was sent to the Bank of Italy.

1. Common Equity Tier 1– CET 1

Common Equity Tier 1, prior to the application of prudential filters, consists of the following positive or negative elements:

•	Share capital

•	share premium reserve

•	reserves net of negative reserve

•	treasury shares in the securities portfolio

•	Loss for the period

•	other accumulated items in the Income Statement

•	minority interests

The prudential filters of CET 1 consist of the following elements:

•	cash flow hedges

•	gains or losses from own liabilities evaluated at fair value due to credit rating

•	fair value gains or losses arising from its own credit risk correlated to derivative liabilities

•	regulatory value adjustments

The deductions from CET 1 consist of:

•	goodwill

•	other intangible assets

•	deferred tax assets that are based on future income and that do not derive from temporary differences net of related tax liabilities

•	deductions with a 10% threshold consisting of a) differed tax assets that are based on future income and that emerge from among the temporary differences b) significant investments in CET 1 instruments from other entities in the financial sector. This deduction is no longer included in the calculation of own funds as at 31/12/2015 following the transfer of the insurance companies and the increase in the threshold following the capital increase completed during the financial year.

•	deductions with a 17.65% threshold (the 15% threshold resulting from the transitory arrangements applies until 2017) with reference to the sum of the elements indicated in the previous section lower than the 10% threshold. This deduction is also no longer included in the calculation of own funds as at 31/12/2015 following the transfer of the insurance companies and the increase in the threshold following the capital increase completed during the financial year.

•	Other negative elements

The impacts on CET 1 resulting from the transitional arrangements are added to the elements listed above.

2. Additional Tier 1 capital (AT1)

Additional Tier 1 capital consists of:

•	Paid-in capital (savings shares)

•	Share premium on savings shares

•	AT1 instruments subject to transitional provisions (grandfathering)

•	Impacts on AT1 due to the transitional arrangements

The AT1 capital tool subject to the transitional provisions has the following characteristics:

•	Nominal value issued: EUR 160,000,000 divided into bonds with a unit par value of EUR 50,000; amounts qualifying for inclusion in AT1 capital EUR 112 mln, and T2 capital EUR 48 mln.

•	rate: 8.338% p.a. until 4 December 2018, then at the 3-month Euribor rate plus 550 b.p.s. unless the early redemption option is exercised;

•	maturity: irredeemable securities with maturity no later than that of the Bank (currently 31 December 2050); redemption of the bond loan must receive prior approval by the Supervisory Authority;

•	subordination clause: in the event of winding up of the Bank,, the bondholders—with priority over the shareholders—shall be subordinated to all other creditors. Interest payouts must be suspended if the Bank’s capital ratio falls below the minimum regulatory requirement as a result of losses for the year and the if the Bank has not paid dividends to shareholders. Interest is not cumulative: if unpaid the right to interest payout is permanently lost. On 12/11/2015, following t the ECB’ decision on dividend distribution restrictions of 10 March 2015, the Parent Company announced that under Condition 5(b) of the Regulation for these securities, Banca Carige had not paid any interest on these bonds as at the date of interest payout (04 December 2015) so the right of holders to receive dividend payment was entirely and irrevocably cancelled and waived;

•	Special clauses: early redemption option in favour of the issuer from 4 December 2018.

AT1 also includes the portion of interest belonging to third parties that can be calculated as a result of transitional provisions

3) Tier 2 capital (T2)

Tier 2 capital consists of:

•	Own T2 instruments

•	T2 instruments subject to transitional provisions (grandfathering)

•	Impacts on T2 due to the transitional arrangements

AT2 also includes the portion of third-party interest eligible for inclusion as a result of transitional provisions

The instruments qualifying for inclusion in T2 capital are represented by the following subordinated loans:

1) Upper Tier II subordinated bond loan issued by the Bank, with the following characteristics:

•	Nominal value issued: EUR 150,000,000 divided into bonds with a unit par value of EUR 50,000, outstanding securities as at 31.12.2015 for a nominal amount of EUR 135,000,000 and an amount qualifying for inclusion in T2 capital EUR 80,926,027

•	Rate: 7% p.a. for the first coupon payable on 29 March 2009; subsequently, at a gross annual rate equal to the 3-month Euribor plus 200 basis points (2%) spread.

•	Maturity: 29/12/2018;

•	subordination clause: in the event of winding-up, bondholders will be repaid after all other creditors of the Bank not equally subordinated. If losses for the period result in a reduction of paid-up share capital and reserves to below the minimum regulatory capital requirement for authorised banking activity, amounts relating to capital and accrued interest can be used to offset losses. If operating performance proves negative, the right to payouts may be suspended;

•	Bond redemption shall be possible only with prior authorisation from the Bank of Italy.

2) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 100,000,000 divided into bonds with a unit par value of EUR 50,000. Outstanding residual value as at 31/12/2015: EUR 100,000,000; amount qualifying for inclusion in T2 capital EUR 9,906,951;

•	rate: 6.14% p.a. nominal;

•	Maturity: 29/06/2016;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with priority over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

3) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 20,000,000 divided into bonds with a unit par value of EUR 50,000. Outstanding residual value as at 31/12/2015: EUR 20,000,000, and an amount qualifying for inclusion in T2 capital EUR 5,991,238;

•	Rate: 5.70% p.a. nominal;

•	Maturity: 30/06/2017;

•	Subordination clause: in the event of winding-up of Banca Carige, bondholders—with priority over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors;

4) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 50,000,000 divided into bonds with a unit par value of EUR 50,000. Outstanding residual value as at 31/12/2015: EUR 50,000,000; amount qualifying for inclusion in T2 capital EUR 47,267,048;

•	Rate: 5.70% p.a. nominal;

•	Maturity: 17.09.2020;

•	subordination clause: in the event of winding-up of Banca Carige, bondholders—with priority over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

5) Lower Tier II subordinated bond loan with the following characteristics:

•	Nominal value issued: EUR 200,000,000 divided into bonds with a unit par value of EUR 50,000. Outstanding residual value as at 31/12/2015: EUR 200,000,000, and an amount qualifying for inclusion in T2 capital EUR 198,795,840;

•	Rate: 7.321% p.a. nominal;

•	Maturity: 20.12.2020;

•	subordination clause: in the event of winding-up of Banca Carige, bondholders—with priority over shareholders, holders of innovative capital instruments and holders of hybrid capitalisation instruments—will be subordinated to all other creditors.

The Tier 2 Capital instrument subject to transitional provisions (grandfathering) has the following characteristics:

•	Nominal value issued: EUR 500,000,000 divided into bonds with a unit par value of EUR 1,000, outstanding securities as at 31.12.2015 for a nominal amount of EUR 323,036,000 and an amount qualifying for inclusion in T2 capital EUR 28,128,545;

•	Rate: 3-month Euribor + 42 b.p.s.; as of June 2011, 3-month Euribor + 102 b.p.s.;

•	maturity: 07.06.2016;

•	special clauses: early redemption option in favour of the issuer as of June 2011

•	subordination clause: in the event of voluntary or compulsory winding-up, bondholders will be reimbursed after all other Bank creditors not equally subordinated.

It should be noted that T2 grandfathering also includes EUR 48 mln from the AT1 instrument that does not qualify for inclusion in additional Tier 1 capital.

B. Quantitative information

	Total	Total
	31/12/2015	31/12/2014
A. Common Equity Tier 1 (CET1) prior to the application of prudential filters	2,467,413	1,783,207

o.w. CET1 instruments subject to grandfathering/transitional adjustments	11,871	18,475
B. CET1 prudential filters (+/-)	97,378	115,405
C. CET1 gross of deductions and effects from transitional adjustments (A+/-B)	2,564,791	1,898,612
D. Items to be deducted from CET1	(229,900)	(493,112)
E. Transitional adjustments – Effect on CET1 (+/-), including minority interests subject to transitional adjustments	100,217	318,103

F. Total Common Equity Tier 1 capital (CET1) (C-D+/-E)	2,435,108	1,723,603

G. Additional Tier 1 Capital (AT1) gross of deductions and effects from transitional adjustments	112,111	128,739

o.w. AT1 instruments subject to grandfathering/transitional adjustments	112,000	128,000
H. Items to be deducted from AT1	—	—
I. Transitional adjustments – Effect on AT1 (+/-), including qualifying instruments issued by subsidiaries and computable in AT1 due to transitional adjustments	1,272	(68,910)
L. Total Additional Tier 1 capital (AT1) (G-H+/-I)	113,383	59,829

M. Tier 2 Capital (T2) gross of deductions and effects from transitional adjustments	419,016	585,148

o.w. T2 instruments subject to grandfathering/transitional adjustments	76,129	175,404

N. Items to be deducted from T2	—	—

O. Transitional adjustments – Effect on T2 (+/-), including qualifying instruments issued by subsidiaries and computable in T2 due to transitional adjustments	2,733	(67,237)

P. Total Tier 2Capital (T2) (M-N+/-O)	421,749	517,911

Q. Total own funds (F+L+P)	2,970,240	2,301,343

Capital losses sterilised on debt securities issued by central governments of member countries of the European Union, included in the “Available-for-sale assets” portfolio, amounted to EUR 6.9 mln. If the option had not been considered, CET 1 would have decreased by EUR 2.8 mln, AT1 by EUR 4.1 mln, T2 would have been essentially unvaried; therefore the overall positive impact on own funds due to this option amounts to EUR 6.9 mln.

2.3 Capital adequacy

A. Qualitative Information

As part of its risk management policies, the Parent Company periodically monitors all risk profiles of its assets as against its capital base. The purpose of the analysis is to check compliance with the capital ratios (total capital ratio, tier one ratio, common equity ratio) both in a current and forward-looking perspective and to prevent possible tensions on unencumbered assets available (capital surplus over minimum requirements to cover risks). The Parent Company’s monitoring activity is carried out both from a supervisory point of view and to comply with the RAF (Risk Appetite Framework) indicators approved by the Board of Directors of the Parent Company, which was used to define the target risk/return profile the Group intends to pursue in compliance with its business model and business plan.

B. Quantitative Information

Categories/Values	Unweighed amounts		Weighted amounts/ requirements
	31/12/2015	31/12/2014	31/12/2015	31/12/2014
A. RISK ASSETS
A.1 Credit and counterparty risk	32,473,364	33,601,274	18,759,682	18,920,409
1. Standardised	32,463,437	33,585,628	18,757,697	18,909,459
2. Internal rating-based (IRB) approach (1)
2.1.Foundation
2.2 Advanced
3. Securitisations	9,927	15,646	1,985	10,950

B. REGULATORY CAPITAL REQUIREMENTS
B.1 Credit and counterparty risk			1,500,775	1,513,633
B.2 Credit valuation adjustment risk			570	1,785
B.3 Settlement risk
B.4 Market risk			849	1,866
1. Standardised			849	1,866
2. Internal models
3. Concentration risk
B.5 Operational risk			95,933	120,611
1. Foundation approach				120,611
2. Standardised			95,933
3. Advanced
B.6 Other calculation elements
B.7 Total prudential requirements (2)			1,598,127	1,637,895

C. RISK ASSETS AND REGULATORY CAPITAL RATIOS
C.1 Risk-weighted assets			19,976,587	20,473,688
C.2 Common Equity Tier 1 capital /Risk Weighted Assets (CET1 capital ratio)			12.2%	8.4%
C.3 Tier 1 capital/Risk Weighted Assets (Tier 1 capital ratio)			12.8%	8.7%
C.4 Total Own Funds/Risk Weighted Assets (Total capital ratio)			14.9%	11.2%

(1)	Exposures in equity instruments are included.
(2)	Basel 3 regulations do not provide for a 25% discount on capital requirements for banks belonging to banking groups.

Capital ratios as at 31 December 2015 were significantly higher than the minimum requirements set out by prevailing regulations:

•	Common Equity Tier 1 ratio (“CET1 ratio”): the ratio was 12.2% with respect to a minimum level of 7% (4.5% + Capital Conservation Buffer: “CCB” of 2.5%);

•	Tier 1 ratio: the ratio was 12.8% with respect to a minimum level of 8.5% (6% + 2.5% of CCB);

•	Total Capital Ratio: the ratio was 14.9% with respect to a minimum level of 10.5% (8% + 2.5% of CCB).

For completeness of disclosure, it is pointed out that EU Regulation no.1024 of 15 October 2013 confers specific tasks on the European Central Bank to impose higher additional own funds on supervised entities than the minimum capital requirements set by the prevailing legislation.

As stated above, in its SREP decision of 20/11/2015, the ECB required the Banca Carige Group to maintain a minimum consolidated Common Equity Tier 1 Ratio (CET1 Ratio) of 11.25%, down from the previous 11.50% requirement notified in March 2015, which might be revised again in the light of a structural reduction in the NPL share of the Group’s total assets. In this respect, the Bank started the relevant preparatory measures in the last months of 2015.

SECTION 3 – INSURANCE CAPITAL AND REGULATORY RATIOS

This section is no longer filled in following the disposal by Banca Carige of its controlling interest in the insurance companies Carige Assicurazioni and Carige Vita Nuova.

SECTION 4 – CAPITAL ADEQUACY OF THE FINANCIAL CONGLOMERATE

Through their press release of 5 August 2015, the Bank of Italy, IVASS and Consob jointly declared that the Carige Group was cancelled from the list of financial conglomerates following the disposal by Banca Carige of its controlling interest in the insurance companies Carige Assicurazioni and Carige Vita Nuova.

SECTION 1 – TRANSACTIONS PERFORMED DURING THE YEAR

1.1. Business combinations

During the year, no business combinations, as regulated by IFRS 3, paras 59.a, 60 and 63 were carried out.

Conventionally, this section includes business combinations between entities under common control.

It should be noted that, following the approval of the Board of Directors on 27 October 2015 of the respective plans for merger, the companies Cassa di Risparmio di Savona S.p.A., Cassa di Risparmio di Carrara S.p.A., Columbus Carige Immobiliare S.p.A. and Immobiliare Carisa S.r.l., were merged by absorption into Banca Carige S.p.A. with accounting and tax effect backdated to 1/1/2015. The merger had no effect on either shareholders’ equity or consolidated results.

SECTION 2 – TRANSACTIONS PERFORMED AFTER THE END OF THE REPORTING PERIOD

2.1. Business combinations

No business combinations were performed after the end of the reporting period.

SECTION 3 – RETROSPECTIVE ADJUSTMENTS

No retrospective adjustments were made after the end of financial year 2015.

This section contains information regarding related parties as required by IAS 24 “Related Party Disclosures” and Consob regulations.

This section also supplies information on major transactions excluded from the application of procedures set out pursuant to Consob notice no. 17221 of 12 March 2010, in accordance with the provisions set forth by the regulation on transactions with related parties adopted by the Board of Directors of Banca Carige.

1. Information on compensation of Key Management Personnel

1.1 Information on compensation paid to directors, statutory auditors and executives with strategic responsibilities.

31/12/2015
Remuneration for Directors	5,230
Remuneration for Auditors (**)	764
Remuneration for executives with strategic responsibility	1,978

Total	7,972

(*)	Payments net of VAT and social security contributions for the industry.

The amounts indicated refer to compensation paid to directors, statutory auditors and executives with strategic responsibilities of both the Parent Company and other Group companies.

It should be noted that compensation paid to directors also includes the cost of EUR 177 thousand incurred for share-based payment agreements. In this respect, the fair value of shares assigned to the CEO on 4 May 2015 was EUR 474 thousand.

2. Information on related-party transactions

2.1 Relations with shareholders exercising significant influence and investees

RELATIONS WITH SHAREHOLDERS EXERCISING SIGNIFICANT INFLUENCE AND INVESTEES (1) (EUR/000)

	Assets	Liabilities	Guarantees and commitments	Income	Expenses	Dividends (2)
Carige shareholders exercising significant influence	—	—	—	—	—
Companies subject to significant influence	—	6,809	51	21	120

TOTAL	—	6,809	51	21	120	—

(1)	Relations with subsidiaries included in the scope of consolidation were not taken into account.
(2)	Dividends collected by companies subject to significant influence netted off in the consolidation process are not shown and Banca Carige did not distribute dividends in 2015.

2.2 Relations with other related parties

RELATIONS WITH OTHER RELATED PARTIES (EUR/000)

Assets	Liabilities	Guarantees and commitments	Income	Expenses	Purchase of assets and services	Insurance premiums	insurance indemnities and redemptions
4,118	1,796	—	71	10	—	—	—
4,118	1,796	—	71	10	—	—	—

Other related parties include:

a)	“executives with strategic responsibility for the entity”.

This refers to those who have the power and responsibility, directly or indirectly, for the management and control of the Bank’s activities, including Directors, Statutory Auditors, the Chief Executive Officer and key Managers.

b)	“close relatives of one of the parties referred to under item a) above”

This refers to persons who are expected to influence, or be influenced by, the interested party in their relations with the Bank and therefore, by way of example, may include the cohabitant partner and dependents of the interested party or cohabitant partner.

c)	“parties controlled by, jointly controlled by or subject to the significant influence of one of the parties referred to under the points a) and b) above or in which such parties hold significant direct or indirect voting rights”.

% SHARE OF TRANSACTIONS WITH RELATED PARTIES AS AT 31/12/2015 (EUR/000)

	Amount of transactions with related parties	Amount of financial statement item	% share
Assets
Item 70 - Loans to customers	4,118	21,472,616	0.0%
Other assets	—	8,883,385	0.0%
Liabilities
Item 20 - Due to customers	8,605	15,536,566	0.1%
Other liabilities (1)	—	12,273,239	0.0%
Income statement
Item 10 - Interest income	68	681,703	0.0%
Item 20 - Interest expense	(130)	(347,271)	0.0%
Other positive items in the income statement	24	581,693	0.0%
Other negative items in the income statement (2)	—	(1,045,520)	0.0%

(1)	The % share is calculated on ‘other liabilities’, except for those referring to the shareholders’ equity.
(2)	The % share is calculated on ‘other negative items’, except for value adjustments on goodwill, taxes and profit attributable to minority interests.

2.3 Major transactions

Below is a list of major transactions occurring during the financial year, all falling under the assumption of exemption from the decision-making process laid down in the Regulation for related parties and connected persons:

•	the transfer to Carige Covered Bond S.r.l. of a maximum amount of EUR 700 mln in additional eligible assets, pursuant to Decree no. 310 of 14/6/2006 by the Ministry for the Economy and Finance, consisting in residential and/or commercial mortgage loans originated or renegotiated by CARIGES.p.A., BANCA CARIGE ITALIA S.p.A., Cassa di Risparmio di Savona S.p.A., Banca del Monte di Lucca S.p.A. and Cassa di Risparmio di Carrara S.p.A.;

•	the transfer to Carige Covered Bond S.r.l. of a maximum amount of EUR 500 mln in additional eligible assets, pursuant to Decree no. 310 of 14/12/2006 by the Ministry for the Economy and Finance, consisting in residential and/or commercial mortgage loans originated or renegotiated by CARIGE S.p.A.,BANCA CARIGE ITALIA S.p.A. and Banca del Monte di Lucca S.p.A

A. Qualitative Information

1. Description of share-based payment agreements

The Remuneration Policies of the CARIGE Group for 2015, last approved by the Ordinary Shareholders’ Meeting of the Parent Company, Banca Carige S.p.A., on 23 April 2015, define the structure of the variable component for the different personnel categories of the Group Banks, providing for the use of short-term incentives (IBT, incentivazione a breve termine) for the Banca Carige S.p.a. Group Identified Staff, paid in part up-front and in part deferred on a pro-rata basis (3 yearly instalments) in cash and financial instruments (shares and/or other instruments linked to the value of shares).

During 2015, without prejudice to individual agreements (see below) no groupwide incentive scheme was established and therefore no financial instruments (shares and/or other instruments linked to the value of the Parent Company shares) were assigned during the year to any potential recipient of the aforementioned scheme.

Under the Remuneration Policies of the Carige Group, an IBT deferral system based on beneficiaries’ managerial levels (Top Management and Central Risk Takers) was also envisaged that provided for the deferral of 20% of the bonus through the assignment of Performance Units subject to a 2 year lock up period.

Entitlement to payout, under condition of a positive performance, was conditional upon the:

•	employee remaining employed by the Company;

•	financial strength and income efficiency of the Bank and the Group.

Concerning the individual contract of the CEO, whose acceptance of office and powers ran from 5/11/2013, as part of the review of individual contracts in 2015, in conformity with the Supervisory Provisions of the Bank of Italy (Circ. 285/2013 of 17/12/2013 – 7th update of 18 November 2014 – Chapter 2 “Remuneration and Incentive Policies and Practices”), objectives aligned with the Business Plan were also defined, the achievement of which would have led to the payment of a variable portion of compensation, paid partly in cash and partly in financial instruments, in compliance and consistently with the “access barriers” set for staff bonuses in the Remuneration Policies in force at any given time.

Without prejudice to the inherent positive performance and the above mentioned conditions, the fair value of the financial liabilities associated with the Performance Units is determined by estimating their total number - on the basis of variables as specified in the Remuneration Policy - and applying the ordinary pricing model to the options on equity instruments.

Concerning the plan for 2015, it is reported that:

•	following non -compliance with the conditions of income performance, the remaining IBT deferred shares payable for 2012 (which were possibly due in November 2015, via the conversion of performance units into cash according to the rules of previous policies), were not paid out;

•	non-compliance with the conditions of income-related performance indicators, concerning the “access barriers” for staff bonuses, laid down in the Remuneration Policies for 2015, did not allow for payment of the bonus, partly spot and partly deferred either in cash or in financial instruments (performance units), envisaged in the individual contract of the CEO.

2. Description of equity-settled share-based payment agreements

Referring to the CEO, a one-off incentive was agreed for the acceptance of the office and powers, equal to a total number of 2,814,250 ordinary shares of Banca CARIGE, to be paid in two tranches in 2014 and 2015, if - on those dates - the CEO is still holding the office and powers assigned. For each ordinary share, the unit was assigned. Half of the units were converted into ordinary shares in 2014 and half were converted into ordinary shares of which the CEO became the holder on 4 May 2015 (for a total of 1,407,129 shares + 1,407,129 shares/25*93= 6,641,649 shares, taking account of the diluting effect of the capital increase that took place in 2014).

This case concerns transactions with employees and third parties who provide similar services, for which the indirect measurement of fair value applies, making reference to the fair value of the equity instruments assigned. In that case, the fair value of the equity instruments (ordinary Banca CARIGE shares) was determined on the date of assignment of the instruments i.e. upon acceptance of office and powers “grant date”).

B. Quantitative Information

1. Annual changes linked to cash-settled share-based payment agreements

		Total (2015)				Total (2014)
Items/Number of options and exercise prices		Number of options	Average exercise price	Average maturity		Number of options	Average exercise price	Average maturity
A.	Opening balance	2,087,292	0.4431	Mar-17		11,195,637	0.4425	Nov-16
B.	Increases
B1.	New issues
B2.	Other changes
C.	Decreases
C1.	Forfeited	2,087,292	0.1078	Dec-16	—	7,136,145	0.1743	Mar-16
C2.	Exercised
C3.	Expired
C4.	Other changes					1,972,201	0.4431	Apr-17
D.	Closing balance	—	—	—	—	2,087,292	0.4431	Mar-17
E.	Options exercisable at year-end

2. Annual changes linked to equity-settled share-based payment agreements

		Total (2015)				Total (2014)
Items/Number of options and exercise prices		Number of options	Average exercise price	Average maturity		Number of options	Average exercise price	Average maturity
A.	Opening balance	6,641,649	0.2146	Apr-15		2,814,258	0.5665	Oct-14
B.	Increases
B1.	New issues
B2.	Other changes					5,234,520	0.1200	Apr-15
C.	Decreases
C1.	Forfeited
C2.	Exercised	6,641,649	0.0713	Apr-15	—	1,407,129	0.576	Apr-14
C3.	Expired
C4.	Other changes
C5.	Other changes
D.	Closing balance	—	—	—		6,641,649	0.2146	Apr-15
E.	Options exercisable at year-end

3. Other information

The remaining deferred shares of the IBT, for which the requirements for activating the right to payment were not met, were cancelled.

Non-compliance with the conditions of the income-related performance indicators, concerning the “access barriers” for staff bonuses laid down in the Remuneration Policies for 2015, did not allow for payment of the bonus envisaged in the individual contract of the CEO.

The Performance Units were therefore cancelled (recalculated following the contract review and the remodulation of the target incentive). The income statement therefore includes a reversal of EUR 524,791 of which EUR 222,664 in reversals linked to payments in Performance units.

Lastly, in relation to the one-off incentive for the acceptance of office and powers by the Chief Executive Officer, given that equity instruments accrue over specific vesting periods in which the services are rendered, the expense is recognised in profit or loss over the vesting period, while services are rendered, with a corresponding increase in equity. On the basis of the above, personnel expenses in the amount of EUR 177,142 were accounted for as at 31/12/2015.

The Carige Group’s business model is developed and analysed according to a geographical approach which mirrors the corporate setup of the Group, broken down into the regional retail banks of the ‘Liguria’ and ‘Outside Liguria’ market areas.

In accordance with the management approach defined by IFRS 8, the bank opted for the geographical approach as a model of reference for segment reporting,

which, adjusted in line with the statutory structure, breaks down the results and the activities into the following operating segments:

•	“Liguria”: customers operating with branches of the Parent Company, primarily located in this region. This operating segment also includes the Centro Fiduciario;

•	“Outside Liguria”: includes Banca Carige Italia, in addition to the results of subsidiary banks located in the geographical areas outside Liguria (Banca del Monte di Lucca and Banca Cesare Ponti);

•	“Other operating segments”: include the other Group companies that perform financial and other business-related activities;

•	“Cancellations”: residual segment expressly set out by regulations for reporting cancellations of intra-group entries.

In 2015, the geographical operating segments reported the following operating results:

•	the Liguria network’s net interest and other banking income totalled EUR 366.1 mln (53.4% of the Group’s total), net income from banking and insurance amounted to EUR 135.6 mln (37.3% of the Group’s total) and operating expenses came to EUR 364.7 mln (58.7% of the Group’s total). These values are reflected in a loss from continuing operations of EUR 229.1 mln and a cost/income ratio of 99.6% (90.6% for the Carige Group). With regard to volumes, loans to customers stood at EUR 12,554 mln (58.5% of the Group’s total), loans to customers totalled EUR 8,620 mln (55.5% of the Group’s total); debt securities in issue and financial liabilities designated at fair value through profit and loss amounted to EUR 2,015 mln; indirect funding amounted to EUR 14,575 mln. Overall funding totalled EUR 25,210 mln and accounts for 55.7% of the Group’s total.

•	the ’Outside Liguria’ network’s net interest and other banking income totalled EUR 348.5 mln (50.8% of the Group’s total), income from banking and insurance activities amounted to EUR 227.9 mln and operating expenses came to EUR 262.3 mln (42.2% of the Group’s total): these figures are expressive of a loss from continuing operations of EUR 34.4 mln. The cost/income ratio stood at 75.3% (90.6% for the Carige Group). From a funding/lending volumes standpoint, loans to customers amounted to EUR 8,696 mln, due to customers totalled EUR 6,506 mln, debt securities in issue amounted to EUR 3,570 mln and indirect funding amounted to EUR 8,432 mln (38.6% of the Group’s total). Overall funding totalled EUR 18,507 mln and accounts for 40.9% of the Group’s total.

Geographic Areas of business                (EUR/000)

	Liguria	Outside Liguria	Other operating segments	Cancellations	TOTAL
Net interest and other banking income
12 months 2015	366.101	348.471	-75	-28.693	685.803
12 months 2014 (1)	384.214	411.536	452	-26.842	769.360

Net income from banking and insurance activities (2)
12 months 2015	135.636	227.939	-75	156	363.655
12 months 2014 (1)	-441.963	201.645	452	323.685	83.819

Operating expenses
12 months 2015	-364.728	-262.317	-73	5.707	-621.410
12 months 2014 (1)	-365.334	-273.420	-52	7.770	-631.036

Profit (loss) from continuing operations
12 months 2015	-229.092	-34.378	-148	5.863	-257.755
12 months 2014 (1)	-807.298	-71.774	400	331.455	-547.217

Cost income (%)
12 months 2015	99,6	75,3	-96,7		90,6
12 months 2014 (1)	95,1	66,4	11,5		82,0

Loans to customers
31/12/2015	12.554.331	8.695.592	1.077.384	-854.691	21.472.616
31/12/2014	11.606.297	8.921.888	3.699.294	-544.648	23.682.831

Due to customers (a)
31/12/2015	8.619.789	6.505.904	527.683	-116.810	15.536.566
31/12/2014	8.213.311	7.104.619	2.395.867	-380.811	17.332.987

Securities issued and financial liabilities designated at fair value through profit and loss (b)
31/12/2015	2.014.545	3.569.922	4.737.772	-2.437.017	7.885.222
31/12/2014	3.137.744	4.876.634	4.867.144	-3.794.909	9.086.614

Other financial assets (c)
31/12/2015	14.575.236	8.431.588	0	-1.152.121	21.854.703
31/12/2014	14.201.794	8.722.566	0	-2.006.219	20.918.141

Overall funding (d= a+b+c)
31/12/2015	25.209.571	18.507.413	5.265.455	-3.705.949	45.276.491
31/12/2014	25.552.850	20.703.820	7.263.012	-6.181.939	47.337.742

(1)	Comparative figures reflect, with respect to those published, the effects from the application of IFRS 5 “Non-current assets held for sale and discontinued operations” and a better definition of operating segments.

(2)	Including gains (losses) on equity investments, disposal of investments and impairment of goodwill.

Geographic areas of business                (% of total)

	Liguria	Outside Liguria	Other operating segments	Cancellations	TOTAL
Net interest and other banking income
12 months 2015	53,4	50,8	-0,0	-4,2	100,0
12 months 2014 (1)	49,9	53,5	0,1	-3,5	100,0

Net income from banking and insurance activities (2)
12 months 2015	37,3	62,7	-0,0	0,0	100,0
12 months 2014 (1)	-527,3	240,6	0,5	386,2	100,0

Operating expenses
12 months 2015	58,7	42,2	0,0	-0,9	100,0
12 months 2014 (1)	57,9	43,3	0,0	-1,2	100,0

Profit (loss) from continuing operations
12 months 2015	88,9	13,3	0,1	-2,3	100,0
12 months 2014 (1)	147,5	13,1	-0,1	-60,6	100,0

Loans to customers
31/12/2015	58,5	40,5	5,0	-4,0	100,0
31/12/2014	49,0	37,7	15,6	-2,3	100,0

Due to customers (a)
31/12/2015	55,5	41,9	3,4	-0,8	100,0
31/12/2014	47,4	41,0	13,8	-2,2	100,0

Securities issued and financial liabilities designated at fair value through profit and loss (b)
31/12/2015	25,5	45,3	60,1	-30,9	100,0
31/12/2014	34,5	53,7	53,6	-41,8	100,0

Other financial assets (c)
31/12/2015	66,7	38,6	0,0	-5,3	100,0
31/12/2014	67,9	41,7	0,0	-9,6	100,0

Overall funding (d= a+b+c)
31/12/2015	55,7	40,9	11,6	-8,2	100,0
31/12/2014	54,0	43,7	15,3	-13,1	100,0

(1)	Comparative figures reflect, with respect to those published, the effects from the application of IFRS 5 “Non-current assets held for sale and discontinued operations” and a better definition of operating segments.

(2)	Including gains (losses) on equity investments, disposal of investments and impairment of goodwill.

Certification of the consolidated financial statements pursuant to art. 81-ter of Consob Regulation no. 11971 of 14 May 1999 and

subsequent amendments and additions

1.	The undersigned Piero Luigi Montani, in his capacity as Managing Director, and Luca Caviglia, in his capacity as Manager responsible for preparing the Company’s financial reports, of Banca CARIGE S.p.A., certify, taking also into consideration Article 154-bis, paragraphs 3 and 4, of the Italian Legislative Decree no. 58 of 24 February 1998:

•	the adequacy in relation to the Company’s features and

•	the actual application, of the administrative and accounting procedures put in place for preparing the consolidated financial statements during the year 2015.

2.	The assessment of the adequacy of the administrative and accounting procedures put in place for preparing the consolidated financial statements as at 31 December 2015 is based on a Model defined by Banca CARIGE S.p.A. consistently with the Internal Control – Integrated Framework issued by the Committee of Sponsoring Organisations of the Treadway Commission, which represents the international commonly accepted standard for internal control system.

3.	The undersigned also certify that:

3.1	the consolidated financial statements:

a.	have been drawn up in compliance with applicable international accounting standards recognised by the European Community pursuant to European Parliament and Council Regulation no. 1606/2002 of 19 July 2002; b. correspond to the results of the accounting books and records;

c.	are suitable to provide a true and correct representation of the assets and liabilities and of the economic and financial situation of the issuer and of the group of companies included in the scope of consolidation.

3.2	The report on operations contains a reliable analysis of the trend and operating results, as well as the situation of the issuer and of the group of companies included in the scope of consolidation, together with a description of the main risks and uncertainties that they face.

Genoa, 3 March 2016

The Managing Director Piero Luigi Montani	The Manager responsible for preparing the Company’s financial reports Luca Caviglia

This document has been translated into the English language solely for the convenience of international readers.

It has been signed on the Italian original version.

Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia

Consolidated financial statements at 31 December 2015

Independent auditor’s report in accordance with articles 14

and 16 of Legislative Decree n. 39, dated 27 January 2010

Reconta Ernst & Young S.p.A. Via XX Settembre, 42 16121 Genova	Tel: +39 010 5308111 Fax: +39 010 588636 ey.com

INDEPENDENT AUDITOR’S REPORT IN ACCORDANCE WITH ARTICLES 14 AND 16 OF LEGISLATIVE DECREE N. 39, DATED 27 JANUARY 2010

(Translation from the original Italian text)

To the Shareholders of

Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia

Report on the consolidated financial statements

We have audited the consolidated financial statements of Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia and its subsidiaries (the “Banca Carige Group”), which comprise the balance sheet at 31 December 2015, the income statement, the statement of comprehensive income, the statement of changes in shareholders’ equity and the statement of cash flows for the year then ended and the related explanatory notes.

Directors’ responsibility for the consolidated financial statements

The Directors of Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia are responsible for the preparation of these consolidated financial statements that give a true and fair view in accordance with International Financial Reporting Standards as adopted by the European Union as well as with the regulations issued to implement article 9 of Legislative Decree n. 38/05.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with International Standards on Auditing (ISA Italia) implemented in accordance with article 11, paragraph 3 of Legislative Decree n. 39/10. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s professional judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation of the consolidated financial statements that give a true and fair view in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Directors, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Reconta Ernst & Young S.p.A.

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Iscritta alla S.O. del Registro delle Imprese presso la C.C.I.A.A. di Roma

Codlce fiscale e numero di iscrizione 00434000584 - numero R.E.A. 250904

P.IVA. 00891231003

Iscritta all’Albo Revisori Legali al n. 70945 Pubblicato sulla G.U. Suppl. 13 – IV Serie Speciale del 17/2/1998

Iscritta all’Albo Speciale delle societá di revisione

Consob al progressivo n. 2 delibera n. 10831 del 16/7/1997

A member firm of Ernst & Young Global Limited

Opinion

In our opinion, the consolidated financial statements give a true and fair view of the financial position of the Banca Cange Group at 31 December 2015, and of its financial performance and its cash flows for the year then ended, in accordance with International Financial Reporting Standards as adopted by the European Union as well as with the regulations issued to implement article 9 of Legislative Decree n. 38/05.

Emphasis of matter

We draw attention to the explanatory notes where are indicated the initiatives undertaken for the strengthening of the capital to fulfill the prudential requirements established by the European Central Bank (“ECB”) and included in the Capital Plan submitted to the ECB upon completion of the Comprehensive Assessment.

Moreover the explanatory notes provide information on the draft decision issued by the ECB on 19 February 2016 with the request under Regulation (EU) n. 1024/2013 to prepare a new funding plan to face liquidity needs, a new business plan reflecting the worsening of the current market scenario in comparison with the original assumptions and a medium-term plan containing a reassessment of the Group’s strategic options.

On the basis of the assessments performed, also considering the content of the above mentioned draft decision, the Directors have prepared the financial statements on a going concern basis.

Our opinion is not qualified in respect of these matters.

Report on other legal and regulatory requirements

Opinion on the consistency of the Report on Operations and of specific information of the Report on Corporate Governance and the Company’s Ownership Structure with the consolidated financial statements

We have performed the procedures required under audit standard SA Italia n. 720B in order to express an opinion, as required by the law, on the consistency of the Report on Operations and of specific information of the Report on Corporate Governance and the Company’s Ownership Structure as provided for by article 123-bis, paragraph 4, of Legislative Decree n.58/98 with the consolidated financial statements. The Directors of Banca Carige S.p.A. - Cassa di Risparmio di Genova e Imperia are responsible for the preparation of the Report on Operations and of the Report on Corporate Governance and the Company’s Ownership Structure in accordance with the applicable laws and regulations. In our opinion the Report on Operations and the specific information of the Report on Corporate Governance and the Company’s Ownership Structure are consistent with the consolidated financial statements of Banca Carige Group at 31 December 2015.

Genoa, Italy, 8 March 2016

Reconta Ernst & Young S.p.A.

Signed by: Guido Celona, partner

This report has been translated into the English language solely for the convenience of international readers.